As filed with the Securities and Exchange Commission on June 30, 2014

Registration No. 333-186686

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Samson Investment Company, as the Issuer

Samson Resources Corporation, as the Parent Guarantor

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Nevada	1311	73-1281091
Delaware	1311	45-3991227
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Samson Plaza

Two West Second Street

Tulsa, OK 74103-3103

(918) 591-1791

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Andrew C. Kidd, Esq.

Samson Resources Corporation

Senior Vice President and General Counsel

Two West Second Street

Tulsa, OK 74103-3103

(918) 591-1791

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Edward P. Tolley III, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Telephone: (212) 455-2000

Facsimile: (212) 455-2502

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Company Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
9.750% Senior Notes due 2020	$2,250,000,000	100%	$2,250,000,000	$306,900(4)
Guarantees of 9.750% Senior Notes due 2020(2)	N/A	N/A	N/A	N/A(3)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See inside facing page for table of additional registrants.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.
(4)	Previously paid.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices
Geodyne Resources, Inc.	Delaware	73-1052703	Samson Plaza Two West Second St. Tulsa, OK 74103-3103 (918) 591-1791
Samson Contour Energy Co.	Delaware	76-0447267	Samson Plaza Two West Second St. Tulsa, OK 74103-3103 (918) 591-1791
Samson Contour Energy E&P, LLC	Delaware	76-0082502	Samson Plaza Two West Second St. Tulsa, OK 74103-3103 (918) 591-1791
Samson Holdings, Inc.	Delaware	73-1498587	Samson Plaza Two West Second St. Tulsa, OK 74103-3103 (918) 591-1791
Samson Lone Star, LLC	Delaware	45-3939455	Samson Plaza Two West Second St. Tulsa, OK 74103-3103 (918) 591-1791
Samson Resources Company	Oklahoma	73-0928007	Samson Plaza Two West Second St. Tulsa, OK 74103-3103 (918) 591-1791
Samson-International, Ltd.	Oklahoma	73-1404039	Samson Plaza Two West Second St. Tulsa, OK 74103-3103 (918) 591-1791

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 30, 2014

PRELIMINARY PROSPECTUS

SAMSON INVESTMENT COMPANY,

as the Issuer

SAMSON RESOURCES CORPORATION,

as the Parent Guarantor

Offer to Exchange (the “Exchange Offer”)

$2,250,000,000 aggregate principal amount of 9.750% Senior Notes due 2020 (the “exchange notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all outstanding unregistered 9.750% Senior Notes due 2020 (the “outstanding notes”).

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradable notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 12:00 a.m., New York City time, on , 2014, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of outstanding notes for exchange notes in the exchange offer will not constitute taxable events to holders for United States federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

Results of the Exchange Offer

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture governing the notes. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

See “Risk Factors” beginning on page 10 of this prospectus for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the exchange notes or the related guarantees to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2014.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published, and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

i

Basis of Presentation

On November 22, 2011, Samson Resources Corporation, a company primarily controlled by affiliates of Kohlberg Kravis Roberts & Co. L. P. (“KKR”) and ITOCHU Corporation (“ITOCHU”), entered into a stock purchase agreement (the “SPA”) with Samson Investment Company and its selling stockholders (the “Acquisition”). As a result of the Acquisition, KKR and certain other co-investors, including investment funds affiliated with Crestview Partners II GP, L.P. and Natural Gas Partners IX, L.P., through Samson Aggregator L.P. (“Samson Aggregator”), hold approximately 73.4% of the outstanding shares of common stock of Samson Resources Corporation as of June 1, 2014. In addition, ITOCHU, through JD Rockies Resources Limited (“JD Rockies”), holds approximately 24.6% of the outstanding shares of common stock of Samson Resources Corporation as of June 1, 2014. In this prospectus, Samson Aggregator and JD Rockies are sometimes collectively referred to as the “Principal Stockholders.” For more information about our equity investors, see “Security Ownership of Certain Beneficial Owners” and “Certain Relationships and Related Party Transactions.”

The Acquisition closed on December 21, 2011 and we financed the Acquisition, repaid all of our then outstanding long-term indebtedness and paid related fees and expenses with: (i) approximately $1,345.0 million of borrowings under a reserve-based borrowing base revolving credit facility (the “RBL Revolver”); (ii) $2,250.0 million of borrowings under a syndicated senior unsecured bridge facility (the “Bridge Facility”); (iii) $4,145.0 million of equity capital from the Principal Stockholders; and (iv) $180.0 million aggregate liquidation preference of cumulative redeemable preferred stock, par value $0.10 per share (the “Cumulative Preferred Stock”), issued by Samson Resources Corporation to the selling stockholders (collectively, the “Original Financing”).

In addition, prior to the consummation of the Acquisition, Samson Investment Company completed a reorganization as a result of which certain assets and liabilities associated with its Gulf Coast and Offshore regions (the “Gulf Coast and Offshore assets”) were retained by the selling stockholders. The Gulf Coast and Offshore assets were not included in the Acquisition.

On February 8, 2012, Samson Investment Company issued the outstanding notes and used the proceeds therefrom, together with cash on hand, to repay outstanding borrowings under our Bridge Facility in full and pay fees and expenses incurred in connection therewith.

The issuance of the outstanding notes, the Acquisition, the Original Financing, the reorganization with respect to the Gulf Coast and Offshore assets, the repayment of the outstanding borrowings under our Bridge Facility in full and the payment of fees and expenses in connection therewith are collectively referred to as the “Transactions.”

Unless the context requires otherwise, in this prospectus, references to (i) “Samson,” the “Company,” “we,” “us” and “our” refer to Samson Resources Corporation and its consolidated subsidiaries after the consummation of the Transactions, (ii) “Samson Investment Company” refer to Samson Investment Company, the issuer of the notes, (iii) “Predecessor” refer to Samson Investment Company and its consolidated subsidiaries prior to the consummation of the Acquisition, (iv) the “Second Lien Term Loan” refer to the Company’s $1,000.0 million second lien term loan credit facility and (v) the “notes” refer to the outstanding notes and the exchange notes collectively.

The Company reports on a December 31 fiscal year end, while the Predecessor reported on a June 30 fiscal year end. Accordingly, the financial statements contained elsewhere in this prospectus include the unaudited financial statements of the Company for the three months ended March 31, 2014 and 2013, the audited financial statements of the Company for the fiscal years ended December 31, 2013 and 2012 and for the period from inception (November 14, 2011) through December 31, 2011, and the audited financial statements of the Predecessor for the period from July 1, 2011 through December 21, 2011 and for the fiscal year ended June 30, 2011.

ii

Prospectus Summary

This summary highlights key aspects of the information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in the exchange notes. You should read this summary together with the entire prospectus, including the information presented under the heading “Risk Factors” and the information in the historical financial statements and related notes appearing elsewhere in this prospectus. For a more complete description of our business, see the “Business” section in this prospectus. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Unless the context requires otherwise, in this prospectus, references to “natural gas” or “gas” include natural gas liquids, which we sometimes refer to as “NGLs.” Certain other operational and industry terms used in this prospectus are defined in “Annex A: Glossary of Oil and Natural Gas Terms.”

Our Company

We are an independent oil and natural gas company engaged in the exploration, development and production of oil and natural gas from properties located onshore in the United States. We are focused on creating stakeholder value through methodically exploring and developing our resource base primarily through horizontal drilling and advanced fracture stimulation. As of March 31, 2014, we operated ten rigs focused on the horizontal development of our oil and natural gas properties across approximately two million net acres. We are located in some of the most prolific and long-lived basins in the United States, such as the Williston, Powder River, Greater Green River, San Juan, Anadarko, Arkoma and East Texas basins. As of December 31, 2013, we had approximately 1.9 Tcfe of proved reserves (approximately 17% oil and 16% NGLs). For the three months ended March 31, 2014 and the year ended December 31, 2013, we produced on average approximately 529 MMcfe per day (approximately 15% oil and 15% NGLs) and approximately 578 MMcfe per day (approximately 15% oil and 13% NGLs), respectively.

Our principal executive offices are located at Samson Plaza, Two West Second Street, Tulsa, Oklahoma 74103-3103, and our telephone number at that address is (918) 591-1791. Our Internet address is www.samson.com. Information on, or accessible through, our website does not constitute part of this prospectus.

Corporate Structure

The following chart summarizes our organizational structure. This chart is provided for illustrative purposes only and does not represent all legal entities affiliated with us.

(1)	Samson Aggregator is a limited partnership indirectly owned by investment funds associated with KKR and certain other co-investors, including investment funds affiliated with Crestview Partners II GP, L.P. and Natural Gas Partners IX, L.P. JD Rockies is a wholly-owned subsidiary of ITOCHU. For more information about our Principal Stockholders, see “Security Ownership of Certain Beneficial Owners.” The ownership percentages presented above are based on the outstanding shares of common stock of Samson Resources Corporation as of June 1, 2014.
(2)	The notes are guaranteed by Samson Resources Corporation and each of Samson Investment Company’s subsidiaries that guarantees obligations under the RBL Revolver and the Second Lien Term Loan. Samson Investment Company is 100% owned directly by Samson Resources Corporation, and each subsidiary guarantor is 100% owned directly or indirectly by Samson Investment Company. For additional information, see “Description of Notes—Guarantees,” Note 23 to our audited consolidated financial statements included elsewhere in this prospectus and Note 16 to our unaudited condensed consolidated financial statements included elsewhere in this prospectus.
(3)	For certain information about our non-guarantor subsidiaries, see Note 23 to our audited consolidated financial statements included elsewhere in this prospectus and Note 16 to our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

The Exchange Offer

On February 8, 2012, Samson Investment Company issued in a private offering $2,250,000,000 aggregate principal amount of outstanding notes.

General	In connection with the private placement of the outstanding notes, we entered into a registration rights agreement pursuant to which we agreed, under certain circumstances, to use our commercially reasonable efforts to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes and to consummate the exchange offer within 450 days after the date of original issuance of the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement; and

•	the additional interest provisions of the registration rights agreement are not applicable.

Pursuant to the terms of the registration rights agreement and the indenture governing the notes, because the exchange offer was not consummated within 450 days after the original issuance of the outstanding notes and a shelf registration statement covering the resale of the outstanding notes was not declared effective by such date, we began incurring additional interest on the outstanding notes in May 2013. Upon the completion of the exchange offer, such additional interest will no longer accrue on the notes, including with respect to outstanding notes that are not tendered for exchange in the exchange offer. For additional information, see “—Effect on Holders of Outstanding Notes” and “The Exchange Offer—Purpose and Effect of the Exchange Offer.”

The Exchange Offer	We are offering to exchange $2,250,000,000 aggregate principal amount of exchange notes which have been registered under the Securities Act for any and all of its outstanding notes.

You may only exchange outstanding notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Resale

Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding notes who:

•	is our affiliate;

•	does not acquire exchange notes in the ordinary course of its business; or

•	tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in the Morgan Stanley & Co. Incorporated no action letter (available June 5, 1991) and the Exxon Capital Holdings Corporation no action letter (available May 13, 1988), as interpreted in the Shearman & Sterling no action letter (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offer will expire at 12:00 a.m., New York City time, on , 2014, unless extended by us. We currently do not intend to extend the expiration date.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with your outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available, or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes	As a result of the making of, and upon the exchange of the exchange notes for all validly tendered outstanding notes pursuant to the terms of the exchange offer, we will have fulfilled a covenant under the registration rights agreement. Accordingly, subject to certain limited exceptions, additional interest will no longer accrue, and there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture, except we will not have any further obligation to you to provide for the exchange and registration of untendered outstanding notes under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes that are not so tendered and accepted could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

Certain United States Federal Income Tax Consequences	The exchange of outstanding notes for exchange notes in the exchange offer will not constitute taxable events to holders for United States federal income tax purposes. See “Certain United States Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	Wells Fargo Bank, National Association is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth in the section captioned “The Exchange Offer—Exchange Agent.”

The Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the outstanding notes and exchange notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement.

Issuer	Samson Investment Company.

Securities Offered	$2,250,000,000 aggregate principal amount of exchange notes.

Maturity Date	The exchange notes will mature on February 15, 2020.

Interest Rate	Interest on the exchange notes will be payable in cash and will accrue at a rate of 9.750% per annum.

Interest Payment Dates	We will pay interest on the exchange notes on February 15 and August 15. Interest began to accrue from the issue date of the outstanding notes.

Ranking	The exchange notes will be unsecured senior obligations and will:

•	rank senior in right of payment to any future subordinated indebtedness;

•	rank equally in right of payment with all of Samson Investment Company’s and the guarantors’ existing and future senior indebtedness;

•

be effectively subordinated to Samson Investment Company’s and the guarantors’ existing and future secured obligations, including indebtedness under the RBL Revolver and the Second Lien Term Loan, to the extent of the value of the assets securing such indebtedness; and

•

be structurally subordinated to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to one of the non-guarantor subsidiaries).

Guarantees	The exchange notes will be fully and unconditionally guaranteed on a senior unsecured basis by each of Samson Resources Corporation and Samson Investment Company’s existing and future direct or indirect subsidiaries that guarantees obligations under the RBL Revolver and the Second Lien Term Loan or that in the future, guarantees its indebtedness or indebtedness of another guarantor, subject to certain exceptions. Any subsidiary guarantee of the notes will be released in the event such guarantee is released under the RBL Revolver and the Second Lien Term Loan. See “Description of Notes—Guarantees.”

For certain information about our non-guarantor subsidiaries, see Note 23 to our audited consolidated financial statements included elsewhere in this prospectus and Note 16 to our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

Optional Redemption	We may redeem the exchange notes, in whole or in part, at any time prior to February 15, 2016, at a price equal to 100% of the principal amount of the exchange notes redeemed plus accrued and unpaid interest, if any, to the redemption date and a “make-whole premium,” as described under “Description of Notes—Optional Redemption.” Thereafter, we may redeem the notes, in whole or in part, at the redemption prices listed under “Description of Notes—Optional Redemption.”

At any time (which may be more than once) prior to February 15, 2015, we may redeem up to 35% in total of the aggregate principal amount of the exchange notes at a redemption price of 109.750% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net proceeds of certain equity offerings.

Change of Control Offer and Certain Asset Sales	Upon the occurrence of a change of control, you will have the right, as holders of the notes, to require us to repurchase some or all of your notes at 101% of their face amount, plus accrued and unpaid interest, if any, to the repurchase date. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

If we sell assets under certain circumstances, we will be required to make an offer to purchase the notes at 100% of the principal amount thereof, plus accrued and unpaid interest to the purchase date. See “Description of Notes—Repurchase at the Option of Holders—Asset Sales.”

Certain Covenants	The indenture governing the notes contains covenants limiting Samson Investment Company’s ability and the ability of its restricted subsidiaries to, among other things:

•	incur additional debt, guarantee debt or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of capital stock or make other restricted payments;

•	make certain investments;

•	sell, transfer or otherwise dispose of certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of its assets;

•	enter into certain transactions with affiliates; and

•	designate subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important qualifications and limitations. See “Description of Notes—Certain Covenants.” During any period in which the exchange notes have investment grade ratings from both Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”) and no default has occurred and is continuing under the indenture governing the notes, we will not be subject to certain of these covenants.

No Prior Market	The exchange notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any such market that may develop.

Governing Law	The exchange notes and the related guarantees will be, and the indenture governing the notes is, governed under the laws of the state of New York.

Risk Factors

You should consider carefully all of the information set forth in this prospectus prior to exchanging your outstanding notes. In particular, we urge you to consider carefully the factors set forth under the heading “Risk Factors.”

Risk Factors

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before deciding to tender your outstanding notes in the exchange offer. Any of the following risks may materially and adversely affect our business, results of operations and financial condition. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business, results of operations and financial condition. In such a case, you may lose all or part of your original investment. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

Risks Relating to the Exchange Offer

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the exchange notes, and we cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. An active market for the exchange notes may not develop or, if developed, may not continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the exchange notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in the Morgan Stanley & Co. Incorporated no action letter (available June 5, 1991) and the Exxon Capital Holdings Corporation no action letter (available May 13, 1988), as interpreted in the Shearman & Sterling no action letter (available July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against this liability.

Risks Relating to the Oil and Natural Gas Industry and Our Business

Oil and natural gas prices are volatile. A decline in oil or natural gas prices could materially adversely affect our business, results of operations, financial condition, access to capital and ability to grow.

Our future business, results of operations, financial condition and rate of growth depend primarily upon the prices we receive for our oil and natural gas production. In addition, we may record impairments of our oil and natural gas properties as a result of prevailing prices for oil and natural gas. Oil and natural gas prices historically have been volatile, and are likely to continue to be volatile in the future, especially given current economic and geopolitical conditions. This price volatility also affects the amount of cash flow we have available for capital expenditures and our ability to borrow money or raise additional capital. The prices for oil and natural gas are subject to a variety of factors beyond our control, such as:

•	the domestic and global supply and demand of oil and natural gas;

•	uncertainty in capital and commodities markets;

•	the price and quantity of foreign imports;

•	domestic and global political and economic conditions (including in oil and natural gas producing countries or regions, such as the Middle East, Russia, North Sea, Africa and South America);

•	the level of consumer product demand;

•	weather conditions, force majeure events such as earthquakes and nuclear meltdowns;

•	technological advances affecting energy consumption and the development of oil and natural gas reserves;

•	domestic and foreign governmental regulations and taxes, including administrative and/or agency actions and policies;

•	commodity processing, gathering and transportation cost and availability, and the availability of refining capacity;

•	the price and availability of alternative fuels and energy;

•	the strengthening and weakening of the U.S dollar relative to other currencies;

•	variations between product prices at sales points and applicable index prices;

•	hedge fund trading; and

•	other speculative activities.

Declines in oil or natural gas prices would not only reduce our revenue, but could reduce the amount of oil and/or natural gas that we can produce economically and, as a result, could have a material adverse effect on our business, results of operations, financial condition and reserves. If we experience significant price declines, we may, among other things, be unable to maintain or increase our borrowing capacity, repay current or future indebtedness (including payments of interest and principal on the notes) or obtain additional capital, all of which could materially adversely affect the value of the notes.

Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could materially adversely affect our business, results of operations and financial condition.

Our drilling activities are subject to many risks, including the risk that we will not discover commercially productive reservoirs. Drilling for oil and natural gas can be unprofitable, not only from dry holes, but from productive wells that do not produce sufficient revenue to return a profit. Our decisions to purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, as well as production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. In addition, the results of our exploratory drilling in new or emerging areas are more uncertain than drilling results in areas that are developed and have established production. Our cost of drilling, completing, equipping and operating wells is often uncertain before drilling commences. Declines in commodity prices and overruns in budgeted expenditures are common risks that can make a particular project uneconomic or less economic than forecasted. Further, many factors may curtail, delay or cancel drilling, including the following:

•	delays or restrictions imposed by or resulting from compliance with regulatory and contractual requirements;

•	delays in receiving governmental permits, orders or approvals;

•	differing pressure than anticipated or irregularities in geological formations;

•	equipment failures or accidents;

•	adverse weather conditions;

•	surface access restrictions;

•	loss of title or other title related issues;

•	shortages or delays in the availability of, increases in the cost of, or increased competition for, drilling rigs and crews, fracture stimulation crews and equipment, pipe, chemicals and supplies; and

•	restrictions in access to or disposal of water resources used in drilling and completion operations.

Historically, there have been shortages of drilling and workover rigs, pipe and other oilfield equipment as demand for rigs and equipment has increased along with the number of wells being drilled. These factors may, among other things, cause significant increases in costs for equipment, services and/or personnel. Such shortages or increases in costs could significantly decrease our profit margin, cash flow and operating results, or restrict our ability to drill the wells and conduct the operations which we currently have planned and budgeted or which we may plan in the future.

The occurrence of certain of these events, particularly equipment failures or accidents, could impact third parties, including persons living in proximity to our operations, our employees and employees of our contractors, leading to possible injuries, death or significant property damage. As a result, we face the possibility of liabilities from these events that could materially adversely affect our business, results of operations and financial condition.

Moreover, the costs associated with exploring for, locating and successfully producing, oil and natural gas can accumulate very rapidly. If we do not successfully manage the expenses associated with drilling oil and/or natural gas wells, such costs could make the drilling of certain future wells we may ordinarily drill uneconomic. In addition, uncertainties associated with enhanced recovery methods may result in our inability to realize an acceptable return on our investments in such projects. The additional production and reserves, if any, attributable to the use of enhanced recovery methods are inherently difficult to predict. If our enhanced recovery methods do not allow for the extraction of oil or natural gas in a manner or to the extent that we anticipate, we may not realize an acceptable return on our investments in such projects. Further, 2-D and 3-D seismic data that we obtain is subject to interpretation and may not accurately identify the presence of oil or natural gas underlying our acreage position, which could also materially adversely affect the results of our drilling operations.

Estimates of proved reserves and future net cash flows are not precise. The actual quantities of our proved reserves and our future net cash flows may prove to be lower than estimated.

Numerous uncertainties exist in estimating quantities of proved reserves and future net cash flows therefrom. Our estimates of proved reserves and related future net cash flows are based on various assumptions, which may ultimately prove to be inaccurate, including, but not limited to, future commodity prices, the quantities of oil and natural gas that are ultimately recovered, future operating and development costs, future taxes (such as severance, ad valorem, excise and other similar taxes) and the effect of governmental regulations.

Because all reserve estimates are to some degree subjective, the actual results of certain items may differ materially from those assumed in estimating reserves. Furthermore, different reserve engineers may make different estimates of reserves and cash flows based on the same data. Our actual production, revenue and expenditures with respect to reserves will likely be different from estimates and the differences may be material.

The estimated discounted future net cash flows from our proved reserves included in this prospectus are based on prices calculated using the unweighted average of the historical first-day-of-the-month oil and natural gas prices for the prior 12 months, while actual future prices and costs may be materially different. Actual future net cash flows also will be affected by other factors, including:

•	the amount and timing of actual production;

•	levels of future capital spending;

•	increases or decreases in the supply of, or demand for, oil and natural gas; and

•	changes in governmental regulations or taxation.

Accordingly, our estimates of future net cash flows may be materially different from the future net cash flows that are ultimately received. In addition, the ten percent discount factor mandated by the rules and regulations of the SEC to be used in calculating discounted future net cash flows may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with us or the oil and natural gas industry in general. Therefore, the estimates of our discounted future net cash flows should not be construed as accurate estimates of the current market value of our proved reserves. Should our actual proved reserves and related net cash flows differ from our estimates, it may materially adversely affect our business, results of operations and financial condition.

The development of our estimated proved undeveloped reserves may take longer and may require higher levels of capital expenditures than we currently anticipate and are dependent upon economically viable commodity prices to justify development. Therefore, our estimated proved undeveloped reserves may not ultimately be developed or produced.

Approximately 34% of our total estimated proved reserves were classified as proved undeveloped as of December 31, 2013. Development of these proved undeveloped reserves may take longer and require higher levels of capital expenditures than we currently anticipate. Delays in the development of these reserves, increases in costs to drill and develop such reserves or decreases in commodity prices will reduce the PV-10 value of our estimated proved undeveloped reserves and future net cash flows estimated for such reserves and may result in some projects becoming uneconomic. In addition, pursuant to existing SEC rules and guidance, subject to limited exceptions, proved undeveloped reserves may only be booked if they relate to wells scheduled to be drilled within five years of the date of booking. Accordingly, delays in the development of such reserves, increases in capital expenditures required to develop such reserves and changes in commodity prices could cause us to have to reclassify our proved undeveloped reserves as unproved reserves, which may materially adversely affect our business, results of operations and financial condition.

Our business requires substantial capital expenditures, and any inability to obtain needed capital or financing on satisfactory terms or at all, or any negative developments in the capital markets, could have a material adverse effect on our business.

The oil and natural gas industry is capital intensive. We intend to finance our future capital expenditures through cash flows from operations, borrowings under our RBL Revolver, the issuance of debt or equity securities and the sale of assets.

Our cash flow from operations and access to capital are subject to a number of variables, including:

•	our proved reserves;

•	the level of oil and natural gas we are able to produce from existing wells;

•	the prices at which we are able to sell oil and natural gas;

•	our ability to acquire, locate and produce new reserves;

•	global credit and securities markets; and

•	the ability and willingness of lenders and investors to provide capital and the cost of that capital.

In the event our cash flows or other sources of liquidity decrease, we may need to seek additional debt or equity financing to sustain our operations at current levels. If we are unable to secure sufficient capital to meet our capital requirements, we may be required to curtail our operations and capital spending.

In addition, lingering disruptions in the U.S. and international credit and financial markets could materially adversely affect financial institutions, inhibit lending and limit access to capital and credit for many companies. Future turmoil in the credit markets could have a material adverse effect on our business, particularly if our ability to borrow money from lenders or access the capital markets to finance our operations were to be impaired.

Moreover, if any of the banks in our RBL Revolver were to fail, due to market turmoil or otherwise, it is possible that the borrowing capacity under our RBL Revolver would be reduced. In the event that the availability under our RBL Revolver was reduced significantly, we could be required to obtain capital from alternate sources in order to finance our capital needs and/or delay certain capital expenditures to ensure that we maintain appropriate levels of liquidity. If it became necessary to access additional capital, any such alternatives could have terms less favorable than those terms under the RBL Revolver and the Second Lien Term Loan.

Should any of the above risks occur, it could materially adversely affect our business, results of operations and financial condition.

Our future drilling activities are scheduled over an extended time period, making them susceptible to uncertainties that could materially alter the occurrence or timing of such drilling.

We have identified certain potential drilling locations as an estimation of our future drilling activities on our existing acreage, representing a significant part of our business strategy. Our ability to drill and develop these potential drilling locations depends on a number of uncertainties, including: (i) our ability to timely drill wells on lands subject to complex development terms and circumstances; (ii) the availability and cost of capital, equipment, services and personnel; (iii) seasonal conditions; (iv) regulatory and third-party permits, orders and approvals; (v) oil and natural gas prices; (vi) drilling and completion costs; and (vii) and well results. Because of these uncertainties, we do not know if such potential drilling locations will ever be drilled or if we will be able to produce oil and/or natural gas from these or any other potential drilling locations. Moreover, unless production is established or other operations are conducted on a timely basis with respect to the undeveloped acres on which some of our potential drilling locations are located, the leases for such acreage may expire. If we are not able to renew or otherwise maintain leases before they expire, any proved undeveloped reserves associated with such leases will be removed from our proved reserves. Therefore, our actual drilling activities may materially differ from those presently estimated, which could materially adversely affect our business, results of operations and financial condition.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would materially adversely affect our business, results of operations and financial condition.

Producing oil and natural gas reservoirs are generally characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Unless we conduct successful development, exploitation and exploration activities or acquire properties containing proved reserves, our proved reserves will decline as those reserves are produced. The rate of decline will change if production from our existing wells declines in a different manner than we have estimated and can also change under other circumstances, many of which are outside of our control. As a result, our future oil and natural gas reserves and production and, therefore, our cash flow and results of operations are highly dependent upon our success in efficiently developing and exploiting our current properties and economically finding or acquiring additional recoverable reserves. We may not be able to develop, find or acquire additional reserves to replace our current and future production at acceptable costs. If we are unable to replace our current and future production, the value of our reserves could decrease, and our business, results of operations and financial condition would be materially adversely affected.

The results of our planned exploratory drilling in existing or emerging plays are subject to drilling and completion technique risks and drilling results may not meet our expectations for costs, reserves or production.

Many of our operations involve the use of recently-developed drilling and completion techniques. Risks that we face while drilling include, but are not limited to, landing our well bore in the desired drilling zone, staying in the desired drilling zone while drilling horizontally through the formation, running casing to the desired length of the well bore and being able to run tools and other equipment consistently through the well bore. Risks that we face while completing our wells include, but are not limited to, being able to effectively and efficiently fracture stimulate the planned number of stages, being able to run tools the entire length of the well bore during completion operations and successfully cleaning out the well bore after completion of the final fracture stimulation stages. If our drilling results are less than anticipated or we are unable to execute our drilling program, it could materially adversely affect our business, results of operations and financial condition.

Full cost accounting rules may require us to record certain non-cash asset write-downs in the future, which could materially adversely affect our results of operations.

We utilize the full cost method of accounting for oil and natural gas activities. Under full cost accounting, we are required to perform a ceiling test each quarter. The ceiling test is an impairment test and generally establishes a maximum, or “ceiling,” of the book value of oil and natural gas properties. To the extent that the book value of our oil and natural gas properties exceed the ceiling, a non-cash impairment charge is recorded. The impairment charge may not be reversed in future periods even if the calculated ceiling increases. The mechanics of the ceiling test are described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies, Practices and Estimates.”

At March 31, 2014 and December 31, 2013, we had approximately $3.9 billion of costs that were excluded from amortization. These costs relate to the amounts associated with unproved properties and wells in progress. Costs associated with unproved properties are assessed at least annually to ascertain whether impairment has occurred. In addition, impairment assessments are made for interim reporting periods if facts and circumstances exist that suggest impairment has occurred. The facts and circumstances included in our impairment assessment are described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies, Practices and Estimates.” During any period in which impairment is indicated, some or all of the accumulated costs incurred to date for the impaired property become part of our amortization base and are then subject to depletion and the full cost ceiling limitation. Accordingly, a significant change in the factors considered for impairment, many of which are beyond our control, may shift a significant amount of cost from unproved properties into our amortization base and negatively impact the results of our full cost ceiling test. During the three months ended March 31, 2014 and 2013 and during the years ended December 31, 2013 and 2012, we recorded approximately $62.8 million, $3.8 million, $1.6 billion and $1.3 billion, respectively, of impairments associated with our unproved property.

During the three months ended March 31, 2013 and the years ended December 31, 2013 and 2012, we recorded full cost ceiling test impairments of approximately $69.3 million, $1.8 billion and $2.3 billion, respectively, as a result of our quarterly ceiling tests. We could incur additional write-downs in the future, particularly as a result of a decline of oil and natural gas prices, impairments of costs associated with unproved properties or changes in reserve estimates. The amount of future write-downs could be substantial and could have a material adverse effect on our results of operations for the periods in which any such charges are taken.

We may incur substantial losses and be subject to substantial claims as a result of our oil and natural gas operations. Additionally we may not be insured for, or our insurance may be inadequate to protect us, against these risks.

Our oil and natural gas operations are subject to all of the risks associated with exploring, drilling for and producing oil and natural gas, including the possibility of:

•	environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater contamination;

•	abnormally pressured formations;

•	mechanical failures and difficulties, such as stuck oilfield drilling and service tools and casing collapse;

•	fires, explosions and ruptures of pipelines;

•	fires and explosions at well locations or involving associated equipment;

•	personal injuries and death;

•	natural disasters; and

•	terrorist attacks targeting oil and natural gas related facilities and infrastructure.

It is impossible for us to predict the magnitude of any such event and whether our contingency plans would be sufficient to allow us to successfully respond to such an event in a way that would prevent a material interruption in our business operations.

Any of these risks could materially adversely affect our ability to conduct operations or result in substantial damages and losses to us as a result of:

•	injury or loss of life;

•	damage to and destruction of property, natural resources and equipment;

•	pollution and other environmental damage;

•	regulatory investigations and penalties;

•	suspension of our operations; and

•	repair and remediation costs.

We do not insure fully against all risks associated with our business either because such insurance is not available or because we believe that the cost of available insurance is excessive relative to the risks presented. In addition, our insurance policies have materiality deductibles, self-insurance levels and limits on our maximum recovery, and the amount of our insurance coverage for a particular risk may be insufficient to compensate us for any losses that we may actually incur. A loss not covered or not fully covered by insurance could materially adversely affect our business, results of operations and financial condition.

The success of our operations depends, in part, on other parties, particularly with respect to properties we do not operate, which could reduce our production and revenue or could result in increased liabilities for environmental or safety related incidents.

A significant portion of our properties are operated by other parties. With respect to such properties, we have limited ability to influence or control day-to-day operations, including those relating to compliance with environmental, safety and other regulations, or the amount of capital expenditures that we are required to fund with respect to such properties. As a result, the success and timing of drilling and development activities on such properties depend upon factors outside of our control, including the operator’s compliance with the applicable operating or similar agreement, the timing and amount of capital expenditures, the operator’s expertise and financial resources, the inclusion of other participants in drilling wells and the use of technology. Furthermore, we may not be able to remove the operator of our non-operated properties in the event of poor performance. In addition, even with respect to our operated properties, we may depend upon third-party working interest owners to fund their respective share of capital expenditures to successfully execute a project. Such limitations and dependence on other parties could cause us to incur unexpected future costs and materially adversely affect our business, results of operations and financial condition.

Cyber attacks targeting systems and infrastructure used by the oil and natural gas industry may adversely impact our operations.

Our business has become increasingly dependent on digital technologies to conduct certain exploration, development and production activities, including to estimate quantities of oil and natural gas reserves, process and record financial and operating data and analyze seismic and drilling information. Unauthorized access to our proprietary information or information technology systems could lead to data corruption, communication interruption or other operational disruptions in our exploration or production operations. In addition, a cyber attack directed at oil and natural gas distribution systems could damage critical distribution and storage assets or the environment, delay or prevent delivery of production to markets and make it difficult or impossible to accurately account for production and settle transactions. Further, as cyber attacks continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any vulnerabilities to cyber attacks. It is possible that any of these occurrences, or a combination of them, could materially adversely affect our business, results of operations and financial condition.

We rely on independent experts and technical or operational service providers over whom we may have limited control.

We use a variety of independent contractors to provide us with certain technical assistance and services. For example, we rely upon the owners and operators of rigs and drilling equipment, and upon providers of field services (including completions), to drill and complete wells within our prospects. Our limited control over the activities and business practices of these service providers, any inability on our part to maintain satisfactory commercial relationships with them or their failure to provide quality services could materially adversely affect our business, results of operations and financial condition.

There is significant competition in the oil and natural gas industry, which may materially adversely affect our ability to successfully implement our business strategies.

The oil and natural gas industry is intensely competitive, and we compete with other companies that possess and employ financial, technical and personnel resources that are substantially greater than ours. Our ability to acquire additional properties and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. Our competitors may be able to pay more for oil and natural gas leases and mineral estates, productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of oil and natural gas leases, properties and prospects than our financial or personnel resources permit. Such competition can also drive up the costs to acquire oil and natural gas leases, properties and prospects in areas where we are already conducting business and operations. In addition, other companies may have a greater ability to continue exploration activities during periods of low commodity prices and/or high service costs. Moreover, our larger competitors may be able to absorb the burden of present and future federal, state, local and other laws and regulations more easily than we can, which could materially adversely affect our competitive position.

New technologies may cause our current exploration and drilling methods to become obsolete.

The oil and natural gas industry is subject to rapid and significant advancements in technology, including the introduction of new products and services using new technologies. As competitors use or develop new technologies, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial cost. One or more of the technologies that we currently use or that we may implement in the future may become obsolete. We may not be able to implement technologies on a timely basis or at a cost that is acceptable to us. If we are unable to maintain technological advancements consistent with industry standards, our business, results of operations and financial condition may be materially adversely affected.

Reductions in our workforce and recent turnover in management positions could materially adversely affect our business.

In December 2012, we initiated a restructuring plan (the “Restructuring Plan”) to reduce operating costs and improve profitability. Under the Restructuring Plan, we closed our Midland, Texas office and implemented a reduction in force of approximately 120 employees across multiple functions throughout the Company. The Restructuring Plan, and other cost reduction measures we may take in the future, may not result in the expected cost savings and may distract management from our core business, harm our reputation or yield unanticipated consequences, such as attrition beyond the planned reduction in workforce, difficulties in attracting and hiring new employees, increased difficulties in the execution of our day-to-day operations, reduced employee productivity and a deterioration of employee morale. In addition, we may have to rely more on consultants and service providers and incur additional costs to further retain remaining key employees and to hire new employees as an unanticipated consequence of the Restructuring Plan.

In addition, during 2012 and 2013, a number of our former executive officers resigned from the Company, including Mr. David Adams, our former Chief Executive Officer and President, and, during that same period, several members of our current management team joined the Company, including Mr. Randy Limbacher, our Chief Executive Officer and President. The recent turnover in our management may cause disruption to our operations.

We depend on the performance of our officers and other key employees. Our ability to hire and retain our officers and other key employees is important to our continued success and growth. The loss of any member of our management or other key employee could negatively impact our ability to execute our business strategies, which could materially adversely affect our business, results of operations and financial condition.

Our business requires the recruitment and retention of a skilled workforce and the loss of employees or skilled labor shortages could result in the inability to implement our business plans and could materially adversely affect our profitability.

Our business requires the retention and recruitment of a skilled workforce, including field personnel to drill wells and conduct field operations, geologists, geophysicists, engineers and other professionals. We compete with other companies in the energy industry for this skilled workforce, some of which may be able to offer better compensation packages to attract and retain qualified personnel than we are able to offer. If we are unable to retain our current employees and/or recruit new employees of comparable knowledge and experience, our business, results of operations and financial condition could be negatively impacted. In addition, we could experience increased costs to attract and retain these professionals, and our recent workforce reductions under the Restructuring Plan could also harm our ability to attract such professionals in the future.

We may be affected by skilled labor shortages, which we have from time-to-time experienced, especially in North American regions where there are large unconventional shale resource plays. These shortages could negatively impact the productivity and profitability of certain projects. Our inability to pursue new projects, or maintain productivity and profitability on existing projects due to the limited supply of skilled workers and/or increased labor costs could materially adversely affect our profitability and results of operations.

We may be unable to make attractive acquisitions or successfully integrate acquired assets or businesses, and any inability to do so may disrupt our business and hinder our ability to grow. In addition, any acquisitions we do complete will be subject to substantial risks.

In the future we may make acquisitions of assets or businesses that complement or expand our current business. If we are unable to make these acquisitions for any reason, including because we are: (i) unable to identify attractive acquisition candidates, to analyze acquisition opportunities successfully from an operational and financial point of view or to negotiate acceptable purchase contracts with them; (ii) unable to obtain financing for these acquisitions on economically acceptable terms; or (iii) outbid by competitors, then our future growth could be limited.

Furthermore, even if we do make acquisitions they may not result in an increase in our cash flow from operations or otherwise result in the benefits anticipated. Any acquisition involves potential risks that could significantly impair our ability to manage our business and materially adversely affect our business, results of operations and financial condition, including, among other things:

•	mistaken assumptions about volumes, potential drilling locations, revenues and costs, including synergies and the overall costs of equity or debt;

•	difficulties in integrating the operations, technologies, products and personnel of the acquired companies;

•	difficulties in complying with regulations, such as environmental regulations, and managing risks related to an acquired business or assets;

•	timely completion of necessary financing and required amendments, if any, to existing agreements;

•	an inability to implement uniform standards, controls, procedures and policies;

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undiscovered, unknown and unforeseen problems, defects, liabilities or other issues related to any acquisition for which contractual protections prove inadequate, including environmental liabilities and title defects;

•	assumption of liabilities that were not disclosed to us or that exceed our estimates;

•	diversion of management’s and employees’ attention from normal daily operations of the business;

•	difficulties in entering regions in which we have no or limited direct prior experience and where competitors in such regions have stronger operating positions; and

•	potential loss of key employees.

Moreover, our reviews of acquired properties are inherently incomplete since it is generally not feasible to review in depth every individual property involved in each acquisition. Even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it necessarily permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. Inspections may not always be performed on every well, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is undertaken. The inability to make future acquisitions or adequately evaluate the impact of such acquisitions could materially adversely affect our business, results of operations and financial condition.

Our business operations could be disrupted if our information technology systems fail to perform adequately.

The efficient operation of our business depends on our information technology systems. We rely on our information technology systems to effectively manage our business data, communications and other business processes. For example, we have recently implemented a new enterprise resource planning (“ERP”) software system to assist in the management of data across our company. The failure of our information technology systems, including the ERP software system, to perform as we anticipate could disrupt our business and result in transaction errors, processing inefficiencies and the loss of sales and customers, causing our business, results of operations and financial condition to suffer. In addition, our information technology systems may be vulnerable to damage or interruption from circumstances beyond our control, including fire, natural disasters, power outages, systems failures, security breaches and viruses. Any such damage or interruption could materially adversely affect our business, results of operations and financial condition.

Market conditions or operational impediments may hinder our access to oil and natural gas markets or delay our production.

Market or operational conditions or the unavailability of satisfactory oil and natural gas transportation and infrastructure arrangements may hinder our access to oil and natural gas markets or delay our production. The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of our reserves to pipelines and terminal facilities. Our ability to market our production depends in substantial part on the availability and capacity of gathering systems, transportation, fractionation systems, pipelines and processing facilities owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially adversely affect our business. We may be required to curtail production from or shut in wells for a lack of a market or because of inadequacy or unavailability of pipelines, gathering system capacity, transportation or processing, treating and fractionation facilities or refinery demand. If that were to occur, we would be unable to realize revenue from those wells until other arrangements were made to deliver the products at a reasonable cost to market, which could materially adversely affect our business, results of operations and financial condition.

Our use of derivative financial instruments could result in financial losses or could reduce our income.

To achieve more predictable cash flows and to reduce our exposure to adverse fluctuations in commodity prices, we currently, and may in the future, enter into derivative financial instruments for a portion of our future oil and natural gas production. Such risk management activities will impact our earnings in various ways, including through the recognition of certain mark-to-market gains and losses on our financial derivative instruments, resulting from changes in the fair value of our financial derivative instruments between periods. In addition, our derivative financial instruments may limit the benefit we would otherwise receive from increases in the prices for oil or natural gas and therefore may reduce revenues in the future. Our derivative financial instruments may expose us to the risk of financial loss in certain other circumstances, including instances in which our production is less than expected or when there are issues with regard to the legal enforceability of such derivative financial instruments.

Our future risk management activities may, in some cases, require the posting of cash collateral with counterparties. If we enter into derivative financial instruments that require cash collateral and commodity prices or interest rates change in a manner adverse to us, our cash otherwise available for use in our operations would be reduced, which could limit our ability to make future capital expenditures and make payments on our indebtedness. Any such future collateral requirements will depend on arrangements with our counterparties, highly volatile oil and natural gas prices and interest rates.

Our derivative financial instruments also expose us to the risk of financial loss if a counterparty fails to perform under its respective agreement. Disruptions in the financial markets could lead to sudden decreases in a counterparty’s liquidity, which could make them unable to perform under the terms of the arrangement and, as a result, we may not be able to realize the benefit of the related derivative financial instrument. Any default by the counterparty under our derivative financial instruments when they become due could materially adversely affect our business, results of operations and financial condition.

We are subject to federal, state, local and other laws, regulations and administrative actions and rule making that could increase our costs, reduce our revenues, cash flows or liquidity, or otherwise alter the way we do business.

The exploration, development, production and sale of oil and natural gas in the United States is subject to extensive federal, state, tribal, local and other laws, regulations and agency actions, including those pertaining to environmental, health and safety, wildlife conservation, gathering and transportation of oil and natural gas, conservation policies, reporting obligations, royalty payments, unclaimed property and the imposition of taxes. Such regulations include requirements for permits to drill and to conduct other operations and for provision of financial assurances (such as bonds) covering drilling and well operations. If permits are not issued, or if unfavorable restrictions or conditions are imposed on our drilling activities, we may not be able to conduct our operations as planned. In addition, we may be required to make large expenditures to comply with applicable governmental rules, regulations, permits or orders. For example, certain regulations require the plugging and abandonment of wells, which may result in significant costs associated with the removal of tangible equipment and other restorative actions at the end of oil and natural gas production operations. Because of the subjectivity in the assumptions underlying our estimated compliance costs with respect to these requirements and the relatively long lives of most of our wells, the costs to ultimately comply with plugging and abandonment obligations may vary significantly from our estimates, which could materially adversely affect our business, financial condition and results of operations.

Activities subject to regulation include, but are not limited to:

•	the location of wells;

•	methods of drilling and completing wells;

•	disposal of fluids used and wastes generated in connection with drilling, completion and production operations;

•	access to, and surface use and restoration of, surface locations to be used for wells and/or related facilities;

•	plugging and abandoning of wells;

•	air quality, water quality, wetlands, noise levels and related permits;

•	gathering, transportation and marketing of oil and natural gas;

•	taxation; and

•	access to the water resources used in drilling and completion operations.

In some cases, our operations are subject to federal requirements for performing or preparing environmental assessments, environmental impact studies and/or plans of development before commencing exploration and production activities. In addition, our activities are subject to state regulations relating to conservation practices and protection of correlative rights. These regulations may affect the timing of our operations, the ability to execute our operations as originally planned and limit the quantity of oil and natural gas we may produce and sell. We generally need to obtain drilling permits from federal, state, local and other governmental authorities. Delays in obtaining regulatory approvals or drilling permits, the failure to obtain a drilling permit for a well, or the receipt of a permit with excessive conditions or costs could have a material adverse effect on our ability to explore on or develop our properties. Failure to comply with such requirements may result in the suspension or termination of operations and subject us to criminal as well as civil and administrative penalties. Compliance costs can be significant. Moreover, the enactment of additional requirements in the future or a change in the interpretation or the enforcement of existing requirements could substantially increase our costs of doing business. Any such liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our business, results of operations and financial condition.

Moreover, current lease terms, permit conditions and stipulations and other governmental regulatory conditions restrict drilling operations and certain other activities during certain times of the year on a significant portion of our properties in the Greater Green River and Powder River basins due to wildlife activity and/or habitat. In addition, the U.S. Fish and Wildlife Service recently announced its decision to list the lesser prairie chicken as “threatened” under the U.S. Endangered Species Act. The lesser prairie chicken’s habitat overlaps certain of our properties in Western Oklahoma and the Texas Panhandle. As a result of the listing of the lesser prairie chicken and our participation in a related U.S. Fish and Wildlife endorsed conservation plan, we are subject to requirements that could restrict our operations and result in additional costs with respect to the affected areas. The presence of other wildlife, wildlife habitats or plants, including species that are or will be protected under the U.S. Endangered Species Act, could result in additional restrictions on our ability to access and/or operate these and other properties, including with respect to our other core positions, which could materially adversely affect our business, results of operations and financial condition.

Moreover, we have operations on Native American tribal lands, which are regulated by the U.S. Department of the Interior, particularly by the Bureau of Indian Affairs, as well as local tribal authorities. Operations on these properties are often subject to additional regulations and compliance obligations, which can delay our access to such lands and impose additional compliance costs. There are also various laws and regulations that regulate various market practices in the industry, including antitrust laws and laws that prohibit fraud and manipulation in the markets in which we operate. The authority of the Federal Trade Commission and the Commodity Futures Trading Commission (“CFTC”) to impose penalties for violations of laws or regulations has generally increased over the last few years.

Our operations may be exposed to significant delays, costs and liabilities as a result of environmental, health and safety laws and regulations, as well as administrative actions and rule making, applicable to our business.

Our oil and natural gas exploration and production operations are subject to extensive and increasingly stringent federal, state, local and other laws and regulations, as well as administrative actions and rule making, pertaining to the protection of the environment, including those governing the release, emission or discharge of materials into the environment, the generation, storage, transportation, handling and disposal of materials (including solid and hazardous wastes), the safety of employees, or otherwise relating to pollution or protection of the environment, human health and safety and natural resources. Wellbore integrity regulations are also being considered by a number of regulatory bodies. We may incur significant costs, delays and liabilities as a result of these requirements. We must take into account the cost of complying with such requirements in planning, designing, constructing, drilling, operating and abandoning wells and related surface facilities, including gathering, transportation, storage and waste disposal facilities. The regulatory frameworks govern, and often require permits for, the handling of drilling and production materials, water withdrawal, disposal of drilling, completion and production wastes, operation of air emissions sources, and drilling activities, including those conducted on lands lying within wilderness, wetlands, Federal and Indian lands and other protected areas. Numerous governmental authorities, such as the U.S. Environmental Protection Agency (the “EPA”) and analogous state agencies, have the power to enforce compliance with these laws and regulations and the permits issued under them. Failure to comply with these laws and regulations may result in the assessment of administrative, civil or criminal penalties; the imposition of investigatory or remedial obligations; and the issuance of injunctions limiting or preventing some or all of our operations. Liabilities, penalties, suspensions, terminations or increased costs resulting from any failure to comply with existing environmental, health or safety requirements, or from the enactment of additional requirements in the future or a change in the interpretation or the enforcement of existing requirements, could materially adversely affect our business, results of operations and financial condition.

There is inherent risk in our operations of incurring significant environmental costs and liabilities due to our generation and handling of petroleum hydrocarbons and wastes, because of our air emissions and wastewater discharges, and as a result of historical industry operations and waste disposal practices. Some of our owned and leased properties have been used for oil and natural gas exploration and production activities for a number of years, often by third parties not under our control. During that time, we and/or other owners and operators of these facilities may have generated or disposed of wastes that allegedly polluted the soil, surface water or groundwater at our facilities and adjacent properties. For our non-operated properties, we are dependent on the operator for operational and regulatory compliance. We could be subject to claims for personal injury, natural resource and property damage (including site clean-up and restoration costs) related to the environmental, health or safety impact of our oil and natural gas production activities, and we have been named from time to time as, and currently are, a defendant in litigation related to such matters. Under certain laws, we also could be subject to joint and several and/or strict liability for the removal or remediation of contamination regardless of whether such contamination was the result of our activities, even if the operations were in compliance with all applicable laws at the time the contamination occurred. Private parties, including the owners of properties upon which our wells are drilled and facilities where our petroleum hydrocarbons or wastes are taken for reclamation or disposal, may also have the right to pursue legal actions to enforce compliance, as well as to seek damages for non-compliance, with environmental laws and regulations or for personal injury or property damage. We have been and continue to be responsible for remediating contamination, including at some of our current and former facilities. Future costs of newly discovered or new contamination may result in a materially adverse impact on our business or operations.

Federal and state legislation and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.

Most of our current drilling operations are in tight and unconventional oil and natural gas formations, which are completed using hydraulic fracturing. Legislation has been proposed in the U.S. Congress to regulate hydraulic fracturing, including proposals to amend the federal Safe Drinking Water Act (“SDWA”) to require the reporting and public disclosure of chemicals used in the fracturing process, which could make it easier for third parties opposing the hydraulic fracturing process to initiate legal proceedings based on allegations that specific chemicals used in the fracturing process are impairing groundwater or causing other damage. Such bills, if enacted, could establish an additional level of regulation at the federal or state level that could lead to operational delays or increased operating costs and could result in additional regulatory burdens that could make it more difficult to perform hydraulic fracturing and increase our costs of compliance and doing business.

In April 2012, the White House issued an executive order creating a multi-agency task force to coordinate federal oversight of hydraulic fracturing. The EPA is undertaking a national study to understand the potential impacts of hydraulic fracturing on drinking water resources. The study will include a review of published literature, analysis of existing data, scenario evaluation and modeling, laboratory studies, and case studies. The EPA issued a progress report in December 2012 detailing the steps being undertaken in the study, and it expects to release a final report for peer review and comment in 2014. In February 2014, the EPA issued an interpretive memorandum to clarify underground injection control (“UIC”) requirements under the SDWA for use of diesel fuels in hydraulic fracturing, and a technical guidance containing recommendations for EPA permit writers to consider in implementing these UIC requirements. The EPA has also announced plans to propose effluent limitations for the treatment and discharge of wastewater resulting from hydraulic-fracturing activities in 2014. In December 2011, the EPA published a draft report finding that hydraulic fracturing is a likely cause of drinking water contamination in the vicinity of Pavillion, Wyoming; however, in September 2013, the EPA announced that it does not plan to finalize or seek peer review of the report, and that it will continue to support the State of Wyoming in the State’s investigation of the groundwater contamination. Findings such as this could increase public pressure on governmental authorities to implement new regulations regarding hydraulic fracturing.

Many states have adopted or are considering similar disclosure legislation and/or other regulations. For example, Texas, Colorado, Utah and Ohio have adopted, and other states such as New York have proposed, new rules regarding hydraulic fracturing, including requiring the disclosure of chemicals injected during hydraulic fracturing. In some areas hydraulic fracturing has also been the subject of local ordinances attempting to ban or limit the practice; court challenges to such ordinances have had varied outcomes to date. If new federal or state laws or regulations are adopted that significantly increase the risk of legal challenges to, or restrict the use of, hydraulic fracturing, such legal requirements could make it more difficult or costly for us to perform hydraulic fracturing and increase our costs of compliance and doing business.

Further, in April 2012, the EPA issued final rules that subject oil and natural gas operations (production, processing, transmission, storage and distribution) to regulation under the New Source Performance Standards (“NSPS”) and National Emissions Standards for Hazardous Air Pollutants (“NESHAPS”) programs. The EPA proposed rules also include NSPS standards for completion of hydraulically fractured natural gas wells. These standards include the REC techniques developed in the EPA’s Natural Gas STAR program along with pit flaring of natural gas not sent to the gathering line. The standards would be applicable to newly drilled and fractured wells as well as existing wells that are refractured. Further, the proposed regulations under NESHAPS include maximum achievable control technology (“MACT”) standards for those glycol dehydrators and storage vessels at major sources of hazardous air pollutants not currently subject to MACT standards. We are currently evaluating the effect these rules may have on our business. Final implementation of these rules is expected by 2015.

Based on increased regulation and attention given to the hydraulic fracturing process from federal, state and various local governments, greater opposition and litigation toward oil and natural gas production utilizing hydraulic fracturing techniques is anticipated. Additional legislation or regulation could lead to operational delays or increased operating costs of oil and natural gas wells. Adoption or implementation of regulations regarding hydraulic fracturing could cause a decrease in completion of new oil and natural gas wells all of which could adversely affect our business, results of operations and financial condition.

Regulation and agency actions related to climate change and the emission of greenhouse gasses could result in increased operating costs and reduced demand for oil and natural gas and the physical effects of climate change could disrupt our operations.

Global climate change continues to attract considerable public, scientific and regulatory attention, and greenhouse gas (“GHG”) emission regulation is becoming more stringent. The EPA has taken a number of steps towards regulating greenhouse gas emissions under the Clean Air Act, including its Mandatory Reporting of Greenhouse Gases Rule published in October 2009, and expanded in November 2010 to include onshore oil and natural gas production activities, its “endangerment” and “cause or contribute” findings under Section 202(a) of the Clean Air Act published in December 2009, and its so-called “Tailoring Rule” concerning regulation of large emitters of greenhouse gases under the Clean Air Act’s Prevention of Significant Deterioration (“PSD”) Program and Title V program issued in May 2010. This rule “tailors” these permitting programs to apply to certain stationary sources of GHG emissions in a multi-step process, with the largest sources first subject to permitting. Facilities required to obtain PSD permits for their GHG emissions also will be required to meet “best available control technology” (“BACT”) standards, which will be established by the states or, in some instances, by the EPA on a case-by-case basis. The EPA’s rules relating to emissions of GHGs from large stationary sources of emissions have been subjected to a number of legal challenges but the U.S. Court of Appeals for the District of Columbia Circuit dismissed these challenges in June 2012. The Supreme Court in October 2013 agreed to review this decision, and the case was argued on February 24, 2014. The permitting requirements of the PSD program apply only to newly constructed or modified major sources. Obtaining a PSD permit requires a source to install BACT for those regulated pollutants that are emitted in certain quantities. Phase I of the Tailoring Rule, which became effective in January 2011, requires projects already triggering PSD permitting that are also increasing GHG emissions by more than 75,000 tons per year to comply with BACT rules for their GHG emissions. Phase II of the Tailoring Rule, which became effective in July 2011, requires preconstruction permits using BACT for new projects that emit 100,000 tons of GHG emissions per year or existing facilities that make major modifications increasing GHG emissions by more than 75,000 tons per year. Phase III of the Tailoring Rule, which was promulgated in July 2012, excludes smaller sources from the permitting process. Finally, in October 2009, the EPA issued a final rule requiring the reporting of GHG emissions from specified large GHG emission sources in the U.S., including natural gas liquids fractionators and local natural gas/distribution companies, beginning in 2011 for emissions occurring in 2010. In November 2010, the EPA published a final rule expanding the GHG reporting rule to include onshore oil and natural gas production, processing, transmission, storage, and distribution facilities. This rule requires reporting of GHG emissions from such facilities on an annual basis, with reporting beginning in 2012 for emissions occurring in 2011. These EPA rulemakings could adversely affect our operations and restrict or delay our ability to obtain air permits for new or modified facilities. We are currently required to report annual GHG emissions from some of our operations, and additional GHG emission related requirements that are in various stages of development may also affect our operations. In addition to the EPA initiatives, the U.S. Congress has considered, and in the future may again consider, legislation that would establish a nationwide cap-and-trade system for GHGs. If enacted, such laws and regulations could require us to modify existing, or obtain new, permits, implement additional pollution control technology, curtail operations or increase significantly our operating costs.

Regulation of GHG emissions could also result in reduced demand for our products, as oil and natural gas consumers seek to reduce their own GHG emissions. In June 2013, the U.S. President announced a Climate Action Plan, which included a Presidential Memorandum directing the EPA to issue standards for GHG emissions from existing, modified and reconstructed fossil-fuel fired power plants, and the EPA issued a revised proposal with standards for new fossil fuel-fired plants in September 2013. Any regulation of GHG emissions, including through a cap-and-trade system, technology mandate, emissions tax, reporting requirement or other program, could materially adversely affect our business, reputation, operating performance and product demand. In addition, to the extent climate change results in more severe weather and significant physical effects, such as increased frequency and severity of storms, floods, droughts, and other climatic effects, our own or our customers’ operations may be disrupted, which could result in a decrease in our available product or reduce our customers’ demand for products.

The derivatives reform legislation adopted by the U.S. Congress could have a material adverse impact on our ability to hedge risks associated with our business.

The U.S. Congress adopted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) in 2010. This comprehensive financial reform legislation changes federal oversight and regulation of the over-the-counter derivatives market and entities, such as us, that participate in that market. The legislation requires the CFTC, the SEC and other regulators to promulgate regulations implementing the new legislation. Among other things, the Dodd-Frank Act and the regulations promulgated under the Dodd-Frank Act impose requirements relating to reporting and recordkeeping, position limits, margin and capital, and mandatory trading and clearing. While many of the regulations are already in effect, the implementation process is still ongoing, and we cannot yet predict the ultimate effect of the regulations on our business. The new legislation and any new regulations could significantly increase the cost of derivative contracts (including through restrictions on the types of collateral we are required to post), materially alter the terms of derivative contracts, reduce the availability of derivatives to protect against risks, reduce our ability to monetize or restructure existing derivative contracts, and increase our exposure to less creditworthy counterparties, all of which could materially adversely affect our business, results of operations and financial condition.

We may incur more taxes and certain of our projects may become uneconomic if certain federal income tax preferences currently available with respect to oil and natural gas exploration and development are eliminated as a result of future legislation.

The U.S. President’s proposed budget for fiscal 2014 contains a proposal to eliminate certain key U.S. federal income tax preferences currently available to oil and natural gas exploration and production companies. These changes include, but are not limited to (i) the repeal of the percentage depletion allowance for oil and natural gas properties, (ii) the elimination of current deductions for intangible drilling and development costs and (iii) an extension of the amortization period for certain geological and geophysical expenditures. It is unclear whether any of the foregoing changes will actually be enacted or how soon any such changes could become effective. The passage of any legislation as a result of the budget proposal or any other similar change in U.S. federal income tax law could eliminate certain tax preferences that are currently available with respect to oil and natural gas exploration and development. Any such change could materially adversely impact our business, results of operations and financial condition by increasing the costs we incur which would in turn make it uneconomic to drill some locations if commodity prices are not sufficiently high, resulting in lower revenues and decreases in production and reserves.

A change in the jurisdictional characterization of some of our assets by federal, state or local regulatory agencies or a change in policy by those agencies may result in increased regulation of our assets, which may cause our revenues to decline and operating expenses to increase.

Section 1(b) of the Natural Gas Act of 1938 (the “NGA”) exempts natural gas gathering facilities from regulation by the Federal Energy Regulatory Commission (“FERC”) as a natural gas company under the NGA. The distinction between FERC-regulated transmission services and federally unregulated gathering services is the subject of on-going litigation, so the classification or reclassification and regulation of our gathering facilities are subject to change based on future determinations by FERC, the courts or the U.S. Congress, which could cause our revenue to decline and operating expenses to increase, thereby materially adversely affecting our business, results of operations and financial condition.

Should we fail to comply with all applicable FERC administered statutes, rules, regulations and orders, we could be subject to substantial penalties and fines.

Under the Energy Policy Act of 2005, FERC has civil penalty authority under the NGA to impose penalties for current violations of up to $1.0 million per day for each violation and disgorgement of profits associated with any violation. While our systems have not been regulated by FERC as a natural gas company under the NGA, FERC has adopted regulations that may subject certain of our otherwise non-FERC jurisdictional facilities to FERC annual reporting and daily scheduled flow and capacity posting requirements and may possibly require the reporting of rates charged for the services provided. Additional rules and legislation pertaining to those and other matters may be considered or adopted by FERC from time to time. Failure to comply with those regulations in the future could subject us to civil penalty liability, which could materially adversely affect our business, results of operations and financial condition.

If we fail to maintain effective internal controls over financial reporting at a reasonable assurance level, we may not be able to accurately report our financial results, which could have a material adverse effect on investor confidence, our business and the trading prices of our securities.

We have established internal controls over financial reporting. However, internal controls over financial reporting may not prevent or detect misstatements or omissions in our financial statements because of their inherent limitations, including the possibility of human error, the circumvention or overriding of controls or fraud. Therefore, even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If we fail to maintain the adequacy of our internal controls, we may be unable to provide financial information in a timely and reliable manner within the time periods required for our financial reporting under SEC rules and regulations and the terms of the agreements governing our indebtedness. Any such difficulties or failure could materially adversely affect our business, results of operations and financial condition.

In connection with the preparation of our financial statements for the years ended December 31, 2013 and 2012, we identified material weaknesses in our internal controls over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal controls over financial reporting that results in a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. With respect to both the 2013 and 2012 annual financial statements, we identified material weaknesses in our internal controls related to the valuation and disclosure of our estimated proved reserves due to ineffective controls associated with the review of certain underlying data and assumptions utilized in the reserve valuation process. We also identified a material weakness related to the preparation of the cash flow statement resulting from misclassifications between operating activities and investing activities of certain transactions which were corrected in our consolidated financial statements. With respect to the 2012 annual financial statements, the identified material weaknesses also included deficiencies related to ineffective controls over manual journal entries, cash flow hedge designations and information technology general controls.

We have not evaluated our internal controls over financial reporting, the purpose of which would be for management to report on the effectiveness of our internal controls over financial reporting that would be needed to comply with Section 404(a) of the Sarbanes Oxley Act of 2002. As we progress towards complying with the reporting requirements associated with internal controls over financial reporting as prescribed in the Sarbanes Oxley Act of 2002, we may discover other internal control deficiencies in the future and/or fail to adequately correct previously identified control deficiencies, which could materially adversely affect our business, results of operations and financial condition.

Actual and potential litigation could have a material adverse effect on our business, results of operations and financial condition in future periods.

We are subject to claims arising from disputes in the normal course of business, including from third-party operators, customers, former and existing employees, vendors and other third parties. These risks may result in lawsuits or other proceedings brought against us or by us. A variety of claims or causes of action have been and may be asserted in lawsuits and proceedings, including, without limitation, contract, tort, common law and equitable claims, and may include multiple plaintiffs or seek certification of a large class of plaintiffs. These risks may be difficult to assess or quantify and their existence and magnitude may remain unknown for substantial periods of time. If the plaintiffs in any suits against us were to successfully prosecute their claims, or if we were to settle such suits by making significant payments to the plaintiffs, our business, results of operations and financial condition would be harmed. Even if the outcome of a claim proves favorable to us, litigation can be time consuming and costly and may divert management resources. If any of our directors or officers were named in any lawsuit, our indemnification obligations could magnify the costs of these suits.

Audits by governmental authorities and third parties could materially adversely affect our business, results of operations and financial condition.

We are subject, from time to time, to audits and investigations by governmental and tribal authorities regarding the payment and reporting of various taxes, governmental royalties and fees as well as our compliance with unclaimed property (escheatment) requirements and other laws. Unclaimed property laws generally require us to turn over to certain governmental authorities the property of others held by us that has been unclaimed for a specified period of time. In addition, other parties with an interest in wells operated by us have the ability under various contractual agreements to perform audits of our billing practices where we receive reimbursements from these owners for their share of the costs incurred in connection with the oil and natural gas properties that we operate. An unfavorable resolution of a claim brought pursuant to any of the foregoing could materially adversely affect our business, results of operations and financial condition.

Our operations depend on the availability of water. Limitations or restrictions on our ability to obtain, use or dispose of water may have a material adverse effect on our business, results of operations and financial condition.

Water is an essential component of drilling and hydraulic fracturing processes. Limitations or restrictions on our ability to secure sufficient amounts of water, or to dispose of water after use, could adversely impact our operations. In certain areas, water may not be available from local sources because of droughts or other factors, resulting in increased operating costs. Moreover, the introduction of new environmental initiatives and regulations related to water acquisition, waste water disposal or water recycling requirements could limit our ability to obtain or dispose of water. The occurrence of any of these events could increase our costs to drill and complete wells, which could materially adversely affect our business, results of operations and financial condition.

Affiliates of KKR and the other investors own substantially all of the equity interests in us and may have conflicts of interest with us or the holders of the notes in the future.

As a result of the Acquisition, investment funds affiliated with, and one or more co-investment vehicles controlled by, KKR and the other investors collectively own substantially all of our capital stock, and KKR’s and the other investors’ designees hold all of the seats on our board of directors. As a result, affiliates of KKR and the other investors have control over our decisions to enter into any corporate transaction and have the ability to prevent any transaction that requires the approval of stockholders regardless of whether holders of the notes believe that any such transactions are in their own best interests. For example, affiliates of KKR and the other investors could collectively cause us to make acquisitions that increase the amount of our indebtedness or to sell assets, or could cause us to issue additional capital stock or declare dividends. So long as investment funds affiliated with KKR and the other investors continue to indirectly own a significant amount of the outstanding shares of our capital stock or otherwise control a majority of our Board of Directors, affiliates of KKR and the other investors will continue to be able to strongly influence or effectively control our decisions. The indenture governing the notes and the credit agreements governing the RBL Revolver and the Second Lien Term Loan permit us, under certain circumstances, to pay advisory and other fees, pay dividends and make other restricted payments to, or otherwise enter into transactions with, KKR, the other investors or their respective affiliates, and KKR and the other investors or their respective affiliates may have an interest in our doing so.

Additionally, KKR and the other investors are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us or that supply us with goods and services. KKR and the other investors may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. In addition, KKR’s and the other investors’ interests in other portfolio companies could impact our ability to pursue acquisition opportunities. The holders of the notes should consider that the interests of KKR and the other investors may differ from their interests in material respects. See “Security Ownership of Certain Beneficial Owners” and “Certain Relationships and Related Party Transactions.”

Risks Relating to the Exchange Notes

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

We have a significant amount of indebtedness. As of March 31, 2014, we had total indebtedness of approximately $3.7 billion (excluding the Cumulative Preferred Stock) and availability under the RBL Revolver of approximately $1.3 billion (after giving effect to approximately $1.8 million of outstanding letters of credit, which reduce availability). In May 2014, we amended the credit agreement governing the RBL Revolver to, among other things, reduce the borrowing base from approximately $1.8 billion to $1.0 billion. Following this amendment, we had $503.0 million of outstanding borrowings and approximately $495.2 million of availability under the RBL Revolver (after giving effect to approximately $1.8 million of outstanding letters of credit) as of June 1, 2014. For more information about our other indebtedness, see “Description of Other Indebtedness—RBL Revolver” and “Description of Other Indebtedness—Second Lien Term Loan.”

Specifically, our high level of indebtedness could have important consequences to the holders of the notes, including:

•	making it more difficult for us to satisfy our obligations with respect to the notes and our other indebtedness;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, investments, acquisitions, development activities or other general corporate requirements;

•

requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, investments or acquisitions and other general corporate purposes;

•	increasing our vulnerability to adverse changes in general economic, industry and competitive conditions, including increased interest rates;

•	reducing our ability to borrow additional funds if we do not replace our reserves since our borrowing base is redetermined based on the value of our proved reserves;

•

preventing us from raising the funds necessary to repurchase all notes tendered to us upon the occurrence of certain changes of control, which failure to repurchase would constitute a default under the indenture governing the notes;

•

limiting our flexibility in planning for, or reacting to, changes in our business or industry in which we operate, placing us at a competitive disadvantage compared to our competitors who are less highly leveraged and who therefore may be able to take advantage of opportunities that our leverage prevents us from exploring;

•	exposing us to greater financial exposures because the notes are high yield investments; and

•	increasing our cost of borrowing.

In addition, the credit agreements governing the RBL Revolver and the Second Lien Term Loan contain, and the indenture governing the notes contains, restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of substantially all of our indebtedness.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on, or refinance our debt obligations, including the notes, depends on our financial condition and operating performance, which are subject to prevailing economic, industry and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control (including the factors discussed under “—Risks Relating to the Oil and Natural Gas Industry and Our Business” above). We may be unable to maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

Since the Acquisition, we have sold a significant amount of assets and used the proceeds to, in part, reduce our indebtedness and fund our debt service obligations. If our cash flow from our remaining assets is insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including the notes. We may not be able to effect any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The credit agreements governing the RBL Revolver and the Second Lien Term Loan restrict, and the indenture governing the notes restricts, our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due.

In addition, we derive substantially all of our operating income and cash flow from our subsidiaries, certain of which are not guarantors of the notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes or our other indebtedness, our subsidiaries do not have any obligation to pay amounts due on the notes or our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal, practical and contractual restrictions may limit our ability to obtain cash from our subsidiaries.

While the indenture governing the notes and the credit agreements governing the RBL Revolver and the Second Lien Term Loan limit the ability of our restricted subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

If we cannot make scheduled payments on our indebtedness, we will be in default and holders of the notes could declare all outstanding principal and interest to be due and payable, the lenders under the RBL Revolver could terminate their commitments to loan money, our secured lenders (including the lenders under the RBL Revolver and the Second Lien Term Loan) could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. All of these events could result in you losing your entire investment in the notes.

Despite our level of indebtedness, we and our subsidiaries may still be able to incur substantially more indebtedness. This could further exacerbate the risks to our financial condition described above and prevent us from fulfilling our obligations under the notes.

We and our subsidiaries may be able to incur significant additional indebtedness in the future. The credit agreements governing the RBL Revolver and the Second Lien Term Loan and the indenture governing the notes contain restrictions on the incurrence of additional indebtedness, which are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the notes, the holders of that indebtedness will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our Company, subject to collateral arrangements. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness.

Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation:

•	we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

•

increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, and could put us at a competitive disadvantage against other less leveraged competitors that have more cash flow to devote to their businesses;

•	depending on the levels of our outstanding indebtedness, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited; and

•	our level of indebtedness may limit our flexibility in operating our business and prevent us from engaging in certain transactions that might otherwise be beneficial to us.

If new indebtedness is added to our current indebtedness levels, the related risks that we and the guarantors now face could intensify. See “Description of Other Indebtedness” and “Description of Notes.”

The terms of the credit agreements governing the RBL Revolver and the Second Lien Term Loan and the indenture governing the notes restrict our current and future operations.

The credit agreements governing the RBL Revolver and the Second Lien Term Loan and the indenture governing the notes contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our best interest, including restrictions on our ability to:

•	incur additional indebtedness, guarantee indebtedness or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of, or repurchase or redeem, capital stock;

•	prepay, redeem or repurchase certain debt;

•	make loans, investments and other restricted payments;

•	sell, transfer or otherwise dispose of certain assets;

•	create or incur liens;

•	enter into transactions with affiliates;

•	alter the businesses we conduct;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends; and

•	consolidate, merge or sell all or substantially all of our assets.

In addition, we are subject to a financial performance covenant under the credit agreement governing the RBL Revolver, which requires us to maintain a ratio of consolidated first lien debt to consolidated EBITDA of not more than 1.5 to 1.0 until the end of 2015, after which we will be required to maintain a ratio of consolidated total debt to consolidated EBITDA of not more than 4.5 to 1.0. This covenant could restrict our ability to engage in certain actions, including by potentially limiting our ability to sell assets or make future borrowings under the RBL Revolver or incur other additional indebtedness. For additional information, see “Description of Other Indebtedness—RBL Revolver.”

A breach of the covenants under the credit agreements governing the RBL Revolver and the Second Lien Term Loan or the indenture governing the notes could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related indebtedness and may result in the acceleration of any other indebtedness to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the credit agreement governing the RBL Revolver would permit the lenders under the RBL Revolver to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay the amounts due and payable under the RBL Revolver and the Second Lien Term Loan, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or note holders accelerate the repayment of our borrowings, we may not have sufficient assets to repay that indebtedness.

The restrictions contained in the credit agreements governing the RBL Revolver and the Second Lien Term Loan and the indenture governing the notes could materially adversely affect our ability to:

•	finance our operations;

•	make needed capital expenditures;

•	make strategic acquisitions or investments or enter into joint ventures;

•	withstand a future downturn in our business, the industry or the economy in general;

•	engage in business activities, including future opportunities, that may be in our best interest; and

•	plan for or react to market conditions or otherwise execute our business strategies.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under the RBL Revolver and the Second Lien Term Loan are at variable rates of interest and expose us to interest rate risk. Assuming all revolving loans were fully drawn under the RBL Revolver as of June 1, 2014, each quarter point change in interest rates would result in a $5.0 million change in annual interest expense on indebtedness under the RBL Revolver and the Second Lien Term Loan. We have not maintained interest rate swaps with respect to our variable rate indebtedness, and any swaps we may enter into may not fully mitigate our interest rate risk, may prove disadvantageous or may create additional risks, including risks discussed in “—Risks Relating to the Oil and Natural Gas Industry and Our Business” above.

If the financial institutions that are part of the syndicate of the RBL Revolver fail to extend credit under that facility, our liquidity and results of operations may be materially adversely affected.

We expect to have access to capital through the RBL Revolver. If any participant or group of participants with a significant portion of the commitments in the RBL Revolver fail to satisfy its or their respective obligations to extend credit under the facility, and we are unable to find a replacement for such participant or participants on a timely basis (if at all), our liquidity and results of operations may be materially adversely affected.

The notes are effectively subordinated to our indebtedness under the RBL Revolver and the Second Lien Term Loan and any of our other future secured indebtedness to the extent of the value of the assets securing such indebtedness.

The notes are not secured by any of our assets. As a result, the notes and the guarantees are effectively subordinated to our indebtedness under the RBL Revolver and the Second Lien Term Loan with respect to the assets that secure such indebtedness. As of March 31, 2014, we had $466.0 million of secured debt outstanding under the RBL Revolver and $1.0 billion of secured debt outstanding under the Second Lien Term Loan, and we had availability under the RBL Revolver of approximately $1.3 billion (after giving effect to approximately $1.8 million of outstanding letters of credit, which reduce availability). In May 2014, we amended the credit agreement governing the RBL Revolver to, among other things, reduce the borrowing base from approximately $1.8 billion to $1.0 billion. Following this amendment, we had $503.0 million of outstanding borrowings and approximately $495.2 million of availability under the RBL Revolver (after giving effect to approximately $1.8 million of outstanding letters of credit) as of June 1, 2014. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of Samson Investment Company or the guarantors of the RBL Revolver and the Second Lien Term Loan or of other secured debt, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the notes only after all indebtedness under the RBL Revolver and the Second Lien Term Loan and the other secured debt has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of Samson Investment Company’s or the guarantors’ bankruptcy, insolvency, liquidation, dissolution or reorganization.

The notes are structurally subordinated to all obligations of our existing and future subsidiaries that are not and do not become guarantors of the notes.

The notes are guaranteed by Samson Resources Corporation and each of Samson Investment Company’s existing and subsequently acquired or organized subsidiaries that guarantee the RBL Revolver and the Second Lien Term Loan or that, in the future, guarantee Samson Investment Company’s indebtedness or indebtedness of another guarantor, subject to certain exceptions. Samson Investment Company’s subsidiaries that do not guarantee the notes have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes are structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of that subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of that subsidiary’s assets before we would be entitled to any payment.

In addition, the indenture governing the notes, subject to some limitations, permits these subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

In addition, any current or future guarantor of the notes will be automatically released from providing such guarantee upon the occurrence of certain events, including the following:

•	the designation of that guarantor as an unrestricted subsidiary;

•	the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the notes by such guarantor; or

•	the sale or other disposition, including the sale of substantially all the assets, of that guarantor.

If any guarantee is released, no holder of the notes will have a claim as a creditor against that entity, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that entity will be structurally senior to the claim of any holders of the notes. See “Description of Notes—Guarantees.”

The lenders under the RBL Revolver will have the discretion to release any guarantors under the RBL Revolver in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the notes.

While any obligations under the RBL Revolver remain outstanding, any guarantee of the notes may be released without action by, or consent of, any holder of the notes or the trustee under the indenture governing the notes, at the discretion of lenders under the RBL Revolver, if the related guarantor is no longer a guarantor of obligations under the RBL Revolver or any other indebtedness. See “Description of Notes.” The lenders under the RBL Revolver will have the discretion to release the guarantees under the RBL Revolver in a variety of circumstances.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under the RBL Revolver and the Second Lien Term Loan that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing our indebtedness (including certain covenants in the RBL Revolver and the Second Lien Term Loan and the indenture governing the notes), we could be in default under the terms of the agreements governing such indebtedness, including the RBL Revolver and the Second Lien Term Loan and the indenture governing the notes. In the event of such default:

•

the holders of such indebtedness may be able to cause all of our available cash flow to be used to pay such indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•	our secured lenders could institute foreclosure proceedings against our assets;

•	the lenders under the RBL Revolver could elect to terminate their commitments thereunder and cease making further loans; and

•	we could be forced into bankruptcy or liquidation.

Upon any such bankruptcy filing, we would be stayed from making any ongoing payments on the notes, and the holders of the notes would not be entitled to receive post-petition interest or applicable fees, costs or charges, or any “adequate protection” under Title 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”). Furthermore, if a bankruptcy case were to be commenced under the Bankruptcy Code, we could be subject to claims, with respect to any payments made within 90 days prior to commencement of such a case, that we were insolvent at the time any such payments were made and that all or a portion of such payments, which could include repayments of amounts due under the notes, might be deemed to constitute a preference, under the Bankruptcy Code, and that such payments should be voided by the bankruptcy court and recovered from the recipients for the benefit of the entire bankruptcy estate. Also, in the event that we were to become a debtor in a bankruptcy case seeking reorganization or other relief under the Bankruptcy Code, a delay and/or substantial reduction in payment under the notes may otherwise occur.

We may in the future need to obtain waivers from the required lenders under the RBL Revolver and the Second Lien Term Loan to avoid being in default. If we breach our covenants under the RBL Revolver or the Second Lien Term Loan and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the RBL Revolver and the Second Lien Term Loan, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of certain change of control events, we will be required to offer to repurchase all or any part of the notes then outstanding at 101% of their principal amount, plus accrued and unpaid interest, if any, to the purchase date. Additionally, under the RBL Revolver and the Second Lien Term Loan, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings and terminate their commitments to lend. The source of funds for any purchase of the notes and repayment of borrowings under the RBL Revolver and the Second Lien Term Loan would be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the notes may be limited by law. In order to avoid the obligations to repurchase the notes and events of default and potential breaches of the credit agreements governing the RBL Revolver and the Second Lien Term Loan, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, some important corporate events, such as leveraged recapitalizations, may not, under the indenture governing the notes, constitute a “change of control” that would require Samson to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings, financial condition or the value of the notes. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

We may enter into transactions that would not constitute a change of control that could affect our ability to satisfy our obligations under the notes.

Legal uncertainty regarding what constitutes a change of control and the provisions of the indenture governing the notes may allow us to enter into transactions, such as acquisitions, refinancing or recapitalizations, that would not constitute a change of control but may increase our outstanding indebtedness or otherwise affect our ability to satisfy our obligations under the notes. The definition of change of control for purposes of the notes includes a phrase relating to the transfer of “all or substantially all” of our assets taken as a whole. There is no precise established definition of that phrase under applicable law. Accordingly, your ability to require us to repurchase notes as a result of a transfer of less than all of our assets to another person may be uncertain.

U.S. federal and state fraudulent transfer laws may permit a court to void the notes and/or the guarantees, and if that occurs, you may not receive any payments on the notes.

U.S. federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees of the notes. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance if Samson Investment Company or any of the guarantors, as applicable, (a) issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

•	Samson Investment Company or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•

the issuance of the notes or the incurrence of the guarantees left Samson Investment Company or any of the guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

•

Samson Investment Company or any of the guarantors intended to, or believed that Samson Investment Company or such guarantor would, incur debts beyond Samson Investment Company’s or the guarantor’s ability to pay as they mature; or

•

Samson Investment Company or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against Samson or the guarantor if, in either case, the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent the guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.

We cannot be certain as to the standards a court would use to determine whether or not Samson Investment Company or the guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to Samson Investment Company’s or any of the guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or that guarantee, could subordinate the notes or that guarantee to presently existing and future indebtedness of Samson Investment Company or of the related guarantor or could require the holders of the notes to repay any amounts received with respect to that guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of that debt.

If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for Samson Investment Company’s benefit, and only indirectly for the benefit of the applicable guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the notes.

The provision in the indenture governing the notes intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless. Although overturned on other grounds, a Florida bankruptcy court found that this kind of provision was not effective to protect guarantees.

In addition, any payment by Samson Investment Company pursuant to the notes made at a time that Samson was found to be insolvent could be voided and required to be returned to Samson Investment Company or to a fund for the benefit of Samson Investment Company’s creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give such insider or outsider party more than such creditors would have received in a distribution under the Bankruptcy Code.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against Samson Investment Company under the principle of equitable subordination if the court determines that (1) the holder of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

Many of the restrictive covenants contained in the indenture governing the notes will not apply during any period in which the notes are rated investment grade by both Moody’s and S&P.

Many of the covenants contained in the indenture governing the notes, including covenants that restrict our ability to make certain distributions, incur indebtedness and enter into certain other transactions, among others, will not apply to us during any period in which the notes are rated investment grade by both Moody’s and S&P’s, provided at such time no default or event of default has occurred and is continuing. The notes may never be rated investment grade, or if they are rated investment grade, the notes may not maintain these ratings. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. To the extent the covenants are subsequently reinstated, any such actions taken while the covenants were suspended would not result in an event of default under the indenture governing the notes. See “Description of Notes—Certain Covenants—Effectiveness of Covenants.”

Cautionary Statement Regarding Forward-Looking Statements

All statements included in this prospectus, other than statements of historical fact, may constitute forward-looking statements, including, but not limited to, statements or information regarding our future growth, results of operations, operational and financial performance, business prospects and opportunities and future events. Words such as, but not limited to, “anticipate,” “continue,” “estimate,” “expect,” “may,” “might,” “will,” “project,” “should,” “believe,” “intend,” “continue,” “could,” “plan,” “predict,” “potential,” “goal,” “foresee” and negatives of these words and similar expressions are intended to identify forward-looking statements. In particular, statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance contained in this prospectus are forward-looking statements. These statements are based on, but not limited to, management’s assessment of such factors as the condition of our industry and the competitive environment. These assessments could prove inaccurate.

All forward-looking statements involve risks and uncertainties. The occurrence of the events described and the achievement of the expected results depend on many events and assumptions, some or all of which are not predictable or within our control. Although the forward-looking statements contained in this prospectus reflect our current beliefs based upon information currently available to us and upon assumptions which we believe to be reasonable, actual results may differ materially from expected results.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of oil and natural gas. Factors that may cause actual results to differ from expected results include, but are not limited to, those discussed in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.”

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Readers are cautioned not to place undue reliance on forward-looking statements. Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. Further, new factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible to predict all such factors, or to the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Each forward-looking statement speaks only as of the date of this prospectus, and, except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

Use of Proceeds

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for the periods presented:

	Successor				Predecessor
	Three Months Ended March 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	From Inception (November 14, 2011) through December 31, 2011	July 1, 2011 through December 21, 2011	Year Ended June 30, 2011	Year Ended June 30, 2010	Year Ended June 30, 2009
Ratio of earnings to fixed charges(1)	—(2)	—(2)	—(2)	—(2)	—(2)	4.4x	8.7x	—(2)

(1)	For the purposes of computing the ratio of earnings to fixed charges, “earnings” consists of net income (loss) from continuing operations before income taxes plus fixed charges less any capitalized interest. “Fixed charges” represents interest incurred, amortization of deferred debt costs and that portion of rental expense on operating leases deemed to be the equivalent of interest.
(2)	Earnings for the three months ended March 31, 2014, the years ended December 31, 2013 and 2012, the period from inception (November 14, 2011) through December 31, 2011, the period from July 1, 2011 through December 21, 2011 and the year ended June 30, 2009 were insufficient to cover fixed charges by $124.7 million, $2.1 billion, $2.6 billion, $121.8 million, $231.1 million and $888.8 million, respectively.

Selected Historical Consolidated Financial Data

The following table provides selected historical consolidated financial data as of and for the periods shown. The balance sheet data as of December 31, 2013 and 2012 and the consolidated statements of income (loss) and cash flow data for the Successor years ended December 31, 2013 and 2012, the Successor period from inception (November 14, 2011) through December 31, 2011 and the Predecessor period from July 1, 2011 through December 21, 2011 and the Predecessor fiscal year ended June 30, 2011 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The balance sheet data as of December 31, 2011 and as of June 30, 2011, 2010 and 2009 and the consolidated statements of income (loss) and cash flows data for the Predecessor fiscal years ended June 30, 2010 and 2009 have been derived from our Predecessor’s audited consolidated financial statements not included in this prospectus. The balance sheet data as of March 31, 2014 and the consolidated statements of income (loss) and cash flow data for the three months ended March 31, 2014 and 2013 have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The balance sheet data as of March 31, 2013 was derived from our unaudited condensed consolidated financial statements not included in this prospectus. The historical operating results of the Company and our Predecessor are not necessarily indicative of future operating results, and you should not consider the results for the unaudited three month periods to be indicative of the full year results or any future period.

We have experienced many changes in our business during the periods shown in the table below, which significantly limits the comparability of the financial data. These changes and other factors affecting comparability are more fully described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Basis of Presentation” and include, but are not limited to:

•	the formation of Samson Resources Corporation on November 14, 2011 and the Acquisition, which occurred on December 21, 2011;

•	the reorganization transaction made in connection with the Acquisition, which allowed the selling stockholders to retain the Gulf Coast and Offshore assets of our Predecessor;

•	the disposition by our Predecessor of a significant portion of its oil and natural gas properties located in the Permian basin in January 2011; and

•	our divestiture of certain non-operated producing and undeveloped Bakken properties in the Williston Basin in December 2012.

The following selected historical financial data should be read together with the information included under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the accompanying notes of the Company and Predecessor included elsewhere in this prospectus.

	Successor					Predecessor
(dollars in thousands)	Three Months Ended March 31,		Year Ended December 31,		From Inception (November 14, 2011) through December 31, 2011	July 1, 2011 through December 21, 2011	Year Ended June 30,
	2014	2013	2013	2012			2011	2010	2009
	(unaudited)
Statement of income (loss) data:
Total revenues, net	$250,928	$212,901	$1,083,581	$1,167,940	$54,901	$838,720	$1,302,713	$1,659,179	$3,044,067
Impairment of oil and gas properties	—	69,269	1,817,670	2,253,527	—	—	—	—	2,524,372
Total operating expenses(1)	231,791	302,500	2,800,863	3,459,207	169,870	962,540	966,754	1,017,544	3,888,449
Operating income (loss)	19,137	(89,599)	(1,717,282)	(2,291,267)	(114,969)	(123,820)	335,959	641,635	(844,382)
Net income (loss) from continuing operations	(1,022)	(58,229)	(1,105,374)	(1,530,029)	(73,667)	(118,963)	205,688	401,207	(508,721)
Net income (loss)	$(1,022)	$(58,229)	$(1,105,374)	$(1,530,029)	$(73,667)	$(118,963)	$205,688	$385,067	$(487,929)
Statement of cash flows data:
Net cash provided by (used in):
Operating activities	$103,203	$147,366	$688,627	$531,864	$(553,520)	$410,554	$1,426,645	$1,298,600	$1,129,735
Investing activities	(263,096)	(331,806)	(764,281)	(489,884)	(6,897,175)	(924,786)	(991,092)	(1,055,739)	(1,256,620)
Financing activities	159,810	185,000	73,342	(165,670)	7,577,424	(95,000)	(157,156)	(20,138)	(158,836)
Balance sheet data (end of period):
Cash and cash equivalents	$644	$3,599	$727	$3,039	$126,729		$631,632	$353,161	$130,512
Total property, plant and equipment, net	7,153,028	8,706,925	7,040,932	8,603,426	10,894,512		4,964,665	4,643,495	4,088,239
Total assets	7,599,209	9,126,110	7,437,686	9,036,657	11,504,279		5,945,959	5,560,379	4,925,939
Long-term debt (including the current portion)(2)	3,909,500	3,837,137	3,745,035	3,648,894	3,756,503		695,000	695,000	715,000
Shareholders’ equity	1,521,785	2,514,466	1,512,742	2,589,986	4,074,213		2,776,108	2,867,156	2,477,621
Other financial data:
Total capital expenditures	$268,601	$335,006	$1,080,964	$1,119,255	$2,561	$919,648	$1,587,755	$1,120,279	$1,518,594

(1)	The total operating expenses for the Successor period from inception (November 14, 2011) through December 31, 2011 includes $137.4 million in expenses related to the Acquisition or related activities.
(2)	Includes the Cumulative Preferred Stock for the Successor periods presented.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis in conjunction with “Selected Historical Consolidated Financial Data” and the historical consolidated financial statements and related notes of the Company included elsewhere in this prospectus. This discussion and analysis contains forward-looking statements regarding industry outlook, our expectations regarding our future performance, liquidity and capital resources and other non-historical statements that are based on management’s current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those contained in, or implied by, any forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections of this prospectus.

Overview

We are an independent oil and gas company engaged in the exploration, development and production of oil and gas properties located onshore in the United States. We operate our business and properties under two major divisions, which we refer to as our West Division and East Division. Our West Division consists primarily of our operations located in the Rocky Mountains region and includes four distinct business units described below:

•	Williston—Consists of our assets in North Dakota, Montana and South Dakota, primarily in the Williston Basin.

•	Powder River—Primarily includes our Powder River Basin properties in Wyoming as well as non-core assets in Eastern Colorado and Western Nebraska.

•	Greater Green River—Comprised of our assets in the Greater Green River Basin in Wyoming and other assets located in Eastern Utah and Western Colorado.

•	San Juan—Primarily includes our assets in Southern Colorado and Northwestern New Mexico in the San Juan Basin as well as non-core properties in Southeastern Utah.

Our East Division consists primarily of our operations in the Mid-Continent and East Texas regions and includes three distinct business units described below:

•	Mid-Continent West—Consists of our Anadarko Basin assets in the Texas and Oklahoma Panhandle regions as well as our properties in Kansas.

•	Mid-Continent East—Primarily includes our assets in the Anadarko Basin in Western Oklahoma (excluding the Oklahoma Panhandle region) and the Arkoma Basin in Eastern Oklahoma and Northern Arkansas.

•	East Texas—Primarily comprised of our properties in East Texas, Northern Louisiana and Southern Arkansas as well as non-core assets in the Permian Basin.

Financial and Operating Highlights

Our financial and operating performance for the three months ended March 31, 2014 was as follows:

•	Oil, natural gas and NGL sales, excluding the effects of derivatives, increased by 17% when compared to the three months ended March 31, 2013.

•	Average daily production of NGLs increased to 12,947 Boe/day, as compared to 11,560 Boe/day for the three months ended March 31, 2013.

•	Liquids production as a percent of total production was 30%, as compared to 26% for the three months ended March 31, 2013.

•	Capital spent on drilling and completion projects decreased to $125.0 million, as compared to $182.6 million for the three months ended March 31, 2013.

•	During the three months ended March 31, 2014, the number of wells spud and the number of wells completed were as follows:

	Operated				Non-Operated
	Spud		Completed		Spud		Completed
	Gross	Net	Gross	Net	Gross	Net	Gross	Net
West Division
Williston	2	1	8	4	1	—	—	—
Powder River	9	7	6	4	—	—	1	—
Greater Green River	2	1	5	4	—	—	—	—
San Juan	—	—	—	—	—	—	—	—
East Division
Mid-Continent West	4	3	6	6	5	—	—	—
Mid-Continent East	4	3	3	2	6	—	6	1
East Texas	5	4	—	—	—	—	—	—

Total	26	19	28	20	12	—	7	1

Our financial and operating performance for the year ended December 31, 2013 was as follows:

•	Oil, natural gas and NGL sales, excluding the effects of derivatives, increased by 9% when compared to the year ended December 31, 2012.

•	Lease operating and general and administrative expenses decreased by 12% and 13%, respectively, when compared to the year ended December 31, 2012.

•

Average daily production of crude oil and NGLs increased to 27,384 Boe/day, as compared to 22,887 Boe/day for the year ended December 31, 2012, after excluding production associated with the Bakken divestitures in 2012.

•

Capital spent on drilling and completion projects decreased to $625.8 million, as compared to $781.6 million for the year ended December 31, 2012, which included $109.5 million related to the Acquisition.

•	During the year ended December 31, 2013, the number of wells spud and the number of wells completed were as follows:

	Operated				Non-Operated
	Spud		Completed		Spud		Completed
	Gross	Net	Gross	Net	Gross	Net	Gross	Net
West Division
Williston	35	16	41	19	15	—	14	1
Powder River	18	15	10	9	3	1	6	1
Greater Green River	7	5	7	6	—	—	6	3
San Juan	—	—	—	—	—	—	—	—
East Division
Mid-Continent West	17	12	16	8	27	4	44	5
Mid-Continent East	20	12	20	11	73	3	69	3
East Texas	22	16	14	10	—	—	3	2

Total	119	76	108	63	118	8	142	15

Recent Developments

Executive management team

During 2013, we made several key additions to our executive team, including Mr. Randy Limbacher, our Chief Executive Officer, President and member of our Board of Directors, Mr. Richard Fraley, our Executive Vice President and Chief Operating Officer, Mr. Louis Jones, our Executive Vice President of Business Development and New Ventures, and Mr. Andrew Kidd, our Senior Vice President and General Counsel. Collectively with Mr. Phil Cook, our Executive Vice President and Chief Financial Officer, our executive team has significant experience in the oil and gas industry and in managing publicly held companies.

Portfolio management

We continue to make progress in divesting non-core assets. We received approximately $311.6 million associated with divestitures that closed in 2013 and approximately $2.8 million associated with divestitures that closed in the first quarter of 2014. Additionally, we received a total of approximately $1.0 billion associated with divestitures that closed subsequent to the Acquisition.

Long-term debt

In May 2014, we amended the credit agreement governing the RBL Revolver to, among other things, (i) modify the debt metric and maximum ratio with respect to the financial performance covenant for 2014 and 2015, (ii) reduce the borrowing base from approximately $1.8 billion to $1.0 billion and (iii) permit us to incur an additional $500.0 million of second lien debt without a further, related reduction to the borrowing base, subject to certain limitations and conditions. For additional information, see “—Capital Commitments, Capital Resources and Liquidity—Liquidity” and “Description of Other Indebtedness—RBL Revolver.”

In December 2013, we amended the credit agreement governing the Second Lien Term Loan to, among other things, effect a refinancing transaction of the Second Lien Term Loan. As a result of this amendment, borrowings outstanding under the Second Lien Term Loan bear interest, at our option, at a rate equal to (i) the then-current LIBOR for the applicable interest period, subject to a 1.00% floor, plus an applicable margin of 4.00% or (ii) an alternative base rate, subject to a 2.00% floor, plus an applicable margin of 3.00%. Prior to the amendment, LIBOR and alternative base rate borrowings were subject to a floor of 1.25% and 2.25%, respectively, and an applicable margin of 4.75% and 3.75%, respectively. For additional information, see “Description of Other Indebtedness—Second Lien Term Loan.”

Information system enhancements

We have recently implemented a new ERP system, which will improve our business management and reporting capabilities. We began transacting with our new ERP system on January 1, 2014.

2014 Outlook

Our board of directors approved a capital budget for 2014 of approximately $730.0 million (excluding capitalized interest and internal costs), approximately 92% of which, or $670.0 million, is allocated to drilling and completion activities. Subsequently, we have moderately reduced our planned capital spending in 2014 to focus our drilling and completion activities in areas that we believe have a higher probability of achieving acceptable returns for our invested capital. As a result, we expect our actual drilling and completion expenditures during 2014 to be less than our initially budgeted amount. We intend to fund our 2014 capital expenditures (excluding capitalized interest and internal costs) primarily through operating cash flows. Consistent with our historical practice, we periodically review our capital expenditures and adjust our capital program based on liquidity, commodity prices and drilling results.

In addition, we expect continued progress associated with portfolio management in 2014. We will continue to pursue strategic acquisitions and are targeting divestitures of non-core assets of approximately $200.0 million during 2014.

Basis of Presentation

The following discussion is intended to assist you in understanding our business and results of operations together with our present financial condition. As a result of the matters described below, certain periods may not be comparable.

•

On November 14, 2011, Samson was formed for the purpose of acquiring the Predecessor, which occurred on December 21, 2011. The Acquisition was accounted for as a business combination, and the assets acquired and liabilities assumed were recorded at their estimated acquisition date fair value, impacting the comparability of the financial statements of Samson with the financial statements of the Predecessor.

•

The results of operations of Samson reflected in all Successor periods presented do not include the Gulf Coast and Offshore assets of the Predecessor, which were retained by the former shareholders of the Predecessor. The results of operations of the Predecessor for all earlier periods presented include the Predecessor’s Gulf Coast and Offshore assets.

•

In January 2011, the Predecessor sold a significant portion of its oil and gas properties located in the Permian Basin in two separate transactions. The total sales price was approximately $468.1 million. No gain or loss was recorded. The transaction resulted in a decrease to the full cost pool and impacted the depletion rate.

•

The comparability of our Predecessor’s transition period presented is impacted by the fact that the period from July 1, 2011 to December 21, 2011 presented includes 174 days, up to the Acquisition date of December 21, 2011, compared to the 184 days included in the 2010 transition period. For ease of discussion, the 174 day period is referred to as the “2011 transition period.”

•

In December 2012, we sold certain of our non-operated producing and undeveloped Bakken properties in the Williston Basin in two separate transactions for aggregate proceeds of approximately $680.0 million, before post-closing adjustments. We used the proceeds of the sale to repay a portion of our outstanding borrowings under our RBL Revolver.

•

In December 2012, we initiated a restructuring plan to reduce operating costs and improve profitability. In conjunction with the restructuring, we closed our Midland, Texas office and implemented a reduction in force of 120 employees across the Company. We incurred expenses of approximately $46.6 million in restructuring charges for the year ended December 31, 2012. In February 2013, we announced that we had completed our restructuring.

•	The Successor operates on a December 31 fiscal year end, while the Predecessor operated on a June 30 fiscal year end.

Industry Trends and Uncertainties

Our performance is generally impacted by several factors, including:

•	the volatility of oil and natural gas prices;

•	transportation capacity constraints and interruptions;

•	the level of consumer demand and overall economic activity;

•	the use of alternative fuels;

•	weather conditions and the impact of weather-related events;

•	government regulations and taxes; and

•	world geopolitical and economic events.

Source of Our Revenues

We derive substantially all of our revenues from the sale of oil, natural gas and NGLs that are produced through our interests in properties located in our core areas of operations. As discussed in Note 8 to our audited consolidated financial statements included elsewhere in this prospectus and Note 6 to our unaudited condensed consolidated financial statements included elsewhere in this prospectus, we use derivative instruments to achieve more predictable cash flows and to reduce our exposure to downward price fluctuations for oil and natural gas.

Principal Components of Our Cost Structure

Lease Operating Expenses

Lease operating expenses are costs incurred in extracting oil, natural gas or NGLs from our reserves. These costs include direct operating costs (such as compensation and related expenses for all field personnel), workover costs and repairs and maintenance. Lease operating costs can be variable and therefore fluctuate based upon changes in production occurring and the relative location of the property.

Production and Ad Valorem Taxes

Production taxes (also referred to as severance taxes) are generally based upon a percentage of oil and gas production revenues and vary from state to state. In addition, ad valorem taxes are assessed on our various assets.

Depreciation, Depletion and Amortization (“DD&A”)

We deplete costs incurred for the acquisition and development of oil and gas properties using a unit of production method based on total proved reserves. Depreciation of other property and equipment, which includes certain facilities, saltwater disposal wells and other equipment is calculated using the straight-line method over the estimated useful lives of other property and equipment.

Impairment of Oil and Gas Properties

We evaluate our proved oil and gas properties for impairment on a country-wide basis. Based upon the results of our ceiling test calculations, property impairment charges may result under the full cost accounting rules, which we are required to calculate on a quarterly basis. The ceiling test requires that a non-cash impairment charge be taken to reduce the carrying value of oil and gas properties if the carrying value exceeds a defined cost-center ceiling based on the standardized measure of discounted future net cash flows at the applicable date, before deducting future income taxes, discounted at 10%.

General and Administrative Expenses

General and administrative costs include compensation expenses, office expenses, insurance expense and other expenses for all office personnel. Internal costs incurred in association with the acquisition or development of our oil and gas properties are capitalized and excluded from general and administrative expenses.

Interest Expense

We have interest costs associated with our RBL Revolver, the notes, Second Lien Term Loan, Cumulative Preferred Stock, bank and insurance company loans, and amortization of loan commitment and other fees. These interest costs are capitalized to our undeveloped oil and gas properties.

Market Conditions

Prices for our products significantly impact our revenue, net income and cash flows. Oil, natural gas and NGLs are commodities, and prices for commodities are inherently volatile. The following table sets forth the average market oil, natural gas and NGL prices for the respective Successor and Predecessor periods presented:

	Successor					Predecessor
	Three Months Ended March 31,		Year Ended December 31,		From Inception (November 14, 2011) through December 31, 2011	July 1, 2011 through December 21, 2011	Year Ended June 30, 2011
	2014	2013	2013	2012
Average prices:
Natural gas (MMBtu)(a)	$4.94	$3.34	$3.65	$2.79	$3.36	$3.87	$4.15
Oil (Bbl)(b)	$98.68	$94.37	$97.97	$94.20	$98.58	$91.91	$89.51

(a)	Based on NYMEX last day settlements.
(b)	Based on NYMEX calendar month average settlements.

Results of Operations

Three Months Ended March 31, 2014 Compared to Three Months Ended March 31, 2013

Oil, Natural Gas and NGL Revenue

Our oil, natural gas and NGL revenues are derived from the sale of oil, natural gas and NGLs and do not include the effects of the settlements of our derivative positions. The following table sets forth information regarding our revenues for the three months ended March 31, 2014 and 2013 (in thousands):

	Three Months Ended March 31,		Change	Percent Change
	2014	2013
Crude oil	$112,126	$112,928	$(802)	(1)%
Natural gas	150,041	117,097	32,944	28%
NGLs	46,090	32,885	13,205	40%

Total revenue	$308,257	$262,910	$45,347	17%

The increase in our revenues reflects higher realized pricing on crude oil, natural gas and NGLs offset partially by decreased natural gas and crude oil production. Natural gas production declined primarily due to declining base production as a consequence of our continued focus on drilling in areas with a higher mixture of crude oil and NGLs. During the three months ended March 31, 2014, crude oil production was lower due to declining base production, less than anticipated well results and divestitures that occurred throughout 2013.

The following table summarizes the impact of price and volume changes on our revenues during the three months ended March 31, 2014 (in thousands):

	Oil	Gas	NGLs	Total
Revenue for the three months ended March 31, 2013	$112,928	$117,097	$32,885	$262,910
Change due to volumes	(5,946)	(26,042)	4,944	(27,044)
Change due to price	5,144	58,986	8,261	72,391

Revenue for the three months ended March 31, 2014	$112,126	$150,041	$46,090	$308,257

Pricing

The following table sets forth information regarding average realized sales prices for the three months ended March 31, 2014 and 2013:

	Three Months Ended March 31,		Change
	2014	2013
Average realized sales prices:
Crude oil, excluding hedges ($/Bbl)	$91.76	$87.77	5%
Natural gas, excluding hedges ($/Mcfe)	$4.49	$2.99	50%
NGLs, excluding hedges ($/Bbl)	$39.55	$31.61	25%

Average realized price, excluding hedges ($/Mcfe)	$6.46	$4.95	31%

Crude oil, hedged ($/Bbl) (a)	$82.05	$86.10	(5)%
Natural gas, hedged ($/Mcfe) (a)	$3.84	$3.36	14%
NGLs, hedged ($/Bbl) (a)	$36.16	$33.09	9%

Average realized price, hedged ($/Mcfe)	$5.67	$5.21	9%

(a)	The effects of hedges include cash settlements for both derivatives designated as cash flow hedges and those not designated as cash flow hedges.

Natural Gas Prices

Natural gas prices are subject to variances based on local supply and demand conditions as well as rapidly evolving market conditions. A significant majority of our natural gas sales contracts are based upon index pricing that varies widely based upon many factors, such as geography. Most of our natural gas is sold on a monthly basis based upon a monthly index price or a daily basis based upon daily market prices for a given period. Our average realized natural gas price increased from 2013 primarily as a result of higher market prices.

We primarily utilize fixed price swaps and collars, and occasionally basis swaps, to manage our exposure to fluctuations in natural gas prices. For the three months ended March 31, 2014, 83% of our natural gas production was economically hedged with financial derivatives.

Crude Oil Prices

The majority of our crude oil production is sold at prevailing market prices, which fluctuate in response to many factors that are outside of our control. These factors include supply disruptions, pipeline and refinery outages, weather patterns and global events and economics. Most of our crude oil is sold on a monthly basis based upon a variable differential to NYMEX that fluctuates based upon regional fundamentals. Our realized crude oil price for the three months ended March 31, 2014 increased as a result of these market forces.

We utilize fixed price swaps to manage our exposure to crude oil prices. For the three months ended March 31, 2014, all of our crude oil production was economically hedged with financial derivatives.

NGL Prices

Our NGLs are sold based upon published monthly average market pricing less a deduction for transportation and fractionation. Recently, there has been significant volatility in NGL pricing. That volatility has a significant impact on our realized price for NGLs. Additionally, the market price of our NGL production, which primarily consists of ethane, propane, butane, iso-butane and natural gasoline, can be significantly impacted by local market conditions, such as fractionation availability and business conditions of the end users of such NGL products, such as chemical companies, plastic manufacturers and propane dealers. Our average realized NGL price increased from 2013 primarily as a result of harsh winter weather conditions, which significantly increased the market price for propane and positively impacted our NGL revenues by approximately $6.9 million in 2014.

We utilize fixed price swaps to manage our exposure to NGL pricing. For the three months ended March 31, 2014, 54% of our NGL production was economically hedged with financial derivatives.

Production

The following table sets forth information regarding production for the three months ended March 31, 2014 and 2013:

	Three Months Ended March 31,		Change
	2014	2013
Production volumes:
Natural gas (Bcf):
West Division
Williston	0.1	—	—
Powder River	0.2	0.2	0%
Greater Green River	3.0	4.3	(30)%
San Juan	7.6	8.9	(15)%
East Division
Mid-Continent West	4.3	4.7	(9)%
Mid-Continent East	6.7	6.1	10%
East Texas	11.3	14.8	(24)%
Other (a)	0.2	0.2	0%

Total	33.4	39.2	(15)%

Crude oil (MBbl):
West Division
Williston	306.4	358.1	(14)%
Powder River	283.2	319.4	(11)%
Greater Green River	78.4	76.0	3%
San Juan	—	—	0%
East Division
Mid-Continent West	205.3	275.2	(25)%
Mid-Continent East	241.2	106.9	126%
East Texas	104.1	137.1	(24)%
Other (a)	3.3	14.0	(76)%

Total	1,221.9	1,286.7	(5)%

NGL (MBbl):
West Division
Williston	14.7	1.6	819%
Powder River	13.1	18.1	(28)%
Greater Green River	267.3	232.2	15%
San Juan	5.3	1.8	194%
East Division
Mid-Continent West	346.7	340.9	2%
Mid-Continent East	284.0	158.9	79%
East Texas	230.1	285.6	(19)%
Other (a)	4.1	1.2	242%

Total	1,165.3	1,040.3	12%

	Three Months Ended March 31,		Change
	2014	2013
Combined Production (Bcfe):
West Division
Williston	2.0	2.2	(9)%
Powder River	2.0	2.2	(9)%
Greater Green River	5.1	6.1	(16)%
San Juan	7.6	8.9	(15)%
East Division
Mid-Continent West	7.6	8.4	(10)%
Mid-Continent East	9.9	7.7	29%
East Texas	13.3	17.3	(23)%
Other (a)	0.2	0.3	(33)%

Total	47.7	53.1	(10)%

(a)	Other includes certain of our non-core properties in California, Pennsylvania, the Southeastern United States and certain other regions.

Natural Gas Production

The decrease in natural gas production volumes for the three months ended March 31, 2014 compared to the three months ended March 31, 2013 was primarily attributable to declining dry gas production in our San Juan and East Texas business units as well as divested properties in our Greater Green River business unit. We expect natural gas production to continue to decline as we continue to focus our development in areas with a higher mixture of oil and NGLs.

Crude Oil Production

Oil production decreased for the three months ended March 31, 2014 when compared to the three months ended March 31, 2013 as a result of declining base production, less than anticipated well results and delayed completions in our Williston, Powder River and Mid-Continent West business units during the three months ended March 31, 2014 and as a result of divestitures throughout 2013, which impacted our East Texas and Williston business units. Our capital program in the Mid-Continent East business unit was successful in offsetting a significant amount of declining and divested crude oil production.

NGL Production

The increase in NGL production volumes for the three months ended March 31, 2014 compared to the three months ended March 31, 2013 was attributable to new wells completed in our Mid-Continent East business unit targeting the Marmaton and Mississippi Lime formations, which have significant liquids content as well as a significant increase in processed natural gas in our Williston business unit due to infrastructure improvements. We expect to continue to focus on areas which contain natural gas with higher concentrations of NGLs as part of our core drilling program.

Commodity Derivatives

We utilize commodity-based derivative instruments to manage our exposure to changes in expected future cash flows from forecasted sales of oil, natural gas and NGLs. All of our derivative activity is designed to reduce our exposure to declining prices. To the extent the future commodity price outlook declines between measurement periods, we will have mark-to-market gains, and to the extent future commodity price outlook increases between measurement periods, we will have mark-to-market losses. Changes in the fair value of derivative instruments not designated as accounting hedges are recognized in commodity derivatives, net in our condensed consolidated statements of loss and comprehensive loss in the periods in which they occur. Accordingly, this could result in future earnings that are more volatile.

We have designated a portion of our derivatives as cash flow hedges for accounting purposes. The effective portion of changes in fair values of our derivatives designated as cash flow hedges are recorded through other comprehensive income (loss) and do not impact net income (loss) until the underlying physical transaction settles. Once the underlying physical transaction settles, the cash settlement gain or loss on the related cash flow hedge is recorded as commodity derivatives, net, in our condensed consolidated statements of loss and comprehensive loss. Any change in the fair value of cash flow hedges resulting from ineffectiveness is recognized in current earnings in commodity derivatives, net.

The following table sets forth the components of the composition of our commodity derivatives, net in our condensed consolidated statements of loss and comprehensive loss (in thousands):

	Three Months Ended March 31,
	2014	2013
Cash settlements on derivatives, net	$(37,692)	$14,066
Total losses on derivatives, net	(19,637)	(64,020)
Ineffectiveness recorded on cash flow hedges	—	(55)

Total commodity derivatives, net	$(57,329)	$(50,009)

Operating Expenses

The following table sets forth information regarding operating expenses for the three months ended March 31, 2014 and 2013 (in thousands, except per unit data):

	Three Months Ended March 31,		Change	Percent Change
	2014	2013
Operating expenses:
Lease operating	$45,478	$49,755	$(4,277)	(9)%
Production and ad valorem taxes	20,477	18,492	1,985	11%
Depreciation, depletion and amortization	118,146	127,902	(9,756)	(8)%
Impairment of oil and gas properties	—	69,269	(69,269)	(100)%
Asset retirement obligation accretion	1,198	1,161	37	3%
Related party management fee	5,512	5,250	262	5%
General and administrative	40,980	30,671	10,309	34%

Total operating expenses	$231,791	$302,500	$(70,709)	(23)%

	Three Months Ended March 31,		Percent Change
	2014	2013
Average cost per unit of combined production ($ per Mcfe):
Production costs:
Lease operating expense	$0.95	$0.94	1%
Production and ad valorem taxes	0.43	0.35	23%

Total production cost per unit	$1.38	$1.29	7%

Lease operating expense, net of non-cash equity compensation	$0.90	$0.92	(2)%
Depreciation, depletion and amortization	$2.48	$2.41	3%
General and administrative expenses	$0.86	$0.58	48%
General and administrative expenses, net of non-cash equity compensation	$0.65	$0.50	30%

Lease operating expenses. The decrease in total lease operating expenses for the three months ended March 31, 2014 compared to the three months ended March 31, 2013 was attributable to a decrease in overall production of 5.5 Bcfe from prior year.

Production and ad valorem taxes. The increase in production and ad valorem taxes per unit for the three months ended March 31, 2014 compared to the three months ended March 31, 2013 was primarily attributable to higher realized prices on oil, natural gas and NGLs. Our realized prices, excluding hedges, on our combined production increased 31%, or $1.51 on a per Mcfe basis.

Depreciation, depletion and amortization expense. The decrease in total DD&A for the three months ended March 31, 2014 compared to the three months ended March 31, 2013 was primarily due to lower production volumes in 2014.

Impairment of oil and gas properties. We recorded a pre-tax impairment expense related to our oil and gas properties for the three months ended March 31, 2013 of $69.3 million as a result of our full-cost ceiling test. Under the full cost method, we are subject to quarterly calculations of a ceiling or limitation on the amount of costs associated with our oil and gas properties that can be capitalized in our consolidated balance sheets. Contributing to the impairment expense for the three months ended March 31, 2013 were impairments of our unproved properties of approximately $3.8 million. For further information regarding full cost ceiling tests, refer to Note 2 to our unaudited condensed consolidated financial statements included elsewhere in this prospectus and the discussion under “—Critical Accounting Policies, Practices and Estimates.”

Related party management fee. We entered into a consulting agreement with affiliates of our initial equity investors pursuant to which we receive management services and incur a quarterly management fee to our private equity sponsors. The management fee increases 5% on an annual basis.

General and administrative expenses. General and administrative expenses increased for the three months ended March 31, 2014 compared to the three months ended March 31, 2013 due in part to an increase in stock compensation expense of approximately $5.9 million. Approximately $5.1 million of this increase was due to the repricing of the majority of outstanding options in the first quarter of 2014 to $2.50 per share from $4.00, $5.00 or $7.50 per share, as applicable. Also contributing to the increase was an increase of approximately $2.2 million in expense related to employer contributions for 401(k) matching. Additionally, there was an increase in compensation expense of approximately $1.0 million related to the repurchase of 390,000 shares of puttable common stock at a price above fair market value in the first quarter of 2014.

Interest expense. Interest expense associated with our RBL Revolver, the notes, Second Lien Term Loan, Cumulative Preferred Stock, and amortization of loan commitment and other fees is capitalized based on the cost of certain unproved oil and gas properties excluded from amortization where we have ongoing exploration or development activities. We capitalized interest costs to unproved oil and gas properties of $63.6 million and $81.5 million during the three months ended March 31, 2014 and 2013, respectively. Our interest expense for each period, if any, represents the amount by which our total interest cost incurred exceeds the amount of interest we capitalize. Total interest cost for the three months ended March 31, 2014 was $84.1 million compared with $81.5 million for the three months ended March 31, 2013. The increase in total interest cost was the result of additional interest on the notes, which we began to incur in May 2013 pursuant to the terms of the registration rights agreement relating to the notes. For additional information, see “The Exchange Offer—Purpose and Effect of the Exchange Offer.”

Income tax provision. The decrease in the income tax benefit for the three months ended March 31, 2014 compared to the three months ended March 31, 2013 is due to the difference in pre-tax loss between the periods. The effective income tax rate for the three months ended March 31, 2014 and 2013 was approximately 31% and 36%, respectively. Realization of our deferred tax assets is dependent upon generating sufficient future taxable income. Although realization is not assured, we believe it is more likely than not that the deferred tax assets will be realized. The amount of the deferred tax assets considered realizable, however, could be reduced in the near-term if estimates of future taxable income are reduced.

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

Oil, Natural Gas and NGL Revenue

Our oil, natural gas and NGL revenues are derived from the sale of oil, natural gas and NGLs and do not include the effects of the settlements of our derivative positions. The following table sets forth information regarding our revenues for the years ended December 31, 2013 and 2012 (in thousands):

	Year Ended December 31,		Change	Percent Change
	2013	2012
Oil	$493,884	$517,824	$(23,940)	(5)%
Natural gas	495,610	387,731	107,879	28%
NGLs	152,498	140,947	11,551	8%

Total revenue	$1,141,992	$1,046,502	$95,490	9%

The increase in our revenues primarily reflects increased natural gas pricing in 2013 as compared to 2012, offset partially by a 14% decrease in our crude oil production in 2013 as a result of our Bakken divestitures in December 2012. The impact of declining crude oil production was partially mitigated by higher average realized pricing. As a result of our focus on liquids-rich production, we experienced a decline in our production of natural gas of 16%, which was more than offset by a significant increase in realized natural gas prices, resulting in an increase in natural gas revenue. We increased NGL production in 2013 by approximately 16% as a result of our drilling strategy. However, decreases in NGL pricing impacted us and as a result, total NGL revenues increased by only 8% when comparing 2013 to 2012.

Pricing

The following table sets forth information regarding average realized sales prices for the years ended December 31, 2013 and 2012:

	Year Ended December 31,		Change
	2013	2012
Average realized sales prices:
Crude oil, excluding hedges ($/Bbl)	$92.38	$83.92	10%
Natural gas, excluding hedges ($/Mcfe)	$3.28	$2.17	51%
NGLs, excluding hedges ($/Bbl)	$32.30	$35.03	(8)%

Average realized price, excluding hedges ($/Mcfe)	$5.40	$4.37	24%

Crude oil, hedged ($/Bbl)(a)	$86.30	$81.93	5%
Natural gas, hedged ($/Mcfe)(a)	$3.37	$3.01	12%
NGLs, hedged ($/Bbl)(a)	$32.67	$35.85	(9)%

Average realized price, hedged ($/Mcfe)	$5.32	$4.95	7%

(a)	The effects of hedges include cash settlements for both derivatives designated as cash flow hedges and those not designated as cash flow hedges.

Natural Gas Prices

Natural gas prices are subject to variances based on local supply and demand conditions as well as rapidly evolving market conditions. Also, significant changes in price-basis differentials between delivery points for our production and the delivery points in our sales agreements can cause price variances. A significant majority of our natural gas sales contracts are based upon index pricing that varies widely based upon many factors, such as geography. Most of our natural gas is sold on a monthly basis based upon a monthly index price or a daily basis based upon daily market prices for a given period. Our average realized natural gas price increased from 2012 primarily as a result of higher market prices.

We primarily utilize fixed price swaps and collars, and occasionally basis swaps, to manage our exposure to fluctuations in natural gas prices. In 2013, 83% of our natural gas production was economically hedged with financial derivatives.

Crude Oil Prices

The majority of our crude oil production is sold at prevailing market prices, which fluctuate in response to many factors that are outside of our control. These factors include supply disruptions, pipeline and refinery outages, weather patterns and global events and economics. Most of our crude oil is sold on a monthly basis based upon a variable differential to NYMEX that fluctuates based upon regional fundamentals. Our realized crude oil price for 2013 increased as a result of these market forces.

We utilize fixed price swaps to manage our exposure to crude oil prices. In 2013, all of our crude oil production was economically hedged with financial derivatives.

NGL Prices

Our NGLs are sold based upon published monthly average market pricing less a deduction for transportation and fractionation. Recently, there has been significant volatility in NGL pricing. That volatility has a significant impact on our realized price for NGLs. Additionally, the market price of our NGL production, which primarily consists of ethane, propane, butane, iso-butane and natural gasoline, can be significantly impacted by local market conditions, such as fractionation availability and business conditions of the end users of such NGL products, such as chemical companies, plastic manufacturers and propane dealers. Our average realized NGL price decreased from 2012 as a result of decrease in overall market NGL pricing, but was particularly impactful to ethane pricing.

We utilize fixed price swaps to manage our exposure to NGL pricing. In 2013, 50% of our NGL production was economically hedged with financial derivatives.

Production

The following table sets forth information regarding production for the years ended December 31, 2013 and 2012:

	Year Ended December 31,		Change	Pro Forma(a) Excluding Bakken Divestitures
	2013	2012		2012	Change
Production volumes:
Natural gas (Bcf):
West Division
Williston	0.2	1.1	(82)%	—	100%
Powder River	0.8	1.1	(27)%
Greater Green River	17.0	15.9	7%
San Juan	33.8	40.2	(16)%
East Division
Mid-Continent West	18.7	22.8	(18)%
Mid-Continent East	25.5	27.7	(8)%
East Texas	54.2	69.1	(22)%
Other(b)	0.7	0.9	(22)%

Total	150.9	178.8	(16)%	177.7	(15)%

Crude oil (MBbl):
West Division
Williston	1,478.7	2,900.2	(49)%	1,184.6	25%
Powder River	1,165.3	1,178.8	(1)%
Greater Green River	353.3	224.8	57%
San Juan	0.1	0.2	(50)%
East Division
Mid-Continent West	1,132.1	891.0	27%
Mid-Continent East	713.7	508.6	40%
East Texas	424.9	392.7	8%
Other(b)	49.5	69.8	(29)%

Total	5,317.6	6,166.1	(14)%	4,450.5	19%

NGL (MBbl):
West Division
Williston	23.0	129.3	(82)%	8.6	167%
Powder River	73.3	49.3	49%
Greater Green River	1,291.5	762.5	69%
San Juan	12.5	8.3	51%
East Division
Mid-Continent West	1,435.0	1,541.6	(7)%
Mid-Continent East	824.2	722.8	14%
East Texas	1,013.4	805.2	26%
Other(b)	4.8	5.1	(6)%

Total	4,677.7	4,024.1	16%	3,903.4	20%

	Year Ended December 31,		Change	Pro Forma(a) Excluding Bakken Divestitures
	2013	2012		2012	Change
Combined Production (Bcfe):
West Division
Williston	9.2	19.3	(52)%	7.2	28%
Powder River	8.2	8.5	(4)%
Greater Green River	26.9	21.8	23%
San Juan	33.9	40.3	(16)%
East Division
Mid-Continent West	34.1	37.4	(9)%
Mid-Continent East	34.7	35.1	(1)%
East Texas	62.8	76.3	(18)%
Other(b)	1.0	1.3	(23)%

Total	210.8	240.0	(12)%	227.9	(7.5)%

(a)	The production from the Williston business unit for the year ended December 31, 2012 includes production attributable to the Bakken properties divested in the fourth quarter of 2012. The pro forma information presented represents 2012 production excluding these properties.
(b)	Other includes certain of our non-core properties in California, Pennsylvania, the Southeastern United States and certain other regions.

Natural Gas Production

The decrease in natural gas production volumes in 2013 compared to 2012 was attributable to our continued focus on developing liquids-rich areas. We expect natural gas production to continue to decline on both an absolute basis and as a percent of total production as we continue to develop our liquids-rich core areas.

Crude Oil Production

Oil production decreased for the year ended December 31, 2013 when compared to the year ended December 31, 2012 as a result of the divestiture of certain Bakken properties in the fourth quarter of 2012, which had production of 1,715.6 MBbls in the year ended December 31, 2012. The production decrease from the divestiture was offset by increases in oil production from new wells completed in late 2012 and in 2013 in our Mid-Continent East, Mid-Continent West and Greater Green River business units, which collectively increased oil production by 1,189.3 MBbls.

NGL Production

The increase in NGL production volumes in 2013 compared to 2012 was attributable to our focus on developing liquids-rich areas that contain wet natural gas, which allows for higher recoveries of NGLs. NGL production increased in the Mid-Continent East, East Texas and Greater Green River business units by 1,276.4 MBbls as a result of new wells completed in late 2012 and in 2013. We expect to continue to focus on areas which contain natural gas with higher concentrations of NGLs as part of our core drilling program.

Commodity Derivatives

We utilize commodity-based derivative instruments to manage our exposure to changes in expected future cash flows from forecasted sales of oil, natural gas and NGLs. All of our derivative activity is designed to reduce our exposure to declining prices. To the extent the future commodity price outlook declines between measurement periods, we will have mark-to-market gains, and to the extent future commodity price outlook increases between measurement periods, we will have mark-to-market losses. Changes in the fair value of derivative instruments not designated as accounting hedges are recognized in commodity derivatives, net in our consolidated statements of income (loss) in the periods in which they occur. Accordingly, this could result in future earnings that are more volatile.

Beginning in the third quarter of 2012, we designated a portion of our derivatives as cash flow hedges for accounting purposes. The effective portion of changes in fair values of our derivatives designated as cash flow hedges are recorded through other comprehensive income (loss) and do not impact net income (loss) until the underlying physical transaction settles. Once the underlying physical transaction settles, the cash settlement gain or loss on the related cash flow hedge is recorded as commodity derivatives, net, in our consolidated statements of income (loss). Any change in the fair value of cash flow hedges resulting from ineffectiveness is recognized in current earnings in commodity derivatives, net.

The following table sets forth the components of the composition of our commodity derivatives, net in our consolidated statements of income (loss) and comprehensive income (loss) (in thousands):

	Year Ended December 31,
	2013	2012
Cash settlements on derivatives, net	$(16,944)	$127,142
Total losses on derivatives, net	(41,467)	(7,352)
Ineffectiveness recorded on cash flow hedges	—	1,648

Total commodity derivatives, net	$(58,411)	$121,438

Operating Expenses

The following table sets forth information regarding operating expenses for the years ended December 31, 2013 and 2012 (in thousands, except per unit data):

	Year Ended December 31,		Change	Percent Change
	2013	2012
Operating expenses:
Lease operating	$195,918	$222,597	$(26,679)	(12)%
Production and ad valorem taxes	76,256	82,651	(6,395)	(8)%
Depreciation, depletion and amortization	558,714	682,621	(123,907)	(18)%
Impairment of oil and gas properties	1,817,670	2,253,527	(435,857)	(19)%
Related party management fee	21,000	20,000	1,000	5%
Restructuring charges	—	46,643	(46,643)	(100)%
General and administrative	131,305	151,168	(19,863)	(13)%

Total operating expenses	$2,800,863	$3,459,207	$(658,344)	(19)%

	Year Ended December 31,		Percent Change
	2013	2012
Average cost per unit of combined production ($ per Mcfe):
Production costs:
Lease operating expense	$0.93	$0.93	0%
Production and ad valorem taxes	0.36	0.34	6%

Total production cost per unit	$1.29	$1.27	2%

Lease operating expense, net of non-cash equity compensation	$0.91	$0.93	(2)%
Depreciation, depletion and amortization	$2.65	$2.84	(7)%
General and administrative expenses	$0.62	$0.63	(2)%
General and administrative expenses, net of non-cash equity compensation	$0.51	$0.48	6%

Lease operating expenses. The decrease in total lease operating expenses in 2013 compared to 2012 was attributable to a decrease in total production of 29.1 Bcfe, which decreased lease operating expenses approximately $27.0 million as we shifted our drilling focus to areas containing a higher mix of oil and natural gas liquids. The divestitures of the Bakken properties in the fourth quarter of 2012 impacted our oil production and contributed $14.3 million of the total decrease in lease operating expenses for 2013.

Production and ad valorem taxes. The increase in production and ad valorem taxes per unit in 2013 compared to 2012 was primarily attributable to increased realized pricing for natural gas and crude oil. Higher average realized pricing for natural gas and crude oil was offset by decreases in production of these products as compared to 2012, resulting in lower total production and ad valorem tax expense.

Depreciation, depletion and amortization expense. The decrease in total DD&A in 2013 compared to 2012 was primarily due to ceiling test impairments recorded during 2012 of approximately $2.3 billion. A ceiling test impairment lowers the overall depletion base for subsequent periods.

Impairment of oil and gas properties. We recorded a pre-tax impairment expense related to our oil and gas properties for the years ended December 31, 2013 and 2012 of $1.8 billion and $2.3 billion, respectively, as a result of our full-cost ceiling test. Under the full cost method, we are subject to quarterly calculations of a ceiling or limitation on the amount of costs associated with our oil and gas properties that can be capitalized in our consolidated balance sheets. Contributing to the impairment expense for 2013 and 2012 were impairments of our unproved properties of approximately $1.6 billion and $1.3 billion, respectively. For further information regarding full cost ceiling tests, refer to Note 4 to our audited consolidated financial statements included elsewhere in this prospectus and the discussion under “—Critical Accounting Policies, Practices and Estimates.”

Related party management fee. In connection with the Acquisition, we entered into a consulting agreement with affiliates of our initial equity investors pursuant to which we receive management services and incur a quarterly management fee to our private equity sponsors. The management fee increases 5% on an annual basis.

Restructuring charges. Restructuring charges primarily relate to severance costs paid in December 2012 associated with a workforce reduction pursuant to a restructuring plan. No restructuring charges were incurred during the year ended December 31, 2013.

General and administrative expenses. General and administrative expenses decreased in 2013 compared to 2012 due in part to a decrease in stock compensation expenses of $11.1 million. The decrease in stock compensation expense resulted primarily from accelerated vesting that occurred in 2012 in connection with the reduction in workforce described above. Also contributing to the decrease in general and administrative expenses in 2013 were reduced expenses associated with certain licensing fees of approximately $4.5 million and reduced transaction costs. The decreases in general and administrative expenses were also due to a decrease in cash compensation expense of approximately $5.7 million. The decrease in cash compensation expense related to an increase of $8.2 million of severance costs recorded as general and administrative expenses in 2013 whereas severance related costs for 2012 were recorded as restructuring charges, which was offset by decreases in wages and bonuses of approximately $13.9 million resulting from the reduction in workforce that occurred in December 2012.

Interest expense. Interest expense associated with our RBL Revolver, the notes, Second Lien Term Loan, Cumulative Preferred Stock, and amortization of loan commitment and other fees was capitalized based on the cost of unproved oil and gas properties excluded from amortization. We capitalized interest costs to unproved oil and gas properties of $341.7 million and $279.7 million during the years ended December 31, 2013 and 2012, respectively.

Income tax provision. The decrease in the income tax benefit in 2013 compared to 2012 is due to the difference in pre-tax loss between the periods. The effective income tax rate for the years ended December 31, 2013 and 2012 was approximately 36% and 35%, respectively. Realization of our deferred tax assets is dependent upon generating sufficient future taxable income. Although realization is not assured, we believe it is more likely than not that the deferred tax assets will be realized. The amount of the deferred tax assets considered realizable, however, could be reduced in the near-term if estimates of future taxable income are reduced.

Successor Year Ended December 31, 2012 Compared to Predecessor Year Ended June 30, 2011

The following table sets forth selected operating data of the Successor and Predecessor for the years ended December 31, 2012 and June 30, 2011, respectively (in thousands, except production data):

	Successor	Predecessor
	Year Ended December 31, 2012	Year Ended June 30, 2011
Revenues:
Natural gas and natural gas liquids sales	$528,678	$983,079
Crude oil sales	517,824	446,508
Commodity derivatives, net	121,438	(126,874)

Total revenues	1,167,940	1,302,713

Operating expenses:
Lease operating	222,597	208,787
Production and ad valorem taxes	82,651	107,144
Depreciation, depletion and amortization	682,621	536,748
Impairment of oil and gas properties	2,253,527	—
Related party management fee	20,000	—
Restructuring charges	46,643	—
General and administrative	151,168	114,075

Total operating expenses	3,459,207	966,754

Operating income (loss)	(2,291,267)	335,959

Interest income (expense), net of capitalization	157	(23,512)
Other income (expense), net	(22)	10,220
Loss on early extinguishment of debt	(44,815)	—
Income tax provision (benefit)	(805,918)	116,979

Net income (loss)	$(1,530,029)	$205,688

	Successor	Predecessor
	Year Ended December 31, 2012	Year Ended June 30, 2011
Production volumes:
Natural gas (Bcf)(a)	178.8	229.2
NGL (MMBbl)	4.0	—
Crude oil (MMBbl)	6.2	5.2
Net Production (Bcfe)	240.0	260.5
Average daily production volumes:
Natural gas Mcf/d(a)	489,863	628,071
NGL B/d	11,024	—
Crude oil B/d	16,893	14,282
Mcfe per day	657,373	713,764
Average realized sales price (excluding hedges):
Natural gas ($ per Mcf)(a)	$2.17	$4.29
NGL ($ per barrel)	35.03	—
Crude oil ($ per barrel)	83.92	85.65
Combined production ($ per Mcfe)	4.37	5.49
Average realized sales price (hedged)(b):
Natural gas ($ per Mcf)(a)	$3.01	$5.33
NGL ($ per barrel)	35.85	—
Crude oil ($ per barrel)	81.93	82.63
Combined production ($ per Mcfe)	4.95	6.35
Average cost per unit of combined production ($ per Mcfe):
Production costs:
Lease operating	$0.93	$0.80
Production and ad valorem taxes	0.34	0.41

Total production cost per unit	$1.27	$1.21

Depreciation, depletion and amortization	$2.84	$2.06
General and administrative	$0.63	$0.56
General and administrative, net of non-cash equity compensation	$0.48	$0.49

(a)	Natural gas volumes and prices include NGLs for the year ended June 30, 2011.
(b)	The effects of hedges include cash settlement gains or losses for both derivatives not designated as cash flow hedges and those designated as cash flow hedges.

Oil and natural gas revenues. Oil and natural gas revenues were $1.0 billion for the year ended December 31, 2012 compared to $1.4 billion for the Predecessor year ended June 30, 2011. Specific factors affecting commodity revenues include the following:

•

The absence of natural gas production related to the Gulf Coast and Offshore assets contributed 13.34 Bcf to the total decrease in natural gas production volumes during the period. The remaining decrease in natural gas production volumes for the year ended December 31, 2012 compared to the year ended June 30, 2011 was attributable to natural declines in production in existing fields and the cessation of new natural gas drilling, reflecting our shift towards oil and NGLs production streams.

•

Average realized natural gas price (excluding the effects of derivatives) decreased by approximately 38% for the Successor year ended December 31, 2012 compared to the Predecessor year ended June 30, 2011.

•

The increase in oil production volumes for the year ended December 31, 2012 compared to the year ended June 30, 2011 was attributable to our oil-intensive drilling program, with an addition of 267 producing wells (81 net) during the year ended December 31, 2012. Increased production volumes from new wells were partially offset by a decrease of 1.0 MMBbls of crude oil production related to the Gulf Coast and Offshore assets not acquired by the Successor as part of the Acquisition.

•	Average realized oil price (excluding the effects of derivatives) decreased by approximately 4% for the Successor year ended December 31, 2012 compared to the Predecessor year ended June 30, 2011.

Commodity derivatives. The following table sets forth the components of the composition of our commodity derivatives, net in our consolidated statements of income (loss) (in thousands):

	Successor	Predecessor
	Year Ended December 31, 2012	Year Ended June 30, 2011
Cash settlements on derivatives, net	$127,142	$223,414
Total losses on derivatives, net	(7,352)	(350,288)
Ineffectiveness recorded on cash flow hedges	1,648	—

Total commodity derivatives, net	$121,438	$(126,874)

Operating Expenses

Lease operating expenses. The increase in lease operating expenses for the year ended December 31, 2012 compared to the year ended June 30, 2011 was attributable to higher levels of drilling and operating activity in the East and West Divisions, reflecting the higher operating costs associated with oil production as compared to natural gas production. For the year ended December 31, 2012, a total of 407 new wells (122 net) were drilled (127 operated wells (82 net) and 280 non-operated wells (41 net)), resulting in increased lease operating expense of $6 million. Workover expenses were approximately $26.5 million for the Successor year ended December 31, 2012 and $45.9 million for the Predecessor year ended June 30, 2011. The majority of the decrease in workover expenses was attributable to reduced walkovers on dry gas wells due to low natural gas prices. Also contributing to the increase in lease operating expenses in 2012 was the absence of $30.1 million of insurance proceeds received in 2011, $26.6 million of which flowed through lease operating expense.

Production and ad valorem taxes. The decrease in production and ad valorem taxes for the year ended December 31, 2012 compared to the year ended June 30, 2011 was directly related to the decrease in commodity prices and resulting revenue. Over the same period, our realized prices per Mcfe (excluding the effects of derivatives) decreased approximately 20%. In addition, ad valorem taxes decreased significantly between periods as a result of the Gulf Coast wells not acquired by the Successor in December 2011 which had higher ad valorem tax rates.

Depreciation, depletion and amortization expense. The increase in DD&A expense for the year ended December 31, 2012 compared to the year ended June 30, 2011 was related to several items. The Acquisition resulted in a significant increase in value of our unproved properties. As we develop our oil and gas properties, or impair our unevaluated costs, increases to our depletion base occur. Additionally, our shift towards focusing a capital program on oil rich resources has resulted in additional costs to be depleted, increasing our depletion rate. For the year ended December 31, 2012, we had an impairment of our unproved properties of $1.3 billion.

Impairment of oil and gas properties. Our net book value for our oil and gas properties exceeded the ceiling amount and a pre-tax impairment expense was recorded to reduce the carrying value of oil and gas properties for the year ended December 31, 2012. No impairments were required for the Predecessor year ended June 30, 2011. Contributing to the impairment expense for the year ended December 31, 2012 was an impairment of our unproved properties of $1.3 billion.

Related party management fee. We incur a quarterly management fee of $5.0 million to our private equity sponsors beginning in the first quarter of 2012, which increases 5% annually.

Restructuring charges. Restructuring charges primarily relate to severance costs paid in December 2012 associated with a workforce reduction pursuant to existing employee change of control agreements. No restructuring charges were incurred during the Predecessor year ended June 30, 2011.

General and administrative expenses. Contributing to the increase in general and administrative expenses for the year ended December 31, 2012 compared to the year ended June 30, 2011 was an increase in insurance expense of approximately $1.6 million, which was offset by a decrease in compensation expense of approximately $5.7 million and a decrease in office expenses of approximately $2.1 million. During the Successor year ended December 31, 2012 and the Predecessor year ended June 30, 2011, we capitalized $35.8 million and $79.5 million, respectively, of direct costs to the full cost pool, resulting in an increase of $43.7 million in general and administrative expenses.

Interest expense. We incurred interest cost of $279.7 million for the Successor year ended December 31, 2012 and $83.9 million for the Predecessor year ended June 30, 2011. The increase in interest cost was the result of increased debt balances outstanding in 2012 as well as higher weighted average interest rates on the Successor’s borrowings as compared to the Predecessor. During the year ended December 31, 2012, we capitalized all interest costs incurred as a result of the balance of our unproved property. The Predecessor capitalized $55.1 million for the year ended June 30, 2011. Included in our gross interest cost in 2012 was interest related to our preferred stock of $12.4 million.

Loss on early extinguishment of debt. During the year ended December 31, 2012, we recorded a non-cash expense related to the early repayment of the Bridge Facility with proceeds from the notes issued in February 2012.

Income tax provision. The variance in the income tax provision (benefit) for the year ended December 31, 2012 compared to the year ended June 30, 2011 is due to the difference in pre-tax income between the periods. The effective income tax rate for the Successor year ended December 31, 2012 was approximately 35% and the effective tax rate for the Predecessor year ended June 30, 2011 was approximately 36%.

Transition Period

The following table sets forth selected operating data of the Successor and Predecessor for the periods indicated (in thousands, except production data).

	Successor	Predecessor
	From Inception (November 14, 2011) through December 31, 2011	July 1, 2011 through December 21, 2011	Six Months Ended December 31, 2010
			(unaudited)
Revenues
Natural gas and natural gas liquids sales	$20,932	$439,894	$459,572
Crude oil sales	15,473	241,100	196,718
Commodity derivatives, net	18,496	157,726	(47,482)

Total revenues	54,901	838,720	608,808
Operating expenses
Lease operating	5,320	121,834	124,379
Production and ad valorem taxes	3,537	60,591	52,626
Depreciation, depletion and amortization	18,233	342,604	262,572
General and administrative	142,780	437,511	57,502

Total operating expenses	169,870	962,540	497,079
Interest expense, net of capitalization	—	(12,161)	(17,303)
Investment income and other	933	9,243	1,631
Loss on early extinguishment of debt	—	(77,413)	—
Income tax provision (benefit)	(40,369)	(85,188)	38,423

Net income (loss)	$(73,667)	$(118,963)	$57,634

Production volumes:
Natural gas (Bcf)(a)	6.1	107.3	114.3
Crude oil (MMBbl)	0.2	2.7	2.5
Net Production (Bcfe)	7.1	123.7	129.4
Average daily production volumes:
Natural gas Mcf/d(a)	610,600	616,908	621,125
Crude oil B/d	17,300	15,667	13,663
Mcfe per day	714,400	710,908	703,103
Average realized sales price (excluding hedges):
Natural gas ($ per Mcf)	$3.43	$4.10	$4.02
Crude oil ($ per barrel)	89.44	88.44	78.25
Combined production ($ per Mcfe)	5.10	5.51	5.07
Average realized sales price (hedged):
Natural gas ($ per Mcf)	$4.55	$4.76	$5.59
Crude oil ($ per barrel)	82.95	85.73	81.50
Combined production ($ per Mcfe)	5.89	6.02	6.52
Average cost per unit of combined production ($ per Mcfe):
Production costs:
Lease operating	$0.75	$0.98	$0.96
Production and ad valorem taxes	0.50	0.49	0.41

Total production cost per unit	$1.25	$1.47	$1.37

Depreciation, depletion and amortization	$2.57	$2.77	$2.03
General and administrative	$20.11	$3.54	$0.44

(a)	Natural gas volumes and prices include natural gas liquids for the periods presented.

Successor’s Results of Operations (ten day period)

We completed the Acquisition on December 21, 2011. As a result, information for the Successor period shown in the table above includes production volumes and production related revenues and expenses for the ten day period from December 22, 2011 to December 31, 2011 (the “ten day period”), excluding production related to the Gulf Coast and Offshore assets.

Oil and natural gas revenues. Oil and natural gas revenue of $36.4 million for the ten day period was comprised of sales of natural gas of $20.9 million and sales of crude oil of $15.5 million. Production for the ten day period was consistent with production of the Predecessor immediately preceding the sale.

Commodity derivatives. Our earnings are affected by changes in the value of our derivatives portfolio, which can be volatile. For the ten day period, the fair value of our derivatives increased by $18.5 million, of which $12.8 million was related to net gains and $5.7 million related to cash settlements.

Operating Expenses

We completed the Acquisition on December 21, 2011. As a result, the table above shows production related expenses (such as lease operating expenses, production and ad valorem taxes and depreciation, depletion and amortization) for the Successor for the ten day period. Certain expenses, however, related to the Acquisition (included in general and administrative expenses) were incurred from the Successor’s inception (November 14, 2011) through December 31, 2011.

Lease operating expenses. The decrease in the per unit rate for the ten day period compared to the per unit rate immediately preceding the Acquisition is mostly related to the timing of expenses incurred during the ten day Successor period.

Production and ad valorem taxes. The per unit rate for the ten day period is consistent with the per unit rate incurred by the Predecessor for the period immediately preceding the Acquisition.

Depreciation, depletion and amortization expense. The decrease in the per Mcfe rate for the ten day period as compared to that of the period immediately preceding the Acquisition is due to the revaluation of the oil and gas properties at fair value during the business combination, resulting in a lower depletion base following the Acquisition, with daily production remaining consistent.

General and administrative expenses. Of the total general and administrative expenses in the ten day period, $137.4 million of expenses related to the Acquisition.

Interest expense. Interest cost of $7.7 million was incurred during the ten day period, related to our long-term debt. All of the interest cost incurred during the ten day period was capitalized.

Income tax provision. We recognized an income tax benefit for the ten day period, resulting in an effective tax rate of 35%.

Predecessor’s Results of Operations—Period from July 1, 2011 Through December 21, 2011 Compared to the Six Months Ended December 31, 2010

The comparability of our Predecessor’s results of operations among the periods presented is impacted by the fact that the 2011 transition period presented includes 174 days, up to the Acquisition date of December 21, 2011, compared to the 184 days included in the 2010 transition period.

Oil and natural gas revenues. Oil and natural gas revenues were $681.0 million for the 2011 transition period, an increase of $24.7 million, or approximately 4% from the $656.3 million of oil and natural gas revenues recorded for the six months ended December 31, 2010. Specific factors affecting commodity revenues include the following:

•	Total natural gas production decreased by approximately 6% when comparing the transition period to the comparable period in 2010. The decrease primarily relates to the 2011 transition period being 10 days shorter than the six month period ended December 31, 2010. Gas production between the two periods was steady. The approximate 1% decrease in average daily production volumes is mostly due to our shift towards oil rich properties.

•	Average realized natural gas price (excluding the effects of derivative activities) increased by approximately 2% from the 2011 transition period compared to the six months ended December 31, 2010.

•

Total oil production increased by approximately 8% when comparing the 2011 transition period to the six months ended December 31, 2010. Daily oil production increased approximately 15% in the 2011 transition period compared to the six months ended December 31, 2010, which is consistent with our focus on oil rich production areas.

•	The average realized crude oil price (excluding the effects of derivative activities) increased approximately 13% from the 2011 transition period compared to the six months ended December 31, 2010.

Commodity derivatives. The following table sets forth the components of our commodity derivatives, net in our consolidated statements of income (loss) (in thousands):

	Predecessor
	July 1, 2011 Through December 21, 2011	Six Months Ended December 31, 2010
Cash settlements on derivatives, net	$63,968	$187,041
Total gains (losses) on derivatives, net	93,758	(234,523)

Total commodity derivatives, net	$157,726	$(47,482)

Operating Expenses

Among the cost components of production expenses, the Predecessor had some control over lease operating expenses and workover costs on operated properties. Production and ad valorem taxes, in contrast, are directly related to changes in revenues.

Lease operating expenses. Total lease operating expense decreased slightly as a result of a small decrease in total production, however, the per unit rates remained consistent between periods.

Production and ad valorem taxes. The increase in production and ad valorem taxes in the 2011 transition period compared to the six months ended December 31, 2010 is directly related to both the approximate 13% increase in realized oil prices between the two periods, coupled with the receipt of tax incentives for the six months ended December 31, 2010, and the increase in oil production in relation to total combined production.

Depreciation, depletion and amortization expense. DD&A expense increased approximately 30% when comparing the 2011 transition period to the comparable period in 2010. The increase in the DD&A rate is primarily a result of the Predecessor’s shift towards focusing their capital program on oil rich resources which are more capital intensive in costs than related natural gas production.

General and administrative expenses. General and administrative expenses were $437.5 million for the Predecessor’s 2011 transition period, a significant increase from the $57.5 million recorded in general and administrative expenses for the six months ended December 31, 2010. The primary contributors to this increase are charges of $275.1 million related to the vesting and tendering of all stock appreciation rights of the Predecessor in contemplation of the Acquisition and $78.1 million of success bonuses paid to employees of the Predecessor upon completion of the Acquisition. Also contributing to the higher general and administrative expense in 2011 was the absence of $21.1 million of direct internal costs capitalized to the full cost pool in the six months ended December 31, 2010.

Interest expense. Interest cost related primarily to the long-term debt outstanding, of which $27.0 million and $21.7 million was capitalized for the 2011 transition period and for the six months ended December 31, 2010, respectively.

Loss on early extinguishment of debt. During the 2011 transition period, the Predecessor recorded a loss related to the early payment of its existing long-term debt, including a $68.8 million make-whole premium, prior to the completion of the Acquisition.

Income tax provision. The change in the income provision (benefit) in the 2011 transition period compared to the six months ended December 31, 2010 was due the change in pre-tax income (loss) between the periods. The effective income tax rate for the Predecessor’s 2011 transition period was 42%, reflecting state tax adjustments that were recognized during the period. The effective income tax rate for the comparable period in 2010 was 40%.

Capital Commitments, Capital Resources and Liquidity

Capital Commitments

Our primary needs for cash are development, exploration and acquisition of oil and natural gas assets, payment of contractual obligations, including debt service obligations, and our working capital obligations. Funding for these cash needs may be provided by any combination of internally-generated cash flow, financing under our RBL Revolver or alternative financing sources and proceeds from the disposition of assets.

Our cash flows are significantly impacted by the price we receive for our oil, natural gas and NGL production. A decrease in commodity prices negatively impacts our revenues, earnings and cash flows and therefore could impact our liquidity. Additionally, sustaining our cash flows is dependent upon replacing our reserves depleted through production and containing the costs necessary to produce those reserves. We must expend cash to fund our capital investments, which is necessary to offset the inherent production declines in our proven reserves. Our ability to grow, or even maintain reserves and related production is dependent on the success of our exploration and development drilling activities.

We have moderately reduced our planned capital spending in 2014 to focus our drilling and completion activities in areas that we believe have a higher probability of achieving acceptable returns for our invested capital. As a result, we expect our actual drilling and completion expenditures during 2014 to be less than our initially budgeted amount and less than amounts expended in prior years on drilling and completion activities. We believe a measured approach to our capital funding of development activities will allow us to better manage our debt service obligations while at the same time achieve returns that provide for future growth opportunities in the core areas in which we operate.

Liquidity

The following table summarizes factors affecting our liquidity at March 31, 2014 and December 31, 2013 and 2012 (in thousands):

	At March 31	At December 31,
	2014	2013	2012
Cash and cash equivalents	$644	$727	$3,039
Total debt, including redeemable preferred stock	3,909,500	3,745,035	3,648,894
Shareholders’ equity	1,521,785	1,512,742	2,589,986
Available borrowing capacity under RBL Revolver	1,312,219	1,473,819	1,553,904

Cash and Cash Equivalents

All cash is denominated in U.S. dollars and, at times, is invested in highly liquid, investment-grade securities with maturities of three months or less at the time of purchase.

Debt

At March 31, 2014, total outstanding debt was approximately $3.9 billion, which includes approximately $193.5 million of our Cumulative Preferred Stock. Our total debt consists of three separate financing arrangements: the RBL Revolver, which at March 31, 2014, had a total borrowing capacity of approximately $1.8 billion and outstanding borrowings of $466.0 million; the notes, which were issued in 2012 for an aggregate principal amount of $2.25 billion; and our Second Lien Term Loan, under which we have borrowed an aggregate principal amount of $1.0 billion. As discussed below, we amended the credit agreement governing the RBL Revolver in May 2014, which reduced our borrowing base from approximately $1.8 billion to $1.0 billion. Following this amendment, we had outstanding borrowings of $503.0 million and availability of approximately $495.2 million under the RBL Revolver as of June 1, 2014. For further information regarding our outstanding debt, see “Description of Other Indebtedness,” “Description of Notes,” Note 10 to our audited consolidated financial statements included elsewhere in this prospectus and Note 8 to our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

In May 2014, we amended the credit agreement governing the RBL Revolver to, among other things, modify the financial performance covenant to provide that we shall maintain a ratio of consolidated first lien debt to consolidated EBITDA of not more than 1.5 to 1.0 until the end of 2015. Beginning with the first quarter of 2016, we will be required to maintain a ratio of consolidated total debt to consolidated EBITDA of not more than 4.5 to 1.0. Prior to the amendment, the financial performance covenant required us to maintain a ratio of consolidated total debt to consolidated EBITDA of not more than 5.5 to 1.0 during 2014, with a step down to 5.0 to 1.0 beginning with the first quarter of 2015 and a final step down to 4.5 to 1.0 beginning with the first quarter 2016. In addition, the amendment modified the credit agreement governing the RBL Revolver by permitting us to incur an additional $500.0 million of second lien debt without a further, related reduction to the borrowing base, subject to certain limitations and conditions. We paid approximately $1.0 million in fees and expenses in connection with the closing of this amendment. For additional information, see “Description of Other Indebtedness—RBL Revolver.”

As described above, the financial performance covenant in the credit agreement governing the RBL Revolver requires us to operate within established financial ratios. This covenant could restrict our ability to engage in certain actions, including by potentially limiting our ability to sell assets or make future borrowings under the RBL Revolver or incur other additional indebtedness. Forecasting our compliance with the financial covenant in future periods is inherently uncertain. Factors that could impact our future compliance with the financial performance covenant include future realized prices for the sales of oil, natural gas and natural gas liquids, estimated future production, returns generated by our capital program, future interest costs, proceeds received from future asset sales, and future equity contributions, among others.

Based on the amendment to the credit agreement governing the RBL Revolver discussed above, our reduction in planned capital spending for 2014, our anticipated operating results and future cash flows and the potential sources of financing that we have available, we do not anticipate any significant liquidity constraints in the foreseeable future. However, to the extent operating cash flows or access to and cost of financing sources are materially different than expected, future liquidity may be adversely affected.

Capital Expenditures

Total capital expenditures, including capitalized direct internal costs and interest paid, were $268.6 million, $1.1 billion, $1.2 billion, $2.6 million, $919.6 million, and $1.6 billion, for the Successor three months ended March 31, 2014, the Successor years ended December 31, 2013 and 2012, the Successor period from inception (November 14, 2011) through December 31, 2011, the Predecessor period from July 1, 2011 through December 21, 2011, and the Predecessor year ended June 30, 2011, respectively. Substantially all of our expenditures, excluding capitalized direct internal costs and interest paid, relate to the acquisition and development of our oil and gas properties with the remaining expenditures relating primarily to the acquisition and construction of facilities used to support our operational requirements. Our capital expenditures include interest and direct internal costs that are capitalized and increase the basis of our oil and gas properties.

The following table summarizes our capital budgets as approved by our board of directors for the years ended December 31, 2014 and 2013, which excludes capitalized direct internal costs and interest paid (in thousands):

	2014 Capital Budget	2013 Capital Budget
Drilling and completion:
West Division	$336,314	$296,710
East Division	334,469	330,961

Total drilling and completion	670,783	627,671

Leasehold, geological and geophysical	14,642	70,757
Related field facilities, corporate and other	43,470	60,036

Total capital budget, excluding capitalized direct internal costs and interest paid	$728,895	$758,464

The following table sets forth information regarding capital expenditures for the three months ended March 31, 2014 and the year ended December 31, 2013 (in thousands):

	Three Months Ended March 31, 2014	Year Ended December 31, 2013
Drilling and completion	$125,035	$625,817
Tubular oil and gas equipment and prepaid drilling costs	5,794	40,864
Leasehold, geological and geophysical	1,526	34,616
Related field facilities, corporate and other	5,035	49,320

Total	137,390	750,617
Capitalized interest paid	123,263	292,771
Capitalized direct internal costs	7,948	37,576

Total capital expenditures	$268,601	$1,080,964

We primarily fund our capital expenditures with our cash flows generated by operations. However, we may also use our RBL Revolver, or other alternative financing sources, to fund such expenditures. The actual amount and timing of our expenditures may differ materially from our estimates as a result of actual drilling results, the timing of expenditures by third parties on projects that we do not operate, the availability of drilling rigs and other services and equipment, regulatory, technological and competitive developments and market conditions, among other factors. In addition, under certain circumstances we will consider increasing or reallocating our capital spending plans. As discussed above, we have moderately reduced our planned capital spending in 2014 to focus our drilling and completion activities in areas that we believe have a higher probability of achieving acceptable returns for our invested capital. As a result, we expect our actual drilling and completion expenditures during 2014 to be less than our initially budgeted amount.

Divestitures of Oil and Gas Properties

Permian Divestitures

In June 2013, we completed the sale of certain oil and gas properties in the Permian Basin for approximately $68.0 million. The net sales proceeds have been reflected as a reduction of oil and gas properties, with no gain or loss recognized.

The Predecessor sold a significant portion of its oil and gas properties located in the Permian Basin in two separate sales, each of which closed in January 2011. The aggregate total sales price was approximately $468.1 million. The net sales proceeds were reflected as a reduction of oil and gas properties, with no gain or loss recognized.

Williston Divestitures

In December 2012, we closed a transaction in which we sold certain Bakken producing and undeveloped properties in North Dakota, for approximately $650.0 million plus certain customary post-closing adjustments. At the same time, we closed a transaction with a separate counterparty to sell certain Bakken producing and undeveloped properties for $30.0 million plus certain customary post-closing adjustments. The net sales proceeds from these divestitures have been reflected as a reduction of oil and gas properties, with no gain or loss recognized. Approximately $137.8 million of unproved property value was transferred to the full cost pool as a result of these transactions.

Other Divestitures

In September 2013, we completed the sale of certain oil and gas properties in the Trail Unit of Wyoming’s Vermillion Basin for approximately $106.7 million. The net sales proceeds have been reflected as a reduction of oil and gas properties, with no gain or loss recognized.

For the year ended December 31, 2013, we had further divestitures of oil and gas properties in various regions and received total additional proceeds of approximately $136.9 million with no gain or loss recognized.

Contractual Obligations

The table below summarizes the maturity dates of our contractual obligations at December 31, 2013 (in thousands):

	Payments Due by Period
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Long-term debt
Principal	$3,554,000	$—	$304,000	$1,000,000	$2,250,000
Interest(a)	1,698,902	291,320	582,079	559,722	265,781
Drilling commitments	26,492	26,492	—	—	—
Derivatives	44,389	40,529	828	3,032	—
Cumulative preferred stock subject to mandatory redemption:
Preferred stock	191,035	—	—	—	191,035
Other operating leases	66,514	7,051	13,548	13,179	32,736
Related party management fee(b)	210,559	22,050	47,463	52,328	88,718
Marketing commitments(c)	106,866	7,680	26,425	25,377	47,384

Total	$5,898,757	$395,122	$974,343	$1,653,638	$2,875,654

(a)	Cash interest expense on our RBL Revolver is estimated assuming (i) a principal balance outstanding equal to the balance at December 31, 2013 of $304.0 million with no principal repayment until the instrument due date of December 21, 2016 and (ii) a fixed interest rate of 1.67%, which was our interest rate at December 31, 2013. Cash interest expense on our Second Lien Term Loan is estimated assuming a fixed interest rate of 5.0%, which was our interest rate at December 31, 2013.
(b)	The consulting agreement providing for the related party management fee, which has a ten year term, will also terminate (i) automatically immediately following the consummation of an initial public offering (unless we elect to continue the agreement) and (ii) at our election, in connection with certain sales of shares of our common stock held by our principal stockholders. If the consulting agreement is terminated under such circumstances, then we must pay a termination fee based on the net present value of future payment obligations under the consulting agreement.
(c)

Includes firm transportation and throughput commitments with midstream service companies and pipeline carriers for future gathering and transportation of natural gas to move our production to market. These and other commitments related to gathering and transportation agreements are not recorded in the accompanying consolidated balance sheets.

Excluded from the contractual obligations table above are liabilities associated with asset retirement obligations, which totaled $60.4 million as of December 31, 2013. The ultimate settlement and timing cannot be precisely determined in advance.

There were no material changes in our contractual obligations at March 31, 2014 as compared to December 31, 2013.

Off-Balance Sheet Arrangements

We have customary agreements in the oil and gas industry for drilling rig commitments, firm transportation agreements, and other obligations, as described above. Other than these off-balance sheet arrangements, we do not have any off-balance sheet arrangements with unconsolidated entities that are reasonably likely to materially affect our liquidity or capital resource positions.

Sources and Uses of Cash

Three Months Ended March 31, 2014 Compared to the Three Months Ended March 31, 2013

The following table summarizes our net change in cash and cash equivalents for the periods shown (in thousands):

	Three Months Ended March 31,
	2014	2013
Operating activities	$103,203	$147,366
Investing activities	(263,096)	(331,806)
Financing activities	159,810	185,000

Net change in cash	$(83)	$560

Cash flows from operating activities. The decrease in cash flows from operating activities was primarily the result of cash payments for settled derivatives of $37.7 million during the three months ended March 31, 2014 compared to cash receipts for settled derivatives of $14.1 million during the three months ended March 31, 2013. These cash payments for settled derivatives were offset by higher oil and gas revenues of $45.3 million compared to the three months ended March 31, 2013. Also impacting cash flows from operating activities was a decrease in the amount of capitalized interest, which decreased operating cash flows by $10.4 million and a decrease in working capital of $7.0 million, both as compared to prior year.

Cash flows used in investing activities. The decrease in cash flows used in investing activities was primarily the result of a decrease in drilling and completion capital of $57.6 million as compared to the three months ended March 31, 2013. We continue to moderate our capital spend as we focus our drilling on our core areas that contain a higher mixture of crude oil and NGLs. A decrease in our capitalized interest of $10.4 million from prior year also impacted our cash flows used in investing activities.

Cash flows from financing activities. During the three months ended March 31, 2014, we had net borrowings on the RBL Revolver of $162.0 million. Borrowings under the RBL Revolver are primarily utilized to fund our capital expenditures as well as for general corporate purposes.

Year Ended December 31, 2013 Compared to the Year Ended December 31, 2012

The following table summarizes our net change in cash and cash equivalents for periods shown (in thousands):

	Year Ended December 31,
	2013	2012
Operating activities	$688,627	$531,864
Investing activities	(764,281)	(489,884)
Financing activities	73,342	(165,670)

Net change in cash	$(2,312)	$(123,690)

Cash flows from operating activities. The increase in cash flows from operating activities in 2013 compared to 2012 is primarily the result of an increase of $95.5 million related to oil, natural gas and NGL sales and a decrease in lease operating expenses of $26.7 million. Additionally, 2013 benefitted from the absence of approximately $41.0 million in restructuring costs that were paid in 2012.

Cash flows used in investing activities. The increase in cash flows used in investing activities in 2013 compared to 2012 was primarily the result of a decrease in cash received for divestitures of $423.4 million. During 2012, total divestitures of oil and gas properties were approximately $735.0 million as compared to total divestitures during 2013 of $311.6 million. The 2012 divestitures included large Bakken divestitures in the fourth quarter totaling $680.0 million. Capital expenditures, including cash paid for the purchase of the Predecessor business, decreased $147.7 million from 2012 as a result of our focus on drilling and completion capital and constrained spending on leasehold, geological and geophysical projects as well as a decrease in cash paid for the Acquisition of $109.5 million.

Cash flows from financing activities. During the year ended December 31, 2013 and the year ended December 31, 2012 we completed the following significant activities:

•

During 2013, our payments on our RBL Revolver were $1.2 billion lower than during 2012. We used substantially all of the proceeds from the Second Lien Term Loan and the large divestitures that occurred in the fourth quarter of 2012 to pay down outstanding borrowings on our RBL Revolver.

•

During the year ended December 31, 2012, we issued $2.25 billion in aggregate principal amount of the notes and utilized those proceeds to repay the Bridge Facility. We incurred approximately $51.9 million of debt issuance costs during the year ended December 31, 2012 associated with the notes offering and the issuance of the Second Lien Term Loan.

Successor Year Ended December 31, 2012 Compared to the Predecessor Year Ended June 30, 2011

The following table summarizes our net change in cash and cash equivalents for the Successor year ended December 31, 2012 and the Predecessor year ended June 30, 2011 (in thousands):

	Successor	Predecessor
	Year Ended December 31, 2012	Year Ended June 30, 2011
Operating activities	$531,864	$1,426,645
Investing activities	(489,884)	(991,092)
Financing activities	(165,670)	(157,156)

Net change in cash	$(123,690)	$278,397

Cash flows from operating activities. The decrease in cash flows from operating activities for the year ended December 31, 2012 compared to the year ended June 30, 2011 was primarily due to decreased natural gas sales of $454.4 million, offset by an increase of crude oil sales of $71.3 million related to production volume and price changes described above. Also contributing to the decrease in operating cash flows were an approximate $41.0 million in restructuring costs paid in 2012 and the absence of a $30.1 million insurance reimbursement received in 2011.

Cash flows used in investing activities. During the Successor year ended December 31, 2012 and the Predecessor year ended June 30, 2011, we invested $1.1 billion and $1.6 billion, respectively, for capital expenditures, including capitalized interest and capitalized internal costs, on oil and gas properties, including midstream assets. Additionally, proceeds from divestitures increased $172.6 million during the Successor year ended December 31, 2012 as compared to the Predecessor year ended June 30, 2011 as a result of the sale of certain of our Bakken properties. Also contributing to the change in cash flows from investing activities was $109.5 million spent on items customary in the post-closing process associated with the purchase of the Predecessor business.

Cash flows used in financing activities. During the Successor year ended December 31, 2012 and Predecessor year ended June 30, 2011 we completed the following significant activities:

•

During the year ended December 31, 2012, we recorded proceeds of $520 million from the RBL Revolver and proceeds of $3.3 billion from borrowings of other long-term debt. During the year ended December 31, 2012, we issued $2.25 billion in aggregate principal amount of the notes and borrowed $1.0 billion under the Second Lien Term Loan.

•

During the year ended December 31, 2012, we utilized proceeds of $2.25 billion from the notes issuance to repay the Bridge Facility. Additionally, substantially all proceeds of $1.0 billion from the Second Lien Term Loan were applied against the RBL Revolver during the year ended December 31, 2012. Finally, we repaid $650.0 million of other borrowings under the RBL Revolver with proceeds from the sale of Bakken properties.

For the year ended June 30, 2011, we received $100.0 million of proceeds from borrowings of long-term debt offset by $250.0 million of repayments of long-term debt.

2011 Transition Period

The following table summarizes our net change in cash and cash equivalents for the 2011 transition period (in thousands):

	Successor	Predecessor
	From Inception (November 14, 2011) through December 31, 2011	July 1, 2011 through December 21, 2011	Six Months Ended December 31, 2010
Operating activities	$(553,520)	$410,554	$490,676
Investing activities	(6,897,175)	(924,786)	(356,179)
Financing activities	7,577,424	(95,000)	92,872

Net change in cash	$126,729	$(609,232)	$227,369

Successor Transition Period from Inception (November 14, 2011) to December 31, 2011

Cash flows used in operating activities. Net cash used in operating activities for the Successor for the period from inception through December 31, 2011 was primarily a result of net losses incurred as a result of transaction costs related to the Acquisition. Other factors include unfavorable changes in the working capital accounts, including the pay out of certain acquired accrued liabilities of the Predecessor, including $275.1 million related to the vesting and tendering of all stock appreciation rights of the Predecessor in contemplation of the Acquisition and $78.1 million related to success bonuses granted by the Predecessor upon the successful completion of the Acquisition.

Cash flows used in investing activities. The main component of the Successor’s cash flows used in investing activities was the purchase of the Predecessor business, net of cash acquired, of $6.9 billion. Additionally, the Successor had $2.6 million in capital expenditures, including capitalized interest and capitalized internal costs, for oil and gas properties during the ten days following the Acquisition.

Cash flows from financing activities. During the period from inception through December 31, 2011, we completed the following significant activities:

•

We issued $2.25 billion in aggregate principal under the Bridge Facility to fund the Acquisition and related transaction costs. The Bridge Facility was subsequently paid off during the first quarter of 2012 through issuance of the notes.

•

We borrowed $1.3 billion under the RBL Revolver. Our RBL Revolver matures in 2016 and provides for revolving loans, swingline loans and letters of credit. Borrowings under the RBL Revolver bear interest at floating rates based upon the interest rate option periodically selected by the Successor.

•	Concurrent with the Acquisition, common stock of the Successor was issued for total consideration of $4.1 billion.

•	Total debt issuance costs of $162.6 million reduced the net cash provided by the borrowings under the Bridge Facility and the RBL Revolver discussed above.

Predecessor Transition Period from July 1, 2011 to December 21, 2011

Cash flows from operating activities. The decrease in cash provided by operating activities between the Predecessor’s 2011 transition period and the comparable six month period in 2010 is due primarily to a reduction of cash settlement gains from commodity derivatives of approximately $123.0 million, offset by an increase in oil and gas sales of approximately $24.0 million.

Cash flows used in investing activities. During the Predecessor’s 2011 transition period, $919.6 million was invested in capital expenditures on oil and gas properties, including midstream assets. In contrast, capital expenditures in the comparable period in 2010 were lower at $483.4 million. Additionally, net cash flows used in investing activities for the Predecessor during 2010 was offset by $122.8 million in cash proceeds received from the divestiture of the offshore Gulf of Mexico shelf properties during July 2010.

Cash flows from/used in financing activities. During the 2011 transition period and the six months ended December 31, 2010, the Predecessor completed the following significant activities:

•	During the fourth quarter of 2011, the Predecessor borrowed $600.0 million under their existing revolver in order to repay outstanding notes payable.

•	Also during the fourth quarter of 2011, $695.0 million was used to repay long-term debt of the Predecessor prior to the completion of the Acquisition.

•	During the six months ended December 31, 2010, the Predecessor had proceeds from borrowings of $100.0 million, offset by $7.1 million paid in financing costs.

Inflation and Changes in Prices

Although certain of our costs are affected by general inflation, inflation does not normally have a significant effect on our business. However, in a trend that began in 2004 and that has continued until recently, oil prices have increased significantly. The higher oil prices led to increased activity in the industry and, consequently, rising costs. These cost trends put pressure not only on our operating costs, but also on capital costs. Although we have seen a decrease in commodity prices from recent historic highs, these cost trends have not followed proportionally.

Critical Accounting Policies, Practices and Estimates

Certain accounting estimates are considered to be critical if (a) the nature of the estimates and assumptions is material due to the level of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to changes and (b) the impact of the estimates and assumptions on financial condition or operating performance is material. Estimates and assumptions that, in the opinion of management, are critical, include oil and natural gas reserves (including the associated future net cash flows from those proved reserves) used to compute depletion expense and the full cost ceiling limitation, depletion expense relating to oil and gas properties, costs withheld from amortization related to our oil and gas properties, asset retirement obligations, commodity derivatives, including fair value measurements used to record derivatives, employee stock-based compensation, asset impairments, business combinations, income taxes, and contingent liabilities.

Oil and Gas Properties

We utilize the full cost method of accounting for our oil and natural gas activities. Under the full cost method, all costs incurred in connection with the acquisition, exploration and development of oil and gas properties are capitalized and accumulated in cost centers on a country-by-country basis. As we currently maintain operations solely within the United States, we operate our business in one cost center. Amounts capitalized include the costs of drilling and equipment for productive wells, dry hole costs, lease acquisition costs and delay rentals. Internal costs that are directly related to development and exploration activities such as salaries and employee benefits that are directly related to our oil and natural gas activities are also capitalized. The amortization base does not include any costs related to production, general corporate overhead or similar activities, which are expensed in the period incurred. Sales of proved and undeveloped oil and gas properties are accounted for as reductions of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved oil and natural gas reserves.

Proved Oil and Natural Gas Reserves

Our engineering estimates of proved oil and natural gas reserves directly impact financial accounting estimates, including depletion expense and the full cost ceiling limitation. Proved oil and natural gas reserves are defined by the SEC as the estimated quantities of oil and natural gas reserves that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs based on the unweighted average first-day-of-the-month commodity prices for the prior twelve months, adjusted for market differentials and under period-end economic and operating conditions. Proved developed reserves are volumes expected to be recovered through existing wells with existing equipment and operating methods. The process of estimating quantities of proved reserves is very complex, requiring significant subjective decisions in the evaluation of all geological, engineering and economic data for each reservoir. The data for a given reservoir may change substantially over time as a result of numerous factors including additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Changes in oil, natural gas and NGL prices, operating costs and expected performance from a given reservoir also will result in future revisions to the amount of our estimated proved reserves. Reserve estimates are updated at least annually and consider recent production levels and other technical information. The change to our proved reserves are summarized in Note 24 to our audited consolidated financial statements included elsewhere in this prospectus. All reserve information in this report is based on estimates prepared by our petroleum engineering staff. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variances in available data for various properties increase the likelihood of significant changes in these estimates. If such changes are material, they could significantly affect future amortization of capitalized costs and result in impairment of assets that may be material.

Depreciation, Depletion and Amortization

The capitalized costs of our proved oil and gas properties, plus an estimate of our future development costs associated with proved undeveloped reserves, are amortized on a unit-of-production method based on our estimate of total proved reserves. While total depletion expense for the life of a property is limited to the property’s total cost, revisions in the estimated proved oil and natural gas reserves result in a change in the timing of when depletion expense is recognized. Downward revisions of proved reserves will result in an acceleration of depletion expense, while an upward revision will lower the rate of depletion expense recognition. Holding all other factors constant, if reserves are revised upward, earnings would increase due to lower depletion expense. Conversely, if reserves are revised downward, earnings would decrease due to higher depletion expense or due to a ceiling test writedown. For example, a change of approximately 10% in our total oil and natural gas reserves would change depreciation, depletion and amortization expense for the year ended December 31, 2013 by approximately $56.3 million, or 10%. Additionally, a 10% change in our estimated future development costs associated with proved reserves would change depreciation, depletion and amortization expense for the year ended December 31, 2013 by approximately $15.1 million, or 3%.

Costs Excluded from Amortization

Costs associated with unproved properties and uncompleted capital projects are excluded from our amortization base until we have evaluated the properties or until impairment occurs. The costs associated with unproved leasehold properties, wells currently being drilled and capitalized interest associated with our unproved properties are initially excluded from our amortization base and become subject to amortization when drilling is completed, proved reserves are established, or impairment occurs. The allocation of unproved property value to proved oil and gas properties is based upon the expected number of future drilling locations for each prospect, which takes into consideration multiple factors, including information gathered from our reserve analyses and management’s intent. Our intent related to these prospects can change significantly during a given year as we gather information from geologic studies and nearby drilling results. As a result, our estimate of the unproved property value allocated to proved oil and gas properties as a result of drilling, the establishment of proved reserves, or impairment, can vary significantly from year to year.

Our decision to withhold costs from amortization and the timing of the transfer of those costs into the amortization base involve a significant amount of judgment. We evaluate our unproved property for impairment at least annually. In addition, impairment assessments are made for interim reporting periods if facts and circumstances exist that suggest impairment may have occurred. Our impairment process is subjective and considers economic factors and potential shifts in business strategy employed by management, lease expirations, current plans to market or develop our acreage, our drilling results, potential drilling locations, geological and geophysical evaluations, the assignment of proved reserves, expected future economics, and other factors. Potential impairment of individually significant unproved property is assessed on a prospect-by-prospect basis. During 2013, we recorded impairments of unproved property totaling $1.6 billion, which increased our costs subject to amortization and contributed to a ceiling test impairment of oil and gas properties. At December 31, 2013 and 2012, we had a total of approximately $3.9 billion and $5.5 billion, respectively, of costs excluded from our amortization base.

Given the significant amount of judgment surrounding costs excluded from amortization and uncertainty regarding future factors, material impairments could occur in the near future.

Full Cost Ceiling Limitation

Under the full cost method, we are subject to quarterly calculations of a “ceiling” or limitation (“Ceiling Test”) on the amount of costs associated with our oil and gas properties that can be capitalized in our consolidated balance sheets. If net capitalized costs exceed the applicable cost center ceiling, we are subject to a ceiling test writedown to the extent of such excess. If required, it would reduce earnings and shareholders’ equity in the period of occurrence and result in lower DD&A expense in future periods. The discounted present value of our proved reserves is a major component of the ceiling calculation and represents the component that requires the most subjective judgments. The ceiling value of oil and natural gas reserves is calculated based on the unweighted average first-day-of-the-month commodity prices for the prior twelve months, adjusted for market differentials, and costs in effect as of the last day of the quarter. The full cost ceiling test impairment calculation also takes into consideration the effects of derivative contracts that are designated as hedges for accounting purposes, if any.

For the years ended December 31, 2013 and 2012, we recognized ceiling test impairments of $1.8 billion and $2.3 billion, respectively. As of December 31, 2013, the ceiling value on our reserves was calculated based upon commodity prices of $3.67 per MMBtu for natural gas before adjustment for market differentials, $96.91 per barrel of oil before adjustment for market differentials, and $34.47 per barrel of NGLs. As of December 31, 2012, the ceiling value on our reserves was calculated based upon commodity prices of $2.76 per MMBtu for natural gas before adjustment for market differentials, $94.71 per barrel of oil before adjustment for market differentials, and $38.15 per barrel of NGLs.

Given the volatility of oil and natural gas prices and uncertainty of estimating reserve volumes, it is reasonably possible that our estimate of discounted future net cash flows from proved oil and natural gas reserves could change materially in the near term. If oil and natural gas prices decline from the prices used in our Ceiling Test, or if other assumptions change, it is possible that material non-cash write-downs of oil and gas properties could occur in the near future.

Asset Retirement Obligations

We have obligations to remove tangible equipment and restore land at the end of oil and natural gas production operations. Removal and restoration obligations are primarily associated with plugging and abandoning wells. We develop estimates of these costs for each of our significant areas of operation based upon their geographic type, type of production structure, reservoir depth and characteristics, and currently available information. Because these costs typically extend many years into the future, estimating these future costs is difficult and requires management to make judgments that are subject to future revisions based upon numerous factors, including changing technology and the political and regulatory environment. We review our assumptions and estimates of future asset retirement obligations on an annual basis, or more frequently, if an event occurs or circumstances change that would affect our assumptions and estimates. Because of the subjectivity of assumptions and the relatively long lives of most of our wells, the costs to ultimately retire our wells may vary significantly from prior estimates.

The accounting guidance for asset retirement obligations requires that a liability for the discounted fair value of an asset retirement obligation be recorded in the period in which it is incurred and the corresponding cost capitalized by increasing the carrying amount of the related long-lived asset. The liability is accreted to its present value each period (a component of DD&A in the accompanying consolidated statements of operations), and the capitalized cost is depreciated over the useful life of the related asset. Holding all other factors constant, if our estimate of asset retirement obligations is revised upward, earnings would decrease due to higher DD&A expense. Likewise, if these estimates are revised downward, earnings would increase due to lower DD&A expense. Assuming all other factors are held constant, a 100% change in the estimate of our future asset retirement obligation would result in an impact of $9.4 million, or 2% on our DD&A expense for the year ended December 31, 2013.

Commodity Derivative Activities

We utilize derivative contracts to economically hedge against the variability in cash flows associated with the forecasted sale of our future oil, natural gas and NGL production. We economically hedge a substantial, but varying, portion of our anticipated oil, natural gas and NGL production for the next 12-48 months. In addition, we utilize basis contracts to economically hedge the differential between the NYMEX Henry Hub posted prices and those of our physical pricing points. We do not use derivative instruments for trading purposes.

Beginning in the third quarter of 2012, we designated certain of our commodity derivative instruments that qualify for hedge accounting as cash flow hedges. To designate a derivative as a cash flow hedge, we document at the hedge’s inception our assessment that the derivative will be highly effective in offsetting expected changes in cash flows from the item hedged. This assessment, which is updated at least quarterly, is based on the most recent relevant historical correlation between the derivative and the item hedged. The ineffective portion of the hedge is calculated as the difference between the change in fair value of the derivative and the estimated change in cash flows from the item hedged. If, during the derivative’s term, we determine the hedge is no longer highly effective, hedge accounting is prospectively discontinued and any remaining unrealized gains or losses, based on the effective portion of the derivative at that date, are reclassified to earnings as commodity derivatives, net when the underlying transaction occurs. If it is determined that the designated hedged transaction is not probable to occur, any unrealized gains or losses are recognized immediately in commodity derivatives, net in the accompanying consolidated statements of income (loss). We apply hedge accounting to qualifying derivatives used to manage price risk associated with our oil, natural gas and NGL production. Accordingly, we record changes in the fair value of our qualifying derivative contracts; including changes associated with time value, in accumulated other comprehensive income (“AOCI”) in the accompanying consolidated balance sheets. Gains or losses on these contracts are reclassified out of AOCI and into commodity derivatives, net when the underlying physical transaction occurs. Any hedge ineffectiveness associated with contracts qualifying for and designated as a cash flow hedge (which represents the amount by which the change in the fair value of the derivative differs from the change in the cash flows of the forecasted sale of production) is reported currently each period in commodity derivatives, net in the accompanying consolidated statements of income (loss).

We recognize all unrealized and cash settlement gains and losses related to derivatives that are not designated as cash flow hedges in the accompanying consolidated statements of income (loss) in commodity derivatives, net. The price we receive for our natural gas production can be more or less than the NYMEX price because of adjustments for delivery location (“basis”), relative quality and other factors; therefore, at times we have entered into basis swap agreements that effectively fix our basis adjustments. Cash flows from our derivative contract settlements are reflected in cash flows provided from operating activities in the accompanying consolidated statements of cash flows.

Derivative assets and liabilities with the same counterparty and subject to contractual terms which provide for net settlement are reported on a net basis in our consolidated balance sheets. In determining the amounts to be recorded for our open derivative contracts, we are required to estimate the fair value of the derivative. Our valuation method for derivative contracts considers various inputs including quoted forward prices for commodities, time value, volatility factors, counterparty credit risk and current market and contractual prices for the underlying instruments. A portion of our energy derivative assets and liabilities trade in markets with lower availability of pricing information requiring us to use unobservable inputs and are considered Level 3 in the fair value hierarchy. Net derivative liabilities are determined, in part, by using our market credit spread. While we remain at risk for possible changes in the market value of commodity derivatives, such risk should be mitigated by price changes in the underlying physical commodity. Assuming all other factors are held constant, a 10% increase in estimated forward commodity prices would result in an impact of $156.8 million to our net mark-to-market loss for the year ended December 31, 2013, before consideration of derivatives designated as cash flow hedges.

Stock-Based Compensation

We apply a fair value-based method of accounting for stock-based compensation which requires recognition in the financial statements of the cost of services received in exchange for awards of equity instruments based on the grant date fair value of those awards. For equity-based compensation awards, compensation expense is based on the fair value on the date of grant or modification and is recognized in our financial statements over the vesting period. We utilize the Black-Scholes-Merton option pricing model to measure the fair value of stock options. The model employs various assumptions, based on management’s best estimates at the time of the grant, which impact the fair value calculated and ultimately, the expense that is recognized over the life of the award. These assumptions include the risk-free interest rate, the fair value and expected volatility of underlying stock, and the expected life of the award. We have utilized historical data and analyzed current information to reasonably support these assumptions. We recognize stock-based compensation on a straight-line basis over the requisite service period for the options expected to vest. The expense we recognize is net of estimated forfeitures. We estimate our forfeiture rate based on prior experience and adjust it as circumstances warrant. For the year ended December 31, 2013, a 10% change in the estimated grant date fair value of our outstanding stock options would have changed our stock compensation expense by approximately $3.0 million.

The Predecessor recognized in the financial statements the cost of employee services rendered in exchange for awards of equity instruments (stock appreciation rights) based on the intrinsic value of those awards. The amount of compensation cost relating to employees directly involved in oil and natural gas exploration activities is capitalized to oil and gas properties. Amounts not capitalized to oil and gas properties are recognized in general and administrative expense. The intrinsic value of the Predecessor’s stock appreciation rights was measured based on the amount by which the plan-defined tender price exceeds the grant price.

Business Combinations

When an acquisition of a business or oil and gas properties occurs, the assets acquired and liabilities assumed are recorded at their estimated fair value. Our most significant estimates relate to the value assigned to proved and unproved oil and gas properties. As the fair value determination is subject to significant estimates and subjective judgments, the accuracy of this assessment is inherently uncertain. During 2011, the Successor’s purchase of the Predecessor’s operations was accounted for as a business combination, as discussed in the accompanying consolidated financial statements. Our business combination accounting associated with the Acquisition was finalized in the fourth quarter of 2012.

Income Taxes

We are subject to income and other taxes in all areas in which we operate. When recording income tax expense, certain estimates are required because income tax returns are generally filed many months after the close of a calendar year, tax returns are subject to audit, which can take years to complete, and future events often impact the timing of when income tax expenses and benefits are recognized. We have deferred tax assets relating to tax operating loss carryforwards and other deductible differences. We routinely evaluate deferred tax assets to determine the likelihood of realization and we must estimate our expected future taxable income to complete this assessment. Numerous assumptions are inherent in the estimation of future taxable income, including assumptions about matters that are dependent on future events such as future operating conditions (particularly related to prevailing natural gas and oil prices) and future financial conditions. The estimates or assumptions used in determining future taxable income are consistent with those used in our internal budgets and forecasts. A valuation allowance is recognized on deferred tax assets when we believe that certain of these assets are more likely than not to be realized.

Contingent Liabilities

A provision for legal, environmental and other contingent matters is charged to expense when the loss is probable and the cost or range of cost can be reasonably estimated. Judgment is often required to determine when expenses should be recorded for legal, environmental and contingent matters and is required to reasonably estimate recorded expenses when appropriate. In many cases, our judgment is based on the input of our legal advisors and on the interpretation of laws and regulations, which can be interpreted differently by regulators and/or the courts. Actual costs can differ from estimates for many reasons. We monitor known and potential legal, environmental and other contingent matters and make our best estimate of when to record losses for these matters based on available information. As new information becomes available as a result of activities in such matters, legal or administrative rulings in similar matters, or a change in applicable law, our conclusions regarding the probability of outcomes and potential exposure may change. The impact of subsequent changes to our estimates and accruals may have a material effect on our results of operations in a single period. At December 31, 2013, our accrual for loss contingencies approximated $17.4 million.

Related Party Transactions

For a discussion of related party transactions, see “Certain Relationships and Related Party Transactions,” Note 20 to our audited consolidated financial statements included elsewhere in this prospectus and Note 14 to our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

Recent Accounting Pronouncements

In July 2013, the FASB issued ASU No. 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (a consensus of the FASB Emerging Issues Task Force)”. This ASU requires an unrecognized tax benefit or a portion of an unrecognized tax benefit to be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. It also provides an exception to this provision in which the unrecognized tax benefit would be presented in the financial statements as a liability and should not be combined with deferred tax assets. For public companies, the new standard is effective for fiscal years and interim periods within those years beginning after December 15, 2013. The amendments will be applied prospectively to all unrecognized tax benefits that exist at the effective date. We do not expect that the adoption of ASU 2013-11 will have a material impact on our financial statements or disclosures.

We are monitoring the joint standard-setting efforts of the FASB and IASB. There are a number of pending accounting standards being targeted for completion in 2014, including, but not limited to, standards relating to revenue recognition, accounting for leases and accounting for financial instruments and hedging activity. Because these pending standards have not yet been finalized and the deliberations continue to evolve, at this time we are not able to determine the potential future impact these standards will have, if any, on our financial position, results of operations or cash flows.

Business

Overview

We are an independent oil and natural gas company engaged in the exploration, development and production of oil and natural gas from properties located onshore in the United States. We are focused on creating stakeholder value through methodically exploring and developing our resource base primarily through horizontal drilling and advanced fracture stimulation. As of March 31, 2014, we operated ten rigs focused on the horizontal development of our oil and natural gas properties across approximately two million net acres. We are located in some of the most prolific and long-lived basins in the United States, such as the Williston, Powder River, Greater Green River, San Juan, Anadarko, Arkoma and East Texas basins. As of December 31, 2013, we had approximately 1.9 Tcfe of proved reserves (approximately 17% oil and 16% NGLs). For the three months ended March 31, 2014 and the year ended December 31, 2013, we produced on average approximately 529 MMcfe per day (approximately 15% oil and 15% NGLs) and approximately 578 MMcfe per day (approximately 15% oil and 13% NGLs), respectively.

Summary of Our Operations and Properties

We have a large and diversified portfolio of oil, natural gas liquids and natural gas properties located in prolific areas, such as the Williston, Powder River, Greater Green River, San Juan, Anadarko, Arkoma and East Texas basins. Within these basins, we are currently targeting numerous hydrocarbon bearing formations, including the Fort Union, Middle Bakken, Three Forks, Shannon, Sussex, Frontier, Granite Wash, Marmaton, Mississippi Lime and Cotton Valley Sand. We expect to grow our business by economically developing our inventory of potential drilling locations and selectively pursuing acquisitions and divestitures that meet our strategic and financial objectives.

As of December 31, 2013, we had proved reserves of approximately 1.9 Tcfe with a PV-10 of approximately $2.8 billion, of which approximately 73% of the PV-10 was attributed to proved developed producing reserves. For a reconciliation of PV-10 to its most directly comparable GAAP financial measure, please see “—Our Operations—Estimated Proved Reserves.” Approximately 17% of our net proved reserves were oil, 16% were natural gas liquids and 67% were natural gas. Our net daily production for the three months ended March 31, 2014 averaged approximately 529 MMcfe per day, including approximately 13,600 Bbls per day of oil and approximately 12,900 Bbls per day of natural gas liquids, and our net daily production for the year ended December 31, 2013 averaged approximately 578 MMcfe per day, including approximately 14,600 Bbls per day of oil and approximately 12,800 Bbls per day of natural gas liquids. As of December 31, 2013, we owned interests in approximately 7,600 gross (3,270 net) productive wells, with approximately 77% of our net production operated by Samson, and, during 2013, we completed 108 gross (63 net) operated wells.

The table below provides certain selected operational information for the periods indicated.

	Three Months Ended March 31, 2014	Year Ended December 31, 2013	As of December 31, 2013
	Average Net Daily Production (MMcfe/d)	Average Net Daily Production (MMcfe/d)	Proved Reserves (Bcfe)	Gas Proved Reserves (%)	Proved Developed Reserves (%)	Net Acreage (in thousands)
West Division Business Units:
Williston	23	25	92	5	44	180
Powder River	22	23	144	9	26	309
Greater Green River	56	74	213	55	49	252
San Juan	84	93	203	100	96	83

Total West Division	185	215	652	52	58	824

East Division Business Units:
Mid-Continent West	84	93	347	61	62	233
Mid-Continent East	110	95	305	76	77	335
East Texas	148	172	546	84	73	365

Total East Division	342	360	1,198	75	71	933
Other(1)	2	3	7	82	100	198

Total	529	578	1,857	67	66	1,955

(1)	Other includes certain of our non-core properties in California, Pennsylvania, the Southeastern United States and certain other regions.

Core Values

We are dedicated to finding and producing oil and natural gas safely, responsibly and profitably for the benefit of all of our stakeholders, including our security holders, employees and the communities in which we live and work. We believe that our core values are the foundation for our success, and we strive to practice them every day in managing our current business and guiding our future strategies. These core values are:

•

Safety and Environmental Stewardship. We are committed to ensuring the safety of our employees and the communities in which we operate and will endeavor to be good stewards of our natural resources and the environment.

•	Integrity. We uphold high ethical standards and treat our stakeholders, including our security holders, business partners and neighboring communities with integrity and respect.

•	Teamwork and Communication. We are committed to open and honest communication across organizational boundaries and believe teamwork will help us reach our common goals.

•	Business Acumen. We believe that understanding the key drivers of profitability will align all employees to make decisions that will create value for our stakeholders and the Company.

•	Accountability. We are committed to profitably growing our business, and we will accept responsibility for achieving our goals and objectives and will pursue them with determination.

Business Strategy

Our business strategy is to focus on methodically developing and expanding our portfolio of potential drilling locations in order to create value for our stakeholders. We continually examine our portfolio for opportunities to improve the quality of our asset base in order to optimize our returns and enhance our financial strength. The principal elements of our strategy are described below:

Focus on Disciplined Capital Allocation

We strive to achieve growth through a disciplined, returns-focused approach to capital spending. Beginning in 2013, under the direction of our new management team, we took steps to maximize the capital allocated to drilling and completion expenditures in an effort to optimize cash flow. During 2013, approximately 83% of our capital expenditure budget (excluding capitalized interest and internal costs) was attributable to drilling and completion projects. We plan to maintain a focused capital program in 2014 and anticipate allocating a similar proportion of our total capital expenditures (excluding capitalized interest and internal costs) to drilling and completion projects during the year. In addition, we expect to allocate the majority of our capital to the most profitable drilling projects in our portfolio based on commodity price cycles and other market conditions, enabling us to maximize our return on investment. Since the Acquisition and given the recent commodity price environment, we have focused our drilling program on opportunities that will allow us to increase our mix of oil and natural gas liquids. This shift in our drilling program has resulted in an increase of our total oil and natural gas liquids production in 2013 by approximately 20% when compared with 2012, after excluding production associated with the Bakken divestitures in 2012. As a percentage of total production, our oil and natural gas liquids production was approximately 28% in 2013 compared to approximately 22% in 2012, after excluding production associated with the Bakken divestitures in 2012. Our 2014 capital budget continues to reflect our focus on drilling wells with a higher liquids content.

Maximize Returns by Efficiently Operating Our Assets

We seek to improve our returns by efficiently operating our assets. For example, as a result of various cost reducing efforts, including improvements with respect to pre-drilling planning processes and directional steering, we reduced our average drilling cost per foot by approximately 40%, 22% and 11% in the Fort Union, Williston and Cotton Valley Sand areas, respectively, for wells that had a rig release date during 2013 as compared to wells that had a rig release date during 2012. We intend to pursue additional cost reductions going forward, including through drilling wells from multi-well pad sites where appropriate and other economies of scale.

Concentrating in Our Core Operating Areas

Our objective is to concentrate in core areas where we believe we have scale of operations that will allow us to grow our production and reserves in a more cost efficient manner. Recently, we shifted our focus to the development of certain core properties, which include assets where we can leverage our extensive operating experience to enhance our returns, such as the Cotton Valley Sand and the Granite Wash formations, as well as assets with the potential to significantly increase our drilling inventory, such as the Fort Union formation in the Greater Green River Basin. As we focus on our core operations, we are divesting non-core properties which we believe will not provide us with operating scale or significant future drilling inventory, and we have received approximately $1.0 billion associated with divestitures that have closed subsequent to the Acquisition. In 2014, we plan to divest additional non-core assets from which we expect to realize approximately $200.0 million of net proceeds.

We also plan to make strategic acquisitions that will either supplement our existing core operating areas or add additional drilling inventory from a new operating area that we believe to have similar characteristics to our core operating areas. We believe that our ability to make acquisitions is an integral part of our strategy to add visible growth to our existing production and reserve base and to concentrate our asset positions in the future. We are targeting acquisitions which would provide us with a liquids-rich inventory that includes locations with potential high rates of return.

Strengthen Our Financial Flexibility

We are committed to reducing our leverage. We believe a more balanced capital structure will allow us to be more opportunistic in acquiring additional oil and natural gas properties and provide us with more flexibility to grow organically by allocating additional capital to our drilling program.

Manage Commodity Price Exposure Through an Active Hedging Program

We maintain an active commodity price risk management program for a portion of our expected future oil, gas and natural gas liquids production in order to mitigate price and cash flow volatility. We expect to continue to maintain an active hedging program designed to mitigate volatility in commodity prices and regional basis differentials and to protect our expected future cash flows. We seek to hedge approximately 50% to 75% of our expected future production for oil, gas and natural gas liquids on a rolling two year forward basis. We may elect to hedge into periods beyond two years forward if there are favorable market conditions to do so or to mitigate price risk associated with an acquisition. For 2014, we have hedged over 80% of our expected total hydrocarbon production, and we have established initial hedge positions for oil and natural gas for 2015.

Business Strengths

We believe that the following competitive strengths will position us for future growth:

Diversified Asset Base Focused on Economically Sustainable Growth

As of December 31, 2013, our geographically diverse asset base included approximately 7,600 gross (3,270 net) productive wells and approximately two million net acres spread primarily across some of the most prolific basins in North America, including the Williston, Powder River, Greater Green River, San Juan, Anadarko, Arkoma and East Texas basins. This asset base presents a number of potential growth opportunities for us to evaluate and pursue projects that will allow us to increase our production and reserves in a more cost-efficient manner. In addition, we have begun more extensive technical work on identifying our inventory of liquids and natural gas-weighted drilling opportunities in an effort to further refine the development of our acreage positions and allocate capital in a manner which provides us a profitable return on our capital investments.

Significant Operational Control with Reduced Operating Costs

As of December 31, 2013, we operated approximately 77% of our net production. Our significant operational control enables us to efficiently manage the amount and timing of our capital outflows, allowing us to improve our drilling and operating practices. In addition, we are able to leverage our technical expertise by transferring best practices in drilling, completions and operations throughout our operated positions in our various business units. For example, we successfully reduced the average days from spud to total depth by approximately 45%, 35% and 20% in the Fort Union, Williston and Cotton Valley Sand areas, respectively, for wells that had a rig release date during 2013 as compared to wells that had a rig release date during 2012.

Experienced Executive Team and Technical Team with a Track Record of Creating Stakeholder Value

Our Executive Team has a long track record of success in the industry with an average of 32 years of oil and natural gas experience, with much of that time spent with public oil and natural gas companies focused on operations in onshore North America. We believe that this team has the capability to guide us toward profitable growth. Additionally, we have a strong technical team of geoscientists, engineers and field operations managers with significant experience across both conventional and unconventional resource plays. Our technical teams have notable experience using technological innovations, including horizontal drilling and fracture stimulation. For example, our technical team has drilled and completed over 400 horizontal gross operated wells in the Williston, Powder River, Greater Green River, San Juan, Anadarko and East Texas basins over the past five years.

Corporate History

Samson Investment Company is a Nevada corporation and was formed in June 1986 as the holding company for a Tulsa, Oklahoma-based oil and natural gas exploration and production business, which had previously been operating since 1971 under our subsidiary, Samson Resources Company. Prior to the Acquisition, in January 2011, our Predecessor completed the sale of a significant portion of its oil and natural gas properties located in the Permian Basin in separate transactions for an aggregate total sales price of approximately $468.1 million.

Samson Resources Corporation, a Delaware corporation, was formed in November 2011 in connection with the Acquisition, pursuant to which certain affiliates of KKR, ITOCHU and certain other co-investors, including investment funds affiliated with Crestview Partners II GP, L.P. and Natural Gas Partners IX, L.P., indirectly acquired our Predecessor. In December 2011, the Acquisition closed and Samson Investment Company became a direct, wholly-owned subsidiary of Samson Resources Corporation. Prior to the Acquisition, our Predecessor completed a reorganization transaction, which allowed the selling stockholders to retain the Gulf Coast and Offshore assets of our Predecessor. As a result, the Gulf Coast and Offshore assets were not included in the Acquisition. For additional information on the Acquisition, the reorganization with respect to the Gulf Coast and Offshore assets and the other Transactions, see “Basis of Presentation.”

In December 2012, we completed two separate transactions resulting in the divestiture of certain Bakken producing and undeveloped properties in North Dakota to Continental Resources, Inc. and another purchaser in exchange for aggregate proceeds of approximately $680.0 million, before post-closing adjustments.

Our Operations

Estimated Proved Reserves

The following table summarizes our historical estimated proved oil and natural gas reserves and related PV-10 as of the dates indicated. The estimated proved reserves presented below are based on reports prepared by Netherland, Sewell & Associates, Inc. (“NSAI”), our independent petroleum engineers. In preparing the reports, NSAI evaluated properties representing all of the Company’s PV-10 as of the dates indicated. The estimated proved reserves presented below include proved reserves attributable to assets divested subsequent to the dates indicated. You should refer to “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 24 to our audited consolidated financial statements included elsewhere in this prospectus when evaluating the material presented below.

	As of December 31, 2013	As of December 31, 2012
Estimated proved reserves:
Natural gas (Bcf)	1,246	1,323
Natural gas liquids (MMBbls)	50	47
Oil (MMBbls)	52	68
Total estimated proved reserves (Bcfe)	1,857	2,014
Proved developed producing (Bcfe)	1,216	1,297
Proved developed non-producing (Bcfe)	16	11
Proved undeveloped (Bcfe)	625	707
Percent proved developed producing reserves	66%	64%
PV-10(1) (in thousands)	$2,815,239	$2,740,406
Standardized measure of discounted future net cash flows (in thousands)	$2,612,687	$2,473,306

(1)	We refer to PV-10 as the present value of estimated future net cash flows of estimated proved reserves as calculated in the respective reserve reports using a discount rate of 10%. This amount includes projected revenues, estimated production costs and estimated future development costs and excludes the estimated cash flows related to future asset retirement obligations (“ARO”) and future income taxes. We have also included PV-10 after ARO below. PV-10 after ARO includes the present value of ARO related to proved reserves using a 10% discount rate and no inflation of current costs. Neither PV-10 nor PV-10 after ARO is a financial measure defined under GAAP. Accordingly, the following table reconciles these amounts to the standardized measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure. We believe that the non-GAAP financial measures of PV-10 and PV-10 after ARO are relevant and useful for evaluating the relative monetary significance of our proved oil and natural gas reserves. We believe the use of pre-tax measures is valuable because there are many unique factors that can impact an individual company when estimating the amount of future income taxes to be paid. Management believes that the presentation of these measures provide useful information to investors because they are widely used by investors in evaluating oil and natural gas companies. PV-10 and PV-10 after ARO are not measures of financial or operating performance under GAAP, nor are they intended to represent the current market value of our estimated proved reserves. PV-10 and PV-10 after ARO should not be considered in isolation or as substitutes for the standardized measure of discounted future net cash flows as defined under GAAP.

The following table provides a reconciliation of the standardized measure of discounted future net cash flows to PV-10 and PV-10 after ARO:

(dollars in thousands)	As of December 31, 2013	As of December 31, 2012
PV-10	$2,815,239	$2,740,406
Present value of estimated ARO, discounted at 10%	(29,260)	(25,415)

PV-10 after ARO	2,785,979	2,714,991
Present value of future income tax, discounted at 10%	(173,292)	(241,685)

Standardized measure of discounted future net cash flows	$2,612,687	$2,473,306

Technology Used to Establish Proved Reserves

Under the SEC rules, proved reserves are those quantities of oil and natural gas that by analysis of geoscience and engineering data can be estimated with reasonable certainty to be economically producible from a given date forward from known reservoirs and under existing economic conditions, operating methods and government regulations. The term “reasonable certainty” implies a high degree of confidence that the quantities of oil and/or natural gas actually recovered will equal or exceed the estimate. Reasonable certainty can be established using techniques that have been proven effective by actual production from projects in the same reservoir or an analogous reservoir or by other evidence using reliable technology that establishes reasonable certainty. Reliable technology is a grouping of one or more technologies (including computational methods) that has been field tested and has been demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation.

To establish reasonable certainty with respect to our estimated proved reserves, our internal reserve engineers and NSAI, our independent reserve engineers, employed technologies that have been demonstrated to yield results with consistency and repeatability. The technologies and economic data used in the estimation of our proved reserves include, but are not limited to, electrical logs, radioactivity logs, core analyses, geologic maps and available downhole and production data, seismic data and well test data. Reserves attributable to producing wells with sufficient production history were estimated using appropriate decline curves, material balance calculation or other performance relationships. Reserves attributable to producing wells with limited production history and for undeveloped locations were estimated using pore volume calculations and performance from analogous wells in the surrounding area and geologic data to assess the reservoir continuity. These wells were considered to be analogous based on production performance from the same formation and completion using similar techniques.

Development of Proved Undeveloped Reserves

Our estimated proved undeveloped reserves decreased from approximately 707 Bcfe at December 31, 2012 to approximately 625 Bcfe at December 31, 2013. This reduction was primarily due to negative revisions of previous estimates of approximately 212 Bcfe. The negative revisions particularly impacted certain of our assets in the Sussex, Three Forks and Granite Wash formations and principally occurred as a result of well performance, reductions in spacing, corrections in ownership interests and additional geological and technical information with respect to the affected assets. These revisions were offset by additions of approximately 233 Bcfe from extensions and discoveries primarily from certain of our assets in the Shannon, Granite Wash and Cotton Valley Sand formations. In certain cases, such as the Granite Wash formation, our drilling results and additional geological and technical data caused us to make both negative revisions and additions with respect to our assets in the same formation due to a better understanding of the characteristics of that formation. The following table summarizes the changes in our estimated proved undeveloped reserves during 2013 (in Bcfe):

Proved undeveloped reserves, December 31, 2012	707
Purchases of reserves in place	—
Sales of reserves	(15)
Extensions and discoveries	233
Revisions of previous estimates	(212)
Conversion to proved developed reserves	(88)
Proved undeveloped reserves, December 31, 2013	625

During 2013, we converted approximately 88 Bcfe of proved undeveloped reserves to proved developed reserves or 12% of our total proved undeveloped reserves booked at December 31, 2012. During 2013, we incurred approximately $625.8 million in drilling and completion capital expenditures, including approximately $164.6 million to convert reserves classified as proved undeveloped as of December 31, 2012 to reserves classified as proved developed as of December 31, 2013. Costs of proved undeveloped reserves development in 2013 do not represent the total costs of these conversions, as additional costs may have been recorded in previous years. For additional information on our capital expenditures, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Commitments, Capital Resources and Liquidity.”

As of December 31, 2013, none of our proved undeveloped reserves at December 31, 2013 were scheduled to be developed on a date more than five years from the date the reserves were initially booked as proved undeveloped.

Qualifications of Technical Persons and Internal Controls Over Reserves Estimation Process

In accordance with the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers and guidelines established by the SEC, NSAI, our independent reserve engineers, estimated 100% of our proved reserve information as of December 31, 2013 and 2012 included in this prospectus. As discussed in their biographical information and qualifications provided below, the technical persons responsible for preparing the reserves estimates presented herein meet the requirements regarding qualifications, independence, objectivity and confidentiality set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers.

NSAI Engineers

Thomas J. Tella II has been a petroleum consultant at NSAI since 1978. He is a Senior Vice President and Team Leader at NSAI. His work experience includes oil and natural gas reserves estimates, field studies, evaluations of secondary recovery projects, property evaluations for sales and acquisitions, prospect evaluations, presentation of expert witness testimony, and coordination of large reserves evaluation projects. Before joining NSAI, Mr. Tella worked as a reservoir and workover engineer for ExxonMobil in the Louisiana Gulf Coast region, onshore and offshore. Mr. Tella received a degree in Chemical Engineering from Texas Tech University in 1972.

Richard B. Talley, Jr. has been a petroleum consultant at NSAI since 2004. He is a Vice President and Team Leader at NSAI. His work experience includes oil and natural gas reserves estimates, field studies, property evaluations for sales and acquisitions, prospect evaluations, and coordination of large reserves evaluation projects. Before joining NSAI, Mr. Talley worked as a reservoir and subsurface engineer for ExxonMobil in New Orleans and Houston. Mr. Talley received a degree in Mechanical Engineering from the University of Oklahoma in 1998 and an M.B.A. from Tulane University in 2001.

Mike K. Norton has been a petroleum geoscience consultant at NSAI since 1989. He is a Senior Vice President and the Geoscience Team Leader for the Houston office of NSAI. He is a Licensed Professional Geologist in the State of Texas. His work experience includes performing integrated studies of oil and natural gas reservoirs ranging from individual well analysis to large regional studies. He is involved in preparing subsurface structure and volumetric isopach maps using well logs, rock descriptions, and interpretive cross sections and integrating 2-D and 3-D seismic data. His work experience includes oil and natural gas reserves estimates, field studies, evaluations of enhanced recovery projects, property evaluations for sales and acquisitions, prospect evaluations, and expert witness testimony. Before joining NSAI, Mr. Norton worked for over ten years in various positions involved in exploitation and exploration work, predominately in the U.S. Gulf Coast and Mid-Continent regions. Mr. Norton received a Bachelor of Science degree in Geology from Texas A&M University in 1978.

Internal Engineers

We maintain an internal staff of petroleum engineers and geoscience professionals who work closely with our independent reserve engineers to ensure the integrity, accuracy and timeliness of data furnished to NSAI in their reserves estimation process. Our technical team meets regularly with representatives of NSAI to review properties and discuss methods and assumptions used in NSAI’s preparation of the year-end reserves estimates. The NSAI reserve report is reviewed with representatives of NSAI and our internal technical staff before dissemination of the information. Additionally, members of our management team review the NSAI reserve report with senior reservoir engineering staff and other members of our technical staff.

Martin Dobson, our Director of Reserves and Technology, is the technical person primarily responsible for overseeing the preparation of the Company’s reserves estimates. He has over 30 years of industry experience, including approximately 19 years of experience in the estimation and evaluation of reserves. He has a Bachelor of Science degree in Biology from Webster State University and a Master of Science degree from Brigham Young University and is a member of the Society of Petroleum Engineers. Our Director of Reserves and Technology reports directly to our Executive Vice President and Chief Operating Officer. Reserves estimates are reviewed and approved by the Director of Reserves and Technology, with final approval by our Executive Vice President and Chief Operating Officer.

Randal Maxwell previously held the position of General Manager—Reserves and Reservoir Engineering and was the internal technical person primarily responsible for overseeing the preparation of our reserves estimates as of December 31, 2013. He has over 28 years of practical petroleum engineering experience with approximately ten years involved with reserve estimation. He is a registered Professional Engineer within the state of Oklahoma since 1989. He has a Bachelor of Science degree in Engineering Physics with a specialty in Petroleum Engineering from the University of Tulsa. Brent Cox previously held the position of General Manager—Engineering and was the internal technical person primarily responsible for overseeing the preparation of our reserves estimates as of December 31, 2012. He has over 12 years of practical petroleum engineering experience with approximately five years of this experience being in the estimation and evaluation of reserves. He is a registered Professional Engineer in the State of Oklahoma since 2006. He has a Bachelor of Science degree in Petroleum Engineering from the University of Tulsa and a Master of Business Administration from Oklahoma State University.

Productive Wells

The following table sets forth the number of productive wells in which we owned a working interest at December 31, 2013. Productive wells consist of producing wells and wells capable of producing, including natural gas wells awaiting pipeline connections to commence deliveries and oil wells awaiting connection to production facilities. “Gross” wells are the total number of productive wells in which we have working interests, and “net” wells are the sum of our fractional working interests owned in gross wells. Each gross well completed in more than one producing zone is counted as a single well and, as of December 31, 2013, we had 15 gross (10 net) wells with completions in more than one reservoir. As of December 31, 2013, approximately 88% of our total gross productive wells and 91% of total net productive wells were classified as natural gas wells (in which natural gas is the primary product).

	Oil		Natural Gas		Total
	Gross	Net	Gross	Net	Gross	Net
West Division Business Units:
Williston	209	71	1	—	210	71
Powder River	156	78	216	31	372	109
Greater Green River	9	3	537	190	546	193
San Juan	1	—	326	265	327	265

Total West Division	375	152	1,080	486	1,455	638
East Division Business Units:
Mid-Continent West	134	41	1,334	643	1,468	684
Mid-Continent East	361	75	2,402	606	2,763	681
East Texas	50	31	1,765	1,191	1,815	1,222

Total East Division	545	147	5,501	2,440	6,046	2,587
Other(1)	23	8	73	42	96	50

Total Productive Wells	943	307	6,654	2,968	7,597	3,275

(1)	Other includes certain of our non-core properties located in California, Pennsylvania, the Southeastern United States and certain other regions.

Drilling Activities

The table below sets forth the results of the drilling activities for the periods indicated. The information should not be considered indicative of future performance, nor should it be assumed that there is necessarily any correlation between the number of productive wells drilled, quantities of reserves found or economic value. The information presented below includes our drilling activities with respect to assets divested subsequent to the periods indicated. In particular, the Predecessor data includes information relating to the Gulf Coast and Offshore assets that were subject to the reorganization in December 2011 in connection with the Acquisition.

	Successor						Predecessor
	Year Ended December 31, 2013		Year Ended December 31, 2012		From Inception (November 14, 2011) through December 31, 2011		July 1, 2011 through December 21, 2011		Year Ended June 30, 2011
	Gross	Net	Gross	Net	Gross	Net	Gross	Net	Gross	Net
Exploratory Wells
Productive(1)	11	7	8	6	—	—	3	2	27	17
Dry	—	—	1	1	—	—	—	—	7	6

Total Exploratory	11	7	9	7	—	—	3	2	34	23
Development wells
Productive(1)	238	71	395	114	50	16	204	62	401	131
Dry	1	—	3	2	—	—	—	—	6	2

Total Development	239	71	398	116	50	16	204	62	407	133
Total Wells
Productive(1)	249	78	403	120	50	16	207	64	428	148
Dry	1	—	4	3	—	—	—	—	13	8

Total Development and Exploratory Wells	250	78	407	123	50	16	207	64	441	156

(1)	Although a well may be classified as productive upon completion, future changes in oil and natural gas prices, operating costs and production may result in the well becoming uneconomical, particularly with respect to exploratory wells where there is no production history.

As of March 31, 2014, we had 73 gross (40 net) wells in the process of drilling, completing or waiting on completion and 54 gross (39 net) operated wells in the process of drilling, completing or waiting on completion.

Developed and Undeveloped Acreage

The following table sets forth as of December 31, 2013 our approximate gross and net developed and undeveloped oil and natural gas leasehold and fee mineral acreage. “Gross” acres are the total number of acres in which we own a working interest. “Net” acres refer to gross acres multiplied by our fractional working interest.

	Developed Leasehold Acreage		Undeveloped Leasehold Acreage		Fee Minerals		Total Acreage
	(acreage in thousands)
	Gross	Net	Gross	Net	Gross	Net	Gross	Net
West Division Business Units:
Williston	155	70	203	110	1	—	359	180
Powder River	275	140	205	169	1	—	481	309
Greater Green River	278	154	115	98	2	—	395	252
San Juan	42	29	75	54	—	—	117	83

Total West Division	750	393	598	431	4	—	1,352	824

East Division Business Units:
Mid-Continent West	394	213	10	8	30	12	434	233
Mid-Continent East	778	286	75	38	48	11	901	335
East Texas	380	261	62	32	445	72	887	365

Total East Division	1,552	760	147	78	523	95	2,222	933
Other(1)	105	33	200	147	13	18	318	198

Total Acreage	2,407	1,186	945	656	540	113	3,892	1,955

(1)	Other includes certain of our non-core properties in California, Pennsylvania, the Southeastern United States and certain other regions.

The following table sets forth the number of gross and net undeveloped acres as of December 31, 2013 that will expire during the years indicated if production is not established or if we take no other action to extend the terms of the leases or concessions (other than the payment of delay rentals during the primary term of the applicable lease).

2014		2015		2016
Gross	Net	Gross	Net	Gross	Net
332,298	177,317	153,695	100,234	111,531	81,913

As of December 31, 2013, we had less than 1,500 net acres relating to proved undeveloped reserves that had a lease expiration date preceding the scheduled initial drill date. The proved undeveloped reserves attributable to such acreage constituted less than 0.5% of our total proved reserves as of December 31, 2013, and a portion of such acreage is subject to leasehold extension rights. We intend to exercise such extension rights where applicable, pursue lease renewals and engage in other leasehold management efforts in order to preserve our leasehold interests with respect to such proved undeveloped reserves.

Production, Revenues and Price History

Oil and natural gas are commodities. The prices that we receive for the oil and natural gas that we produce are largely a function of market supply and demand. Demand is impacted by general economic conditions, weather and other seasonal conditions, including hurricanes and tropical storms. Over or under supply of oil or natural gas can result in substantial price volatility. Historically, commodity prices have been volatile and we expect that volatility to continue in the future. A substantial or extended decline in oil or natural gas prices or poor drilling results could have a material adverse effect on our business, results of operations, financial condition, access to capital and ability to grow. See “Risk Factors—Risks Relating to the Oil and Natural Gas Industry and Our Business.”

The following table sets forth information regarding our net production of oil and natural gas and certain price and cost information for each of the periods indicated. The information presented below includes production data with respect to assets divested subsequent to the periods indicated. In particular, the Predecessor data includes information relating to the Gulf Coast and Offshore assets that were subject to the reorganization in December 2011 in connection with the Acquisition. For additional information on price calculations, see the information set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Successor					Predecessor
	Three Months Ended March 31,		Year Ended December 31,		From Inception (November 14, 2011) through December 31, 2011	July 1, 2011 through December 21, 2011	Year Ended June 30, 2011
	2014	2013	2013	2012
Production data:
Natural gas (Bcfe)(1)	33.4	39.2	150.9	178.8	6.1	107.3	229.2
Oil (MMBbls)	1.2	1.3	5.3	6.2	0.2	2.7	5.2
NGLs (MMBbls)	1.2	1.0	4.7	4.0	—	—	—
Combined production (Bcfe)(2)	47.7	53.2	210.8	240.0	7.1	123.7	260.5
Average combined daily production (Bcfe/d)(2)	529.4	590.9	577.6	657.4	714.4	710.9	713.8
Average sales prices before effects of hedge:(3)
Natural gas (Mcfe)(1)	$4.49	$2.99	$3.28	$2.17	$3.43	$4.10	$4.29
Oil (Bbl)	91.76	87.77	92.38	83.92	89.44	88.44	85.65
NGL (Bbl)	39.55	31.61	32.30	35.03	—	—	—
Mcfe	6.46	4.95	5.40	4.37	5.10	5.51	5.49
Average sales prices after effects of realized hedges:(3)
Natural gas (Mcfe)(1)	$3.84	$3.36	$3.37	$3.01	$4.55	$4.76	$5.33
Oil (Bbl)	82.05	86.10	86.30	81.93	82.95	85.73	82.63
NGL (Bbl)(1)	36.16	33.09	32.67	35.85	—	—	—
Mcfe	5.67	5.21	5.32	4.95	5.89	6.02	6.35
Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$0.95	$0.94	$0.93	$0.93	$0.75	$0.98	$0.80
Production taxes	0.43	0.35	0.36	0.34	0.50	0.49	0.41

Total	$1.38	$1.29	$1.29	$1.27	$1.25	$1.47	$1.21
Depreciation, depletion and amortization	2.48	2.41	2.65	2.84	2.60	2.80	2.09
General and administrative expenses	0.86	0.58	0.62	0.63	20.11	3.54	0.56

(1)	For the periods prior to the year ended December 31, 2012, natural gas volumes and prices include natural gas liquids. Beginning in 2012, we had sufficient accounting data to report natural gas liquids separately.
(2)	Oil is converted to Mcfe using the industry standard conversion rate of one barrel of oil to six thousand cubic feet of natural gas.
(3)	Average prices shown in the table reflect prices both before and after the effects of our realized economic commodity hedging transactions. Our calculation of such effects includes realized gains or losses on cash settlements for commodity derivatives.

Our Oil and Natural Gas Properties

We operate our business and properties under two major divisions, which we refer to as our West Division and our East Division. As of December 31, 2013 and as of all applicable dates presented, we did not have any individual fields containing 15% or more of our total estimated proved reserves.

West Division

Our West Division is primarily situated in the Rocky Mountains region and encompasses several major basins. Our West Division accounted for approximately 35% of our proved reserves as of December 31, 2013. During the three months ended March 31, 2014, our West Division produced approximately 17 Bcfe, or an average of approximately 185 MMcfe per day, which represented approximately 35% of our total production during such period, and during the year ended December 31, 2013, our West Division produced approximately 78 Bcfe, or an average of approximately 215 MMcfe per day, which represented approximately 37% of our total production during such period. As of December 31, 2013, we had approximately 824,000 net acres in our West Division, of which 48% was held by production. As of December 31, 2013, we had interests in approximately 1,460 gross (640 net) productive wells in our West Division and operated approximately 47% of these wells and approximately 84% of our net production. Our West Division is divided into four distinct business units, which are primarily focused on the Williston, Powder River, Greater Green River and San Juan basins, respectively.

Williston Business Unit. Our Williston business unit consists of our assets in North Dakota, Montana and South Dakota. As of December 31, 2013, our Williston business unit had approximately 180,000 net acres, including approximately 84,000 net acres in North Dakota, which represents our core operating position in the Williston Basin. We operated approximately 29,000 net acres, or approximately 35% of our core Williston Basin position as of December 31, 2013, with SM Energy and Baytex Energy operating the majority of our non-operated net acreage position. As of December 31, 2013, we had approximately 210 gross (70 net) productive wells in the Williston business unit, and average net daily production from our Williston business unit for the three months ended March 31, 2014 and the year ended December 31, 2013 was approximately 23 MMcfe per day and approximately 25 MMcfe per day, respectively. The Williston Basin produces oil and natural gas from numerous producing horizons, including the Madison, Bakken, Three Forks and Red River formations. Within our operating area, we are targeting the Middle Bakken and Three Forks formations primarily through horizontal multi-well pad drilling. During 2013, our Williston business unit completed 41 gross (19 net) operated wells.

Powder River Business Unit. Our Powder River business unit primarily includes our properties in the Powder River Basin in Wyoming as well as certain non-core assets in Eastern Colorado and Western Nebraska. We had approximately 309,000 net acres and approximately 370 gross (110 net) productive wells in the Powder River business unit as of December 31, 2013. The average net daily production from our Powder River business unit for the three months ended March 31, 2014 and the year ended December 31, 2013 was approximately 22 MMcfe per day and approximately 23 MMcfe per day, respectively. Our properties in the Powder River Basin have exposure to various oil producing horizons, including the Parkman, Sussex, Shannon, Niobrara, Frontier and Mowry formations. Within our operating area, we have primarily focused our efforts on horizontally drilling the Shannon and Sussex formations. Our Powder River business unit completed ten gross (nine net) operated horizontal wells during 2013.

Greater Green River Business Unit. As of December 31, 2013, we had approximately 252,000 net acres and approximately 550 gross (190 net) productive wells in the Greater Green River business unit, which includes our Greater Green River Basin properties in Wyoming and certain other assets located in Eastern Utah and Western Colorado. During the three months ended March 31, 2014 and the year ended December 31, 2013, the Greater Green River business unit had an average net daily production of approximately 56 MMcfe per day and approximately 74 MMcfe per day, respectively. Our properties in the Greater Green River business unit include approximately 32,000 net acres in the Cepo Field, where we are targeting three intervals of stacked sand in the liquids-rich Fort Union reservoir. During 2013, our Greater Green River business unit completed seven gross (six net) operated wells.

San Juan Business Unit. Our San Juan business unit consists of our assets in Southern Colorado and Northwestern New Mexico in the San Juan Basin as well as non-core properties in Southeastern Utah. We had approximately 83,000 net acres and approximately 330 gross (270 net) productive wells in our San Juan business unit as of December 31, 2013. Our San Juan business unit operates a large, mature production base in the San Juan Basin that produces primarily from the Fruitland coal formation. During the three months ended March 31, 2014 and the year ended December 31, 2013, we had an average net daily production of approximately 84 MMcfe per day and approximately 93 MMcfe per day, respectively, from our San Juan business unit.

East Division

Our East Division primarily consists of our assets in the Mid-Continent and East Texas regions and includes several major basins, including the Anadarko, Arkoma and East Texas basins. Our East Division accounted for approximately 65% of our proved reserves as of December 31, 2013. During the three months ended March 31, 2014, our East Division produced approximately 31 Bcfe, or an average of approximately 342 MMcfe per day, which represented approximately 65% of our total production during such period, and during the year ended December 31, 2013, our East Division produced approximately 132 Bcfe, or an average of approximately 360 MMcfe per day, which represented approximately 62% of our total production during such period. As of December 31, 2013, we had 933,000 net acres in our East Division, of which 92% was held by production. As of December 31, 2013, we had interests in approximately 6,050 gross (2,590 net) productive wells in our East Division and operated 45% of these wells and 72% of our net production. Our East Division is divided into three distinct business units, which are primarily focused on the Mid-Continent West, the Mid-Continent East and the East Texas regions, respectively.

Mid-Continent West Business Unit. Our Mid-Continent West business unit includes our assets in the Texas and Oklahoma Panhandles as well as Kansas. As of December 31, 2013, we held approximately 233,000 net acres and approximately 1,470 gross (680 net) productive wells in the Mid-Continent West business unit. During the three months ended March 31, 2014 and the year ended December 31, 2013, this business unit produced an average of approximately 84 MMcfe per day and approximately 93 MMcfe per day, respectively. Our properties in the Mid-Continent West business unit have exposure to the Cleveland, Granite Wash and Douglas formations. During 2013, our Mid-Continent West business unit completed 16 gross (eight net) operated wells.

Mid-Continent East Business Unit. Our Mid-Continent East business unit covers the Anadarko Basin in Western Oklahoma (excluding the Oklahoma Panhandle region) and the Arkoma Basin in Eastern Oklahoma and Northern Arkansas. As of December 31, 2013, we had approximately 335,000 net acres and approximately 2,760 gross (680 net) productive wells in the Mid-Continent East business unit. During the three months ended March 31, 2014 and the year ended December 31, 2013, our average net daily production from the Mid-Continent East business unit was approximately 110 MMcfe per day and approximately 95 MMcfe per day, respectively. There are numerous hydrocarbon bearing formations across our Anadarko and Arkoma basin properties in the Mid-Continent East business unit, including the Marmaton, Mississippi Solid, Cana Woodford and Tonkawa formations. Our current operations are primarily focused on the development of the liquids-rich Marmaton and Mississippi Solid plays, and, during 2013, our Mid-Continent East business unit completed 20 gross (11 net) operated wells.

East Texas Business Unit. Our East Texas business unit had 365,000 net acres and approximately 1,820 gross (1,220 net) productive wells as of December 31, 2013 and is comprised of our properties in East Texas, Northern Louisiana, Southern Arkansas and the Permian Basin. During the three months ended March 31, 2014 and the year ended December 31, 2013, our East Texas business unit produced an average of approximately 148 MMcfe per day and approximately 172 MMcfe per day, respectively. Our East Texas business unit targets multiple intervals in the Cotton Valley Sand formation. While our Cotton Valley Sand assets have historically been drilled vertically and the majority of our Cotton Valley Sand wells are vertical producers, we recently began to exploit the Cotton Valley Sand formation with horizontal completions with an emphasis on the “B” and “C” intervals in Panola County, Texas. During 2013, our East Texas business unit completed 14 gross (ten net) operated wells.

Our acreage in the East Texas business unit also includes a significant position in the Haynesville Shale formation, which is one of the most prolific natural gas reservoirs in the United States. Although we have no plans to drill any operated Haynesville Shale wells in 2014, we believe these assets contain substantial natural gas reserves from which we could realize value in the event of future increases in natural gas prices.

Other

In addition to the properties described above, we also own interests in certain non-core assets located throughout the continental United States. As of December 31, 2013, we held approximately 198,000 net acres in these non-core areas, and these assets accounted for less than one percent of our total production during the three months ended March 31, 2014 and the year ended December 31, 2013.

Title to Properties

As is customary in the oil and natural gas industry, we initially conduct a limited review of the title to our properties on which we do not have proved reserves. Prior to the commencement of drilling operations on those properties, however, we conduct a more thorough title examination and perform curative work with respect to material defects. To the extent title opinions or other investigations reflect title defects on those properties, we are typically responsible for curing or resolving such title defects at our expense. We generally will not commence drilling operations on a property until we have cured any material title defects on the property. In addition, prior to completing an acquisition of producing oil and natural gas leases, we generally perform title reviews on the most significant leases, and depending on the materiality of properties, we may obtain an attorney’s title opinion or review previously obtained title opinions. Based on the foregoing, we believe that we have satisfactory title to our producing properties in accordance with standards generally accepted in the oil and natural gas industry. Our oil and natural gas properties are subject to customary royalty and other interests, liens under the credit agreements governing the RBL Revolver and Second Lien Term Loan, liens for current taxes and other burdens which we believe do not materially interfere with the use of, or affect our carrying value of, the properties.

Office Facilities

In addition to our oil and natural gas properties discussed above, we lease corporate office space in Tulsa, Oklahoma, Denver, Colorado and Houston, Texas, and we also maintain a number of field office locations. While we may require additional office space as our business expands, we believe that our existing office facilities are adequate to meet our needs for the immediate future, and that additional facilities will be available on commercially reasonable terms as needed.

Risk Management

We use derivative financial instruments to provide partial protection against declines in oil, natural gas and natural gas liquids prices by reducing the risk of price volatility and the effect it could have on our operations and our ability to finance our capital budget and operations. Our decision on the quantity and price at which we choose to hedge our production is based on our view of existing and forecasted oil, natural gas and natural gas liquids production volumes, planned drilling projects and current and future market conditions. While there are many different types of derivatives available, we typically use fixed price swaps, collars (put and call options) and occasionally basis swap agreements to attempt to manage price risk more effectively. The swaps call for payments to, or receipts from, counterparties based on whether the market price of oil, natural gas or natural gas liquids for the period is greater or less than the fixed price established for that period when the swap is put in place. The collar arrangements are put and call options used to establish a fixed price floor and a fixed price ceiling for a specified period of time. The purchaser of a put option will collect payment when the market price settles lower than the put strike and the purchaser of a call option will collect payment when the market price settles greater than the call strike. For additional information on our derivative financial instruments, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” Note 8 to our audited consolidated financial statements included elsewhere in this prospectus and Note 6 to our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

Competition

The oil and natural gas industry is intensely competitive, and we compete with other companies that possess and employ financial, technical and personnel resources that are substantially greater than ours. Many of these companies not only explore for and produce oil and natural gas, but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. Our competitors may be able to pay more for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. Such competition can also drive up the costs to acquire oil and natural gas leases, properties and prospects in areas where we are already conducting business and operations. In addition, these companies may have a greater ability to continue exploration activities during periods of low oil and natural gas market prices.

There is also competition between oil and natural gas producers and other industries producing energy and fuel. Furthermore, competitive conditions may be substantially affected by various forms of energy legislation and/or regulation considered from time to time by federal, state or local governments. It is not possible to predict the nature of any such legislation or regulation which may ultimately be adopted or its effects upon our future operations. Such laws and regulations may substantially increase the costs of exploring for, developing or producing oil and natural gas and may prevent or delay the commencement or continuation of a given operation. Our larger competitors may be able to absorb the burden of existing, and any changes to, federal, state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position.

Marketing and Significant Customers

We market the oil and natural gas production from properties we operate for both our account and the account of many of the other working interest owners in these properties. We sell our production to a variety of creditworthy purchasers under market-based contracts with terms ranging from one day to seven years.

During the year ended December 31, 2013, sales to Shell Trading (US) Company accounted for approximately 10.9% of our total oil and natural gas revenues. No other purchasers accounted for more than 10% of our total crude oil and natural gas revenues for the fiscal year ended December 31, 2013. We do not believe that the loss of any of the customers or entities to which we have exposure would result in a material adverse effect on our ability to market our oil and natural gas production.

Delivery Commitments

A portion of our production is sold under certain contractual arrangements that specify the delivery of a fixed and determinable quantity. As of December 31, 2013, we were committed to deliver the following fixed quantities of production.

	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Natural Gas (Bcf)	18.9	18.9	—	—	—
Oil (MMbbl)	0.3	0.3	—	—	—

We expect to fulfill our delivery commitments with production from our proved developed reserves and the production of others who market with us. However, should these sources not be sufficient to satisfy our delivery commitments, we can and may use spot market purchases to fulfill these commitments.

In addition, we have entered into marketing agreements with various midstream service providers and pipeline carriers to facilitate the delivery of our production to market. Certain of these agreements include firm transportation or throughput commitments. Firm transportation commitments require us to pay reservation charges for specified quantities regardless of the amount of pipeline capacity used, and throughput commitments require us to deliver specified volumes or pay certain fees for any shortfalls. For additional information on our obligations under such arrangements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Commitments, Capital Resources and Liquidity—Contractual Obligations.”

Seasonality of Business

Weather conditions affect the demand for, and prices of, natural gas and can also delay drilling and production activities, disrupting our overall business plans. Demand for natural gas is typically higher in the first and fourth quarters of the calendar year resulting in higher natural gas prices. Due to these seasonal fluctuations, results of operations for individual quarterly periods may not be indicative of the results that may be realized on an annual basis.

In addition, current lease terms, permit conditions and stipulations and other governmental regulatory conditions restrict drilling operations and certain other activities during certain times of the year on a significant portion of our properties in the Greater Green River and Powder River basins due to wildlife activity and/or habitat. We have worked with federal and state officials in Wyoming to obtain approval for limited winter-drilling activities on these assets and have developed measures, such as drilling multiple wells from a single pad location, to minimize the impact of our activities on wildlife and wildlife habitat.

Governmental Regulation

Regulation of Production of Oil and Natural Gas

Our operations are substantially affected by federal, state, tribal, local and other laws, regulations and agency actions and rule making. In particular, natural gas production and related operations are, or have been, subject to price controls, taxes and numerous other laws, regulations and agency actions. All of the jurisdictions in which we own or operate producing oil and natural gas properties have statutory provisions regulating the exploration for and production of oil and natural gas, including provisions related to permits for the drilling of wells, drilling or operating bonds, reports concerning operations, the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled, sourcing and disposal of water used in the drilling and completion process and the plugging and abandonment of wells. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil and natural gas within its jurisdiction.

Our operations are also subject to various conservation laws and regulations. These include the regulation of the size of drilling and spacing units or proration units, the number of wells which may be drilled in an area, the unitization or pooling of oil or natural gas properties and prohibitions or limits on the venting or flaring of natural gas. In addition, these regulations may establish maximum rates of production from oil and natural gas wells and impose certain requirements regarding the ratability or fair apportionment of production from fields and individual wells. The effect of these regulations is to limit the amount of oil and natural gas that we can produce from our wells and to limit the number of wells or the locations at which we can drill, although we can apply for exceptions to such regulations or to have reductions in well spacing.

Failure to comply with applicable laws and regulations can result in substantial penalties. The regulatory burden on the industry increases the cost of doing business and affects profitability. In addition, such laws and regulations are frequently amended or reinterpreted and, as a result, we are unable to predict the future costs or impact of compliance. Additional proposals and proceedings that affect the oil and natural gas industry are regularly considered by federal, state and local governments, courts and agencies. We cannot predict when or whether any such proposals may become effective.

We believe we are in material compliance with currently applicable laws and regulations and that continued material compliance with existing requirements will not have a material adverse effect on our financial position, cash flows or results of operations. However, current regulatory requirements may change, currently unforeseen environmental incidents may occur or past non-compliance with environmental laws or regulations may be discovered.

Regulation of Transportation and Sales of Natural Gas

Historically, the transportation and sale for resale of natural gas in interstate commerce have been regulated by agencies of the U.S. federal government, primarily FERC. FERC regulates interstate natural gas transportation rates and service conditions, which affects the marketing of natural gas that we produce, as well as the revenues we receive for sales of our natural gas. Since 1985, FERC has endeavored to make natural gas transportation more accessible to natural gas buyers and sellers on an open and non-discriminatory basis. FERC has stated that open access policies are necessary to improve the competitive structure of the interstate natural gas pipeline industry and to create a regulatory framework that will put natural gas sellers into more direct contractual relations with natural gas buyers by, among other things, unbundling the sale of natural gas from the sale of transportation and storage services.

In the past, the federal government regulated the prices at which natural gas could be sold. While sales by producers of natural gas can currently be made at competitive market prices, Congress could reenact price controls in the future. Deregulation of wellhead natural gas sales began with the enactment of the Natural Gas Policy Act (“NGPA”) and culminated in adoption of the Natural Gas Wellhead Decontrol Act which removed controls affecting wellhead sales of natural gas effective January 1, 1993. The transportation and sale for resale of natural gas in interstate commerce is regulated primarily under the NGA and by regulations and orders promulgated under the NGA by FERC. In certain limited circumstances, intrastate transportation and wholesale sales of natural gas may also be affected directly or indirectly by laws enacted by Congress and by FERC regulations.

Beginning in 1992, FERC issued a series of orders to implement its open access policies. As a result, the interstate pipelines’ traditional role as wholesalers of natural gas has been eliminated and replaced by a structure under which pipelines provide transportation and storage service on an open access basis to others who buy and sell natural gas. Although FERC’s orders do not directly regulate natural gas producers, they are intended to foster increased competition within all phases of the natural gas industry.

The Energy Policy Act of 2005 (“EP Act 2005”) is a comprehensive compilation of tax incentives, authorized appropriations for grants and guaranteed loans, and significant changes to the statutory policy that affects all segments of the energy industry. Among other matters, EP Act 2005 amends the NGA to add an anti-market manipulation provision which makes it unlawful for any entity to engage in prohibited behavior to be prescribed by FERC, and furthermore provides FERC with additional civil penalty authority. The EP Act 2005 provides FERC with the power to assess civil penalties of up to $1.0 million per day for violations of the NGA and increases FERC’s civil penalty authority under the NGPA from $5,000 per violation per day to $1.0 million per violation per day. The civil penalty provisions are applicable to entities that engage in the sale of natural gas for resale in interstate commerce. On January 19, 2006, FERC issued Order No. 670, a rule implementing the anti-market manipulation provision of EP Act 2005, and subsequently denied rehearing. The rules make it unlawful to: (1) in connection with the purchase or sale of natural gas subject to the jurisdiction of FERC, or the purchase or sale of transportation services subject to the jurisdiction of FERC, for any entity, directly or indirectly, to use or employ any device, scheme or artifice to defraud; (2) to make any untrue statement of material fact or omit to make any such statement necessary to make the statements made not misleading or (3) to engage in any act or practice that operates as a fraud or deceit upon any person. The new anti-market manipulation rule does not apply to activities that relate only to intrastate or other non-jurisdictional sales or gathering, but does apply to activities of gas pipelines and storage companies that provide interstate services, as well as otherwise non-jurisdictional entities to the extent the activities are conducted “in connection with” gas sales, purchases or transportation subject to FERC jurisdiction, which now includes the annual reporting requirements under Order 704. The anti-market manipulation rule and enhanced civil penalty authority reflect an expansion of FERC’s NGA enforcement authority.

On December 26, 2007, FERC issued Order 704, a final rule on the annual natural gas transaction reporting requirements, as amended by subsequent orders on rehearing. Under Order 704, wholesale buyers and sellers of more than 2.2 million MMBtus of physical natural gas in the previous calendar year, including natural gas gatherers and marketers, are now required to report, on May 1 or such other time as directed by FERC each year, aggregate volumes of natural gas purchased or sold at wholesale in the prior calendar year to the extent such transactions utilize, contribute to, or may contribute to the formation of price indices. It is the responsibility of the reporting entity to determine which individual transactions should be reported based on the guidance of Order 704. Order 704 also requires market participants to indicate whether they report prices to any index publishers, and if so, whether their reporting complies with FERC’s policy statement on price reporting.

On November 20, 2008, FERC issued Order 720, a final rule on the daily scheduled flow and capacity posting requirements. Under Order 720, major non-interstate pipelines, defined as certain non-interstate pipelines delivering, on an annual basis, more than an average of 50 million MMBtus of gas over the previous three calendar years, are required to post daily certain information regarding the pipelines’ capacity and scheduled flows for each receipt and delivery point that has a design capacity equal to or greater than 15,000 MMBtu per day and may also require posting or reporting of rates associated with services on those pipelines. Requests for clarification and rehearing of Order 720 have been filed at FERC and a decision on those requests is pending.

We cannot accurately predict whether FERC’s actions will achieve the goal of increasing competition in markets in which our natural gas is sold. Additional proposals and proceedings that might affect the natural gas industry are pending before FERC and the courts. The natural gas industry historically has been very heavily regulated. Therefore, we cannot provide any assurance that the less stringent regulatory approach recently established by FERC will continue. However, we currently have no reason to believe that any action taken will affect us in a way that materially differs from the way it affects other natural gas producers.

Gathering service, which occurs upstream of jurisdictional transmission services, is regulated by the states onshore and in state waters. Although its policy is still in flux, FERC has reclassified certain jurisdictional transmission facilities as non-jurisdictional gathering facilities, which has the tendency to increase our costs of getting gas to point of sale locations. State regulation of natural gas gathering facilities generally include various safety, environmental and, in some circumstances, nondiscriminatory-take requirements. Although such regulation has not generally been affirmatively applied by state agencies, natural gas gathering may receive greater regulatory scrutiny in the future.

Section 1(b) of the NGA exempts natural gas gathering facilities from regulation by FERC as a natural gas company under the NGA. We believe that the natural gas pipelines in our gathering systems meet the traditional tests FERC has used to establish a pipeline’s status as a gatherer not subject to regulation as a natural gas company. However, the distinction between FERC-regulated transmission services and federally unregulated gathering services is the subject of on-going litigation, so the classification or reclassification and regulation of our gathering facilities are subject to change based on future determinations by FERC, the courts or the U.S. Congress.

Our sales of natural gas are also subject to requirements under the Commodity Exchange Act (“CEA”) and regulations promulgated thereunder by the CFTC. The CEA prohibits any person from manipulating or attempting to manipulate the price of any commodity in interstate commerce or futures on such commodity. The CEA also prohibits knowingly delivering or causing to be delivered false or misleading or knowingly inaccurate reports concerning market information or conditions that affect or tend to affect the price of a commodity.

Intrastate natural gas transportation is also subject to regulation by state regulatory agencies. The basis for intrastate regulation of natural gas transportation and the degree of state regulatory oversight and scrutiny given to intrastate natural gas pipeline rates and services varies from state to state. Insofar as such regulation within a particular state will generally affect all intrastate natural gas shippers within the state on a comparable basis, we believe that the regulation of similarly situated intrastate natural gas transportation in any states in which we operate and ship natural gas on an intrastate basis should not affect our operations in any way that is of material difference from those of our competitors. Like the regulation of interstate transportation rates, the regulation of intrastate transportation rates affects the marketing of natural gas that we produce, as well as the revenues we receive for sales of our natural gas.

Changes in law and to FERC policies and regulations may adversely affect the availability and reliability of firm and/or interruptible transportation service on interstate pipelines and certain interstate pipelines, and we cannot predict what future action FERC will take, if any. We currently have no reason to believe, however, that any regulatory changes will affect us in a way that materially differs from the way they will affect other natural gas producers, gatherers and marketers with which we compete.

Environmental Matters

Our operations are subject to extensive and increasingly stringent federal, state and local laws, as well as agency actions and rule making, pertaining to the protection of the environment and human health and safety. These include requirements governing the release, emission or discharge of materials into the environment, the generation, storage, transportation, handling and disposal of materials (including solid and hazardous wastes), or otherwise relating to pollution or protection of the environment, natural resources, or human health and safety. Wellbore integrity regulations are also being considered by a number of regulatory bodies. Numerous governmental agencies, such as the EPA and state environmental regulatory authorities, have the authority to prescribe and implement environmental, health and safety regulations governing various aspects of oil and natural gas production. We must take into account the timing and cost of complying with, and in many cases applying for permits under, such laws and regulations in planning, designing, constructing, drilling, operating and abandoning wells and related surface facilities, including gathering, transportation, storage and waste disposal facilities. If we fail to comply with these laws and regulations, we could be assessed administrative, civil and criminal penalties, as well as be issued injunctions limiting or prohibiting our activities.

Environmental regulatory programs typically regulate the handling and disposal of drilling and production materials and wastes, human health and safety practices, and the protection of water and air. We may be required to obtain permits for, among other things, air emissions, the construction and operation of surface pits to contain drilling muds and other wastes resulting from production activities, the construction and operation of underground injection wells to use for disposal of produced water and other oilfield wastes, and the construction of facilities in environmentally sensitive areas such as wetlands, wilderness areas, and Indian lands. Many factors, including public perception, government policy and agency funding can materially impact the ability to secure environmental construction or operations permits.

We have made and will continue to make expenditures to comply with environmental, health and safety regulations and requirements. These are necessary business costs in the oil and natural gas industry. We believe that the cost of maintaining material compliance with these existing regulations will not have a material adverse effect on our business, financial position and results of operations. It is possible that developments, such as the imposition of stricter and more comprehensive environmental, health and safety laws and regulations or changes in the way existing requirements are interpreted or enforced, as well as claims for damages to property or persons resulting from company operations, could result in substantial costs and liabilities, including civil and criminal penalties, and could adversely affect our ability to continue our business as presently conducted.

Solid and Hazardous Waste

Federal, state and local laws may require us to remove or remediate previously disposed wastes, including wastes disposed of or released by us or prior owners or operators in accordance with current laws or otherwise, to suspend or cease operations at contaminated areas, or to perform remedial well plugging operations or response actions to reduce the risk of future contamination. Federal laws, including the Comprehensive Environmental Response, Compensation, and Liability Act, referred to as “CERCLA” or the Superfund law, and comparable state laws may impose strict, and in certain cases joint and several, liability, without regard to fault, on specified potentially responsible parties, including owners or operators of contaminated sites, for the costs of investigating and cleaning up hazardous substances, as well as liability for damages to natural resources. Other federal and state laws, in particular the federal Resource Conservation and Recovery Act, regulate hazardous and non-hazardous wastes. Under a longstanding legal framework, certain wastes generated by our oil and natural gas operations are not currently subject to federal regulations governing hazardous wastes, though they may be regulated under other federal and state laws. These wastes may in the future be designated as hazardous wastes or may otherwise become subject to more rigorous and costly compliance and disposal requirements.

From time to time, releases of materials or wastes have occurred at locations we own or at which we have operations. In some cases we have acquired properties or businesses with a history of on-site contamination. In addition, some of our owned and leased properties have been used for oil and natural gas exploration, production and related activities for a number of years, often by third parties not under our control. During that time, we and/or other owners and operators of these facilities may have generated or disposed of wastes that polluted the soil, surface water or groundwater at our facilities and adjacent properties. For our non-operated properties, we are dependent on the operator for operational and regulatory compliance. Under applicable federal, state and local laws, we have been and continue to be required to address contamination at a number of locations and, to the extent new spills or releases occur or previously unknown contamination is discovered, we may be required to do so again in the future. We are currently addressing contamination at several locations, in some instances in consultation with regulatory authorities. While we do not anticipate at this time that any such remediation is likely to have a material adverse effect on our business, financial position or results of operations, we cannot predict with certainty whether the occurrence of new spills or releases, or the discovery of previously unknown contamination, might result in significant future liabilities.

In addition, we have been subject to lawsuits brought by third parties alleging damages as a result of our operations, and such suits are currently pending against us regarding several locations. While we do not anticipate at this time that resolution of any of these lawsuits is likely to have a material adverse effect on our business, financial position or results of operations, we cannot predict with certainty how liabilities will be allocated in pending matters, or whether new claims may be made against us as a result of the occurrence of new spills or releases, or the discovery of previously unknown contamination.

Groundwater Protection

It is customary in the oil and natural gas industry to manage, store and dispose of produced water and drilling wastes in pits and underground injection wells, and to use enhanced recovery techniques in unconventional and tight oil and natural gas formations, and we or our operators or contractors use these techniques at some of our locations. Should such techniques result in groundwater contamination, we could be subject to fines, penalties, and remediation costs under the federal Safe Drinking Water Act (“SDWA”) and state laws. In addition, landowners and other parties may file claims for personal injury, property and natural resource damages and the cost of providing alternative water supplies.

Most of our current drilling operations are in tight and unconventional oil and natural gas formations, which are drilled using hydraulic fracturing. Hydraulic fracturing involves the injection of water, sand and chemicals under pressure into rock formations to stimulate oil and natural gas production. Sponsors of bills proposed in the U.S. Congress have asserted that chemicals used in the fracturing process may be adversely impacting drinking water supplies. Proposed legislation would amend the federal SDWA to repeal the exemption for hydraulic fracturing from the SDWA thus requiring the permitting of each and every hydraulic fracturing project, and require the disclosure of chemicals used in the hydraulic fracturing process. This could make it easier for third parties opposing the hydraulic fracturing process to initiate legal proceedings based on allegations that specific chemicals used in the fracturing process are impairing groundwater or causing other damage. Such bills, if adopted, could establish an additional level of regulation at the federal or state level that could lead to operational delays or increased operating costs and could result in additional regulatory burdens that could make it more difficult to perform hydraulic fracturing and increase our costs of compliance and doing business.

In April 2012, the White House issued an executive order creating a multi-agency task force to coordinate federal oversight of hydraulic fracturing. The EPA is undertaking a national study to understand the potential impact of hydraulic fracturing on drinking water resources. The study will include a review of published literature, analysis of existing data, scenario evaluation and modeling, laboratory studies, and case studies. The EPA issued a progress report in December 2012 detailing the steps being undertaken in the study, and expects to release a final report for peer review and comment in 2014. In February 2014, the EPA issued an interpretive memorandum to clarify UIC requirements under the SDWA for use of diesel fuels in hydraulic fracturing, and a technical guidance containing recommendations for EPA permit writers to consider in implementing these UIC requirements. The EPA has also announced plans to propose effluent limitations for the treatment and discharge of wastewater resulting from hydraulic fracturing activities in 2014. In December 2011, the EPA published a draft report finding that hydraulic fracturing is a likely cause of drinking water contamination in the vicinity of Pavillion, Wyoming; however, in September 2013, the EPA announced that it does not plan to finalize or seek peer review of the report, and that it will continue to support the State of Wyoming in the State’s investigation of the groundwater contamination. The EPA’s testing results were confirmed by a second round of well tests in October 2012; however, the conclusions to be drawn from the testing results remain controversial. Findings such as this could increase public pressure on governmental authorities to implement new regulations regarding hydraulic fracturing.

Many states have adopted, or are considering, similar disclosure legislation and/or other regulations. For example, Texas, Colorado, Utah, and Ohio have adopted, and states such as New York have proposed, new rules regarding hydraulic fracturing, including requiring the disclosure of chemicals injected during hydraulic fracturing. In some areas hydraulic fracturing has also been the subject of local ordinances attempting to ban or limit the practice; court challenges to such ordinances have had varied outcomes to date. If new federal or state laws or regulations are adopted that significantly increase the risk of legal challenges to, or restrict the use of, hydraulic fracturing, such legal requirements could make it more difficult or costly for us to perform fracturing and increase our costs of compliance and doing business.

We voluntarily participate in FracFocus, a national publicly accessible Internet-based registry developed by the Ground Water Protection Council and the Interstate Oil and Gas Compact Commission. This registry, located at www.fracfocus.org, provides our industry with an avenue to voluntarily disclose additives used in the hydraulic fracturing process. The information included on, or accessible through, this website is not incorporated by reference in this prospectus.

Further, in April 2012, the EPA issued final rules that would subject oil and natural gas operations (production, processing, transmission, storage and distribution) to regulation under the NSPS and NESHAPS programs. The EPA proposed rules also include NSPS standards for completion of hydraulically fractured natural gas wells. These standards include the REC techniques developed in the EPA’s Natural Gas STAR program along with pit flaring of natural gas not sent to the gathering line. The standards would be applicable to newly drilled and fractured wells as well as existing wells that are refractured. Further, the proposed regulations under NESHAPS include MACT standards for those glycol dehydrators and storage vessels at major sources of hazardous air pollutants not currently subject to MACT standards. We are currently evaluating the effect these proposed rules could have on our business. Final implementation of these rules is expected by 2015.

Based on increased regulation and attention given to the hydraulic fracturing process from federal, state and various local governments, greater opposition and litigation toward oil and natural gas production utilizing hydraulic fracturing techniques is anticipated. Additional legislation or regulation could lead to operational delays or increased operating costs of oil and natural gas wells. Adoption or implementation of regulations regarding hydraulic fracturing could cause a decrease in completion of new oil and natural gas wells all of which could adversely affect our financial position, operations and cash flows.

Air Emissions

Our operations produce air emissions through the use of equipment such as compressor engines, condensate and produced water tanks, dehydrators, and heater treaters, and the production of fugitive and loading emissions and flares. The federal Clean Air Act and comparable state laws regulate emissions of various air pollutants through requirements such as NSPS and NESHAP. We, and/or contractors that we employ, are required to obtain federal or state air permits prior to operating certain equipment, and must comply with limits on the emissions of certain pollutants. If we fail to comply with such requirements, we may be subject to administrative, civil and criminal penalties. On April 17, 2012, the EPA issued a final rule setting forth new NSPS and NESHAP standards for the oil and natural gas sector. We do not expect these requirements to materially adversely affect our business, financial condition or results of operations.

Climate Change and Greenhouse Gas Regulation

Global climate change continues to attract considerable public, scientific and regulatory attention, and GHG emission regulation is becoming more stringent. The EPA has taken a number of steps towards regulating greenhouse gas emissions under the Clean Air Act, including its Mandatory Reporting of Greenhouse Gases Rule published in October 2009, and expanded in November 2010 to include onshore oil and natural gas production activities, its “endangerment” and “cause or contribute” findings under Section 202(a) of the Clean Air Act published in December 2009, and its so-called “Tailoring Rule” concerning regulation of large emitters of greenhouse gases under the Clean Air Act’s PSD Program and Title V program issued in May 2010. This rule “tailors” these permitting programs to apply to certain stationary sources of GHG emissions in a multi-step process, with the largest sources first subject to permitting. Facilities required to obtain PSD permits for their GHG emissions also will be required to meet BACT standards, which will be established by the states or, in some instances, by the EPA on a case-by-case basis. The EPA’s rules relating to emissions of GHGs from large stationary sources of emissions have been subject to a number of legal challenges but the U.S. Court of Appeals for the District of Columbia Circuit dismissed these challenges in June 2012. The Supreme Court in October 2013 agreed to review this decision, and the case was argued on February 24, 2014. The permitting requirements of the PSD program apply only to newly constructed or modified major sources. Obtaining a PSD permit requires a source to install BACT for those regulated pollutants that are emitted in certain quantities. Phase I of the Tailoring Rule, which became effective in January 2011, requires projects already triggering PSD permitting that are also increasing GHG emissions by more than 75,000 tons per year to comply with BACT rules for their GHG emissions. Phase II of the tailoring rule, which became effective in July 2011, requires preconstruction permits using BACT for new projects that emit 100,000 tons of GHG emissions per year or existing facilities that make major modifications increasing GHG emissions by more than 75,000 tons per year. Phase III of the tailoring rule, which was promulgated in July 2012, excludes smaller sources from the permitting process. Finally, in October 2009, the EPA issued a final rule requiring the reporting of GHG emissions from specified large GHG emission sources in the U.S., including natural gas liquids fractionators and local natural gas/distribution companies, beginning in 2011 for emissions occurring in 2010. In November 2010, the EPA published a final rule expanding the GHG reporting rule to include onshore oil and natural gas production, processing, transmission, storage, and distribution facilities. This rule requires reporting of GHG emissions from such facilities on an annual basis, with reporting beginning in 2012 for emissions occurring in 2011. These EPA rulemakings could adversely affect our operations and restrict or delay our ability to obtain air permits for new or modified facilities.

We are currently required to report annual GHG emissions from some of our operations. For reporting year 2010, we were required to report emissions from general combustion sources with GHG emissions greater than 25,000 metric tons CO2 equivalent, and only three of our large compressor stations triggered this requirement. For reporting year 2011 and thereafter, we became subject to additional requirements applicable to the oil and natural gas sector, which requires estimation of routine and episodic releases of GHGs (primarily methane) from a wide range of equipment such as gas-driven pneumatic equipment, well venting for work overs and completions, storage tanks, dehydrators and compressors (including fugitive leaks from valves, flanges, etc.) across our entire system. These reporting requirements are being phased in over a number of years and, although we cannot determine with accuracy what our additional costs will be to implement the new systems, we do not expect these new requirements to materially adversely affect our business, financial condition or results of operations.

Additional GHG emission-related requirements that are in various stages of development may also affect our operations. In June 2013, the U.S. President announced a Climate Action Plan, which included a Presidential Memorandum directing the EPA to issue standards for GHG emissions from existing, modified and reconstructed fossil-fuel fired power plants, and the EPA issued a revised proposal with standards for new fossil fuel-fired plants in September 2013. In March 2014, the Obama administration announced a strategy to reduce methane emissions that includes an EPA assessment in the spring of 2014 of several potentially significant sources of methane emissions from the oil and gas sector, to be followed by an EPA determination in the fall of 2014 of how best to pursue further methane reductions from these sources and, if additional regulations are to be developed in order to achieve those reductions, completion of any such regulations by the end of 2016. In addition to the EPA initiatives, the U.S. Congress has considered legislation that would establish a nationwide cap-and-trade system for GHGs. In addition, a number of states have begun taking action on their own or as part of a multi-state program to control and/or reduce emissions of greenhouse gases. If enacted, such laws and regulations could require us to modify existing, or obtain new, permits, implement additional pollution control technology, curtail operations or increase significantly our operating costs.

A number of states have begun taking action on their own or as part of a multi-state program to control and/or reduce emissions of greenhouse gases. For example, in January 2013 California began implementing the Global Warming Solutions Act of 2006 (AB 32), including GHG reporting requirements and a broad-based GHG cap-and-trade plan. In addition, nine Northeastern states participating in the Regional Greenhouse Gas have capped GHG emissions for fossil-fuel powered electrical generation units over 25 megawatts, and have implemented rules that cap GHG emissions beginning in 2014, with the cap declining annually between 2015 and 2020.

Regulation of GHG emissions could also result in reduced demand for our products, as oil and natural gas consumers seek to reduce their own GHG emissions. Any regulation of GHG emissions, including through a cap-and-trade system, technology mandate, emissions tax, reporting requirement or other program, could materially adversely affect our business, reputation, operating performance and product demand. In addition, to the extent climate change results in more severe weather and significant physical effects, such as increased frequency and severity of storms, floods, and droughts, our own or our customers’ operations may be disrupted, which could result in a decrease in our available product or reduce our customers’ demand for products.

Related Insurance

We maintain insurance against some risks associated with above or underground contamination that may occur as a result of our exploration and production activities. However, this insurance is limited to activities at the wellsite and there can be no assurance that this insurance will continue to be commercially available or that this insurance will be available at premium levels that justify its purchase by us. The occurrence of a significant event or discovery of conditions that are not fully insured or indemnified against could have a materially adverse effect on our financial condition and operations.

Legal Proceedings

There are pending and threatened legal matters, including lawsuits and other proceedings, in which claims or causes of action have been asserted by and against us relating to matters arising in the ordinary course of our business. In certain instances, we maintain insurance and/or possess indemnification rights against third parties that may reduce some or substantially all of our potential losses and exposure in such lawsuits and proceedings. The lawsuits and proceedings may include multiple plaintiffs and defendants.

In such matters where litigation is pending, it is common and often required for the parties to attend non-binding mediations or settlement conferences. Such mediations or conferences can end in settlement of litigation matters. One litigation matter where we have participated in non-binding mediation and subsequent discussions is an action seeking class certification and damages related to royalty payments for wells located in Oklahoma. The plaintiffs brought a wide variety of contract and tort claims seeking unspecified actual and punitive damages. We engaged outside legal counsel to represent us in connection with this matter. In December 2013, a settlement with the plaintiffs was approved by the court. At December 31, 2013, an accrual for this matter is recorded in our consolidated balance sheet. Settlement payments totalling $15.2 million were made in the first quarter of 2014.

We cannot predict the outcome of any lawsuits and proceedings and, while an outcome could be significant, our management team does not expect any outcome of currently pending or threatened legal matters to have a material adverse impact on our financial condition.

Employees

As of June 1, 2014, we had 980 employees. We hire independent contractors on an as needed basis. We have no collective bargaining agreements with our employees. We believe our relationships with our current employees are satisfactory.

Management

The Boards of Directors of Samson Investment Company and Samson Resources Corporation supervise our management and the general course of our affairs and business operations. Except as otherwise noted below, the individuals comprising the directors and executive officers of Samson Investment Company and Samson Resources Corporation are identical, with each such individual serving in the same capacity for both companies. Unless the context otherwise requires, in this prospectus, references to the “Board of Directors,” “our Board” or like terms refer to the Boards of Directors of Samson Investment Company and Samson Resources Corporation collectively.

The following table sets forth certain information regarding the directors and executive officers of Samson Investment Company and Samson Resources Corporation, as well as the committee memberships of the Board of Directors of Samson Resources Corporation. The ages stated below are as of June 1, 2014.

Name	Age	Office and Position
Randy L. Limbacher	56	Chief Executive Officer, President, Director and Member of Executive Committee
Philip W. Cook	52	Executive Vice President and Chief Financial Officer
Richard E. Fraley	56	Executive Vice President and Chief Operating Officer
Louis D. Jones	60	Executive Vice President—Business Development, New Ventures and Portfolio Management
Andrew C. Kidd	51	Senior Vice President and General Counsel
Bart A. Boudreaux	53	Vice President—Operations Services and Drilling
Julia C. Gwaltney	42	Vice President—West Division
Robert W. Jackson	51	Vice President—Information Services and Technology
John D. McCready	41	Vice President—Finance and Treasurer
Brian A. Trimble	39	Vice President and Chief Accounting Officer
Sean C. Woolverton	44	Vice President—East Division
Robert V. Delaney, Jr.	56	Director and Member of Audit,* Compensation and Executive Committees
Claire S. Farley	55	Director and Member of Compensation and Executive Committees
Brandon A. Freiman	32	Director and Member of Audit Committee
Scott A. Gieselman	51	Director and Member of Audit, Compensation and Executive* Committees
Toshiyuki Mori	51	Director and Member of Compensation and Executive Committees
David C. Rockecharlie	42	Director and Member of Audit Committee
Jonathan D. Smidt	41	Director and Member of Compensation* and Executive Committees
Ashwini Upadhyaya	36	Director+
Akihiro Watanabe	55	Director and Member of Audit Committee

*	Indicates Chairman of the respective Committee of the Board of Directors of Samson Resources Corporation.
+	Mr. Upadhyaya has notified the Company that he intends to resign as a director of Samson Investment Company and Samson Resources Corporation effective as of July 1, 2014. There are currently no plans to fill the vacancy on the Board of Directors resulting from Mr. Upadhyaya’s resignation.

Officers and Directors

Randy L. Limbacher

Mr. Limbacher joined Samson in April 2013. He serves as a director and as Chief Executive Officer and President of Samson Investment Company and Samson Resources Corporation and is a member of the Company’s Executive Team. From November 2007 to February 2013, Mr. Limbacher served as Chief Executive Officer, President and director of Rosetta Resources Inc. (“Rosetta”), a public independent oil and natural gas exploration and development company. Beginning in February 2010, Mr. Limbacher also served as Chairman of the Board of Directors of Rosetta. From February 2013 to April 2013, Mr. Limbacher was a non-officer employee of Rosetta. Prior to joining Rosetta, Mr. Limbacher served as President, Exploration and Production—Americas for ConocoPhillips, where he was responsible for all exploration and production activities of that company in the Western Hemisphere. Mr. Limbacher joined ConocoPhillips as part of its April 2006 acquisition of Burlington Resources Inc. (“Burlington”), an oil and natural gas exploration and production company, where he spent over 20 years. At Burlington, Mr. Limbacher held a series of positions of increasing responsibility, including his role at the time of the acquisition by ConocoPhillips of Executive Vice President, Chief Operating Officer and as a director on the Board of Directors of Burlington. Mr. Limbacher serves on the Board of Directors of CARBO Ceramics Inc. He holds a Bachelor of Science degree in Petroleum Engineering from Louisiana State University.

As the Chief Executive Officer and President of Samson, Mr. Limbacher provides a management representative on the Board of Directors with knowledge of the day-to-day operations of the Company obtained as a result of his role. Accordingly, he can facilitate the Board’s access to timely and relevant information and its oversight of management’s strategy, planning and performance. In addition, Mr. Limbacher brings to the Board considerable management and leadership experience and extensive knowledge of the oil and natural gas industry and of our business gained during his over 30-year career in the exploration and production business.

Philip W. Cook

Mr. Cook joined Samson in April 2012. He is Executive Vice President and Chief Financial Officer of Samson Investment Company and Samson Resources Corporation and serves on the Company’s Executive Team. From October 2005 to joining Samson in April 2012, Mr. Cook served as Executive Vice President and Chief Financial Officer for Quicksilver Resources, Inc., a public independent oil and natural gas exploration and production company. From September 2011 to April 2012, Mr. Cook also served as a director of Crestwood Gas Services GP LLC, the general partner of Crestwood Midstream Partners LP, a publicly-traded master limited partnership engaged in oil and natural gas midstream operations. Prior to joining Quicksilver Resources, Inc., Mr. Cook served as the chief financial officer for other private energy companies and held various executive positions at Burlington. Mr. Cook holds a CPA and a Bachelor’s degree in Accounting from New Mexico State University.

Richard E. Fraley

Mr. Fraley joined Samson in July 2013. He is Executive Vice President and Chief Operating Officer of Samson Investment Company and Samson Resources Corporation and serves on the Company’s Executive Team. From March 2013 to July 2013, Mr. Fraley served as a managing director for the Energy Mezzanine Opportunities Fund, focusing on upstream and midstream oil and natural gas investment opportunities, for The Carlyle Group, a global alternative asset management firm. Prior to joining The Carlyle Group, Mr. Fraley was an oil and natural gas consultant from July 2007 through February 2013. Beginning in February 1986, Mr. Fraley was with Burlington, where he held officer level positions, including Chief Engineer and Vice President of International Operations. He subsequently oversaw Burlington’s largest operating division in the San Juan Basin, a role which he continued with ConocoPhillips, after its acquisition of Burlington, until June 2007. Prior to Burlington, Mr. Fraley was employed by Superior Oil Company and Mobil Corporation for six years. Mr. Fraley has over 30 years of experience in the oil and natural gas industry and received his Bachelor of Science degree in Geological Engineering from Colorado School of Mines.

Louis D. Jones

Mr. Jones joined Samson in August 2013. He is Executive Vice President—Business Development, New Ventures and Portfolio Management of Samson Investment Company and Samson Resources Corporation and serves on the Company’s Executive Team. From August 1992 to May 2013, Mr. Jones worked for Hess Corporation, where he held a series of positions of increasing responsibility, including his role at the time of his retirement from Hess Corporation of Vice President—Global New Business Development. In that position, Mr. Jones oversaw Hess Corporation’s entry and expansion into several key resource plays, including the Bakken and Ohio Utica. Prior to joining Hess Corporation, Mr. Jones worked at Meridian Oil Company for four years and Tenneco Oil Company for 12 years. Mr. Jones has over 30 years of experience in the oil and natural gas industry and received his Bachelor of Science degree in Petroleum Engineering from Texas Tech University.

Andrew C. Kidd

Mr. Kidd joined Samson in September 2013. He is Senior Vice President and General Counsel of Samson Investment Company and Samson Resources Corporation and serves on the Company’s Executive Team. Prior to joining Samson, he served as Partner and General Counsel of Anthem Energy, a private investment manager that develops and operates energy investments, from March 2009 to October 2010 and from October 2011 to August 2013. During October 2010 through September 2011, Mr. Kidd was Senior Vice President and General Counsel of Quantum Utility Generation, LLC, a power generation asset operator. From August 2004 to December 2008, Mr. Kidd was with Constellation Energy Group, Inc. (“CEG”), serving in various positions, including Deputy General Counsel of CEG, General Counsel of Constellation Energy Resources, the business organization representing CEG’s customer supply, global commodities and portfolio management activities, and a member of the Board of Managers of Constellation Energy Partners LLC, a publicly traded exploration and production company that was previously sponsored by CEG. Mr. Kidd also served as a consultant for CEG from December 2008 to March 2009. Earlier in his career, he served as Senior Vice President and Deputy General Counsel of El Paso Corporation and held various officer level positions at Covanta Energy, Inc. Mr. Kidd received his Bachelor of Arts degree from Dartmouth College and his Juris Doctorate degree from the University of Maryland School of Law.

Bart A. Boudreaux

Mr. Boudreaux joined Samson in July 2007 as our Vice President—Drilling. He currently serves as Vice President—Operations Services and Drilling of Samson Resources Company and certain of our other operating subsidiaries. Prior to joining Samson, Mr. Boudreaux held a series of operations positions of increasing responsibility with Kerr-McGee Corporation and Anadarko Petroleum Corporation (after its acquisition of Kerr-McGee Corporation), both independent oil and natural gas exploration and production companies, last serving as General Manager of the Rocky Mountains centralized drilling group. Mr. Boudreaux holds a Bachelor of Science degree in Petroleum Engineering from the University of Southwestern Louisiana.

Julia C. Gwaltney

Ms. Gwaltney joined Samson in April 2014. She is Vice President—West Division of Samson Resources Company and certain of our other operating subsidiaries. Prior to joining Samson, Ms. Gwaltney was with Encana Oil and Gas (USA) Inc., the U.S. subsidiary for a public North American energy producer, for the past 14 years and held a series of positions of increasing responsibility, including Vice President and General Manager, Western Operations. Earlier in her career, Ms. Gwaltney served in various engineering roles with Burlington. Ms. Gwaltney holds a Bachelor of Science degree in Petroleum Engineering from Colorado School of Mines.

Robert W. Jackson

Mr. Jackson joined Samson in May 2012. He is Vice President—Information Services and Technology of Samson Investment Company and Samson Resources Corporation. Prior to joining Samson, he was the Director of Enterprise Architecture & Strategy at Quicksilver Resources, Inc. from May 2007 to May 2012. Earlier in his career, Mr. Jackson held a series of positions of increasing responsibility with Burlington and ConocoPhillips (after its acquisition of Burlington), including Director of Enterprise IT Application. Mr. Jackson received his Bachelor of Science degree in Computer Science from New Mexico State University.

John D. McCready

Mr. McCready joined Samson in February 2013. He is Vice President—Finance and Treasurer of Samson Investment Company and Samson Resources Corporation. Prior to joining Samson, Mr. McCready was an investment banker for Bank of America Merrill Lynch from March 2003 to October 2012, where he was a member of the firm’s energy group specializing in oil and natural gas financing and merger and acquisition transactions. From October 2012 to February 2013, Mr. McCready was on leave after departing Bank of America Merrill Lynch. Mr. McCready began his investment banking career as an associate with Lehman Brothers Inc. Prior to investment banking, Mr. McCready served as an officer in the U.S. Army. Mr. McCready received his Bachelor of Arts degree from the University of North Carolina at Chapel Hill and his Master of Business Administration from The Fuqua School of Business at Duke University.

Brian A. Trimble

Mr. Trimble joined Samson in October 2012. He is Vice President and Chief Accounting Officer of Samson Investment Company and Samson Resources Corporation. From June 2002 through September 2012, Mr. Trimble was with the Tulsa office of Grant Thornton LLP, an independent audit, tax and advisory firm. During that period, he was an audit partner (August 2008 through September 2012) and audit practice leader for the Tulsa office (October 2011 until September 2012). Mr. Trimble’s audit clients included many large public energy companies. Mr. Trimble received his Bachelor of Accountancy degree from the University of Oklahoma and is a Certified Public Accountant.

Sean C. Woolverton

Mr. Woolverton joined Samson in November 2013. He is Vice President—East Division of Samson Resources Company and certain of our other operating subsidiaries. From April 2007 to October 2013, Mr. Woolverton held a series of positions of increasing responsibility at Chesapeake Energy Corporation, a public independent exploration and development oil and natural gas company, including Vice President of its Southern Appalachia business unit. Prior to joining Chesapeake Energy Corporation, Mr. Woolverton worked for Encana Corporation, a North American oil and natural gas producer, where he oversaw its Fort Worth Basin development and shale exploration teams in North Texas from April 2006 through April 2007. Earlier in his career, Mr. Woolverton worked for Burlington in multiple senior staff engineering and managing roles. Mr. Woolverton received his Bachelor of Science degree in Petroleum Engineering from Montana Tech.

Robert V. Delaney, Jr.

Mr. Delaney was named a director of Samson Investment Company and Samson Resources Corporation in December 2011 and is a Partner at Crestview Partners. Mr. Delaney leads the firm’s energy investing efforts. Prior to joining Crestview Partners in 2007, Mr. Delaney was a Partner at Goldman Sachs & Co. where he served in a variety of leadership positions in private equity and investment banking, including head of the private equity business in Asia and head of the global leveraged finance group. Mr. Delaney received a Master of Business Administration, with high distinction, from Harvard Business School where he was a Baker Scholar. Mr. Delaney also holds a Master of Science degree in Accounting from the Stern School of Business at New York University, and a Bachelor of Arts degree in Economics from Hamilton College, summa cum laude, where he was elected to Phi Beta Kappa. Mr. Delaney also serves on the boards of directors of Select Energy Services, Silver Creek Oil & Gas, Symbion, Inc., Synergy Energy Holdings and Texoma Transportation & Crude Marketing. The Board of Directors believes Mr. Delaney’s senior leadership positions at Crestview Partners and Goldman Sachs & Co., his exceptional educational background and his service on multiple boards of directors provide him the requisite experience necessary to serve as a director.

Claire S. Farley

Ms. Farley was named a director of Samson Investment Company and Samson Resources Corporation in December 2011 and previously served as our interim Chief Executive Officer and President from February 2013 to April 2013. Ms. Farley is a member of KKR Management LLC, the general partner of KKR & Co. L.P., and was a Managing Director of KKR’s energy and infrastructure group from November 2011 to December 2012. Prior to joining KKR, from September 2010 to October 2011, Ms. Farley co-founded and was with RPM Energy, LLC, which partnered with KKR to invest in unconventional oil and gas resources. Prior to co-founding RPM

Energy, LLC, Ms. Farley was an advisory director at Jefferies Randall & Dewey, the global oil and natural gas industry advisory group at Jefferies Group, Inc., from August 2008 to September 2010 and was Co-President of Jefferies Randall & Dewey from February 2005 to July 2008. Prior to that, Ms. Farley served as Chief Executive Officer of Randall & Dewey, an oil and natural gas asset transaction advisory firm, from September 2002 until its acquisition by Jefferies Group, Inc. in February 2005. Ms. Farley has extensive expertise in oil and natural gas exploration operations, business development and marketing, having spent 18 years at Texaco, Inc. where she held several senior positions, including Chief Executive Officer of Hydro-Texaco, Inc., President of Worldwide Exploration and New Ventures and President of North American Production. She also served as chief executive officer of two start-up ventures, Intelligent Diagnostics Corporation and Trade-Ranger Inc. Ms. Farley holds a Bachelor of Science in Geology from Emory University. Ms. Farley also serves on the board of directors of Encana Corporation, LyondellBasell Industries, N.V. and FMC Technologies, Inc. The Board of Directors believes that Ms. Farley’s successful experience as chief executive officer of several companies, her experiences in exploration, business development and marketing at Texaco, Inc. and her service on multiple boards of directors provide her the requisite experience necessary to serve as a director.

Brandon A. Freiman

Mr. Freiman was named a director of Samson Investment Company and Samson Resources Corporation in May 2013. Mr. Freiman joined KKR in 2007, where he is currently a director in the energy and infrastructure group. During his time at KKR, he has also been involved in several of the firm’s energy investments, including El Paso Midstream Company, Accelerated Oil Technologies, LLC and Westbrick Energy Ltd., and he has had portfolio company responsibilities for Rockwood Holdings, Inc., a specialty chemical and advanced material company. Prior to joining KKR, Mr. Freiman was with Credit Suisse Securities in its energy investment banking group, where he was involved in a number of merger, acquisition and other corporate transactions. Mr. Freiman currently sits on the board of directors of Energy Future Holdings Corp. He holds a Bachelor of Commerce, with a Joint Honors in Economics and Finance, from McGill University. The Board of Directors believes Mr. Freiman’s experience at KKR along with his background in investment banking while at Credit Suisse Securities provide him the requisite experience necessary to serve as a director.

Scott A. Gieselman

Mr. Gieselman was named a director of Samson Investment Company and Samson Resources Corporation in February 2014. Since April 2007, Mr. Gieselman has served as a Managing Director of Natural Gas Partners, where he concentrates in sourcing, structuring and executing investments and capital market transactions in the energy industry. From 1988 to April 2007, Mr. Gieselman worked in various positions in the investment banking energy group of Goldman, Sachs & Co., where he became a partner in 2002. Mr. Gieselman received a Bachelor of Science from the Boston College Carroll School of Management in 1985 and a Master of Business Administration from the Boston College Carroll Graduate School of Management in 1988. Mr. Gieselman currently sits on the boards of directors of Rice Energy Inc. and the general partner of Memorial Production Partners LP. The Board of Directors believes Mr. Gieselman’s extensive energy industry experience at Natural Gas Partners and investment banking background from Goldman Sachs & Co. provide him the requisite experience necessary to serve as a director.

Toshiyuki Mori

Mr. Mori was named a director of Samson Investment Company and Samson Resources Corporation in April 2013. Since October 2011, Mr. Mori has been president and a director of JD Rockies, a wholly-owned subsidiary of ITOCHU. From April 2007 to September 2011, Mr. Mori held a number of positions with ITOCHU, including deputy general manager of its exploration and production department. Prior to joining ITOCHU, Mr. Mori held various management and project development positions with SOJITZ Corporation, Thai Sunrock Company Limited, and NISSHO IWAI Corporation. Mr. Mori earned Bachelor and Master of Science (Economic Geology) degrees from Hokkaido University, Japan. He also attended the Duke Advance Management Program at The Fuqua School of Business Executive Education Program at Duke University. The

Board of Directors believes Mr. Mori’s background in the exploration and production industry at ITOCHU and his prior management experience provide him the requisite experience necessary to serve as a director.

David C. Rockecharlie

Mr. Rockecharlie was named a director of Samson Investment Company and Samson Resources Corporation in December 2011. He is a member of KKR Management LLC, the general partner of KKR & Co. L.P., and he joined KKR in November 2011 as a member of its energy and infrastructure group. Prior to joining KKR, from September 2010 to October 2011, Mr. Rockecharlie co-founded and was with RPM Energy, LLC, which partnered with KKR to invest in unconventional oil and natural gas resources. Prior to founding RPM Energy, LLC, Mr. Rockecharlie was Managing Director and co-head of Jefferies Randall & Dewey, the global oil and natural gas industry advisory group at Jefferies Group, Inc., from June 2008 to June 2010 and Managing Director and head of corporate finance at Jefferies Randall & Dewey from February 2005 to June 2008. Prior to that, Mr. Rockecharlie was a Partner and Managing Director of Randall & Dewey from June 2003 until its acquisition by Jefferies Group, Inc. in February 2005. Earlier in his career, Mr. Rockecharlie was an executive with El Paso Corporation, where he served in various operating and financial roles. Mr. Rockecharlie began his career as an energy investment banker with Donaldson Lufkin & Jenrette and SG Warburg & Co. Mr. Rockecharlie holds an A.B. in Economics, magna cum laude, from Princeton University. The Board of Directors believes Mr. Rockecharlie’s experience as co-founder of RPM Energy, LLC, his executive experience at El Paso Corporation and his investment banking experience at Donaldson Lufkin & Jenrette and SG Warburg & Co provide him the requisite experience necessary to serve as a director.

Jonathan D. Smidt

Mr. Smidt was named a director of Samson Investment Company and Samson Resources Corporation in December 2011. Mr. Smidt joined KKR in 2000 where he is currently a senior member of KKR’s energy and infrastructure team and leads KKR Natural Resources, the firm’s platform to acquire and operate oil and natural gas assets. Prior to joining KKR, Mr. Smidt was at Goldman, Sachs & Co. in the investment banking group in New York where he spent two years in the energy and power industry group and one year in the mergers and acquisitions group. Mr. Smidt started his career at Ernst & Young in Cape Town, South Africa. He holds a Bachelor of Business Science and a postgraduate diploma in Accounting from the University of Cape Town (South Africa). Mr. Smidt also sits on the boards of Energy Future Holdings Corp., Laureate Education and Westbrick Energy, Ltd. The Board of Directors believes Mr. Smidt’s energy experience at KKR, including leading KKR Natural Resources, as well as his background in investment banking while at Goldman, Sachs & Co. provide him the requisite experience necessary to serve as a director.

Ashwini Upadhyaya

Mr. Upadhyaya was named a director of Samson Investment Company and Samson Resources Corporation in December 2011. Mr. Upadhyaya joined KKR as a principal in April 2011 and is a member of its energy and infrastructure group. Before joining KKR, Mr. Upadhyaya was a Senior Associate at Natural Gas Partners from August 2008 until January 2011. From January 2011 to April 2011, Mr. Upadhyaya was on leave after departing Natural Gas Partners. Earlier in his career, Mr. Upadhyaya worked as a reservoir engineer for Shell International Exploration & Production. Mr. Upadhyaya holds a Bachelor of Science degree in Chemical Engineering from the University of Mumbai and a Master of Science degree in Petroleum Engineering and a Master of Business Administration, each from Stanford University. The Board of Directors believes Mr. Upadhyaya’s experience at Natural Gas Partners and Shell International Exploration & Production and his education background in petroleum engineering provide him the requisite experience necessary to serve as a director.

Mr. Upadhyaya has notified the Company that he intends to resign as a director of Samson Investment Company and Samson Resources Corporation effective as of July 1, 2014. There are currently no plans to fill the vacancy on the Board of Directors resulting from Mr. Upadhyaya’s resignation.

Akihiro Watanabe

Mr. Watanabe was named a director of Samson Investment Company and Samson Resources Corporation in May 2012. Mr. Watanabe is a founding partner of GCA Savvian Corporation (“GCA”), an investment banking firm, and the founder of Global Corporate Advisory, GCA’s predecessor company, and he has over 25 years of experience in providing merger and acquisition advisory services both in Japan and overseas. Prior to founding Global Corporate Advisory in 2002, Mr. Watanabe spent 20 years with KPMG, primarily focusing on merger and acquisition advisory and transaction related services for Japanese as well as U.S. companies. Mr. Watanabe is a member of the board of directors and the chairman of the audit committee of Ranbaxy Laboratories, Ltd., and he is on the board of trustees of the International Valuation Standards Council. Mr. Watanabe received his Bachelor of Arts in Commerce and Accounting from Chuo University. The Board of Directors believes Mr. Watanabe’s extensive background in mergers and acquisitions at KPMG and GCA as well as his experience as a board member and chairman of the audit committee of Ranbaxy Laboratories, Ltd. provide him the requisite experience necessary to serve as a director.

Board Structure, Committee Composition and Director Independence

Our Board of Directors currently consists of ten directors, which were appointed by the Principal Stockholders pursuant to the stockholders’ agreement among Samson Resources Corporation and the Principal Stockholders. For additional information, see “—Director Independence” and “Certain Relationships and Related Party Transactions—Investors’ Stockholders’ Agreement and Registration Rights Agreement.” Our directors serve until the election of their successor, or until their earlier death, resignation or removal. The Board of Directors of Samson Resources Corporation has an Audit Committee, Compensation Committee and Executive Committee. Our Board of Directors may also establish from time to time other committees that it deems necessary and advisable.

The Board of Directors believes that administering risk management requires the Board as a whole. Our risk management structure is set up in such a way that the executive officers are responsible for the day-to-day risk management responsibilities. Certain of the executive officers attend the meetings of our Board of Directors. The Board of Directors are provided reports on our financial results, the status of our operations, our financial derivatives and other aspects of implementation of our business strategy, with inquiries often made of management regarding specifics within these reports. In addition, at each regular meeting of the Board of Directors, management provides a report of the Company’s financial and operational performance, with feedback from the Board of Directors. The Audit Committee provides additional risk oversight through its quarterly meetings, where it receives a report from the Company’s internal auditor, who reports directly to the Audit Committee, and reviews the Company’s significant accounting and audit matters with management and our independent auditors.

The Board of Directors is comprised of individuals with backgrounds relevant to the future success of the Company, including extensive experience in energy and finance, as well as backgrounds in operations and marketing. The Board of Directors does not have a formal policy requiring consideration of diversity in board members, nor does it have a formal policy for identifying director nominees. The Board of Directors believes the interests of the Company are best served by individuals with varying backgrounds and expertise in the energy arena. We do not have procedures by which security holders may recommend nominees to our Board of Directors.

Audit Committee

Our Audit Committee consists of Robert Delaney (Chair), Brandon Freiman, Scott Gieselman, David Rockecharlie and Akihiro Watanabe. Among other things, the Audit Committee oversees, reviews, acts on and reports on various auditing, accounting and compliance matters to our Board of Directors.

Compensation Committee

Our Compensation Committee consists of Jonathan Smidt (Chair), Robert Delaney, Claire Farley, Scott Gieselman and Toshiyuki Mori. The Compensation Committee has primary responsibility for reviewing and approving the compensation of executive officers, overseeing the Company’s benefit plans, and reviewing and making recommendations regarding Board compensation.

Executive Committee

Our Executive Committee consists of Robert Delaney, Claire Farley, Scott Gieselman, Randy Limbacher, Toshiyuki Mori and Jonathan Smidt. The Executive Committee is responsible for providing rapid access to decision making and confidential discussions for the Board of Directors.

Director Independence

Our Principal Stockholders, Samson Aggregator and JD Rockies, currently beneficially own, in the aggregate, substantially all of the outstanding shares of our common stock. Samson Aggregator is a limited partnership indirectly owned by investment funds associated with KKR and certain other co-investors, including investment funds affiliated with Crestview Partners II GP, L.P. and Natural Gas Partners IX, L.P. JD Rockies is a wholly-owned subsidiary of ITOCHU. See “Security Ownership of Certain Beneficial Owners.” The Principal Stockholders are party to a stockholders agreement with us, pursuant to which JD Rockies is currently entitled to designate two directors and Samson Aggregator is entitled to designate all remaining directors on the Board. Messrs. Mori and Watanabe serve as the director designees of JD Rockies. Accordingly, the Principal Stockholders control our Board of Directors and, as a result, control our management and policies. For additional information regarding the stockholders’ agreement, see “Certain Relationships and Related Party Transactions—Investors’ Stockholders’ Agreement and Registration Rights Agreement.”

We are not listed on a national securities exchange, and therefore we are not subject to the director independence requirements of any such exchange. Because all of our directors were appointed pursuant to the terms of the stockholders agreement described above and are employed by, or otherwise have a material relationship with, us or an affiliate or significant investor of the Principal Stockholders, none of our directors would be considered “independent” as defined in the federal securities laws or the rules of The New York Stock Exchange or the Nasdaq Stock Market.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics for all officers and employees of the Company, including our principal executive, financial and accounting officers. The Code is available on our web site at www.samson.com under “Company” and “Investors.” Information on or accessible through our website does not constitute a part of this prospectus.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended 2013, our former directors, Messrs. Kenneth Hersh and Shuichi Arase, and each of Ms. Farley and Messrs. Smidt, Delaney and Mori served at various times as members of the Compensation Committee of Samson Resources Corporation. As discussed above and under “Certain Relationships and Related Party Transactions,” each of these individuals was or is a director designee of one of our Principal Stockholders pursuant to the terms of the stockholders agreement among us and the Principal Stockholders. In addition, Ms. Farley served as an executive officer of the Company on an interim basis during 2013.

Executive Compensation

Compensation Discussion and Analysis

Introduction

The purpose of this Compensation Discussion and Analysis is to: (i) provide an overview of our compensation objectives and philosophy; (ii) describe how our compensation programs are designed and operate with respect to our executive officers for whom compensation is disclosed in the tables below as required by the SEC rules (referred to as the “named executive officers”); and (iii) describe and provide an analysis of the most important executive compensation decisions with respect to the named executive officers.

Acquisition

Prior to the Acquisition, we were a privately owned company controlled by the selling stockholders where all executive compensation decisions were made by an executive team. As a result of the Acquisition, a new board of directors was elected, and in May 2012, a compensation committee with authority to recommend or make executive compensation decisions was established by the Board of Directors of Samson Resources Corporation (the “Compensation Committee”). Consequently, certain significant changes were made in our executive compensation program. First, we implemented new equity arrangements with certain employees, including our named executive officers, whereby they were offered opportunities to purchase shares of our common stock at $5.00 per share and also received grants of option awards under the Samson Resources Corporation 2011 Stock Incentive Plan (the “2011 Plan”), which were intended to create long-term alignment between our management and our stockholders. Second, we entered into change of control agreements with all eligible employees, including our executive officers, providing for severance payments and benefits under certain termination scenarios.

Following the Acquisition, on April 16, 2012, our current Executive Vice President and Chief Financial Officer, Philip W. Cook, began his employment with us. In December 2012, our then President, Chief Executive Officer and Director, David Adams retired from the Company, and certain other executives departed from the Company in connection with the 2012 reduction in force described elsewhere in this prospectus.

2013 Changes

In early 2013, while we were searching for a new Chief Executive Officer, Claire S. Farley, a member of KKR Management LLC, the general partner of KKR & Co. L.P., and a director of Samson Resources Corporation and Samson Investment Company since December 2011, acted as our interim Chief Executive Officer and President from February 26, 2013 to April 17, 2013. Ms. Farley did not receive any compensation for her services as our interim Chief Executive Officer and President, although we provided her with corporate housing in Tulsa, Oklahoma. Effective as of April 18, 2013, our current Chief Executive Officer and President, Randy L. Limbacher, began his employment with us. The Compensation Committee negotiated Mr. Limbacher’s employment agreement on behalf of the Company, which was subsequently approved by the full Board of Directors. The employment agreement established the terms of Mr. Limbacher’s initial compensation package, which included a significant equity component that was designed to both attract and retain Mr. Limbacher and align his financial interests with the performance of the Company by creating a substantial equity stake. At the time of such negotiations, the Compensation Committee was comprised of Messrs. Jonathan Smidt (Chair) and Robert Delaney as well as our former director, Mr. Kenneth Hersh. For additional information regarding Mr. Limbacher’s compensation arrangements under his employment agreement and particularly the related equity component, see “—Long Term Incentive Awards” below.

Later in 2013, the Board of Directors and our Chief Executive Officer and President made efforts to retain a new management team for the Company, including our Executive Vice President and Chief Operating Officer, Richard E. Fraley, our Executive Vice President—Business Development and New Ventures, Louis D. Jones,

and our Senior Vice President and General Counsel, Andrew C. Kidd, who each began his employment with us as of July 29, 2013, August 5, 2013, and September 9, 2013, respectively. In addition, during 2013, a number of our senior officers departed from the Company, including Kenneth G. Davis, former Senior Vice President, whose employment was terminated as of October 1, 2013. In connection with the hiring of these new executive officers, our Compensation Committee determined to grant a mix of option and restricted stock awards to these officers and provided for severance payments and benefits to Messrs. Limbacher, Fraley and Jones under individually negotiated agreements as further described under “—Potential Payments Upon a Termination or a Change of Control.” The Compensation Committee also granted a similar mix of option and restricted stock awards to Messrs. Cook and Davis.

2013 Named Executive Officers

Our named executive officers for the fiscal year ended December 31, 2013 were:

Claire S. Farley, Former Interim Chief Executive Officer and President

Randy L. Limbacher, Chief Executive Officer and President

Philip W. Cook, Executive Vice President and Chief Financial Officer

Richard E. Fraley, Executive Vice President and Chief Operating Officer

Louis D. Jones, Executive Vice President—Business Development and New Ventures

Andrew C. Kidd, Senior Vice President and General Counsel

Kenneth G. Davis, Former Senior Vice President

Executive Compensation Objectives and Philosophy

Our executive compensation philosophy is to attract, retain, motivate, and reward top tier talent in our industry while also creating long-term alignment with our stockholders’ and note holders’ interests. Our executive compensation program is designed to provide equitable compensation in a highly competitive environment for talented executives. To achieve these objectives, we deliver executive compensation through a combination of the following components:

•	base salary;

•	annual cash bonus;

•	long-term equity incentive awards;

•	additional benefits, including supplemental executive benefits and perquisites; and

•	severance benefits.

Compensation Determination Process

Role of the Board of Directors, Compensation Committee and Executive Officers

Following the Acquisition and prior to the formation of the Compensation Committee in May 2012, the Board of Directors made all of our executive compensation decisions. Since the formation of the Compensation Committee, all executive compensation decisions have been made by the Compensation Committee with input, as requested, from our human resources department and our Chief Executive Officer and Chief Financial Officer and, starting in 2014, its independent compensation consultant, Frederic W. Cook (“F.W. Cook”). Our human resources department, Chief Executive Officer and Chief Financial Officer make recommendations to the Compensation Committee for annual base salary adjustments and bonus payments primarily based on comparative information acquired through industry surveys, as further described below. The Chief Executive Officer evaluates the other named executive officers’ performance during the year based on their achievement of the goals that were established at the start of the compensation cycle and provides input to the Compensation Committee regarding the other named executive officers’ base salaries and annual cash bonus amounts. The

Compensation Committee makes decisions about the Chief Executive Officer’s compensation based on his performance during the year, with input from the full Board of Directors. The Chief Executive Officer and Chief Financial Officer are the only named executive officers who have assumed a role in the evaluation, design or administration of our executive officer compensation program.

Typically, decisions about the annual base salary adjustments and annual cash bonuses have been made following the end of a compensation cycle, which is based on the close of our fiscal year. Our Predecessor reported on a June 30 fiscal year end, whereas we report on a December 31 fiscal year end. Therefore, as a result of the Acquisition, our compensation cycle changed from a 12-month cycle ending June 30 to a 12-month cycle ending December 31. As part of this transition, the Compensation Committee met in September 2012 to make decisions regarding annual base salary adjustments and annual cash bonuses for the compensation cycle ending June 30, 2012 and met again in February 2013 to make decisions about any base salary adjustments and any cash bonuses for the period from July 1, 2012 to December 31, 2012.

In late 2013, our Compensation Committee engaged F. W. Cook as its independent compensation consultant to provide it with expert analyses, advice and information with respect to our compensation program, including executive officers’ compensation.

Use of Peer Group Based on Compensation Surveys and Data

We have historically used comparative information acquired through industry surveys in formulating recommendations for annual base salary adjustments, bonus payments and equity awards.

In order to improve our compensation analysis, the Compensation Committee considers information from a “peer group,” which is compiled from the list of companies participating in various industry surveys we utilize when making compensation recommendations. The peer group is comprised of the companies that we often compete with for executive talent. The peer group also generally reflects companies that have significant North American oil and gas activities and comparable financial factors such as market capitalization, revenue, assets and enterprise value. The Compensation Committee believes that monitoring executive pay practices at our peer group helps ensure that our executive compensation program and pay levels remain competitive.

The 2012 peer group consisted of the following companies:

•	Apache Corporation

•	Cabot Oil & Gas Corporation

•	Chesapeake Energy Corporation

•	Cimarex Energy Co.

•	Continental Resources, Inc.

•	Devon Energy Corporation

•	Encana Oil & Gas (USA) Inc.

•	EOG Resources, Inc.

•	Forest Oil Corporation

•	Linn Operating, Inc.

•	McMoRan Exploration Co.

•	Mewbourne Oil Company

•	Newfield Exploration Company

•	Noble Energy, Inc.

•	Penn Virginia Corporation

•	PetroQuest Energy, Inc.

•	Pioneer Natural Resources Company

•	Plains Exploration & Production Company

•	QEP Resources, Inc.

•	Range Resources Corporation

•	SM Energy Company

•	Southwestern Energy Company

•	Talisman Energy USA, Inc.

•	WPX Energy, Inc.

•	XTO Energy Inc.

The 2012 peer group was used in making decisions with respect to base salaries and cash bonuses paid in 2013 and equity awards granted in 2013, with the exception of Mr. Limbacher’s initial compensation package as described in more detail below. In late 2013, F.W. Cook reviewed the suitability of the 2012 peer group based on operations, market capitalization, revenue, assets and enterprise value and made recommendations for an updated peer group. After considering the recommendations made by F.W. Cook, the peer group was modified by adding 11 new companies (identified with an asterisk in the list below) and removing the following companies: Apache Corporation, Chesapeake Energy Corporation, Continental Resources, Inc., Devon Energy Corporation, Encana Oil & Gas (USA) Inc., EOG Resources, Inc., Linn Operating, Inc., McMoRan Exploration Co., Mewbourne Oil Company, Noble Energy, Inc., Penn Virginia Corporation, PetroQuest Energy, Inc., Pioneer Natural Resources Company, Plains Exploration & Production Company, Talisman Energy USA, Inc. and XTO Energy, Inc.

The updated 2013 peer group was used in making decisions with respect to cash bonuses for services during the fiscal year 2013 that were paid in April 2014.

The 2013 peer group consisted of the following companies:

•	Bill Barrett Corporation*

•	Cabot Oil & Gas Corporation

•	Cimarex Energy Co.

•	Concho Resources, Inc. (COG Operating LLC)*

•	Denbury Resources, Inc.*

•	EXCO Resources, Inc.*

•	Forest Oil Corporation

•	Laredo Petroleum Holdings, Inc.*

•	Newfield Exploration Company

•	Oasis Petroleum, Inc.*

•	QEP Resources, Inc.

•	Range Resources Corporation

•	SandRidge Energy, Inc.*

•	SM Energy Company

•	Southwestern Energy Company

•	Stone Energy Corporation*

•	Swift Energy Company*

•	Ultra Petroleum Corporation*

•	Whiting Petroleum Corporation*

•	WPX Energy, Inc.

The Compensation Committee generally targeted between the 50th percentile and 75th percentile of comparable positions in the peer group for total direct compensation (defined as the sum of base salaries, target annual cash bonuses and equity awards of our executive officers), with the exception of Mr. Limbacher’s initial compensation package as described in more detail below.

Assessment of Individual and Company Performance

We conduct annual performance reviews of each employee during the first quarter following the end of the respective compensation cycle. The manager and employee review the goals and objectives that were established at the start of that compensation cycle and assess the degree of achievement. We also assess the overall performance and organizational impact of each employee as well as their future potential in the Company. The performance goals and objectives set at the start of the compensation cycle vary from individual to individual, although there are shared goals among the employees, and they generally relate to operational or management goals relating to the person’s area of responsibility within the organization.

Prior to the Acquisition, the amount of an annual bonus paid to an executive officer was based on the Chief Executive Officer’s assessment of such officer’s performance against his or her performance goals set at the beginning of the compensation cycle as described above. However, as described under “—Elements of Compensation—Annual Cash Bonuses,” due to the changes in our management team during 2013, our named executive officers did not have pre-determined goals that were communicated to them at the beginning of the year or at the time of hire. Rather, their annual bonus amounts were determined based on our Chief Executive Officer’s (or, in the case of the Chief Executive Officer, the Compensation Committee’s) subjective evaluation of their performance.

For 2014, the Chief Executive Officer has communicated individual goals to the other named executive officers. These goals, along with Company performance, are intended to be utilized in the Chief Executive Officer’s subjective evaluation of the other named executive officers’ performance in 2014 and the corresponding performance-based compensation actions.

Elements of Compensation

Base Salary

Base salaries are intended to provide a market competitive level of fixed compensation that recognizes the responsibilities, skills, capabilities, experience, and leadership of each executive officer. Base salaries are tiered to be competency and tenure based. Base salaries of employees, including our executive officers, are generally reviewed at least annually, typically during the first quarter after conducting the performance reviews discussed above, and decisions about base salary adjustments are made at that time.

The base salaries earned by our named executive officers that were hired during the fiscal year 2013 (namely, Messrs. Limbacher, Fraley, Jones and Kidd) were determined at the time of their respective hire as part of the negotiation of their respective initial compensation package. With the exception of Mr. Limbacher, the respective base salaries of these named executive officers were approximated to be between the 50th percentile and the 75th percentile of the comparable positions in the 2012 peer group discussed above, which the Compensation Committee believed was important to attract these executives and was consistent with our philosophy of generally targeting total direct compensation to be in that range of comparable positions in our peer group. The base salaries earned by Messrs. Cook and Davis during 2013 were determined at the Compensation Committee’s meeting on September 19, 2012. These levels of base salaries reflected the increase in base salary in the industry in general at the time and were also intended to approximate between the 50th percentile and the 75th percentile of the comparable positions in the 2012 peer group discussed above, which the Compensation Committee believed was important to retain top tier talent in an intensely competitive industry. The Compensation Committee did not make any adjustments to the base salaries of Messrs. Cook and Davis at its meeting in February 2013 because they believed that no significant changes had occurred in the executive officers’ scope of responsibilities or leadership positions at the Company or compensation trends in the industry since September 2012 to warrant any base salary adjustment.

The base salaries of the named executive officers in effect as of January 1, 2013 or as of the date of the respective officer’s commencement of his employment in 2013 (other than Ms. Farley who did not receive any base salary as discussed above) are as follows:

Name	Base Salary
Randy L. Limbacher	$800,000
Philip W. Cook	$530,006
Richard E. Fraley	$530,004
Louis D. Jones	$475,008
Andrew C. Kidd	$400,008
Kenneth G. Davis	$416,009

The base salaries of the named executive officers shown in the Summary Compensation Table below reflect the base salaries actually earned by them during the fiscal year ended December 31, 2013.

Annual Cash Bonuses

Annual cash bonuses are provided to our executive officers to recognize and reward their overall performance. Prior to the Acquisition, we have historically targeted cash bonuses of our named executive officers at the 75th percentile or above of the comparable positions in the peer group. If the executive officer met his individual goals set at the beginning of the compensation cycle (discussed above under “—Compensation Determination Process—Assessment of Individual and Company Performance”), generally bonuses were paid at 75% or above.

2012 Bonuses. At the time of the Acquisition, our then executive officers, including Mr. Davis, were informed that their respective target annual bonus amount relating to the 12-month period ended June 30, 2012 was 75% of their respective previous fiscal year’s bonus. At its meeting in September 2012, the Compensation Committee awarded an annual cash bonus relating to the 12-month period ended June 30, 2012 to Mr. Davis, in an amount that was slightly higher than 75% of his annual bonus relating to the prior fiscal year. Under the terms of the special agreement between our Executive Vice President and Chief Financial Officer, Mr. Cook, and us, he was entitled to receive an annual bonus in respect of the 12-month period ended June 30, 2012 that was no less than $500,000 pro-rated for the number of days in that period he was employed with us, as well as a hiring bonus of $350,000. See “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2013—Special Agreement with Philip W. Cook.” Mr. Cook received a bonus of $650,000 during 2012, consisting of the $350,000 hiring bonus and $300,000 for the pro-rated annual bonus. These bonuses were paid to Messrs. Cook and Davis on November 1, 2012 and are reflected in the Summary Compensation Table under the “Bonus” column for 2012. In February and March 2013, the Compensation Committee subsequently discussed and approved the bonus amounts to be awarded to our employees, including Messrs. Cook and Davis, for their performance for the period from July 1 to December 31, 2012. These bonus amounts are also included in the Summary Compensation Table under the “Bonus” column for 2012.

2013 Bonuses. Under the terms of Mr. Limbacher’s employment agreement, his target annual award opportunity under the annual bonus plan is 100% of his base salary. With respect to annual bonuses for performance during 2013, Messrs. Cook, Fraley and Jones were each informed that their respective target annual bonus amount was 100% of their respective base salary. Similarly, Mr. Kidd was informed that his target annual bonus amount for 2013 was 75% of his base salary. In addition, to compensate him for expected lost compensation amounts from his former employer, Mr. Fraley was guaranteed that his annual bonus for 2013 would be at least $450,000 (assuming his continued employment through the payment date). Mr. Davis did not receive an annual bonus for 2013 because he was no longer with the Company at fiscal year end. At the February 2014 meeting of the Compensation Committee, our Chief Executive Officer, Mr. Limbacher, made recommendations to the Compensation Committee for amounts of annual bonuses to be paid to the other named executive officers based on his subjective evaluation of each such officer’s performance during 2013, taking into account the target bonus amount that was communicated to the officer (and, in the case of Mr. Fraley, the guaranteed minimum bonus amount as well), and the Compensation Committee approved his recommendations. Similarly, the Compensation Committee determined the amount of Mr. Limbacher’s annual bonus based on its subjective evaluation of his performance, taking into account the target bonus amount under the terms of his employment agreement. The Compensation Committee and Mr. Limbacher did not rely on any objective or quantitative performance metrics in evaluating the named executive officers’ annual bonus amounts. All of the named executive officers were paid bonus amounts that exceeded their targets, pro-rated based upon the date of their hire, because their performances exceeded expectations.

Long-Term Incentive Awards

Our long-term incentive (“LTI”) awards for executive officers are given in the form of stock options and restricted stock. The Compensation Committee believes that LTI awards closely align our management’s interest with those of our stockholders and incentivizes our management employees to remain in our service. The Compensation Committee believes that a significant portion of the executive officers’ total compensation should be “at risk” and the amount of “at risk” compensation should increase with the executive’s increasing role and responsibilities in the organization.

In connection with the Acquisition, we adopted the 2011 Plan for our employees, directors, and certain other service providers and independent contractors. The Compensation Committee may make grants of stock options, stock appreciation rights, restricted stock, restricted stock units or other stock-based awards under the 2011 Plan. In May 2013, we amended the 2011 Plan to increase the number of shares available for issuance.

As part of our new equity-based arrangements with our employees in connection with the Acquisition, in April 2012, our Board of Directors granted options to certain of our executive officers, including Messrs. Cook and Davis. These options vest with respect to 25% of the shares on each of December 21, 2012, December 21, 2013, December 21, 2014 and December 21, 2015. In 2013, our Compensation Committee granted a mix of options and restricted stock to Messrs. Limbacher, Fraley, Jones and Kidd as part of the negotiation of their respective initial compensation packages. Our Compensation Committee also granted a mix of options and restricted stock to Messrs. Cook and Davis to incentivize them to remain with the Company. The options awarded in 2013 vest in five equal annual installments, beginning on April 18, 2014, in the case of Mr. Limbacher, and beginning on December 31, 2013, in the case of Messrs. Fraley, Jones and Kidd. A portion of these options had an exercise price per share that equals the grant date fair market value of the underlying shares of our common stock, and the remaining portion have an exercise price per share that exceeds the grant date fair market value of the underlying shares of our common stock. As initially granted, the shares of restricted stock vested in three equal tranches on each of the third, fourth and fifth anniversary of the effective date of the grant. See “—Recent Compensation Developments in 2014” below for a description of the changes made in

March 2014 to the vesting schedule, and see “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in fiscal 2013 Table—Terms of Options Awards” and “—Terms of Restricted Stock Awards” for a more detailed description of the other terms of these awards. In making decisions about the mix of equity awards in 2013, the Compensation Committee took into account the dilutive impact of options as well as the effectiveness of equity awards as a retention tool. In general, the Compensation Committee set the amount of equity awards in order to position the total direct compensation of each named executive officer at a level that would fall within the range of 50th percentile to 75th percentile of comparable positions in the 2012 peer group, with the exception of Mr. Limbacher’s initial compensation package as described in more detail below. The Compensation Committee may in the future grant additional options, shares of restricted stock or other equity awards upon promotion to recognize significant achievements or to attract or retain key employees.

The terms and elements of Mr. Limbacher’s initial compensation package were the product of negotiations between the Compensation Committee and Mr. Limbacher and were designed with the purpose of both attracting and retaining Mr. Limbacher and aligning his financial interests with the performance of the Company by creating a substantial equity stake. The Compensation Committee believed a high level of equity compensation was necessary to attract and retain a chief executive officer with Mr. Limbacher’s extensive experience and history of success within the oil and natural gas exploration and production industry. Accordingly, the Compensation Committee structured the initial compensation package to include substantial equity awards, which were intended to serve as a one-time grant to cover a significant portion of the equity component of Mr. Limbacher’s total direct compensation for each of the five years in the primary term of his employment agreement. By making equity awards the substantial majority of Mr. Limbacher’s compensation—which include tranches of stock options with progressively higher exercise prices—the Compensation Committee sought to better align Mr. Limbacher’s performance incentive with the long-term success of the Company. These equity awards had an aggregate grant date fair value of approximately $55.2 million and on that basis would significantly exceed the 75th percentile of total direct compensation for comparable positions within 2012 peer group. Although the Compensation Committee did not intend to target the 50th to 75th percentile range of comparable positions within the 2012 peer group when setting Mr. Limbacher’s initial compensation package, Mr. Limbacher’s total direct compensation for 2013 only moderately exceeds the 75th percentile for the 2012 peer group if the 2013 equity awards are considered on an annualized basis over a five year period.

Additional Benefits

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee health and welfare benefit arrangements on the same basis as other employees (subject to and in accordance with applicable laws). These arrangements include: medical, dental, vision, life and accidental death and dismemberment insurance, as well as short and long term disability benefits. In addition, our named executive officers are eligible to participate in Execucare, a special medical plan available to our officers that reimburses the participant for all of his or her premium costs and out-of-pocket medical expenses. These benefits are provided to ensure that we are able to competitively attract and retain employees, including our named executive officers.

Retirement Benefits

We maintain an employee retirement savings plan through which employees may save for retirement or future events on a tax-advantaged basis. We currently provide matching contributions under our 401(k) plan up to 6% of an employee’s base salary plus bonus, as well as providing an additional 2% non-matching contribution. Employees become fully vested in the Company’s contributions after five years of service. Participation is at the discretion and direction of each individual employee, and our named executive officers participate in the plan on the same basis as all other employees.

Perquisites and Other Personal Benefits

We also provide certain other benefits described below to our named executive officers, which are not tied to any performance criteria. Rather, these benefits are intended to support objectives related to the attraction and retention of highly skilled executives.

Use of Corporate Aircraft. Prior to May 2013, Company officers were eligible to use the corporate aircraft for personal use on a limited basis. The purposes of personal use time on the aircraft were to attract and retain top talent, maintain communications with key employees and to enhance security for our executives. Prior to May 2013, eligibility and the amount of personal use time available to an employee were determined by the Chief Executive Officer and approved by the Compensation Committee, and the personal use was considered part of the employee’s overall compensation package. Personal aviation hours were awarded to an employee upon initial employment or promotion, and unused aviation hours were forfeited without any payment from the Company upon termination of employment. In May 2013, we terminated this arrangement, and our employees received cash for their unused 2013 aviation hours. Such cash amounts received by our named executive officers are included in the “All Other Compensation” column of the Summary Compensation Table below. Subsequent to May 2013, our employees’ personal use of the corporate aircraft has been limited to exceptional circumstances, such as medical emergencies, and spousal travel on trips related to business which, under the SEC rules, may not be considered to be directly and integrally related to our business.

Relocation Benefits. To facilitate the relocation and hiring of officers and other key personnel, we provide relocation benefits which generally include payments to prevent a loss on the sale of residence and to cover reasonable costs related to the move.

Other Perquisites. We also provide certain other immaterial perquisites, such as personal use of company vehicles, dependent education assistance and private club dues, as further described in the footnote to the “All Other Compensation” column in the Summary Compensation Table below.

Severance Benefits

We entered into a change of control agreement with Mr. Davis in connection with the Acquisition. Mr. Davis received severance payments and benefits under this agreement at the time of his termination. In addition, the employment agreement we entered into with Mr. Limbacher and the special agreements we entered into with Messrs. Cook, Fraley and Jones at the time of their respective hire provide for severance payments and benefits under certain termination circumstances. The terms of these agreements and the severance payments and benefits are described more fully under “Potential Payments Upon a Termination or a Change of Control.” The Compensation Committee believes that severance arrangements are necessary to attract and retain the talent necessary for our long-term success.

Recent Compensation Developments in 2014

In March 2014, the Compensation Committee approved several actions affecting the compensation of our named executive officers on a going forward basis. Several factors contributed to the approval of these actions by the Compensation Committee, including the executive compensation data and analysis provided by our recently engaged compensation consultant, F.W. Cook, as well as the then-recent fair market value determination made by our Board of Directors with respect to our common stock. The approved compensation actions included the following:

•	the grant of 800,000 stock options with a per share exercise price of $2.50 to Mr. Fraley;

•	the grant of 2,500,000, 1,300,000, 1,450,000, 600,000 and 1,000,000 shares of restricted stock to Messrs. Limbacher, Cook, Fraley, Jones and Kidd, respectively;

•	the implementation of change-in-control severance plans for officer and non-officer employees, respectively, pursuant to which officers and other eligible employees will receive the payment of cash compensation and certain other benefits in the event of a change-in-control and a qualifying termination of employment;

•

modifications to all outstanding stock options held by employees (except with respect to Mr. Limbacher as described below), which reduced the exercise price per share of such modified stock options to $2.50;

•

amendments to the vesting terms to the restricted stock awards held by employees, which provide that (i) all restricted stock awards will immediately vest upon a change-in-control and a qualifying termination of employment and (ii) the 2013 restricted stock awards will now vest annually in four equal tranches beginning in 2015;

•

amendments to Mr. Limbacher’s employment agreement, which provide for (i) the forfeiture by Mr. Limbacher of 250,000 stock options with an exercise price of $4.00 per share, (ii) the forfeiture by Mr. Limbacher of 250,000 stock options with an exercise price of $5.00 per share and (iii) the repricing of 10,000,000 of his stock options with an initial exercise price of $7.50 per share to an exercise price of $2.50 per share; and

•

an agreement with Mr. Jones permitting him, in the event of retirement or permanent disability, to retain the then vested portion of any restricted stock or stock options (which may be exercised at any time during the term of such options).

In February 2014, the Compensation Committee also approved the repurchase of shares of stock held by current employees at a price per share equal to the initial cost basis of such shares. As the only named executive officer with shares of purchased stock, Mr. Cook was our only named executive officer who participated in this stock repurchase. See “Certain Relationships and Related Party Transactions.”

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our named executive officers, for services rendered to us during each of the years presented.

Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)(5)	All Other Compensation ($)(6)	Total ($)
Claire S. Farley, Former Interim Chief Executive Officer and President(1)	2013	—	—	—	—	69,945	69,945

Randy L. Limbacher, Chief Executive Officer and President(2)	2013	561,026	750,000	17,000,000	38,236,156	72,730	56,619,912

Philip W. Cook, Executive Vice President and Chief Financial Officer(2)	2013	530,006	650,000	1,360,000	1,948,675	328,218	4,816,899
	2012	359,170	915,100	—	2,880,000	1,023,607	5,177,877

Richard E. Fraley, Executive Vice President and Chief Operating Officer(2)	2013	226,950	550,000	1,360,000	3,666,597	122,808	5,926,355

Louis D. Jones, Executive Vice President—Business Development and New Ventures(2)	2013	194,571	250,000	1,360,000	3,108,892	5,974	4,919,437

Andrew C. Kidd, Senior Vice President and General Counsel(2)	2013	125,003	170,000	—	2,835,348	268,770	3,399,121

Kenneth G. Davis, Former Senior Vice President(3)	2013	409,608	—	1,360,000	1,948,675	2,050,887	5,769,170
	2012	387,923	457,765	—	2,880,000	94,989	3,820,677

(1)	Ms. Farley did not receive any compensation for providing services to us as our acting interim Chief Executive Officer and President, other than provision of corporate housing in Tulsa, Oklahoma. The amount reported under the “All Other Compensation” column for Ms. Farley includes $60,000 of fees earned in cash for her services as a member of the Board of Directors and $9,945 of incremental cost to the Company of provision of corporate housing.
(2)	Messrs. Limbacher, Cook, Fraley, Jones and Kidd each commenced his employment with us, effective April 18, 2013, April 16, 2012, July 29, 2013, August 5, 2013 and September 9, 2013, respectively.
(3)	Mr. Davis’s employment with us was terminated as of October 1, 2013.
(4)	The amount for Mr. Davis for 2012 represents the annual bonus earned by him for his services during the twelve-month period ended June 30, 2012, which was paid in November 2012, and the bonus he earned for his services during the six-month period from July 1, 2012 to December 31, 2012, which was paid in April 2013.

Mr. Cook’s 2012 amount represents a special hiring bonus of $350,000 he received upon the commencement of his employment, a pro-rated annual discretionary bonus of $300,000 he received in November 2012 under the terms of his special agreement with us and the bonus he earned for his services during the six-month period from July 1, 2012 to December 31, 2012, which was paid in April 2013.

The amount for 2013 for each of our named executive officers represents the annual bonus earned by each such officer for services during the year ended December 31, 2013, which was paid in April 2014. See “—Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonuses.”

(5)	The dollar amounts represent the aggregate grant date fair value of restricted stock awards and option awards, respectively, granted in the indicated fiscal year. The grant date fair value of a restricted stock award and an option award, respectively, is measured in accordance with FASB ASC Topic 718 utilizing the assumptions discussed in Note 13 to our audited consolidated financial statements included elsewhere in this prospectus. For a discussion of specific restricted stock awards and option awards granted during 2013, see “—Grants of Plan-Based Awards in Fiscal 2013” below and the narrative discussion that follows.
(6)	“All Other Compensation” for the named executive officers for 2013 (other than Ms. Farley whose “All Other Compensation” is described in footnote (1) above) includes the following:

	401(k) Contribution (a)	Personal Use of Vehicle (b)	Group Term Life Insurance Premiums (c)	Personal Use of Aircraft (d)	Airplane Cash- Out Bonus (e)	Dependent Education Assistance (f)	Club Dues (g)	Tax Gross-Up (h)	Relocation Benefits (i)	Execucare (j)	Stock Repurchase (k)
R. Limbacher	$5,100	$—	$3,472	$22,177	$—	$—	$13	$10,481	$31,245	$229	$—
P. Cook	$20,400	$1,986	$2,622	$128	$141,120	$—	$8,597	$145,022	$—	$8,343	$—
R. Fraley	$18,156	$—	$2,043	$10,344	$—	$6,600	$—	$39,137	$46,000	$528	$—
L. Jones	$3,891	$—	$1,937	$—	$—	$—	$—	$—	$—	$146	$—
A. Kidd	$9,500	$—	$691	$—	$—	$—	$—	$24,992	$233,462	$125	$—
K. Davis	$20,400	$—	$1,620	$23,510	$105,840	$2,200	$3,449	$114,996	$—	$6,562	$120,000

(a)	Represents a matching contribution to the executive’s 401(k) plan.
(b)	Represents incremental costs associated with the personal use of a company car.
(c)	Represents payments of premiums for a group life insurance policy.
(d)	Represents incremental costs associated with the personal use of corporate aircraft. The incremental cost was calculated by multiplying the personal aviation hours used by the executive officer and/or his guests by the average variable cost per hour of $1,900 of operating the corporate aircraft. The average variable cost per hour includes costs relating to fuel, trip-related maintenance, inspections, crew travel expenses, contracted crew services, trip-related fees and storage costs, on-board catering, aircraft supplies and deadhead flights. In addition, a cost per hour of $20, representing on-board catering, was included for any personal hours related to guests accompanying an executive officer on a business trip.
(e)	Represents the cash amounts received for the unused 2013 personal aviation hours in May 2013 in connection with the termination of our old program for employees’ use of corporate aircraft.
(f)	Represents the actual cost of education assistance provided by us to employees’ dependents.
(g)	Represents payments of private club dues and expenses on behalf of the executives.
(h)	Represents tax gross-up of imputed income relating to personal use of the corporate aircraft, the airplane cash out bonus, club dues and relocation benefits, as well as certain other benefits that are provided generally to all salaried employees.
(i)	Represents relocation benefits provided to each of Messrs. Limbacher, Fraley and Kidd in connection with his hire. These relocation benefits included our standard relocation benefits, including, in the case of Mr. Kidd, payments to prevent a loss on the sale of his then existing residence, to allow him to move to our headquarters in Tulsa, Oklahoma. The incremental costs were calculated based on the invoice amounts provided to us.
(j)	Represents premiums and claims paid under a supplemental healthcare plan for our executives.
(k)	Represents the amount paid in excess of the fair market value for the repurchase of shares of our stock in connection with Mr. Davis’ termination of employment.

With respect to Mr. Limbacher, “All Other Compensation” also includes miscellaneous income of $13 relating to reimbursement of loss on excess contributions made to his 401(k) plan.

With respect to Mr. Davis, “All Other Compensation” also includes severance payment of $1,652,310 made to him in October 2013 under the terms of his change in control agreement in connection with his termination. See “—Potential Payments Under a Termination or a Change in Control.”

Grants of Plan-Based Awards in Fiscal 2013

The following table provides supplemental information relating to grants of plan-based awards in fiscal 2013.

Name	Approval Date	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Claire S. Farley	—	—	—	—	—	—
Randy L. Limbacher	4/14/13	4/18/13	5,000,000			$17,000,000
	4/14/13	4/18/13		6,250,000	$4.00	$10,149,350
	4/14/13	4/18/13		6,250,000	$5.00	$8,948,263
	4/14/13	4/18/13		17,500,000	$7.50	$19,138,543
Philip W. Cook	5/20/13	5/20/13	400,000			$1,360,000
	5/20/13	5/20/13		1,200,000	$4.00	$1,948,675
Richard E. Fraley	7/26/13	7/29/13	400,000			$1,360,000
	7/26/13	7/29/13		1,200,000	$4.00	$1,950,734
	7/26/13	7/29/13		1,200,000	$5.00	$1,715,863
Louis D. Jones	7/26/13	8/5/13	400,000			$1,360,000
	7/26/13	8/5/13		1,250,000	$4.00	$2,034,824
	7/26/13	8/5/13		750,000	$5.00	$1,074,068
Andrew C. Kidd	9/3/13	9/9/13		1,200,000	$4.00	$1,968,775
	9/3/13	9/9/13		600,000	$5.00	$866,573
Kenneth G. Davis	5/20/13	5/20/13	400,000			$1,360,000
	5/20/13	5/20/13		1,200,000	$4.00	$1,948,675

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2013 Table

Employment Agreement with Randy L. Limbacher

We entered into an employment agreement with Randy L. Limbacher, effective as of April 18, 2013, for an initial five-year term. Commencing on the fifth anniversary of the effective date and on each anniversary thereafter, the agreement automatically renews for an additional one-year period, unless we or Mr. Limbacher provide written notice requesting that the agreement not be extended at least 60 days prior to the agreement’s renewal date. The agreement provides that Mr. Limbacher serve as our Chief Executive Officer and President.

Pursuant to this agreement, Mr. Limbacher is entitled to receive a base annual salary of $800,000, subject to annual upward adjustments, at the discretion of the Board of Directors, and he will participate in any annual cash bonus plan applicable to his position that may be adopted by us from time to time. His target annual bonus will be 100% of his base salary, subject to such other terms, conditions and restrictions as may be established by the Board of Directors or the Compensation Committee. Mr. Limbacher is also entitled to participate in the 2011 Plan. In connection with entering into the employment agreement, he was granted (i) options covering 6,250,000 shares of our common stock at an exercise price equal to $4.00 per share, (ii) options covering 6,250,000 shares of our common stock at an exercise price equal to $5.00 per share, (iii) options covering 17,500,000 shares of our common stock at an exercise price equal to $7.50 per share, and (iv) 5,000,000 shares of restricted common stock. See “—Compensation Discussion and Analysis—Recent Compensation Developments in 2014” for a discussion of recent changes to certain of these options. Pursuant to the terms of his employment agreement, Mr. Limbacher is entitled to participate in all employee benefits plans and arrangements that are generally made available to our executives and perquisites and other benefits that are generally made available to our executives or to him in particular. In addition, in recognition of Mr. Limbacher’s relocation to Tulsa, Oklahoma in connection with his commencement of employment with us, we agreed to provide Mr. Limbacher with (i) up to 6 months corporate housing in proximity to our Oklahoma headquarters, (ii) full relocation costs from his residence in Texas to a new residence in the Tulsa, Oklahoma area and (iii) reimbursement for the amount of broker commission he paid on the sale of his residence in Texas.

His employment agreement also provides for severance payments and benefits as further described under “—Potential Payments Upon a Termination or a Change in Control—Mr. Limbacher’s Employment Agreement.”

Special Agreement with Philip W. Cook

We entered into a special agreement with Philip W. Cook, our Executive Vice President and Chief Financial Officer, on April 16, 2012. Pursuant to this agreement, Mr. Cook received a hiring bonus equal to $350,000. For the twelve month period ended June 30, 2012, the agreement also provides Mr. Cook with a minimum guaranteed bonus of $500,000 prorated for the number of days he was employed with us in 2012. In addition, the agreement provides for severance payments and benefits as further described under “—Potential Payments Upon a Termination or a Change in Control—Mr. Cook’s Special Agreement.”

Special Agreements with Richard E. Fraley and Louis D. Jones

We entered into special agreements with Richard Fraley and Louis D. Jones, effective August 1, 2013 and August 5, 2013, respectively. Pursuant to Mr. Fraley’s special agreement, he was guaranteed a minimum annual bonus of $450,000 for the fiscal year ended December 31, 2013 so long as he remained employed through the annual bonus payment date. Messrs. Fraley’s and Jones’ special agreements provide for severance payments and benefits as further described under “—Potential Payments Upon Termination or a Change in Control—Special Agreements with Messrs. Fraley and Jones.”

Terms of Option Awards

2012 Options

The following describes the terms of the options granted to our named executive officers in 2012.

Vesting Terms. The options vest in four equal annual installments beginning on December 21, 2012, subject to the executive’s continued employment with us, but will become fully vested upon a “change in control” that occurs during employment with us. Twenty-five percent of the shares subject to the option that would otherwise vest on the next vesting date will vest upon the executive’s termination of employment without “cause” or with “good reason” or due to death or disability. Any options that remain unvested upon termination of employment and do not vest as described above will be forfeited. A “change of control” is defined under our 2011 Plan as (i) the sale of all or substantially all of our assets to any person other than KKR, ITOCHU and certain of our other investors or their respective affiliates or (ii) a merger, recapitalization or sale of equity interests or voting power that results in any person other than KKR, ITOCHU and certain of our other investors or their respective affiliates owning more than 50% of the equity interests or voting power of Samson Resources Corporation, Samson Investment Company or any resulting company (as applicable).

Option Put Rights. If the executive’s employment is terminated due to death or disability, he has the right, for a specified period following the termination date, to cause us to purchase on one occasion all vested options at a price equal to the excess, if any, of the fair market value of the underlying shares, over the exercise price for all such options.

Liquidity Program. Beginning in 2016 and each calendar year thereafter, each executive who is still employed with us at such time and each executive who (i) was terminated without cause, (ii) resigns for good reason or (iii) resigns without good reason on or after June 21, 2015, has the right to cause us to purchase all or any portion of stock issuable upon exercise of options then held by such executive; provided, however, the executive may not offer to sell in any one calendar year more than 25% of the stock issuable upon exercise of the total amount of options granted to the executive under the 2011 Plan.

Option Call Rights. If the executive’s employment is terminated by us without cause, the executive resigns with good reason, the executive is terminated due to death or disability, or the executive resigns without good reason on or after June 21, 2015, in each case, we have the right to purchase from the executive all or any portion of vested options then held by the executive at a price equal to the excess, if any, of the fair market value of the underlying shares, over the exercise price for such options and all outstanding unvested options will terminate without payment.

Restrictive Covenants. As a condition of purchasing our common stock and receiving the options, our named executive officers agreed to certain restrictive covenants, including confidentiality of information, an 18-month post-termination non-solicitation of employees covenant and a non-compete covenant for up to 18 months post-termination, which are contained in the related 2012 management stockholder’s agreements. The non-compete covenant is applicable for each month that the executive receives cash severance payments of no less than the sum total of (i) his then current monthly cash compensation at the time of such termination plus (ii) the amount of the Company’s continued payment for health benefits to the executive. In the event of a breach of such restrictive covenants, the purchased stock and options will be treated as described above as if such executive was terminated for cause.

2013 Options

The following describes the terms of the options granted to our named executive officers in fiscal year 2013.

Options Granted to Mr. Limbacher. Twenty-one percent of the shares subject to the option granted to Mr. Limbacher had an exercise price that equaled the grant date fair market value of the underlying shares of our common stock (the “FMV Options”), twenty-one percent of the shares subject to the option had an exercise price that was greater than the grant date fair market value of our common stock (the “Base Price Options”) and fifty-eight percent of the shares subject to the option had an exercise price equal to 1.5x the Base Price Options (the “1.5x Base Price Options”). See “—Compensation Discussion and Analysis—Recent Compensation Developments in 2014” for a discussion of recent changes to certain of these options.

Twenty percent of each of the FMV Options, the Base Price Options and 1.5x Base Price Options vest on each of the first five anniversaries of April 18, 2013, subject to Mr. Limbacher’s continued employment with us on each vesting date. The option will become fully vested upon a change of control that occurs during his employment with us. In the event Mr. Limbacher is terminated by us without “cause” or he resigns with “good reason” (as each such term is defined in his employment agreement and as described below) at least six months after April 18, 2013 but prior to April 18, 2014, then the portion of the options that would have vested on April 18, 2014 will vest and become exercisable as of immediately prior to his termination. If such termination occurs on or subsequent to April 18, 2014 and following our initial public offering, affiliates of KKR, ITOCHU and certain other investors beneficially own less than 40% of our common stock (as measured against the number of shares such investors held on April 18, 2013), then 100% of the shares subject to the option will vest immediately prior to such termination. If Mr. Limbacher dies or becomes disabled, then twenty percent of the shares subject to the option that would otherwise vest on the next vesting date will vest upon the date of such termination. Any options that remain unvested upon termination of employment and do not vest as described above will be forfeited.

Options Granted to Messrs. Cook, Fraley, Jones and Kidd. A portion of the shares subject to the options granted to each of Messrs. Fraley (50%), Jones (63%) and Kidd (66.67%) were FMV Options, and the remaining portion of the shares (50% for Mr. Fraley, 37% for Mr. Jones and 33.33% for Mr. Kidd) subject to the options were Base Price Options. All of the options granted to Mr. Cook were FMV Options. See “—Compensation Discussion and Analysis—Recent Compensation Developments in 2014” for a discussion of recent changes to the exercise price of these options.

Twenty percent of each of the FMV Options and the Base Price Options vest on December 31, 2013 and 20% of each of the FMV Options and the Base Price Options will vest on each of the first, second, third and fourth anniversaries of December 31, 2013, subject to each executive’s continued employment with us on each vesting date. The options will become fully vested upon a change of control that occurs during employment with

us. In the event the executive dies or becomes disabled, then twenty percent of the shares subject to the option that would otherwise vest on the next vesting date will vest upon the date of such termination. Any options that remain unvested upon termination of employment and do not vest as described above will be forfeited.

Option Put Rights and Option Call Rights. The options granted in 2013 have substantially the same put and call rights that are applicable to the options granted in 2012 described above, other than with respect to the applicable trigger dates for call rights in the event the employee resigns without good reason. However, such options are not entitled to the liquidity program rights applicable to the options awarded in 2012 as described above.

Restrictive Covenants. As a condition of receiving the 2013 options, our named executive officers agreed to certain restrictive covenants, including confidentiality of information, an 18-month post termination non-solicitation of employees covenant, and a 12-month non-compete covenant (in the event of termination for cause or termination with good reason) or an 18-month non-compete covenant (in the event of termination without cause or termination with good reason), which are contained in the related 2013 management stockholder’s agreements. In the event of a breach of such restrictive covenants, the options will be treated as described above as if such executive was terminated for cause, and the Company will be entitled to cause any severance payments or benefits then provided to the executive to immediately cease and if the Company made any payments pursuant to exercise of its call rights, the executive has to repay to the Company any net after tax amounts received from the Company in respect of such vested options and stock.

Terms of Restricted Stock Awards

Restricted Stock Granted to Mr. Limbacher. On April 18, 2013, we granted Mr. Limbacher 5,000,000 shares of restricted stock that initially vested with respect to one-third of the shares on each of the third, fourth and fifth anniversaries of April 18, 2013, subject to his continued employment with us on each vesting date. In the event he is terminated by us without “cause” or he resigns with “good reason” at least six months after April 18, 2013 but prior to April 18, 2014, then 20% of the shares will vest as of immediately prior to such termination. If such termination occurs on or after April 18, 2014 but prior to April 18, 2016, Mr. Limbacher will vest, as of the termination date, in the number of shares of restricted stock that would have vested if the vesting schedule was the first five anniversaries of April 18, 2013; provided, however, that if such termination occurs on or subsequent to April 18, 2014 and following our initial public offering, affiliates of KKR, ITOCHU and certain other investors beneficially own less than 40% of our common stock (as measured against the number of shares such investors held on April 18, 2013), then 100% of the shares will vest on the date of such termination. All of the shares of restricted stock will vest in full upon a change of control that occurs during employment with us. See “—Compensation Discussion and Analysis—Recent Compensation Developments in 2014” for a discussion of recent changes to the vesting terms of the 2013 restricted stock awards.

Restricted Stock Granted to Messrs. Cook, Fraley, Jones and Davis. We granted 400,000 shares of restricted stock to each of Messrs. Cook and Davis on May 20, 2013, and we granted 400,000 shares of restricted stock to Mr. Fraley on July 29, 2013 and 400,000 shares of restricted stock to Mr. Jones on August 5, 2013. The restricted stock granted to Messrs. Fraley and Jones initially vested with respect to one-third of the shares on each of September 4, 2016, September 4, 2017 and September 4, 2018, and the restricted stock granted to Messrs. Cook and Davis vest with respect to one-third of the shares on each of January 1, 2016, January 1, 2017 and January 1, 2018, subject to the executives’ continued employment with us on each applicable vesting date. In the event the executive is terminated by us without “cause”, the number of shares that will vest on such termination date is determined as if the restricted shares were scheduled to vest with respect to 20% of the shares on each of the first five anniversaries of the applicable vesting commencement date. Any shares that remain unvested upon termination of employment and do not vest as described above will be forfeited. See “—Compensation Discussion and Analysis—Recent Compensation Developments in 2014” for a discussion of recent changes to the vesting terms of the 2013 restricted stock awards.

Put Rights. The restricted stock granted in 2013 is subject to a put right if the executive’s employment is terminated due to death or disability. For a specified period following the termination date, the executive has the right to cause us to purchase on one occasion all stock at a price equal to fair market value.

Call Rights. The stock is also subject to certain call rights in favor of us. If the executive’s employment is terminated by us without cause, the executive resigns with good reason or the executive resigns without good reason on or after a specified date, we have the right to purchase from the executive all or any portion of the stock then held by the executive at a price equal to fair market value. If the executive is terminated by us for cause or the executive resigns without good reason prior to such specified date, the repurchase price will be the lesser of the price paid for the shares or fair market value.

Outstanding Equity Awards at 2013 Fiscal Year End

The following table provides information regarding outstanding awards made to our named executive officers as of December 31, 2013.

	Option Awards(1)							Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)
Claire S. Farley	—	—		—		—	—	—	—		—
Randy L. Limbacher	4/18/13	—		6,250,000	(2)	$4.00	4/18/23	4/18/13	5,000,000	(4)	$12,500,000
	4/18/13	—		6,250,000	(2)	$5.00	4/18/23
	4/18/13	—		17,500,000	(2)	$7.50	4/18/23
Philip W. Cook	4/16/12	600,000	(3)	600,000	(3)	$5.00	4/16/22	5/20/13	400,000	(5)	$1,000,000
	5/20/13	240,000		960,000		$4.00	12/31/23
Richard E. Fraley	7/29/13	240,000		960,000		$4.00	7/29/23	7/29/13	400,000	(6)	$1,000,000
	7/29/13	240,000		960,000		$5.00	7/29/23
Louis D. Jones	8/5/13	250,000		1,000,000		$4.00	8/5/23	8/5/13	400,000	(6)	$1,000,000
	8/5/13	150,000		600,000		$5.00	8/5/23
Andrew C. Kidd	9/9/13	240,000		960,000		$4.00	9/9/23
	9/9/13	120,000		480,000		$5.00	9/9/23
Kenneth G. Davis(8)	—	—		—		—	—	—	—		—

(1)	Unless otherwise specified, options vest 20% in equal annual installments, beginning on December 31, 2013 and on each of the four anniversaries thereafter, subject to the executive’s continued employment with us.
(2)	These options vest 20% in equal annual installments over a five-year period beginning on April 18, 2014 and on each of the four anniversaries thereafter, subject to the executive’s continued employment with us.
(3)	These options vest 25% in equal annual installments over a four-year period beginning on December 21, 2012 and on each of the three anniversaries thereafter, subject to the executive’s continued employment with us.
(4)	As initially granted, these restricted stock awards vested one third on each of the third, fourth and fifth anniversaries of the effective date (April 18, 2016, April 18, 2017 and April 18, 2018), subject to the executive’s continued employment with us. See “—Compensation Discussion and Analysis—Recent Compensation Developments in 2014” for a discussion of recent changes to vesting terms.
(5)	As initially granted, these restricted stock awards vested one third on each of the third, fourth and fifth anniversaries of the effective date (January 1, 2016, January 1, 2017 and January 1, 2018), subject to the executive’s continued employment with us. See “—Compensation Discussion and Analysis—Recent Compensation Developments in 2014” for a discussion of recent changes to vesting terms.
(6)	As initially granted, these restricted stock awards vested one third on each of September 4, 2016, September 4, 2017 and September 4, 2018, subject to the executive’s continued employment with us. See “—Compensation Discussion and Analysis—Recent Compensation Developments in 2014” for a discussion of recent changes to vesting terms.
(7)	There is no public market for our common stock. Accordingly, the market value of shares of restricted stock is based on $2.50 per share as of December 31, 2013, based on the most recent valuation of our common stock performed in February 2014 and approved by our Board of Directors.

(8)	Mr. Davis forfeited all of his restricted stock and all of his vested and unvested options in connection with the termination of his employment. See “—Potential Payments Upon a Termination or a Change in Control—Separation Arrangement with Mr. Davis.”

Option Exercises and Stock Vested in Fiscal Year 2013

None of our named executive officers had any stock option exercises or stock vested during 2013.

Pension Benefits

We do not currently provide pension benefits to our employees.

Nonqualified Deferred Compensation

We do not currently provide nonqualified deferred compensation benefits to our employees.

Potential Payments Upon a Termination or a Change of Control

Mr. Limbacher’s Employment Agreement

Under the terms of the employment agreement Mr. Limbacher entered into with us, effective as of April 18, 2013, if Mr. Limbacher is terminated without “cause” or “good reason” or upon non-renewal or expiration of the agreement, he will be entitled to receive:

•	if his termination occurs within one year of the effective date of the agreement, relocation costs for his relocation back to Houston, Texas (or up to an equivalent cost to another city);

•	200% of his annual base salary as of the termination date;

•	200% of the greater of (i) the annual bonus earned in respect of the immediately preceding fiscal year and (ii) his target bonus for the current fiscal year; and

•

a pro-rated portion of his target bonus for the current fiscal year, determined by multiplying such target bonus by a fraction, the numerator of which equals the number of days in the relevant fiscal year elapsed through his termination date and the denominator of which equals 365.

Such cash severance payments would be payable in substantially equal monthly installments over the twenty-four (24) month period beginning on the termination date (the “severance period”); provided that if such termination occurs upon or within two years following a “change of control,” such amount would be payable as a lump sum on the 60th day following his termination date. During the severance period, Mr. Limbacher will also receive reimbursement for the difference between the monthly premium paid by him for continuation coverage under COBRA and the monthly premium charged to our active senior executives for health insurance coverage, subject to earlier cut off if he becomes eligible for health insurance coverage under a subsequent employer’s plan.

Restrictive Covenants. Under the terms of his employment agreement, Mr. Limbacher has agreed not to disclose our confidential information at any time during his employment with us or thereafter, and, for the period during which he is employed with us and for the twenty-four month period following his termination date, he has also agreed not to solicit our employees or anyone engaged to perform services for us. Our obligations to provide cash severance payments under the termination scenarios described above are subject to Mr. Limbacher’s compliance with the confidentiality and non-solicitation covenants unless his termination occurs after a change in control. In addition, if he competes with our business during the severance period, our obligation to make such cash severance payments would end upon the later of 12 months after his termination date and the date on which he first engaged in such restricted activities unless his termination occurs after a change in control.

For purposes of Mr. Limbacher’s employment agreement, “cause” generally means Mr. Limbacher’s (i) commission of any serious crime involving fraud, dishonesty or a breach of trust as to us, (ii) material violation of any our confidential and proprietary information policies or applicable code of conduct policy, (iii) conviction, guilty plea or no contest plea regarding any felony or any crime involving moral turpitude, or (iv) intentional and repeated failure to perform his duties in any material respect (other than due to physical or mental illness or disability) or his gross negligence or intentional misconduct in the performance of his duties. “Good reason” means a material diminution in Mr. Limbacher’s base salary or target bonus opportunity, a relocation of his current place of employment to a location that is more than 25 miles away, or a material diminution in Mr. Limbacher’s duties and responsibilities with us. A “change of control” has the meaning ascribed to such term under our 2011 Plan and is described above under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2013 Table—Terms of Option Awards.”

Mr. Cook’s Special Agreement

Under the terms of the special agreement Mr. Cook entered into with us, effective April 16, 2012, if Mr. Cook is terminated without cause or for “good reason” either within (i) two years from the date of this agreement or (ii) one year following our “change of control,” he will be entitled to a cash lump sum payment equal to 200% of his annual base salary as of the termination date plus an amount equal to the last annual bonus Mr. Cook received prior to the termination date. Under the agreement, “good reason” includes a diminution in Mr. Cook’s annual base salary or opportunity to earn an annual bonus; relocation of Mr. Cook’s primary place of employment to a location more than 50 miles from his primary place of employment as of immediately prior to such relocation; a material breach by us of any of our obligations under this agreement; or the assignment of duties and responsibilities on a continuing basis to Mr. Cook that are materially inconsistent with his position or title prior to such assignment. A “change of control” has the meaning ascribed to such term under our 2011 Plan and is described above under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2013 Table—Terms of Option Awards.” As consideration for any severance under this agreement, Mr. Cook must execute, deliver and not revoke a release of claims in favor of us within 60 days following his termination and continue to comply with our confidential information and material policy and our business and ethics code of conduct policy.

Special Agreements with Messrs. Fraley and Jones

Under the terms of the special agreement each of Mr. Fraley and Mr. Jones entered into with us, effective August 1, 2013 and August 5, 2013, respectively, if each such executive is terminated without cause or for “good reason” either within (i) two years from the date of the agreement or (ii) one year following our “change of control,” each will be entitled to a cash lump sum payment equal to 150% of his annual cash compensation as of the termination date, which includes both annual base salary and annual bonus.

Under the special agreement, “good reason” includes a diminution in Mr. Fraley’s or Mr. Jones’ annual base salary or opportunity to earn an annual bonus; relocation of Mr. Fraley’s or Mr. Jones’ primary place of employment to a location more than 50 miles from his primary place of employment as of immediately prior to such relocation; a material breach by us of any of our obligations under this agreement; or the assignment of duties and responsibilities on a continuing basis to Mr. Fraley or Mr. Jones that are materially inconsistent with his position or title prior to such assignment. A “change of control” has the meaning ascribed to such term under our 2011 Plan and is described above under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2013 Table—Terms of Option Awards.” As consideration for any severance under this agreement, each executive must execute, deliver and not revoke a release of claims in favor of us within 60 days following his termination and continue to comply with our confidential information and material policy and our business and ethics code of conduct policy.

Option Award Agreements

Under the terms of the option award agreements, the options granted to our named executive officers will become fully vested upon a change in control that occurs during the executive officer’s employment with us. A

“change of control” has the meaning ascribed to such term under our 2011 Plan and is described above under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2013 Table—Terms of Option Awards.”

In the case of 2012 options, twenty-five percent (25%) of the shares subject to the option that would otherwise vest on the next vesting date will vest upon the executive officer’s termination of employment without “cause” or with “good reason” or due to death or disability.

In the case of 2013 options (other than Mr. Limbacher’s options), in the event the executive dies or becomes disabled, then twenty percent (20%) of the shares subject to the option that would otherwise vest on the next vesting date will vest upon the date of such termination.

In the case of Mr. Limbacher’s 2013 options, in the event he is terminated by us without “cause” or he resigns with “good reason” (as each such term is defined in his employment agreement and as described above) at least six months after April 18, 2013 but prior to April 18, 2014, then the portion of the options that would have vested on April 18, 2014 will vest and become exercisable as of immediately prior to his termination. If such termination occurs on or subsequent to April 18, 2014 and following our initial public offering, certain of our investors beneficially own less than 40% of our common stock (as measured against the number of shares such investors held on April 18, 2013), then 100% of the shares subject to the option will vest immediately prior to such termination. If Mr. Limbacher dies or becomes disabled, then twenty percent of the shares subject to the option that would otherwise vest on the next vesting date will vest upon the date of such termination.

Any options that remain unvested upon termination of employment and do not vest as described above will be forfeited.

Restricted Stock Award Agreements

Under the terms of Mr. Limbacher’s restricted stock award agreement, in the event he is terminated by us without “cause” or he resigns with “good reason” at least six months after April 18, 2013 but prior to April 18, 2014, then 20% of the shares will vest as of immediately prior to such termination. If such termination occurs on or after April 18, 2014 but prior to April 18, 2016, Mr. Limbacher will vest, as of the termination date, in the number of shares of restricted stock that would have vested if the vesting schedule was the first five anniversaries of April 18, 2013; provided, however, that if such termination occurs on or subsequent to April 18, 2014 and following our initial public offering, certain of our investors beneficially own less than 40% of our common stock (as measured against the number of shares such investors held on April 18, 2013), then 100% of the shares will vest on the date of such termination. All of Mr. Limbacher’s shares of restricted stock will vest in full upon a change of control that occurs during employment with us.

Under the terms of the other named executive officers’ restricted stock award agreements, in the event the executive is terminated by us without “cause,” the number of shares that will vest on such termination date is determined as if the restricted shares were scheduled to vest with respect to 20% of the shares on each of the first five anniversaries of the applicable vesting commencement date. Any shares that remain unvested upon termination of employment and do not vest as described above will be forfeited. The shares of restricted stock awarded to our other named executive officers initially did not vest upon a change of control, but the related award agreements have been subsequently amended to provide for vesting upon a change of control and a qualifying termination. See “—Compensation Discussion and Analysis—Recent Compensation Developments in 2014.”

The following table describes the potential payments and benefits under our compensation and benefit plans and contractual agreements to which our named executive officers (other than Ms. Farley and Mr. Davis) would have been entitled assuming their employment had been terminated on December 31, 2013. The actual severance payments and benefits Mr. Davis received upon termination of his employment on October 1, 2013 is described under “—Separation Arrangements with Mr. Davis.”

	Change of Control	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Death or Disability
Randy L. Limbacher:
Cash Severance	$3,900,000	$3,900,000	$3,900,000	—
Equity Acceleration(1)	12,500,000	2,500,000	—	—
Continuing Medical(2)	—	21,358	21,358	—
Benefits	—	176,985	176,985

Total	$16,400,000	$6,598,343	$4,098,343	—

Philip W. Cook:
Cash severance	$2,360,012	$2,360,012	$2,360,012	—
Equity Acceleration(1)	—	200,000	—	—

Total	$2,360,012	$2,560,012	$2,360,012	—

Richard E. Fraley:
Cash severance	$1,620,006	$1,620,006	$1,620,006	—
Equity Acceleration(1)	—	200,000	—	—

Total	$1,620,006	$1,820,006	$1,620,006	—

Louis D. Jones:
Cash severance	$1,087,512	$1,087,512	$1,087,512	—
Equity Acceleration(1)	—	200,000	—	—

Total	$1,087,512	$1,287,512	$1,087,512	—

Andrew C. Kidd:
Cash severance	—	—	—	—
Equity Acceleration(1)	—	—	—	—

Total	—	—	—	—

(1)	Reflects the value as of the last business day of 2013 of the additional benefit from the acceleration of vesting of restricted stock that would have occurred as a result of termination under the circumstances specified. This value has been determined with respect to each named executive officer by multiplying $2.50 per share by the number of shares of restricted stock that would vest upon termination. See “—Restricted Stock Award Agreements” above for vesting terms of restricted stock. No values have been added for the acceleration of vesting of options under the specified termination scenarios in the table above because as of December 31, 2013, the exercise price of the options exceeded the fair market value of our common stock based on our valuation determination. See “—Option Award Agreements” above for vesting terms of options.
(2)	Represents the maximum value for continuation of coverage under COBRA for the full duration of the severance period that Mr. Limbacher could receive under the terms of his employment agreement.

Mr. Davis’ Change of Control Severance Compensation Agreement

In connection with the Acquisition, on November 30, 2011, we entered into a change of control agreement with our executives employed with us at the time, including Mr. Davis. Each of the agreements contained substantially the same terms and conditions and is referred to below as a “CC Agreement.”

Under the CC Agreement, if the executive is terminated without “cause” or for “good reason” within two years following the closing of the Acquisition, the executive would be entitled to the following severance payment and benefits:

•

A single lump sum cash payment payable on the 60th day following the termination date, equal to the number of weeks in the executive’s “Protection Period” multiplied by the executive’s “Total Weekly Compensation.” The “Protection Period” means 104 weeks. The “Total Weekly Compensation” means the sum of the following amounts divided by 52:

•	The greater of the executive’s annual base salary as in effect on November 1, 2011 or the annual base salary in effect for any calendar year following 2011 but prior to the termination date; plus

•

The greater of the executive’s 2011 annual performance-based bonus paid on November 1, 2011 or the total cash bonus payments paid by us to the executive during any calendar year following 2011 but prior to the termination date; plus

•

(A) The greater of (i) the total percentage of our contributions on the executive’s behalf under our 401(k) retirement plan in effect immediately prior to the Acquisition, or (ii) the total percentage of our contributions on the executive’s behalf under our 401(k) retirement plan on the termination date, multiplied by (B) the greater of the executive’s annual base salary as in effect on November 1, 2011 or the annual base salary in effect for any calendar year following 2011 but prior to the termination date; plus

•

The annual cash value for certain perquisites, such as reimbursement under the educational assistance program, professional organizational dues, estate and financial planning, country club and lunch club membership dues, executive health care and personal private aircraft hours.

•

Continuation of medical, dental and vision benefits at active employee rates for the duration of the Protection Period subject to earlier cut off if the executive receives comparable medical, dental and vision coverage under a new employer.

•	Outplacement services in an amount not to exceed $10,000 for a period not to exceed 12 months following termination or earlier if the executive accepts new employment.

•

If the executive elects, we will transfer the following assets to the executive: home or laptop computer or iPad; assigned cell phones, iPhone or Blackberries; any company-owned vehicle to be purchased by the executive at a purchase price equal to either the current NADA average wholesale value or the lease buy-out cost; and country club and lunch club memberships, subject to executive’s assumption of any transfer fees and future dues.

Under the CC Agreement, “good reason” includes a material diminution in the executive officer’s annual base salary or annual bonus, relocation of the executive officer’s primary place of employment to a location more than 50 miles from his primary place of employment as of immediately prior to the Acquisition, a material breach by us of any of our obligations under the CC Agreement, or a diminution in the executive’s duties or responsibilities to a level that is materially inconsistent with his position or title prior to such diminution.

As consideration for any payments or benefits under the CC Agreement, the executive must execute, deliver and not revoke a release of claims in favor of us within 60 days following his termination and continue to comply with our confidential information and material policy and our business and ethics code of conduct policy.

Separation Arrangements with Mr. Davis

On October 1, 2013, our former Senior Vice President, Mr. Davis, terminated his employment with us. Pursuant to the terms of his CC Agreement described above, Mr. Davis executed and delivered to us his waiver and release of claims agreement, and in exchange he received cash severance payments of $1,625,310, maximum continuing medical, dental and vision benefits for the full duration of the Protection Period of up to $49,541 and other benefits of up to $10,000 relating to outplacement services as provided in the CC Agreement. In addition, we exercised our right to repurchase his 120,000 purchased shares at $5.00 per share for such stock, which price reflects the price paid by him for such stock and is higher than the fair market value of our stock of $4.00 per share based on the most recent valuation of our common stock prior to his termination. We also exercised our right to repurchase 120,000 shares underlying his vested options, but since the fair market value of our common stock did not exceed the exercise price of his options of $5.00 per share at the time of his termination, all of his options, whether vested or unvested, were cancelled without any payment.

Director Compensation

Under the terms of the stockholders’ agreement we entered into with Samson Aggregator and other stockholders named therein, we pay our non-employee directors $60,000 per annum on a quarterly basis for their services on our Board of Directors. We also reimburse our non-employee directors for reasonable out of pocket expenses incurred by the directors in connection with their attendance at Board of Directors or other committee meetings. The annual director fee may be paid to the director directly or the person that designated or nominated the director, as specified by the director.

The following table provides summary information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Robert V. Delaney, Jr.	$60,000	—	—	—	$60,000
Claire S. Farley(1)	$—	—	—	—	—
Brandon A. Freiman	$60,000	—	—	—	$60,000
Kenneth A. Hersh	$60,000	—	—	—	$60,000
Toshiyuki Mori	$60,000	—	—	—	$60,000
David C. Rockecharlie	$60,000	—	—	—	$60,000
Jonathan D. Smidt	$60,000	—	—	—	$60,000
Ashwini Upadhyaya	$60,000	—	—	—	$60,000
Akihiro Watanabe	$60,000	—	—	—	$60,000

(1)	The fees earned by Ms. Farley for her services as a director during 2013 is reported under “All Other Compensation” column in the Summary Compensation Table.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of June 1, 2014, the beneficial ownership of common stock of Samson Resources Corporation by each person known by us to beneficially own more than 5% of the voting securities of Samson Resources Corporation, each director, each named executive officer and all directors and executive officers as a group. Unless otherwise indicated in the footnotes to this table, we believe that each person has sole voting and investment power of the shares.

Name	Number of Shares Beneficially Owned(1)(2)	Percent Class
Samson Aggregator L.P.(3)	621,000,000	72.7%
JD Rockies Resources Limited(4)	208,000,000	24.3%
Randy L. Limbacher	13,400,000	1.6%
Philip W. Cook	2,540,000	*
Richard E. Fraley	2,330,000	*
Louis D. Jones	1,400,000	*
Andrew C. Kidd	1,360,000	*
Robert V. Delaney, Jr.(3)(5)	—	—
Claire S. Farley(3)(6)	—	—
Brandon A. Freiman(3)(6)	—	—
Scott A. Gieselman(3)(7)	—	—
Toshiyuki Mori(4)(8)	—	—
David C. Rockecharlie(3)(6)	—	—
Jonathan D. Smidt(3)(6)	—	—
Ashwini Upadhyaya(3)(6)	—	—
Akihiro Watanabe(4)(8)	—	—
All directors and executive officers as a group (20 persons)	25,275,000	3.0%

*	Less than one percent.
(1)	Shares beneficially owned include unvested shares of restricted stock held by our executive officers, including with respect to our named executive officers as follows: Mr. Limbacher—7,500,000 shares; Mr. Cook—1,700,000 shares; Mr. Fraley—1,850,000 shares; Mr. Jones—1,000,000 shares; and Mr. Kidd—1,000,000 shares.
(2)	Shares beneficially owned include the number of shares subject to stock options held by our executive officers that are exercisable or will become exercisable within 60 days of June 1, 2014, including with respect to our named executive officers as follows: Mr. Limbacher—5,900,000 options; Mr. Cook—840,000 options; Mr. Fraley—480,000 options; Mr. Jones—400,000; and Mr. Kidd—360,000 options.
(3)

Samson Aggregator L.P. is a limited partnership in which investment funds associated with Kohlberg Kravis Roberts & Co. L.P., including KKR Samson Investors L.P., and other co-investors, including investment funds affiliated with Crestview Partners II GP, L.P. and Natural Gas Partners IX, L.P., indirectly own the limited partner interests and membership interests of Samson Aggregator GP LLC, the general partner of Samson Aggregator L.P. KKR Samson Investors GP LLC is the general partner of KKR Samson Investors L.P. KKR Samson Investors L.P. is a limited partnership in which Samson Co-Invest I LP, Samson Co-Invest II LP, Samson Co-Invest III LP, KKR 2006 Fund (Samson) L.P., 8 North America Investor L.P., KKR Financial Holdings III, LLC, KKR Fund Holdings L.P., KKR Management Holdings L.P., KKR Partners III, L.P., KKR SA Investors Co-Invest Fund L.P., Lion Rock Energy Investor L.P. and OPERF Co-Investment LLC own the limited partner interests. Samson Co-Invest GP LLC is the general partner of each of Samson Co-Invest I LP, Samson Co-Invest II LP and Samson Co-Invest III LP. KKR Fund Holdings L.P. is the sole member of Samson Co-Invest GP LLC. KKR 2006 Fund (Samson) L.P. is the sole member of KKR Samson Investors GP LLC. KKR Associates 2006 L.P. is the general partner of KKR 2006 Fund (Samson) L.P. KKR 2006 GP LLC is the general partner of KKR Associates 2006 L.P. KKR Fund Holdings L.P. is the designated member of KKR 2006 GP LLC. KKR Fund Holdings GP Limited is a general partner of KKR Fund Holdings L.P. KKR Group Holdings L.P. is a general partner of KKR Fund Holdings L.P. and the sole shareholder of KKR Fund Holdings GP Limited. KKR Group Limited is the sole general partner of KKR Group Holdings L.P. KKR & Co. L.P. is the sole shareholder of KKR Group Limited. KKR Management LLC is the sole general partner of KKR & Co. L.P. Henry R. Kravis and George R. Roberts are the designated members of KKR Management LLC. In addition, Messrs. Kravis and Roberts have been designated as managers of KKR 2006 GP LLC by KKR Fund Holdings L.P. In such capacities, each of the aforementioned entities and individuals may be deemed to have voting and dispositive power with respect to the shares held by Samson Aggregator L.P. but each such entity and individual disclaims beneficial ownership of the shares held by Samson Aggregator L.P. The address of each of the entities listed in this footnote is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, New York 10019.
(4)	JD Rockies Resources Limited is a 100% wholly-owned subsidiary of ITOCHU Corporation. Its address is 1300 Post Oak Boulevard, Suite 1101, Houston, Texas 77056. The President and Chief Executive Officer of ITOCHU Corporation is Masahiro Okafuji. In such capacity, Mr. Okafuji may be deemed to have voting and dispositive power with respect to shares held by JD Rockies Resources Limited, but he disclaims beneficial ownership of the shares held by JD Rockies Resources Limited. The officers of ITOCHU Corporation, including its President and Chief Executive Officer, are subject to the oversight of a board of directors.
(5)	Mr. Delaney is a member of our Board of Directors and serves as a Managing Director of the investment manager of the funds affiliated with Crestview Partners II GP, L.P and is a member of the investment committee of Crestview Partners II GP, L.P. Mr. Delaney disclaims beneficial ownership of the shares held by Samson Aggregator L.P. except to the extent of his pecuniary interest therein.
(6)	Each of Ms. Farley and Messrs. Freiman, Rockecharlie, Smidt and Upadhyaya is a member of our Board of Directors and serves as an investment or advisory professional of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. Each of Ms. Farley and Messrs. Freiman, Rockecharlie, Smidt and Upadhyaya disclaims beneficial ownership of the shares held by Samson Aggregator L.P. except to the extent of any pecuniary interest such director may have therein. Mr. Upadhyaya has notified the Company that he intends to resign as a director of Samson Investment Company and Samson Resources Corporation effective as of July 1, 2014.
(7)	Mr. Gieselman is a member of our Board of Directors and serves as a Managing Director of Natural Gas Partners IX, L.P. and/or one or more of its affiliates. Mr. Gieselman disclaims beneficial ownership of the shares held by Samson Aggregator L.P. except to the extent of any pecuniary interest he may have therein.
(8)	Each of Messrs. Mori and Watanabe is a member of our Board of Directors, and Mr. Mori serves as an executive of ITOCHU Corporation and/or one or more of its affiliates. Each of Messrs. Mori and Watanabe disclaims beneficial ownership of the shares held by JD Rockies Resources Limited except to the extent of any pecuniary interest such director may have therein.

Certain Relationships and Related Party Transactions

Arrangements with Our Executive Officers

Management Stockholder’s Agreements

Following the consummation of the Acquisition, we adopted the 2011 Plan for our employees and directors. The 2011 Plan and agreements related thereto are designed to more closely align our employees’ interests with those of our stockholders and to incentivize our employees to remain in our service by providing them with an opportunity to acquire equity interests in us. In connection with the grant of equity awards under the 2011 Plan to our employees, such employees are required to enter into a stockholder’s and certain related agreements, which establish the terms of the respective awards and certain related matters. A summary of certain of these provisions is provided below.

2012 Agreements

Put Rights. If the employee’s employment is terminated due to death or disability, she or he has the right, for a specified period following the termination date, to cause us to purchase on one occasion all, but not less than all, of the shares of our common stock held by her or him (whether or not acquired through the exercise of an option) at the fair market value of such shares on the purchase date. If the employee’s employment is terminated by us without cause, or the employee resigns with good reason prior to December 21, 2015 and we do not exercise the call right described below, she or he has the right, for a specified period following the termination date, to cause us to purchase on one occasion all, but not less than all, of the shares of our common stock held by her or him (whether or not acquired through the exercise of an option) at the fair market value of such shares. If, prior to December 21, 2015 and we do not exercise the call right described below, the employee’s employment is terminated by us for cause or the employee resigns without good reason, she or he has the right, for a specified period following the termination date, to cause us to purchase on one occasion all, but not less than all, of the shares of our common stock held by her or him (whether or not acquired through the exercise of an option) at the lesser of fair market value and the price paid for such shares by the employee.

Liquidity Program. Beginning in 2016 and each calendar year thereafter, each employee who is still employed with us at such time and each employee who (1) was terminated without cause, (2) resigns for good reason or (3) resigns without good reason on or after June 21, 2015, has the right to cause us to purchase all or any portion of the (i) stock purchased by the employee, and (ii) shares acquired upon exercise of options; provided, however, the employee may not offer to sell in any one calendar year more than 25% of the total amount of options granted to the employee under the 2011 Plan.

Call Rights. If the employee’s employment is terminated by us with cause or the employee effects a transfer of stock that is prohibited under the stockholders’ agreement, then we have the right for a specified period following the applicable event to repurchase from the employee (or her or his permitted transferees) any or all shares held by her or him at the lesser of fair market value and the purchase price paid for such shares by the employee and all options will be terminated without any payment. If the employee’s employment is terminated by us without cause, or the employee resigns with good reason, then we have the right to repurchase from the employee (or her or his permitted transferees) any or all shares held by her or him at the greater of fair market value or the price paid by the employee for the shares. If the employee’s employment is terminated due to death or disability, then we have the right to repurchase from the employee (or her or his permitted transferees) any or all shares held by her or him at fair market value. If the employee resigns without good reason before June 21, 2015, then we have the right to repurchase from the employee (or her or his permitted transferees) any or all purchased shares held by her or him at the lesser of fair market value and the price paid for such shares and to purchase shares acquired pursuant to exercise of options at the lesser of fair market value and the option exercise price. If the employee resigns without good reason on or after June 21, 2015, then we have the right to repurchase from the employee (or her or his permitted transferees) any or all purchased shares held by her or him at fair market value.

Call Rights True-Up Payment. In addition, in the event of an employee’s termination by us without cause or a resignation with good reason within 180 days immediately preceding an initial public offering of our common stock or a change in control where we have exercised our call right and the per share consideration paid for our common stock in such transaction is greater than the fair market value paid upon the exercise of the call right, then within ten business days following the consummation of such initial public offering or change in control transaction, we will pay the terminated employee an amount equal to the delta between the price at the time of the transaction and the price at the time the call right was exercised.

Restrictive Covenants. As a condition of purchasing our common stock and receiving the options, our employees are subject to certain restrictive covenants, as further described under “Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2013 Table.”

2013 Agreements

In connection with the grant of option awards under the 2011 Plan in fiscal 2013, our employees were required to enter into an employee stockholder’s agreement, the terms of which are substantially similar to the terms of the 2012 agreement described above, except that the 2013 agreement does not contain provisions relating to the liquidity program and call rights true-up payment described above, contains different provisions relating to the non-compete covenant and remedies for breach of restrictive covenants and, in certain instances, contains different trigger dates for call rights in the event the employee resigns without good reason. See “Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2013 Table.”

Repurchase of Shares

In February 2014, the Company offered to repurchase shares of our common stock at a price per share equal to the initial cost basis of such shares from current employees who had previously purchased shares. Pursuant to this offer, we paid approximately $200,000 and $400,000 in March 2014 to repurchase shares from Messrs. Cook and Boudreaux, respectively, who were the only executive officers who held purchased shares.

Consulting Agreement, Syndication Fee Agreement and Indemnification Agreement

In connection with the Acquisition, Samson Resources Corporation entered into a consulting agreement with certain affiliates of KKR, ITOCHU and the other initial equity investors, pursuant to which such entities provide management services to us and our affiliates. Under this agreement, we (i) pay a management fee to such entities that increases 5% annually, which resulted in aggregate payments of $5.5 million, $5.3 million, $21.0 million and $20.0 million for the three months ended March 31, 2014 and 2013 and the fiscal years ended December 31, 2013 and 2012, respectively, (ii) will pay customary fees charged by such entities in connection with services rendered in respect of structuring equity or debt financing with respect to any acquisition, divestiture or other transaction, initial public offering, or a debt or equity financing involving the Company and (iii) will reimburse out-of-pocket expenses incurred by such entities in connection with the provisions of services pursuant to the consulting agreement. The consulting agreement also provides for a termination fee based on the net present value of future payment obligations under the consulting agreement in certain circumstances in which the consulting agreement is terminated by us. In addition, we paid a one-time transaction fee under the consulting agreement of approximately $89.4 million in the aggregate to these entities for financial advisory and other services provided in connection with the Transactions.

Moreover, at the time of the Acquisition, we entered into a syndication fee agreement with an affiliate of KKR, pursuant to which we paid approximately $20.6 million to such entity for syndication services provided with respect to the Transactions. In connection with entering into the consulting and syndication fee agreements, we also entered into a separate indemnification agreement with affiliates of KKR, ITOCHU and the other initial equity investors, which provides customary exculpation and indemnification provisions in favor of each such entity and its affiliates in connection with the services provided to us under the consulting and syndication fee agreements.

Investors’ Stockholders’ Agreement and Registration Rights Agreement

In connection with the Acquisition, the Company entered into a stockholders’ agreement with Samson Aggregator and JD Rockies. Samson Aggregator is a limited partnership indirectly owned by investment funds associated with KKR and certain other co-investors, including investment funds affiliated with Crestview Partners II GP, L.P. and Natural Gas Partners IX, L.P., and JD Rockies is a wholly-owned subsidiary of ITOCHU. The stockholders’ agreement, which was amended and restated in January 2012, provides for, among other things:

•

prior to our initial public offering, the right of the principal stockholders to designate all of our directors, with, based on the current ownership of the Principal Stockholders, JD Rockies being entitled to designate two directors and Samson Aggregator being entitled to designate all remaining directors;

•

following our initial public offering, the right of the Principal Stockholders to nominate directors for all of our board seats, with, based on the current ownership of the Principal Stockholders, JD Rockies being entitled to nominate two directors and Samson Aggregator being entitled to nominate all remaining directors;

•	certain limitations on the transfer of shares of our common stock;

•	“tag-along” and “drag-along” rights with respect to certain transactions; and

•	preemptive rights exercisable in connection with certain equity issuances of the Company or its subsidiaries prior to or in connection with our initial public offering.

At the closing of the Acquisition, Samson Resources Corporation, Samson Aggregator and JD Rockies entered into a registration rights agreement with respect to the Principal Stockholders’ investment in Samson Resources Corporation. The registration rights agreement provides for, among other things, certain demand and piggyback registration rights as well as related indemnification provisions.

Secondment Agreement

On December 21, 2011, Samson Resources Corporation entered into a secondment agreement with ITOCHU. The secondment agreement gives ITOCHU the right to send one vice president and three junior level employees to work for us. The seconded employees will be subject to the exclusive supervision and control of our officers and employees. However, at all times the ITOCHU employees will remain employees of, and receive their salaries and benefits from, ITOCHU. Pursuant to the terms of the secondment agreement and certain related arrangements, ITOCHU had sent four secondees to work for us as of March 31, 2014. This secondment agreement will continue until the later of (i) the tenth anniversary after entering into the secondment agreement or (ii) such time that ITOCHU and its affiliates own, in the aggregate, less than 14% of the equity of Samson Resources Corporation.

Gas Offtake Rights Agreement

In connection with the Acquisition, ITOCHU, for itself and its subsidiary Trademark Merchant Energy, LLC (“Trademark”), entered into a Gas Offtake Rights Agreement (the “Offtake Agreement”) with Samson Resources Corporation and its subsidiary, Samson Resources Company. The Offtake Agreement will expire on December 19, 2021, unless earlier terminated in accordance with its terms. Under the Offtake Agreement, Trademark has the option to bid on and acquire up to certain agreed-upon percentages of Samson’s natural gas production available for term sale and delivered by Samson to a limited number of selected delivery points. Twice a year Samson must provide Trademark with an estimate of the quantities of natural gas that Samson believes will be available for term sale at these delivery points in the coming period. Trademark then has the option to commit to acquire certain quantities of such natural gas at any delivery point(s) during the applicable period. In the event Trademark commits to acquire any quantity of such natural gas at any selected delivery point, Trademark and Samson shall then negotiate an arms-length price to be paid at the applicable delivery point(s) by Trademark for such natural gas over the applicable period, with the price referencing Inside FERC’s Gas Market Report and/or Platts Gas Daily, Daily Price Survey. The negotiated price must then be submitted to and approved by a majority of the Board of Directors of Samson Resources Corporation (excluding any directors on the Board of Directors that are affiliated with ITOCHU) and a majority of the Board of Directors of Trademark. In the event that Trademark and Samson cannot agree upon a price, or if the respective Boards of either ITOCHU or Samson do not approve of the negotiated price, then Trademark must either (i) withdraw its bid in its entirety or (ii) agree to pay the highest pricing that Samson may receive from independent third parties through bids for Samson’s natural gas for the applicable period at the applicable delivery point(s). All quantities of natural gas delivered by Samson and acquired by Trademark under the Offtake Agreement shall be governed by the terms of an agreed upon North American Energy Standards Board Base Contract for Sale and Purchase of Natural Gas, Version 6.3.1 and published in September 2006.

During 2013, the Offtake Agreement was assigned to another affiliate of ITOCHU. Total gross receipts under the Offtake Agreement were approximately $59.4 million and $43.0 million for the years ended December 31, 2013 and 2012, respectively, and were approximately $19.7 million for the three months ended March 31, 2013. There were no receipts under the Offtake Agreement for the three months ended March 31, 2014.

Other Relationships and Transactions

KKR Capstone Consulting, LLC (“Capstone”) is a consulting company of operational professionals that works exclusively with KKR’s portfolio company management teams to enhance and strengthen operations in KKR’s portfolio companies. During the three months ended March 31, 2014 and 2013 and the fiscal years ended December 31, 2013 and 2012, we incurred costs of approximately $0.1 million, $0.7 million, $1.9 million and $0.7 million, respectively, to Capstone for consulting services it provided to us, including with respect to a well cost and drilling results variance improvement program undertaken by the Company in 2012 as well as certain procurement-related guidance.

Since 2009, we have, from time to time, engaged the services of Alliant Insurance Services, Inc. (“Alliant”), an insurance brokerage firm. In 2012, one or more affiliates of KKR acquired a controlling ownership interest in Alliant. During the fiscal years ended December 31, 2013 and 2012, we incurred $0.3 million in fees each year to Alliant for insurance brokerage services. We did not pay any fees to Alliant during the three months ended March 31, 2014 and 2013.

The Company is party to an agreement with CoreTrust Purchasing Group (“CoreTrust”), a group purchasing program that maintains relationships with certain vendors, from which participating companies may purchase products or services pursuant to the terms of the purchasing program. Since April 2013, the Company has, from time to time, purchased certain products and services from various vendors through the CoreTrust purchasing program. An affiliate of KKR has an arrangement with CoreTrust that permits certain KKR affiliates, including the Company, the benefit of utilizing the CoreTrust group purchasing program. CoreTrust receives payment of fees for administrative and other services provided by CoreTrust from certain vendors based on the products and services purchased by the Company and CoreTrust pays certain fees to the KKR affiliate. In addition, one or more affiliates of KKR have an indirect, minority ownership interest in CoreTrust.

KKR Capital Markets LLC served as joint manager and arranger for the original financing of the Second Lien Term Loan in September 2012 and in the refinancing of the Second Lien Term Loan in December 2013 and also served as an initial purchaser of the outstanding notes in February 2012, for which KKR Capital Markets LLC received customary fees and expenses and for which it is indemnified by us against certain liabilities. In addition, as of March 31, 2014, one or more affiliates of KKR held certain of our indebtedness under the notes and Second Lien Term Loan.

We have, from time to time, engaged Select Energy Services, LLC and its subsidiary, Peak Oilfield Services LLC, for water hauling, tank rental and other well-site water management and equipment rental services. Select Energy Services, LLC is an affiliate of Crestview Partners II GP, L.P. Mr. Robert Delaney, one of our directors, is a managing director of the investment manager of the funds affiliated with Crestview Partners II GP, L.P., which indirectly owns interests in Samson Aggregator, and serves as a director of Select Energy Services, LLC. For the fiscal years ended December 31, 2013 and 2012, we paid approximately $0.2 million and $0.6 million, respectively, in the aggregate to Select Energy Services, LLC and Peak Oilfield Services LLC. We paid less than $0.1 million in the aggregate to Select Energy Services, LLC and Peak Oilfield Services LLC for the three months ended March 31, 2014 and 2013.

We also, from time to time, purchase pipe and pumping supplies from Bell Supply Company LLC, which is an affiliate of Crestview Partners II GP, L.P. Mr. Delaney serves on the board of directors of the parent to Bell Supply Company LLC. For the three months ended March 31, 2014 and 2013 and the fiscal years ended December 31, 2013 and 2012, we paid approximately $0.3 million, $0.6 million, $2.3 million and $3.1 million, respectively, to Bell Supply Company LLC.

Each of KKR, ITOCHU and the other co-investors, either directly or through affiliates, has ownership interests in a broad range of portfolio companies with whom we may from time to time enter into commercial transactions in the ordinary course of business. Except to the extent described above, we believe that none of our transactions or arrangements with such portfolio companies is significant enough to be considered material to KKR, ITOCHU, the other co-investors or to our business.

Procedures for Review and Approval of Related Person Transactions

A “related person transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	executive officers, directors or nominees for director of the Company;

•	beneficial owners of more than five percent of the Company’s common stock; and

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such executive officer, director, nominee for director or beneficial owner and any other person (other than a tenant or employee) sharing the household of such executive officer, director, nominee for director or beneficial owner.

Our Board of Directors has adopted a written related person transaction policy. Pursuant to this policy, our management is responsible for informing the Audit Committee of the Board of Directors of Samson Resources Corporation of any existing or proposed related person transaction as well as information relating to any such transaction, subject to certain exceptions. The Audit Committee then reviews all related person transactions and either approves, ratifies or disapproves the entry into a particular related person transaction, subject to certain limited exceptions. The Audit Committee will not approve or ratify a related person transaction unless it determines in good faith that, upon consideration of all relevant information, the related person transaction is in, or is not inconsistent with, the best interests of the Company. In determining whether to approve or disapprove entry into a related person transaction, the Audit Committee takes into account all relevant facts and circumstances, including without limitation:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction;

•	the importance of the transaction both to the Company and the related person;

•	whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	whether the value and terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons, if any.

Description of Other Indebtedness

RBL Revolver

We summarize below the principal terms of the agreement that governs our RBL Revolver. This summary is not a complete description of all the terms of such agreement and is qualified in its entirety by reference to the complete text of such agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Overview

On December 21, 2011, Samson Investment Company entered into a credit agreement providing for a new $2.25 billion reserve-based borrowing base revolving credit facility with JPMorgan Chase Bank, N.A., as the administrative agent, and the other agents and lenders party thereto. Our RBL Revolver matures on December 21, 2016 and provides for revolving loans, swingline loans and letters of credit. In September 2012, we amended the agreement governing the RBL Revolver to, among other things, permit the borrowing of the Second Lien Term Loan and increase the maximum ratios permitted under the financial performance covenant. Our incurrence of the Second Lien Term Loan reduced the borrowing base under the RBL Revolver, and a subsequent divestiture of assets in December 2012 resulted in a further decrease of the borrowing base. See “—Borrowing Base Redeterminations and Adjustments.”

In May 2014, we further amended the credit agreement governing the RBL Revolver to, among other things, (i) modify the debt metric and maximum ratio with respect to the financial performance covenant for 2014 and 2015, (ii) reduce the borrowing base from approximately $1.8 billion to $1.0 billion and (iii) permit us to incur an additional $500.0 million of second lien debt without a further, related reduction to the borrowing base, subject to certain limitations and conditions. See “—Restrictive Covenants and Other Matters.” Following this amendment, we had $503.0 million of outstanding borrowings and approximately $495.2 million of availability under the RBL Revolver (after giving effect to approximately $1.8 million of outstanding letters of credit, which reduce availability) as of June 1, 2014.

Interest Rate and Fees

Under the RBL Revolver credit agreement, we have a choice of borrowing at an interest rate equal to, at our option, either (i) the then-current LIBOR for the applicable interest period or (ii) an alternative base rate, in each case, plus an applicable margin. The alternative base rate is determined by reference to the highest of (i) the federal funds rate plus 0.5%, (ii) the prime commercial lending rate of the administrative agent under the RBL Revolver and (iii) LIBOR for an interest period of one month beginning on such day plus 1.0%. The applicable margin varies depending on the percentage of our borrowing base utilized at a given time and ranges from 1.5% to 2.5% for LIBOR based borrowings and 0.5% to 1.5% basis points for alternative base rate borrowings. Subject to certain limitations and requirements, we may convert the borrowings of one type into borrowings of another type (e.g., convert a LIBOR loan into an alternative base rate loan) or continue any LIBOR loan for an additional interest period. As of June 1, 2014, the applicable margin for LIBOR borrowings and alternative base rate borrowings was 1.75% and 0.75%, respectively.

In addition to paying interest on outstanding principal under the RBL Revolver, we are required to pay a commitment fee to the lenders in respect of the unutilized commitments. The commitment fee rate ranges from 0.375% to 0.5% basis points based on our borrowing base usage. We also pay certain other fees under the RBL Revolver credit agreement, including fees with respect to outstanding letters of credit.

Borrowing Base Redeterminations and Adjustments

Our borrowing base under the RBL Revolver is based upon our proved reserves and is redetermined semi-annually by our lenders. Subject to certain limitations, we or the lenders may cause an interim redetermination of the borrowing base. In addition, the borrowing base will be adjusted downward (or the lenders will have right to cause such an adjustment) if any of the following events occur (each such event, an “Adjustment Event”):

•	we sell or otherwise dispose of certain of our proved reserves, which, in the aggregate, have a PV-9 value in excess of 5% of the then-effective borrowing base;

•	we incur certain indebtedness; or

•	we terminate or create off-setting positions with respect to certain commodity hedge positions.

Voluntary Prepayments and Mandatory Prepayments Resulting from Redeterminations or Adjustments to the Borrowing Base

We may voluntarily prepay outstanding loans under the RBL Revolver without premium or penalty (subject to reimbursing lenders for customary “breakage” costs for prepayment of LIBOR loans prior to the last day of an applicable interest period). If following a scheduled or interim redetermination of the borrowing base the aggregate amount of outstanding revolving loans and letters of credit exceeds the borrowing base, we are required to elect within ten business days to (i) within 30 days after such election, provide additional collateral having a borrowing base value sufficient to eliminate the deficiency; (ii) within 30 days after such election, prepay the revolving loans in an amount sufficient to eliminate such deficiency; (iii) prepay such deficiency in six equal monthly installments beginning on the 30th day after our receipt of notice of the deficiency from the administrative agent; or (iv) undertake a combination of clauses (i), (ii) and (iii). If the borrowing base is reduced as a result of an Adjustment Event and the aggregate amount of outstanding revolving loans and letters of credit exceeds the borrowing base, we are required to prepay the revolving loans (and, if necessary after such repayment as a result of letter of credit exposure, cash collateralize letters of credit) in an amount sufficient to eliminate such deficiency within two business days.

Guarantees and Security

All obligations under the agreement governing the RBL Revolver are fully and unconditionally guaranteed on a joint and several basis by Samson Resources Corporation and, subject to certain exceptions, by all of Samson Investment Company’s existing and future direct and indirect wholly-owned material domestic restricted subsidiaries, referred to collectively as guarantors (such subsidiaries, together with Samson Investment Company and Samson Resources Corporation, the “Credit Parties”).

All obligations under the agreement governing the RBL Revolver, and the guarantees of those obligations, are secured by:

•	a perfected pledge of all of Samson Investment Company’s capital stock and all the capital stock of each direct, wholly-owned material domestic restricted subsidiary held by the Credit Parties;

•	perfected real property mortgages on certain oil and natural gas properties of the Credit Parties located in the United States; and

•

a perfected security interest in substantially all other tangible (other than real property and other oil and natural gas properties) and intangible assets of the Credit Parties (except with respect to Samson Resources Corporation, whose guarantee is secured solely by the pledge of the stock of Samson Investment Company).

Restrictive Covenants and Other Matters

The agreement governing the RBL Revolver contains restrictive covenants that may limit our ability to, among other things:

•	incur additional indebtedness;

•	create liens;

•	engage in mergers or consolidations;

•	change our lines of business;

•	sell or transfer assets;

•	pay dividends and distributions or repurchase our capital stock;

•	amend material agreements governing the notes, the Second Lien Term Loan or certain subordinated indebtedness;

•	prepay, repay or repurchase the notes, the Second Lien Term Loan or certain subordinated indebtedness;

•	engage in transactions with affiliates;

•	make investments, acquisitions, loans and advances; and

•	enter into certain commodity hedging agreements.

In addition, we are subject to a financial performance covenant under the credit agreement governing the RBL Revolver. Pursuant to the May 2014 amendment discussed above, this covenant now requires us to maintain:

•

beginning with the first quarter of 2014 and terminating at the end of 2015, a ratio of consolidated first lien debt to consolidated EBITDA (each as defined in the credit agreement, with consolidated EBITDA measured on a rolling four-quarter basis) of not more than 1.5 to 1.0 as of the end of each fiscal quarter; and

•

beginning with the first quarter of 2016, a ratio of consolidated total debt to consolidated EBITDA (each as defined in the credit agreement, with consolidated EBITDA measured on a rolling four-quarter basis) of not more than 4.5 to 1.0 as of the end of each fiscal quarter.

Prior to the amendment, the financial performance covenant required us to maintain a ratio of consolidated total debt to consolidated EBITDA of not more than 5.5 to 1.0 during 2014, with a step down to 5.0 to 1.0 beginning with the first quarter of 2015 and a final step down to 4.5 to 1.0 beginning with the first quarter 2016. The financial performance covenant could limit our ability to engage in certain transactions, including by potentially limiting our ability to sell assets or make future borrowings under the RBL Revolver or incur other additional indebtedness.

The credit agreement governing our RBL Revolver also contains certain other customary affirmative covenants and events of default. An event of default under the credit agreement would permit the lenders to terminate commitments, require immediate repayment of any outstanding loans with interest and accrued fees and exercise other rights and remedies.

Second Lien Term Loan

We summarize below the principal terms of the agreement that governs our Second Lien Term Loan. This summary is not a complete description of all the terms of such agreement and is qualified in its entirety by reference to the complete text of such agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Overview

On September 25, 2012, Samson Investment Company entered into a credit agreement providing for a new $1.0 billion second-lien term credit facility, with Bank of America, N.A., as administrative agent, and the other agents and lenders party thereto. We used $853.0 million of the proceeds of our borrowing under the Second Lien Term Loan to pay down amounts outstanding under the RBL Revolver, and we used the remaining $150.0 million to pay expenses associated with the financing and for general corporate purposes. In December 2013, we amended the credit agreement governing the Second Lien Term Loan to, among other things, effect a refinancing transaction of the Second Lien Term Loan, which reduced the LIBOR and alternative base rate floors and reduced the applicable margin of the Second Lien Term Loan. The Second Lien Term Loan matures on September 25, 2018.

Interest Rates and Fees

The borrowings outstanding under the Second Lien Term Loan bear interest, at our option, at a rate equal to (i) the then-current LIBOR for the applicable interest period, subject to a 1.0% floor, plus an applicable margin of 4.0% or (ii) an alternative base rate, subject to a 2.0% floor, plus an applicable margin of 3.0%. Subject to certain limitations and requirements, we may convert the borrowings of one type into borrowings of another type (e.g., convert a LIBOR loan into an alternative base rate loan) or continue any LIBOR loan for an additional interest period.

In addition to paying interest on outstanding principal under the Second Lien Term Loan, we are required to pay administrative agent fees to the administrative agent for the Second Lien Term Loan.

Prepayments

We have the right to prepay amounts outstanding under the Second Lien Term Loan from time to time without premium or penalty (subject to reimbursing lenders for customary “breakage” costs for prepayments of LIBOR loans prior to the last day of applicable interest period), except that we are required to pay a 1.00% prepayment premium in connection with certain repricing transactions of the Second Lien Term Loan that occur prior to June 18, 2014.

Under the terms of the credit agreement governing the Second Lien Term Loan, in the event that we incur any additional debt (other than certain amounts and types of debt which we are permitted to incur under the Second Lien Term Loan), we are required within one business day after receiving the proceeds from such debt to repay amounts outstanding under the Second Lien Term Loan.

Additionally, in the event that we make certain dispositions of assets, then, within 450 days of our receipt of the proceeds from such disposition, we may use such proceeds to:

•	repay certain first lien obligations, including indebtedness under the RBL Revolver;

•	repay certain second lien obligations, including indebtedness under the Second Lien Term Loan;

•	repay indebtedness of restricted subsidiaries that are not guarantors under the Second Lien Term Loan; or

•	make certain investments, capital expenditures or acquisitions.

To the extent such proceeds are not applied in the manner described above and the amount of such proceeds from all such dispositions exceeds $50 million in the aggregate, then the credit agreement governing the Second Lien Term Loan requires us to offer to purchase from the lenders the maximum amount of borrowings under the Second Lien Term Loan that may be purchased with such proceeds.

Guarantees and Security

All obligations under the Second Lien Term Loan are fully and unconditionally guaranteed on a joint and several basis by Samson Resources Corporation and, subject to certain exceptions, all of Samson Investment Company’s existing and future direct and indirect wholly-owned material domestic restricted subsidiaries, referred to collectively as guarantors (such subsidiaries, together with Samson Investment Company and Samson Resources Corporation, the “Second Lien Credit Parties”).

All obligations under the Second Lien Term Loan, and the guarantees of those obligations, will be secured by:

•

a perfected pledge of all of Samson Investment Company’s capital stock and all the capital stock of each direct, wholly-owned material domestic restricted subsidiary held by the Second Lien Credit Parties;

•	perfected real property mortgages on certain oil and natural gas properties of the Second Lien Credit Parties located in the United States; and

•

a perfected security interest in substantially all other tangible (other than real property and other oil and natural gas properties) and intangible assets of the Second Lien Credit Parties (except with respect to Samson Resources Corporation, whose guarantee is secured solely by the pledge of our capital stock).

The pledges of stock, mortgages, and the security interests granted to the agent for the lenders under the Second Lien Term Loan referred to above are subordinate to the pledges of stock, mortgages, and the security interests granted to the agent for the lenders under the RBL Revolver. However, the collateral used to secure the amounts advanced under the RBL Revolver and the Second Lien Term Loan is the same.

Restrictive Covenants and Other Matters

The Second Lien Term Loan contains restrictive covenants that may limit our ability to, among other things:

•	incur additional indebtedness;

•	create liens;

•	engage in mergers or consolidations;

•	sell or transfer assets;

•	pay dividends and distributions or repurchase our capital stock;

•	prepay, repay or repurchase certain subordinated indebtedness;

•	engage in transactions with affiliates; and

•	make investments, acquisitions, loans and advances.

The credit agreement governing the Second Lien Term Loan also contains certain other customary affirmative covenants and events of default. An event of default under the credit agreement would permit the lenders to require immediate repayment of any outstanding borrowings with interest and exercise other rights and remedies.

Cumulative Preferred Stock

We summarize below the principal terms of the Cumulative Preferred Stock issued by Samson Resources Corporation, which is a guarantor of the notes, to the selling stockholders in connection with the Acquisition. This summary is not a complete description of all the terms of the Cumulative Preferred Stock and is qualified in its entirety by reference to the complete text of the certificate of designations of the Cumulative Preferred Stock, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

In connection with the Acquisition, Samson Resources Corporation issued 180,000 shares of Cumulative Preferred Stock to the selling stockholders for aggregate consideration of $180.0 million. The Cumulative Preferred Stock, with respect to dividend rights and rights upon liquidation, winding up and dissolution, (a) ranks senior to each other class or series of capital stock outstanding or thereafter authorized, issued or outstanding, including the common stock of Samson Resource Corporation and (b) has an initial liquidation preference of $1,000 per share, subject to adjustment for accrual and accumulation of dividends not paid in cash (the “Liquidation Preference”).

Dividends

The holders of the Cumulative Preferred Stock are entitled to receive cash dividends on each share of Cumulative Preferred Stock at a rate per annum equal to the Applicable Dividend Rate (as defined below) on the Liquidation Preference and all accrued and unpaid dividends or, at Samson Resources Corporation’s election, in lieu of being paid in cash, such dividends shall accrue and accumulate to the Liquidation Preference in the amount of cash dividends that would otherwise be payable. The “Applicable Dividend Rate” means: (a) 2% during calendar year 2012, (b) 4% during the calendar year 2013, (c) 6% during calendar year 2014, (d) 8% during calendar year 2015, (e) 10% during calendar year 2016, (f) 12% from January 1, 2017 until the Mandatory Redemption Date (as defined below) and (g) 15% after the Mandatory Redemption Date.

Redemption

We may, at our option, redeem for cash, in whole or in part, the shares of Cumulative Preferred Stock outstanding, at any time or from time to time, at a share redemption price equal to 100% of the Liquidation Preference per share, together with an amount equal to all accrued and unpaid dividends compounded quarterly to the date of redemption (the “Redemption Price”).

In addition, we are required to redeem all outstanding shares of Cumulative Preferred Stock at the Redemption Price upon the occurrence of the earliest of (i) the consummation of a registered initial public offering of the common stock of Samson Resources Corporation or the occurrence of a change in control of Samson Resources Corporation and (ii) July 1, 2022 (the “Mandatory Redemption Date”).

The Exchange Offer

Purpose and Effect of the Exchange Offer

Samson Investment Company and the guarantors of the outstanding notes have entered into a registration rights agreement in which we agreed, under certain circumstances, to use our commercially reasonable efforts to file a registration statement relating to offers to exchange the outstanding notes for exchange notes and to consummate the exchange offer within 450 days after the date of original issuance of the outstanding notes. Samson Investment Company and the guarantors of the outstanding notes also agreed to commence the exchange offer promptly following the effective time of the registration statement. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes were initially issued on February 8, 2012.

Under the registration rights agreement, if Samson Investment Company fails to, among other things, cause the exchange offer or resale registration statement to be consummated within 450 days after the date of issuance of the outstanding notes (the “target date”), the interest rate on the outstanding notes will be increased by 0.25% per annum for the first 90-day period immediately following the target date and an additional 0.25% per annum for each subsequent 90-day period, with a maximum rate of 1.00% per annum until the exchange offer is completed or the shelf registration statement, if required, is declared effective by the SEC or the outstanding notes cease to constitute transfer restricted notes. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Because the exchange offer was not consummated by the target date and a shelf registration statement covering the resale of the outstanding notes was not declared effective by such date, we began incurring additional interest on the outstanding notes in May 2013 pursuant to the provisions of the registration rights agreement described above. Upon the completion of the exchange offer, such additional interest will no longer accrue on the notes, including with respect to outstanding notes that are not tendered for exchange in the exchange offer.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are not an affiliate of Samson Investment Company or any guarantor within the meaning of Rule 405 of the Securities Act;

•

you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not an affiliate of Samson Investment Company or any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are an affiliate of Samson Investment Company or any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•

you cannot rely on the position of the SEC contained in the Exxon Capital Holdings Corporation no action letter (available May 13, 1988), as interpreted in the Shearman & Sterling no action letter (available July 2, 1993) and the Morgan Stanley & Co. Incorporated no action letter (available June 5, 1991) or similar SEC no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, Samson will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We will issue exchange notes in principal amount identical to outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the outstanding notes. For a description of the indenture governing the notes, see “Description of Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $2.25 billion aggregate principal amount of the 9.750% Senior Notes due 2020 are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture and the registration rights agreement except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date, Extensions and Amendments

As used in this prospectus, the term “expiration date” means 12:00 a.m., New York City time, on                     , 2014. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of the exchange offer. We expect to keep the exchange offer in effect for a period of 20 business days (subject to a maximum of 30 business days) from the date this registration statement is declared effective by the SEC.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the exchange offer);

•

to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

•

subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, it will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and we may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in our reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•

any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering Outstanding Notes” and “Plan of Distribution”; or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving written notice of such extension to their holders. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. Samson will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and Samson may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date of the exchange offer in our sole discretion. If we waive any condition for one participant in the exchange offer, such condition will be deemed to have been waived for all participants in the exchange offer. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that Samson may assert at any time or at various times prior to the expiration date.

In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulating Authority, a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes, and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal, any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender outstanding notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, we will issue exchange notes for outstanding notes promptly after the expiration date only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

We will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at

DTC and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 12:00 a.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. Wells Fargo Bank, National Association also acts as trustee under the indenture governing the outstanding notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:	By Hand Delivery:

WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480	WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479	WELLS FARGO BANK, N.A. 12th Floor-Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN 55402

By Facsimile Transmission (eligible institutions only): (612) 667-6282

For Information or Confirmation by Telephone: (800) 344-5128

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile to a number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•

as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the prospectus distributed in connection with the private exchange offerings of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offer or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

Description of Notes

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (i) the terms “we,” “our” and “us” each refer to Samson Investment Company (“Samson”) and its consolidated Subsidiaries and (ii) the term “Samson” refers only to Samson and not to any of its Subsidiaries.

On the Issue Date, Samson issued $2,250,000,000 aggregate principal amount of 9.750% Senior Notes due 2020 (the “outstanding notes”) under an indenture dated as of the Issue Date (the “Indenture”), among Samson, the Guarantors and Wells Fargo Bank, National Association, as Trustee for the notes (the “Trustee”). The outstanding notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. On January 29, 2013, Samson, Samson Resources Corporation and the Trustee entered into the First Supplemental Indenture with respect to the Indenture, pursuant to which Samson Resources Corporation provided a parent guarantee with respect to the notes on the terms and subject to the conditions set forth in the Indenture.

Samson expects to issue up to $2,250,000,000 aggregate principal amount of 9.750% Senior Notes due 2020 (the “exchange notes”) under the Indenture in exchange for the outstanding notes. The exchange notes will be identical to the outstanding notes in all material respects, except: (i) the exchange notes will be registered under the Securities Act; (ii) the exchange notes will not be entitled to any registration rights which are applicable to the outstanding notes under the Registration Rights Agreement; and (iii) the additional interest provisions of the Registration Rights Agreement will not be applicable. In this description, unless the context requires otherwise, the “notes” refers to the exchange notes and the outstanding notes. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

All terms used in the “Description of Notes” are defined herein and the rights of the Holders of the notes are also defined herein. However, the following description is qualified in its entirety by reference to the provisions of the Indenture. We urge you to read the Indenture because that, not this description, defines your rights as Holders of the notes.

The notes are:

•	unsecured senior debt obligations of Samson;

•	pari passu in right of payment with all existing and future Senior Indebtedness (including the Senior Credit Facilities and the Second Lien Term Loan) of Samson;

•

effectively subordinated to all Secured Indebtedness of Samson (including the Senior Credit Facilities and the Second Lien Term Loan) to the extent of the value of the assets securing such Indebtedness;

•	senior in right of payment to any future Subordinated Indebtedness (as defined with respect to the notes) of Samson;

•	initially guaranteed on a senior unsecured basis by each Restricted Subsidiary that incurs or guarantees any Obligations under the Senior Credit Facilities and the Second Lien Term Loan; and

•	structurally subordinated to all existing and future Indebtedness and other claims and liabilities, including preferred stock, of Subsidiaries of Samson that are not Guarantors.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally, and fully and unconditionally, guarantee, on a senior unsecured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of Samson under the Indenture and the notes, whether for payment of principal of or interest on the notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture, by executing the Indenture. Samson and each Restricted Subsidiary that incurs or guarantees Obligations under the Senior Credit Facilities and the Second Lien Term Loan will also guarantee the notes. Each of the Guarantees is a general unsecured obligation of the relevant Guarantor and ranks equal in right of payment to all existing and future Senior Indebtedness of each such Guarantor and is effectively subordinated to all Secured Indebtedness of each such entity (including each Guarantor’s guarantee of Indebtedness or Obligations under the Senior Credit Facilities and the Second Lien Term Loan) to the extent of the value of the assets securing such Indebtedness and is senior in right of payment to all existing and future Subordinated Indebtedness of each such entity. The notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of Samson that do not Guarantee the notes. Not all of Samson’s Subsidiaries Guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, such non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to Samson.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law and, therefore, are limited to the amount that such Guarantor could guarantee without such Guarantee constituting a fraudulent conveyance; this limitation, however, may not be effective to prevent such Guarantee from constituting a fraudulent conveyance. If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Relating to the Exchange Notes—U.S. federal and state fraudulent transfer laws may permit a court to void the notes and/or the guarantees, and if that occurs, you may not receive any payments on the notes.”

Each Guarantor that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Any Guarantee by a Guarantor of the notes provides by its terms that it will be automatically and unconditionally released and discharged upon:

(i) (a) any sale, exchange or transfer (by merger or otherwise) of (I) the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or (II) all or substantially all of the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture,

(b) the release or discharge of the guarantee by, or direct obligation of, such Guarantor with respect to the Senior Credit Facilities or the guarantee or direct obligation which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee or direct obligation,

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture,

(d) exercise of the legal defeasance option or covenant defeasance option by Samson as described under “Legal Defeasance and Covenant Defeasance” or Samson’s obligations under the Indenture being discharged in accordance with the terms of the Indenture,

(e) the merger or consolidation of any such Guarantor with and into Samson or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all of its assets to Samson or such Guarantor, or

(f) as described under “Amendment, Supplement and Waiver”, and

(ii) such Guarantor delivering to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Ranking

Senior Indebtedness Versus Notes

The Indebtedness evidenced by the notes and the Guarantees is unsecured and ranks pari passu in right of payment to all Senior Indebtedness of Samson or the relevant Guarantor, as the case may be. Secured Indebtedness and other secured obligations of Samson and the Guarantors (including obligations with respect to the Senior Credit Facilities) are effectively senior to the notes to the extent of the value of the assets securing such debt or other obligations.

As of March 31, 2014:

(1) Samson’s Senior Indebtedness was $3.716 billion, including $1.466 billion of Secured Indebtedness; and

(2) the Senior Indebtedness of the Guarantors was $3.716 billion, including $1.466 billion of Secured Indebtedness. All of the Senior Indebtedness of the Guarantors consists of their respective guarantees of, or direct obligations under, the Senior Credit Facilities, the Second Lien Term Loan and with respect to the notes.

Although the Indenture contains limitations on the amount of additional Indebtedness that Samson and the Restricted Subsidiaries (including the Guarantors) may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in certain circumstances, such Indebtedness may be Secured Indebtedness. See “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” and “Certain Covenants—Liens.”

Liabilities of Subsidiaries Versus Notes

Samson does not directly have any operations. All of our operations are conducted through Subsidiaries of Samson. Some of Samson’s Subsidiaries do not Guarantee the notes, and, as described above under “Guarantees,” Guarantees may be released under certain circumstances. In addition, Samson’s future Subsidiaries may not be required to Guarantee the notes. Claims of creditors of any non-guarantor Subsidiaries of Samson, including trade creditors and creditors holding indebtedness or guarantees issued by such non-guarantor Subsidiaries, and claims of preferred stockholders of such non-guarantor Subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of our creditors, including Holders of the notes, even if such claims do not constitute Senior Indebtedness. Accordingly, the notes are structurally subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor Subsidiaries.

Although the Indenture limits the incurrence of Indebtedness and the issuance of preferred stock by certain of our Subsidiaries, such limitation is subject to a number of significant exceptions and qualifications and the Indebtedness incurred and preferred stock issued in compliance with the covenants could be substantial. Moreover, the Indenture does not impose any limitation on the incurrence or issuance by such subsidiaries of liabilities that are not considered Indebtedness or Disqualified Stock under the Indenture. See “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.”

Principal, Maturity and Interest

Samson Investment Company issued $2,250.0 million of notes in a private transaction that was not subject to the registration requirements of the Securities Act. The notes will mature on February 15, 2020. Samson may issue additional notes from time to time under the same Indenture (the “Additional Notes”). Any offering of Additional Notes is subject to the covenant described below under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.” The notes and any Additional Notes subsequently issued under the Indenture will be treated as a single series for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “notes” for all purposes of the Indenture and this “Description of Notes” include any Additional Notes that are actually issued.

Interest on the notes accrues at the rate of 9.750% per annum. Interest on the notes is payable semi-annually in arrears on February 15 and August 15 commencing on August 15, 2012, to Holders of record on the immediately preceding February 1 and August 1, as the case may be. Interest on the notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the notes is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of, premium, if any, and interest on the notes is payable at the office or agency of Samson maintained for such purpose as described under the caption “Paying Agent and Registrar for the Notes” or, at the option of Samson, payment of interest may be made by check mailed to the Holders of the notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the notes represented by one or more global notes registered in the name of or held by The Depository Trust Company or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. The notes are issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

Samson is not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, Samson may be required to offer to purchase notes as described under the caption “Repurchase at the Option of Holders.” We may at any time and from time to time purchase notes in the open market or otherwise.

Optional Redemption

At any time prior to February 15, 2016, Samson may redeem all or a part of the notes, upon notice as described under the heading “—Selection and Notice,” at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption (the “Redemption Date”), subject to the rights of Holders of record of notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after February 15, 2016, Samson may redeem the notes, in whole or in part, upon notice as described under the heading “—Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period beginning on February 15 of each of the years indicated below:

Year	Percentage
2016	104.875%
2017	102.438%
2018 and thereafter	100.000%

In addition, until February 15, 2015, Samson may, at its option, upon notice as described under the heading “—Selection and Notice,” on one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the Indenture at a redemption price equal to 109.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are contributed to Samson; provided that at least 50% of the sum of the aggregate principal amount of notes originally issued under the Indenture (including any Additional Notes issued under the Indenture after the Issue Date) remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 120 days of the date of closing of each such Equity Offering.

Selection and Notice

Any redemption upon any Equity Offering or in connection with a transaction (or series of related transactions) that constitutes a Change of Control or other corporate transaction may, at Samson’s discretion, be subject to one or more conditions precedent, which shall be set forth in the related notice of redemption, including, but not limited to, completion of an Equity Offering or Change of Control, other offering or other transaction or event.

Samson and its affiliates may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

With respect to any partial redemption or repurchase of any notes made pursuant to the Indenture, if less than all of the notes are to be redeemed at any given time, selection of such notes for redemption will be made by the Trustee (a) if such notes are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which the notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC; provided that no notes of $2,000 or less shall be redeemed or repurchased in part.

Notices of purchase or redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each applicable Holder at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of any notes or a satisfaction and discharge of the Indenture. If any note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

If any notes are to be purchased or redeemed in part only, Samson will issue a new note in principal amount equal to the unredeemed portion of the original note in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned on the happening of a future event. On and after the redemption date, unless Samson defaults in payment of the redemption price, interest shall cease to accrue on notes or portions thereof called for redemption, unless such redemption is conditioned on the happening of a future event.

Repurchase at the Option of Holders

Change of Control

The Indenture provides that if a Change of Control occurs after the Issue Date, unless Samson has, prior to or concurrently with the time Samson is required to make a Change of Control Offer (as defined below), delivered electronically or mailed a redemption notice with respect to all the outstanding notes as described under “Optional Redemption” or “Satisfaction and Discharge,” Samson will make an offer to purchase all of the notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. No later than 30 days following any Change of Control, Samson will send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder of notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by Samson;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any note not properly tendered will remain outstanding and continue to accrue interest;

(4) that, unless Samson defaults in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any notes purchased pursuant to a Change of Control Offer will be required to surrender such notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered notes and their election to require Samson to purchase such notes; provided that the paying agent receives, not later than the expiration time of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the notes, the principal amount of notes tendered for purchase, and a statement that such Holder is withdrawing its tendered notes and its election to have such notes purchased;

(7) that if Samson is redeeming less than all of the notes, the Holders of the remaining notes will be issued new notes and such new notes will be equal in principal amount to the unpurchased portion of the notes surrendered. The unpurchased portion of the notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

(8) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by us, consistent with the covenant hereunder, that a Holder must follow.

While the notes are in global form and if Samson makes an offer to purchase all of the notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the notes through the facilities of DTC, subject to its rules and regulations.

Samson will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, Samson will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, Samson will, to the extent permitted by law,

(1) accept for payment all notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the notes so accepted together with an Officer’s Certificate stating that all notes or portions thereof have been tendered to and purchased by Samson.

The Senior Credit Facilities and the Second Lien Term Loan provide, and future credit agreements or other agreements relating to Indebtedness to which Samson (or one of its affiliates) becomes a party may provide, that certain change of control events with respect to Samson would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a Change of Control event that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit

Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under the Senior Credit Facilities being declared due and payable. Our ability to pay cash to the Holders of notes following the occurrence of a Change of Control may be limited by our then existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases of the notes.

In the event that we make a Change of Control Payment, the paying agent will promptly mail to each Holder of the notes the Change of Control Payment for such notes, and the Trustee will promptly authenticate a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Samson will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Change of Control purchase feature of the notes may in certain circumstances make it more difficult or discourage a sale or takeover of Samson (or any of its direct or indirect parent companies) and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” and “Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the notes protection in the event of a highly leveraged transaction.

If Holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and Samson, or any other Person making a Change of Control Offer in lieu of Samson as described below, purchases all of the notes validly tendered and not withdrawn by such Holders, Samson will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all such notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of such Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of Samson and its Subsidiaries taken as a whole to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of Samson. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of notes may require Samson to make an offer to repurchase the notes as described above. See “Risk Factors—Risks Relating to the Exchange Notes—We may enter into transactions that would not constitute a change of control that could affect our ability to satisfy our obligations under the notes.”

The provisions under the Indenture relating to Samson’s obligation to make an offer to repurchase the notes as a result of a Change of Control, including the definition of “Change of Control,” may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes outstanding under the Indenture.

Asset Sales

The Indenture provides that Samson will not, and will not permit any Restricted Subsidiary to, consummate, directly or indirectly, an Asset Sale, unless:

(1) Samson or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the aggregate consideration therefor received from such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis, by Samson or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or Additional Assets, or any combination thereof; provided that the amount of:

(a) any liabilities (as reflected on Samson’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on Samson’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by Samson) of Samson, other than liabilities that are by their terms subordinated to the notes, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which Samson and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing;

(b) any securities, notes or other obligations or assets received by Samson or such Restricted Subsidiary from such transferee that are converted by Samson or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale; and

(c) any Designated Non-cash Consideration received by Samson or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $250.0 million and (y) 2.25% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value;

shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 365 days after Samson’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale (the “Asset Sale Proceeds Application Period”), Samson or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale:

(1) to permanently repay or reduce:

(w) secured Obligations under a Credit Facility to the extent such Obligations were incurred under paragraph (a) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock,” and to correspondingly reduce any outstanding commitments with respect thereto;

(x) Obligations under other Senior Secured Indebtedness of Samson or a Guarantor, and to correspondingly reduce any outstanding commitments with respect thereto;

(y) Obligations under the notes or any other Senior Indebtedness of Samson or any Restricted Subsidiary (and, in the case of other Senior Indebtedness, to correspondingly reduce any outstanding commitments with respect thereto, if applicable); provided that if Samson or any Restricted Subsidiary shall so repay any such other Senior Indebtedness, Samson will either reduce Obligations under the notes on a pro rata basis by, at its option, (A) redeeming such notes as described under “Optional Redemption” or (B) purchasing such notes through open market purchases, at a price equal to or higher than 100% of the principal amount thereof, in a manner that complies with the Indenture and applicable securities laws; or make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their notes on a ratable basis for no less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of such notes to be repurchased; or

(z) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to Samson or another Restricted Subsidiary;

(2) to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in Samson or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other property or assets, in the case of each of (a), (b) and (c), either (i) used or useful in a Similar Business or (ii) that replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided that Samson and its Restricted Subsidiaries will be deemed to have complied with this clause (2) if and to the extent that, within 365 days after the Asset Sale that generated the Net Proceeds, Samson or such Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement (an “Acceptable Commitment”) to consummate any such investment described in this clause (2) with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days after the end of such 365-day period and in the event any Acceptable Commitment is later cancelled or terminated for any reason within such 180-day period and before the Net Proceeds are applied in connection therewith, if Samson or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied or such Net Proceeds are not applied within such 180-day period, then such Net Proceeds shall constitute “Excess Proceeds”; or

(3) to invest in Additional Assets.

To the extent of the balance of any Net Proceeds not invested or applied as permitted by clauses (1) and (2) above (any such Net Proceeds, whether from one or more Asset Sales, “Excess Proceeds”), Samson shall make an offer to all Holders of the notes, and, if required by the terms of any Indebtedness that is pari passu with the notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of such notes and such Pari Passu Indebtedness (with respect to the notes only), in denominations of $2,000 initial principal amount and multiples of $1,000 thereafter, that may be purchased out of the Excess Proceeds at an offer price, in the case of such notes, in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. In the event that Samson or a Restricted Subsidiary prepays any Pari Passu Indebtedness that is outstanding under a revolving credit or other committed loan facility pursuant to an Asset Sale Offer, Samson or such Restricted Subsidiary shall cause the related loan commitment to be reduced in an amount equal to the principal amount so prepaid.

Samson will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $50.0 million by transmitting electronically or by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of notes and, if applicable, Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Samson may use any remaining Excess Proceeds in any manner not prohibited by the Indenture. If the aggregate principal amount of notes and, if applicable, Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the notes and such Pari Passu Indebtedness to be purchased or repaid on a pro rata basis based on the accreted value or principal amount of the notes or such Pari Passu Indebtedness tendered or by lot or such similar method in accordance with the procedures of DTC; provided that no notes of $2,000 or less shall be repurchased in part. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, Samson or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

Samson will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, Samson will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The Senior Credit Facilities and the Second Lien Term Loan limit, and future credit agreements or other agreements relating to Indebtedness to which Samson (or one of its Affiliates) becomes a party, may prohibit or limit Samson from purchasing any notes pursuant to this Asset Sales covenant. In the event Samson is contractually prohibited from purchasing the notes, Samson or one of its Affiliates, as the case may be, could seek the consent of its lenders to the purchase of the notes or could attempt to refinance the borrowings that contain such prohibition. If Samson or one of its Affiliates, as the case may be, does not obtain such consent or repay such borrowings, Samson will remain contractually prohibited from purchasing the notes. In such case, Samson’s failure to purchase tendered notes would constitute a Default under the Indenture.

Certain Covenants

Effectiveness of Covenants

Set forth below are summaries of certain covenants contained in the Indenture. During any period of time that: (i) the notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), Samson and the Restricted Subsidiaries will not be subject to the following provisions of the Indenture:

(1) “—Limitation on Restricted Payments”;

(2) “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(3) “—Transactions with Affiliates”;

(4) “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(5) “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(6) “Repurchase at the Option of Holders—Asset Sales”; and

(7) clause (4) of the first paragraph of “Merger, Consolidation or Sale of All or Substantially All Assets”;

(collectively, the “Suspended Covenants”). Upon the occurrence of a Covenant Suspension Event (the date of such occurrence, the “Suspension Date”), the amount of Excess Proceeds from Net Proceeds shall be set at zero under the Indenture. In the event that Samson and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the notes below an Investment Grade Rating or a Default or an Event of Default occurs and is continuing, then

Samson and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events under the Indenture. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the notes or the Guarantees with respect to the Suspended Covenants, and none of Samson or any of its Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

On the Reversion Date, all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (c) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.” On the Reversion Date, all Liens created, incurred or assumed during the Suspension Period in compliance with the Indenture will be deemed to have been outstanding on the Issue Date, so that they are classified as permitted under clause (7) of the definition of “Permitted Liens.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenant described under “—Limitation on Restricted Payments” had been in effect prior to, but not during, the Suspension Period. No Subsidiaries shall be designated as Unrestricted Subsidiaries during any Suspension Period.

Limitation on Restricted Payments

Samson will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any payment or distribution on account of Samson’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than:

(A) dividends or distributions by Samson payable in Equity Interests (other than Disqualified Stock) of Samson or in options, warrants or other rights to purchase such Equity Interests, or

(B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, Samson or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Samson or any direct or indirect parent company of Samson, including in connection with any merger or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of Samson or any Restricted Subsidiary, other than

(A) Indebtedness permitted under clauses (g) and (h) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”; or

(B) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(b) immediately after giving effect to such transaction on a pro forma basis, Samson could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”; and

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Samson and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(C) and (9) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(1) 50% of the Consolidated Net Income of Samson for the period (taken as one accounting period) from the first day of the fiscal quarter during which the Issue Date occurs to the end of Samson’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus

(2) 100% of the aggregate net cash proceeds and the Fair Market Value of other property received by Samson since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (l)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”) from the issue or sale of:

(x) Equity Interests of Samson, including Retired Capital Stock (as defined below), but excluding cash proceeds and the Fair Market Value of other property received from the sale of:

(A) Equity Interests to any employee, director, manager or consultant of Samson, any direct or indirect parent company of Samson and Samson’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph, and

(B) Designated Preferred Stock and, to the extent such net cash proceeds are actually contributed to Samson, Equity Interests of any direct or indirect parent company of Samson (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph) or

(y) Indebtedness of Samson or a Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of Samson or any direct or indirect parent company of Samson,

provided that this clause (2) shall not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests or Indebtedness that has been converted or exchanged for Equity Interests of Samson sold to a Restricted Subsidiary or Samson, as the case may be, (c) Disqualified Stock or Indebtedness that has been converted or exchanged into Disqualified Stock or (d) Excluded Contributions, plus

(3) 100% of the aggregate amount of cash and the Fair Market Value of other property contributed to the capital of Samson following the Issue Date (including Capital Stock of Persons engaged primarily in the Oil and Gas Business or assets used or useful in the Oil and Gas Business) (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (l)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock,” (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions), plus

(4) 100% of the aggregate amount received in cash and the Fair Market Value of other property received by means of:

(A) the sale or other disposition (other than to Samson or a Restricted Subsidiary) of Restricted Investments made by Samson and the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from Samson and the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by Samson or its Restricted Subsidiaries, in each case, after the Issue Date; or

(B) the sale (other than to Samson or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by Samson or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date, plus

(5) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by Samson or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of Samson or any Restricted Subsidiary, or any Equity Interests of any direct or indirect parent company of Samson, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of Samson or any direct or indirect parent company of Samson to the extent contributed to Samson (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of Samson) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3) the prepayment, redemption, defeasance, repurchase or other acquisition or retirement for value of Subordinated Indebtedness of Samson or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Samson, or a Restricted Subsidiary, as the case may be, which is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” so long as:

(A) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on the Subordinated Indebtedness being so redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness,

(B) such new Indebtedness is subordinated to the notes or the Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired for value,

(C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, defeased, repurchased, exchanged, acquired or retired, and

(D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, defeased, repurchased, exchanged, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of Samson or any direct or indirect parent company of Samson held by any future, present or former employee, director, manager or consultant of Samson, any of its Subsidiaries or any direct or indirect parent company of Samson pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any promissory notes issued by Samson or any direct or indirect parent company of Samson in connection with such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management of Samson or any direct or indirect parent company of Samson in connection with the Transactions; provided that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $50.0 million (which shall increase to $100.0 million subsequent to the consummation of an underwritten public Equity Offering by Samson or any direct or indirect parent company of Samson) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $75.0 million in any calendar year (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by Samson or any direct or indirect parent company of Samson)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of Samson and, to the extent contributed to Samson, the cash proceeds from the sale of Equity Interests of any direct or indirect parent company of Samson, in each case to any future, present or former employees, directors, managers or consultants of Samson, any of its Subsidiaries, or any direct or indirect parent company of Samson that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph, plus

(B) the cash proceeds of key man life insurance policies received by Samson and the Restricted Subsidiaries after the Issue Date, less

(C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4);

and provided further that cancellation of Indebtedness owing to Samson or any Restricted Subsidiary from any future, present or former employees, directors, managers or consultants of Samson, any direct or indirect parent company of Samson or any Restricted Subsidiary in connection with a repurchase of Equity Interests of Samson or any direct or indirect parent company of Samson will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Samson or any Restricted Subsidiary or any class or series of preferred stock of any Restricted Subsidiary, in each case, issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” to the extent such dividends are included in the definition of Fixed Charges;

(6) (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by Samson after the Issue Date;

(B) the declaration and payment of dividends to any direct or indirect parent company of Samson, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to Samson from the sale of such Designated Preferred Stock, or

(C) the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided that, in the case of each of (A) and (C) of this clause (6), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a pro forma basis, Samson and the Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or Cash Equivalents, not to exceed the greater of (x) $150.0 million and (y) 1.25% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) payments made or expected to be made by Samson or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, manager or consultant and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on Samson’s common stock (or the payment of dividends to any direct or indirect parent company of Samson to fund a payment of dividends on such company’s common stock), following consummation of the first public offering of Samson’s common stock or the common stock of any direct or indirect parent company of Samson after the Issue Date, of up to 6.0% per annum of the net cash proceeds received by or contributed to Samson in or from any such public offering, other than public offerings with respect to Samson’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments in an amount that does not exceed the amount of Excluded Contributions made since the Issue Date;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause not to exceed the greater of (x) $200.0 million and (y) 1.75% of Total Assets at the time made;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent company of Samson to permit payment by such parent of such amount), to the extent permitted by the covenant described under “Transactions with Affiliates”;

(14) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided that all notes tendered by Holders of the notes in connection with a Change of Control Offer or an Asset Sale Offer, as the case may be, have been repurchased, redeemed, defeased or acquired or retired for value;

(15) the declaration and payment of dividends by Samson to, or the making of loans to, any direct or indirect parent company of Samson in amounts required for any direct or indirect parent company to pay:

(A) franchise and excise taxes, and other fees and expenses, required to maintain its corporate or other entity existence,

(B) foreign, federal, state and local taxes of a consolidated, combined, affiliated or unitary group that includes any of Samson of its Subsidiaries, to the extent such taxes are attributable to Samson or the Restricted Subsidiaries, or, to the extent attributable to its Unrestricted Subsidiaries, to the extent of the amount actually received from its Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that Samson, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) would have been required to pay in respect of such foreign, federal, state or local taxes for such fiscal year had Samson, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) been a stand-alone taxpayer (separate from any such direct or indirect parent company of Samson) for all fiscal years ending after the Issue Date,

(C) customary salary, bonus and other benefits payable to officers, employees, directors and managers of any direct or indirect parent company of Samson to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Samson and the Restricted Subsidiaries, including Samson’s proportionate share of such amount relating to such parent company being a public company,

(D) general corporate or other operating (including, without limitation, expenses related to auditing or other accounting matters) and overhead costs and expenses of any direct or indirect parent company of Samson to the extent such costs and expenses are attributable to the ownership or operation of Samson and the Restricted Subsidiaries, including Samson’s proportionate share of such amount relating to such parent company being a public company,

(E) amounts required for any direct or indirect parent company of Samson to pay fees and expenses incurred by any direct or indirect parent company of Samson related to transactions of such parent company of Samson of the type described in clause (11) of the definition of “Consolidated Net Income” to the extent such transaction is for the benefit of Samson and its Restricted Subsidiaries; and

(F) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Samson or any such direct or indirect parent company of Samson;

(16) the repurchase, redemption or other acquisition for value of Equity Interests of Samson deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of Samson, in each case, permitted under the Indenture;

(17) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Samson or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(18) any Restricted Payment if, immediately after giving pro forma effect to such Restricted Payment pursuant to this clause (18) and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, (i) the Net Indebtedness to EBITDA Ratio would not have exceeded 1.5:1 and (ii) the notes have a rating equal to or higher than Ba3 (or the equivalent) by Moody’s and BB- (or the equivalent) by S&P, in each case with a stable or better outlook; and

(19) any Restricted Payment made to Samson’s direct or indirect parent entity to fund the (A) declaration and payment of cash dividends to holders of the Cumulative Preferred Stock in accordance with the terms of the Certificate of Designations and (B) repurchase, redemption, repayment or other acquisition or retirement for cash of the Cumulative Preferred Stock in a manner permitted by the Certificate of Designations;

provided that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11), (17) and (18), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of Samson’s Subsidiaries were Restricted Subsidiaries. Samson will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Samson and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock

Samson will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and Samson will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or preferred stock; provided that Samson may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if, after giving effect thereto, the Fixed Charge Coverage Ratio of Samson and the Restricted Subsidiaries would be at least 2.00 to 1.00.

The foregoing limitations will not apply to:

(a) Indebtedness incurred pursuant to Credit Facilities by Samson or any Restricted Subsidiary; provided that immediately after giving effect to any such incurrence, the then-outstanding aggregate principal amount of all Indebtedness incurred does not exceed the greatest of (i) $3,000.0 million, (ii) the sum of $500.0 million and 22.5% of Total Assets determined as of the date of the incurrence of such Indebtedness after giving effect to the application of the proceeds therefrom and (iii) the Borrowing Base;

(b) Indebtedness represented by the notes (including any Guarantee thereof, but excluding Indebtedness represented by Additional Notes, if any, or guarantees with respect thereto) and exchange notes issued in respect of such notes and any Guarantee thereof;

(c) Existing Indebtedness (other than Indebtedness described in clauses (a) and (b));

(d) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by Samson or any Restricted Subsidiary, to finance the purchase, lease, construction, installation or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and Indebtedness arising from the conversion of the obligations of Samson or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of Samson or such Restricted Subsidiary, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (d), and all Refinancing Indebtedness incurred to Refinance any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (d), does not exceed the greater of (x) $250.0 million and (y) 2.25% of Total Assets at the time of incurrence; provided that Capitalized Lease Obligations incurred by Samson or any Restricted Subsidiary pursuant to this clause (d) in connection with a Sale and Lease Back Transaction shall not be subject to the foregoing limitation so long as the proceeds of such Sale and Lease Back Transaction are used by Samson or such Restricted Subsidiary to permanently repay outstanding Indebtedness of Samson and the Restricted Subsidiaries;

(e) Indebtedness incurred by Samson or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of plugging and abandonment obligations, workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding plugging and abandonment obligations, workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(f) Indebtedness arising from agreements of Samson or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that such Indebtedness is not reflected on the balance sheet of Samson or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (f));

(g) Indebtedness of Samson to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Samson or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause;

(h) Indebtedness of a Restricted Subsidiary owing to Samson or another Restricted Subsidiary; provided that if Samson or a Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is subordinated in right of payment to the notes or the Guarantee of the notes of such Guarantor, as the case may be; provided further that any subsequent transfer of any such Indebtedness (except to Samson or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause;

(i) shares of preferred stock of a Restricted Subsidiary issued to Samson or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to Samson or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permitted by this clause;

(j) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(k) obligations in respect of self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by Samson or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business;

(l) (a) Indebtedness, Disqualified Stock or preferred stock of Samson or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100% of the net cash proceeds received by Samson since immediately after the Issue Date from the issue or sale of Equity Interests of Samson or cash contributed to the capital of Samson (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to Samson or any of its Subsidiaries) as determined in accordance with clauses (c)(2) and (c)(3) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c) of the definition thereof) and (b) Indebtedness, Disqualified Stock or preferred stock of Samson or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (l)(b), does not at any one time outstanding exceed the greater of (x) $400.0 million and (y) 3.5% of Total Assets at the time of incurrence (it being understood that any Indebtedness,

Disqualified Stock or preferred stock incurred pursuant to this clause (l)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (l)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which Samson or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or preferred stock under the first paragraph of this covenant without reliance on this clause (l)(b));

(m) the incurrence or issuance by Samson or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to Refinance any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under the first paragraph of this covenant and clauses (b) and (c) above, clause (l)(a) and this clause (m) and clause (n) below or any Indebtedness, Disqualified Stock or preferred stock issued to so Refinance such Indebtedness, Disqualified Stock or preferred stock (the “Refinancing Indebtedness”) prior to its respective maturity; provided that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being Refinanced,

(2) to the extent such Refinancing Indebtedness Refinances (i) Indebtedness subordinated to the notes or any Guarantee of the notes, such Refinancing Indebtedness is subordinated to the notes or such Guarantee at least to the same extent as the Indebtedness being Refinanced or (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively, and

(3) shall not include Indebtedness, Disqualified Stock or preferred stock of a Subsidiary of Samson that is not a Guarantor that Refinances Indebtedness, Disqualified Stock or preferred stock of Samson or a Guarantor, and provided further that subclause (1) of this clause (m) will not apply to any refunding or refinancing of any Secured Indebtedness outstanding;

(n) Indebtedness, Disqualified Stock or preferred stock of (x) Samson or a Restricted Subsidiary incurred or issued to finance an acquisition, or (y) Persons that are acquired by Samson or any Restricted Subsidiary or merged into or consolidated with Samson or a Restricted Subsidiary in accordance with the terms of the Indenture (including designating an Unrestricted Subsidiary a Restricted Subsidiary; provided that after giving effect to such acquisition, merger or consolidation, either:

(1) Samson would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant, or

(2) the Fixed Charge Coverage Ratio of Samson and the Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger or consolidation;

(o) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within eight Business Days of its incurrence;

(p) Indebtedness of Samson or any Restricted Subsidiary supported by a letter of credit issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(q) (1) any guarantee by Samson or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as, in the case of a guarantee by a Restricted Subsidiary that is not a Guarantor, such Indebtedness could have been incurred directly by the Restricted Subsidiary providing such guarantee, or

(2) any guarantee by a Restricted Subsidiary of Indebtedness of Samson, provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(r) Indebtedness of Restricted Subsidiaries that are not Guarantors in an amount not to exceed, in the aggregate at any one time outstanding the greater of (x) $100.0 million and (y) 1.0% of Total Assets (it being understood that any Indebtedness incurred pursuant to this clause (r) shall cease to be deemed incurred or outstanding for purposes of this clause (r) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (r));

(s) Indebtedness of Samson or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(t) Indebtedness of Samson or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business; and

(u) Indebtedness consisting of Indebtedness issued by Samson or any of its Restricted Subsidiaries to future, current or former officers, directors, managers and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Samson or any direct or indirect parent company of Samson to the extent described in clause (4) of the second paragraph under the caption “—Limitation on Restricted Payments.”

For purposes of determining compliance with this covenant:

(a) in the event that an item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (a) through (u) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Samson, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the above clauses or paragraphs; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date after giving effect to the Transactions will be treated as incurred on the Issue Date under clause (a) of the preceding paragraph; and

(b) at the time of incurrence, Samson will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraph above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this covenant. Any Refinancing Indebtedness and any Indebtedness incurred to refinance Indebtedness incurred pursuant to clauses (a) and (l) above shall be deemed to include additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, fees and expenses in connection with such refinancing.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in another currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being Refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing.

The principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such Refinancing.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral. The Indenture provides that Samson will not and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness that is subordinated or junior in right of payment to any Indebtedness of Samson or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the notes or such Guarantor’s guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of Samson or such Guarantor, as the case may be.

Liens

Samson will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee on any asset or property of Samson or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the notes (or the related Guarantee in the case of Liens of a Guarantor) are equally and ratably secured with (or, in the event the Lien relates to Subordinated Indebtedness, are secured on a senior basis to) the obligations so secured.

Any Lien created for the benefit of the Holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the notes.

Merger, Consolidation or Sale of All or Substantially All Assets

Samson may not consolidate or merge with or into or wind up into (whether or not Samson is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) Samson is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than Samson) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than Samson, expressly assumes all the obligations of Samson under the Indenture and the notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”, or

(B) the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for Samson and the Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (2) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the notes; and

(6) Samson shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for, Samson under the Indenture and the notes. Notwithstanding the foregoing clauses (3) and (4),

(a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to Samson or any Restricted Subsidiary; and

(b) Samson may merge with an Affiliate of Samson solely for the purpose of reincorporating Samson in another state of the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of Samson and the Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and Samson will not permit any such Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(A) (1) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under (i) the laws of the jurisdiction of organization of such Guarantor or (ii) the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(2) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists; and

(4) Samson shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(B) the transaction is an Asset Sale that is made in compliance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or Samson, (ii) merge with an Affiliate of Samson solely for the purpose of reincorporating or reorganizing the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of Samson and its Restricted Subsidiaries is not increased thereby or (iii) convert into a Person organized or existing under the laws of the jurisdiction of such Guarantor or the laws of another jurisdiction in the United States.

Transactions with Affiliates

Samson will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Samson (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20.0 million, unless:

(a) such Affiliate Transaction is on terms that are not materially less favorable to Samson or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Samson or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(b) Samson delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $40.0 million, a resolution adopted by the majority of the board of directors of Samson approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among Samson or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) (i) the payment of management, consulting, monitoring and advisory fees and related expenses (including indemnification and other similar amounts) to the Investors pursuant to KKR Management Agreement (plus any unpaid management, consulting, monitoring, advisory and other fees and related expenses (including indemnification and other similar amounts) accrued in any prior year) and the termination fees pursuant to KKR Management Agreement, in each case as in effect on the Issue Date or any amendment thereto (so long as any such amendment is not materially disadvantageous, in the good faith judgment of the board of directors of Samson, to the Holders when taken as a whole as compared to KKR Management Agreement in effect on the Issue Date); and (ii) payments by Samson or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of Samson in good faith;

(4) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of, or for the benefit of, former, current or future officers, directors, managers, employees or consultants of Samson, any direct or indirect parent company of Samson or any Restricted Subsidiary;

(5) transactions in which Samson or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Samson or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to Samson or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Samson or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by Samson or any Restricted Subsidiary of its obligations under the terms of, any stockholders agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided that the existence of, or the performance by Samson or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect when taken as a whole;

(8) the Transactions and the payment of all fees and expenses related to the Transactions, in each case, as contemplated in the Offering Document;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to Samson and the Restricted Subsidiaries, in the reasonable determination of the board of directors of Samson or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance or transfer of Equity Interests (other than Disqualified Stock) of Samson to any direct or indirect parent company of Samson or to any Permitted Holder or to any director, manager, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of Samson, any of its direct or indirect parent companies or any of its Subsidiaries;

(11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(12) payments or loans (or cancellation of loans) to employees, directors, managers or consultants of Samson, or any direct or indirect parent company of Samson or any Restricted Subsidiary and employment agreements, stock option plans and other similar arrangements with such employees, directors, managers or consultants which, in each case, are approved by Samson in good faith;

(13) investments by the Investors in securities of Samson or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Investors in connection therewith) so long as (i) the investment is being generally offered to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities;

(14) payments to any future, current or former employee, director, officer, manager or consultant of Samson, any of its Subsidiaries or any direct or indirect parent company of Samson pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants that are, in each case, approved by Samson in good faith;

(15) any transaction with a Person (other than an Unrestricted Subsidiary) which would constitute an Affiliate Transaction solely because Samson or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person;

(16) payments by Samson (and any direct or indirect parent company of Samson) and its Subsidiaries pursuant to tax sharing agreements among Samson (and any direct or indirect parent company of Samson) and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that Samson, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of the amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were Samson, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such direct or indirect parent company of Samson;

(17) any lease entered into between Samson or any Restricted Subsidiary, as lessee, and any Affiliate of Samson, as lessor, in the ordinary course of business;

(18) intellectual property licenses in the ordinary course of business; and

(19) customary agreements and arrangements with oil and gas royalty trusts and master limited partnership agreements that comply with the affiliate transaction provisions of such royalty trust or master limited partnership agreement.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Samson will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a) (1) pay dividends or make any other distributions to Samson or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or

(2) pay any Indebtedness owed to Samson or any Restricted Subsidiary;

(b) make loans or advances to Samson or any Restricted Subsidiary; or

(c) sell, lease or transfer any of its properties or assets to Samson or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation and related Hedging Obligations;

(2) the Indenture, the notes and the Guarantees;

(3) purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(4) applicable law or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person acquired by or merged or consolidated with or into Samson or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;

(6) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of Samson pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8) restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” and either (A) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to Samson, taken as a whole, as determined by Samson in good faith, than the provisions contained in the Senior Credit Facilities as in effect on the Issue Date or (B) any such encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by Samson in good faith, to make scheduled payments of cash interest on the notes when due;

(10) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture;

(11) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business;

(12) restrictions created in connection with any Receivables Facility that, in the good faith determination of the board of directors of Samson, are necessary or advisable to effect such Receivables Facility;

(13) any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Permitted Business Investment”;

(14) in the case of clause (c) of the first paragraph of this covenant, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in Oil and Gas Properties), license (including without limitations, licenses of intellectual property) or other contracts; and

(15) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Samson’s board of directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

Samson will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of Samson or a Guarantor), other than a Guarantor or a special purpose Restricted Subsidiary formed in connection with a Receivables Facility, to guarantee the payment of any Indebtedness of Samson or any other Guarantor (other than Indebtedness payable to Samson or a Restricted Subsidiary) unless:

(a) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary; provided that, if such Indebtedness is by its express terms subordinated in right of payment to the notes or such Guarantor’s Guarantee of the notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee with respect to the notes substantially to the same extent as such Indebtedness is subordinated to the notes; and

(b) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against Samson or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; (ii) any guarantee of a Foreign Subsidiary that does not guarantee other capital markets debt securities or syndicated Credit Facilities Indebtedness of Samson or a Guarantor or (iii) any guarantee of any Immaterial Subsidiary.

Reports and Other Information

Whether or not Samson is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any notes are outstanding, Samson will have its annual consolidated financial statements audited by a nationally recognized firm of independent auditors and its interim consolidated financial statements reviewed by a nationally recognized firm of independent auditors in accordance with Statement on Auditing Standards No. 100 issued by the American Institute of Certified Public Accountants (or any similar replacement standard). In addition, so long as any notes are outstanding, Samson will furnish to the Holders:

(1) (x) all annual and quarterly financial statements that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q of Samson, if Samson were required to file such forms, plus a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (y) with respect to the annual and quarterly information, a presentation of EBITDA and Adjusted EBITDA of Samson substantially consistent with the presentation thereof in the Offering Document and derived from such financial information; and (z) with respect to the annual financial statements only, a report on the annual financial statements by Samson’s independent registered public accounting firm; and

(2) all information that would be required to be contained in filings with the SEC on Form 8-K under Items 1.01 (including furnishing any material debt agreements that would be required to be described in such Form 8-K), 1.02, 1.03, 2.01, 2.05, 2.06, 4.01, 4.02, 5.01 and 5.02(b) and (c) (other than with respect to information otherwise required or contemplated by Item 402 of Regulation S-K) as in effect on the Issue Date if Samson were required to file such reports; provided, however, that no such current report will be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement agreement, plan or understanding between Samson (or any of its Subsidiaries) and any director, manager or executive officer, of Samson (or any of its Subsidiaries).

All such annual reports shall be furnished within 90 days after the end of the fiscal year to which they relate, and all such quarterly reports shall be furnished within 45 days after the end of the fiscal quarter to which they relate; provided that quarterly reports for each of the fiscal quarter ending prior to and the first fiscal quarter ending after the Issue Date shall be furnished within 75 days after the end of the fiscal quarter to which they relate. All such current reports shall be furnished within the time periods specified in the SEC’s rules and regulations for reporting companies under the Exchange Act.

Samson will make available such information and such reports (as well as the details regarding the conference call described below) to the Trustee, to any Holder of the notes and to any beneficial owner of the notes, in each case by posting such information on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment, and will make such information readily available to any prospective investor, any securities analyst or any market maker in the notes who (i) agrees to treat such information as confidential or (ii) accesses such information on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment; provided that Samson shall post such information thereon and make readily available any password or other login information to any such prospective investor, securities analyst or market maker. Samson will hold a quarterly conference call, beginning with the fiscal quarter ending March 31, 2012, for all Holders and securities analysts to discuss such financial information (including a customary Q&A session) no later than five business days after the distribution of such financial information.

Samson shall provide S&P and Moody’s (and their respective successors) with information on a periodic basis as S&P or Moody’s, as the case may be, shall reasonably require in order to maintain public ratings of the notes. Samson will also furnish to Holders, securities analysts and prospective investors upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, so long as the notes are not freely transferable under the Securities Act.

If Samson has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a

Significant Subsidiary of Samson, then the annual and quarterly information required by clause (1) of the first paragraph of this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of Samson and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

In the event any direct or indirect parent of Samson guarantees the notes, the Indenture permits Samson to satisfy its obligations in this covenant with respect to financial information relating to Samson by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Samson and the Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by (1) the filing with the SEC of the exchange offer registration statement or shelf registration statement within the time periods specified in the Registration Rights Agreement and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act or (2) by posting on its website within 15 days of the time periods after Samson would have been required to file annual and interim reports with the SEC, the financial information (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the Offering Document.

Events of Default and Remedies

The following events constitute Events of Default under the Indenture with respect to the notes:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the notes issued under the Indenture;

(2) default for 30 days or more in the payment when due of interest on or with respect to the notes issued under the Indenture;

(3) failure by Samson for 120 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in aggregate principal amount of the notes to comply with any of its obligations, covenants or agreements contained in the provisions of the Indenture described in “Certain Covenants—Reports and Other Information”;

(4) failure by Samson or any Restricted Subsidiary for 60 days after the receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the notes then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1), (2) and (3) above) contained in the Indenture or the notes;

(5) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Samson or any Restricted Subsidiary or the payment of which is guaranteed by Samson or any Restricted Subsidiary, other than Indebtedness owed to Samson or any Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the notes, if both

(A) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity, and

(B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $125.0 million or more at any one time outstanding;

(6) failure by Samson or any Significant Subsidiary to pay final judgments aggregating in excess of $125.0 million (net of amounts covered by insurance policies issued by reputable insurance companies for which coverage has not been disclaimed), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7) certain events of bankruptcy or insolvency with respect to Samson or any Significant Subsidiary; or

(8) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the related indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (7) above with respect to Samson) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the then outstanding notes issued under the Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (7) of the first paragraph of this section with respect to Samson, all outstanding notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding notes issued thereunder by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture (except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of any such note held by a non-consenting Holder) and rescind any acceleration and its consequences with respect to the notes, provided such rescission would not conflict with any judgment of a court of competent jurisdiction. In the event of any Event of Default specified in clause (5) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose,

(x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or

(y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

(z) if the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the notes unless such Holders have offered to the

Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a note may pursue any remedy with respect to the Indenture or the notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the notes. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a note or that would involve the Trustee in personal liability.

The Indenture provides that Samson is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Samson is required, within ten Business Days, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Managers, Officers, Employees and Stockholders

No director, manager, officer, employee, incorporator or stockholder of Samson or any Guarantor or any of their parent companies shall have any liability for any obligations of Samson or the Guarantors under the notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations with respect to the notes of Samson and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the notes issued under the Indenture. Samson may, at its option and at any time, elect to have all of its obligations discharged with respect to the notes issued under the Indenture and have Samson’s and each Guarantor’s obligation discharged with respect to its Guarantee of the notes (“Legal Defeasance”) and cure all then existing Events of Default except for

(1) the rights of Holders of notes issued under the Indenture to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) Samson’s obligations with respect to notes issued under the Indenture concerning issuing temporary notes, registration of such notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and Samson’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, Samson may, at its option and at any time, elect to have its obligations and those of each Guarantor with respect to the notes released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to Samson) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the notes issued under the Indenture:

(1) Samson must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash (in U.S. dollars), Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the notes issued under the Indenture on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on the notes and Samson must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, Samson shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A) Samson has received from, or there has been published by, the United States Internal Revenue Service a ruling or

(B) since the issuance of the notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Samson shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) with respect to the notes shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which, Samson or any Guarantor is a party or by which Samson or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) Samson shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) Samson shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by Samson with the intent of defeating, hindering, delaying or defrauding any creditors of Samson or any Guarantor or others; and

(8) Samson shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to the notes issued thereunder, when either:

(a) all notes heretofore authenticated and delivered, except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(b) (1) all notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Samson and Samson or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the notes, cash (in U.S. dollars), Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the notes issued thereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Credit Facilities or any other material agreement or instrument (other than the Indenture) to which Samson or any Guarantor is a party or by which Samson or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(3) Samson has paid or caused to be paid all sums payable by it under the Indenture; and

(4) Samson has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, Samson must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Samson may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Samson is not required to transfer or exchange any note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer. Also, Samson is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

The registered Holder of a note will be treated as the owner of the note for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the notes issued thereunder and any related Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding and issued under the Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes issued under the Indenture, other than notes beneficially owned by Samson or its Affiliates (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes).

The Indenture provides that, without the consent of each Holder of notes affected thereby, an amendment or waiver may not, with respect to any notes issued under the Indenture and held by a non-consenting Holder:

(1) reduce the principal amount of the notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any such note or alter or waive the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders” and other than the notice provisions);

(3) reduce the rate of or change the time for payment of interest on any such note;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes issued under the Indenture, except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any guarantee which cannot be amended or modified without the consent of all Holders of the notes;

(5) make any such note payable in money other than that stated in the notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of the notes to receive payments of principal of or premium, if any, or interest on the notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder of the notes to receive payment of principal of, or interest on such Holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s notes; or

(9) make any change to or modify the ranking of any such note or related Guarantee that would adversely affect the Holders of the notes.

Notwithstanding the foregoing, without the consent of any Holder of the notes, Samson, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, the notes and any related Guarantee:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of Samson’s or any Guarantor’s obligations to Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders of notes or to surrender any right or power conferred upon Samson or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof;

(9) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10) to provide for the issuance of Additional Notes in accordance with the Indenture;

(11) to add a Guarantor or a parent guarantor under the Indenture;

(12) to conform the text of the Indenture, Guarantees or the notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees or the notes; or

(13) to amend the provisions of the Indenture relating to the transfer and legending of notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the notes; provided that (i) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Neither Samson nor any of its Restricted Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid and is paid to all Holders that are “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act, who, upon request, confirm that they are “qualified institutional buyers” and consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made, notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing and notices given electronically will be deemed given when sent.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of Samson, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care that a prudent person would use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Paying Agent and Registrar for the Notes

Samson will maintain one or more paying agents for the notes. The initial paying agent for the notes is the Trustee.

Samson will also maintain a registrar. The initial registrar for the notes is the Trustee. The registrar will maintain a register reflecting ownership of any notes in certificated, non-global form outstanding from time to time and will make payments on and facilitate transfer of such notes in certificated, non-global form on behalf of Samson.

Samson may change the paying agents or the registrars without prior notice to the Holders. Samson or any of its Subsidiaries may act as a paying agent or registrar.

Governing Law

The Indenture, the notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition Agreement” means the Stock Purchase Agreement, dated November 22, 2011, among Samson Resources Corporation, Samson and the selling stockholders named therein, as may be amended prior to the Issue Date.

“Additional Assets” means:

(1) any properties or assets to be used by Samson or a Restricted Subsidiary in the Oil and Gas Business;

(2) capital expenditures by Samson or a Restricted Subsidiary in the Oil and Gas Business;

(3) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Samson or another Restricted Subsidiary; or

(4) Capital Stock constituting a Minority Interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”

(including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such note; and

(2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”) of such note at February 15, 2016, plus (ii) all required interest payments due on such note (excluding accrued but unpaid interest to the Redemption Date) through February 15, 2016, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such note.

Calculation of the Applicable Premium will be made by Samson or on behalf of Samson by such Person as Samson shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Applicable Ratio Calculation Date” means the applicable date of calculation for the Fixed Charge Coverage Ratio.

“Applicable Ratio Measurement Period” means the most recently ended four fiscal quarters immediately preceding the Applicable Ratio Calculation Date for which internal financial statements are available.

“Asset Sale” means any direct or indirect sale, lease (including by means of Production Payments and Reserve Sales and a Sale and Lease-Back Transaction) (other than an operating lease entered into in the ordinary course of the Oil and Gas Business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of (A) shares of Capital Stock of a Restricted Subsidiary (other than preferred stock of Restricted Subsidiaries issued in compliance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”, and directors’ qualifying shares or shares required by applicable law to be held by a Person other than Samson or a Restricted Subsidiary), (B) all or substantially all of the assets of any division or line of business of Samson or any Restricted Subsidiary (excluding any division or line of business the assets of which are owned by an Unrestricted Subsidiary) or (C) any other assets of Samson or any Restricted Subsidiary outside of the ordinary course of business of Samson or such Restricted Subsidiary (each referred to for the purposes of this definition as a “disposition”), in each case by Samson or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(a) any disposition of obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of Samson in a manner permitted pursuant to the provisions described above under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value of less than $50.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of Samson to Samson or by Samson or a Restricted Subsidiary of Samson to another Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment, sub-lease, license or sub-license of, or any transfer related to a “reverse build to suit” or similar transaction in respect of, any real or personal property in the ordinary course of business;

(h) any issuance, sale or pledge of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation or any similar action on assets;

(j) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(k) any financing transaction with respect to property built or acquired by Samson or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) any surrender, expiration or waiver of contractual rights, oil and gas leases, or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(m) the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(n) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;

(o) the unwinding of any Hedging Obligations;

(p) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) the lapse or abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of Samson are not material to the conduct of the business of Samson and its Restricted Subsidiaries taken as a whole;

(r) the sale or other disposition of cash, Cash Equivalents or Investment Grade Securities;

(s) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;

(t) a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

(u) any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to Samson or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(v) the abandonment, farm-out pursuant to a Farm-Out Agreement, lease or sublease of developed or underdeveloped Oil and Gas Properties owned or held by Samson or any Restricted Subsidiary in the ordinary course of business or which are usual and customary in the Oil and Gas Business generally or in the geographic region in which such activities occur; and

(w) a disposition (whether or not in the ordinary course of business) of any Oil and Gas Property or interest therein to which no proved reserves are attributable at the time of such disposition.

In the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, Samson, in its sole discretion, will be entitled to divide and classify such transaction (or any portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.

“Asset Sale Offer” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders—Asset Sales.”

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body. Unless otherwise provided, “board of directors” means the board of directors of Samson.

“Board Resolution” means with respect to Samson, a duly adopted resolution of the board of directors of Samson or any committee thereof.

“Borrowing Base” means at any date an amount equal to the amount of (a) 65% of the net present value discounted at 9% of proved developed producing (PDP) reserves, plus (b) 35% of the net present value discounted at 9% of proved developed non-producing (PDNP) reserves, plus (c) 25% of the net present value discounted at 9% of proven undeveloped (PUD) reserves, plus or minus (d) 65% of the net present value discounted at 9% of the future receipts expected to be paid to or by Samson and its Restricted Subsidiaries under commodity Hedging Agreements (other than basis differential commodity Hedging Agreements), netted against the price described below, plus or minus (e) 65% of the net present value discounted at 9% of the future receipts expected to be paid to or by Samson and its Restricted Subsidiaries under basis differential commodity Hedging Agreements, in each case for Samson and its Restricted Subsidiaries, and (i) for purposes of clauses (a) through (d) above, as estimated by Samson in a reserve report prepared by Samson’s petroleum engineers applying the relevant NYMEX published forward prices adjusted for relevant basis differentials (before any state or federal or other income tax) and (ii) for purposes of clauses (d) and (e) above, as estimated by Samson applying, if available, the relevant NYMEX published forward basis differential or, if such NYMEX forward basis differential is unavailable, in good faith based on historical basis differential (before any state or federal or other income tax). For any months beyond the term included in published NYMEX forward pricing, the price used will be equal to the last published contract escalated at 1.5% per annum.

“Bridge Loan Facility” means the facility provided under the senior unsecured loan agreement dated as of December 21, 2011, among Samson and the other borrowers and guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, including any notes, guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refunding or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes or other commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock,

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations of Samson or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with Samson and its Restricted Subsidiaries, either existing on the Issue Date or created prior to any recharacterization described below (or any refinancings thereof) (i) that were not included on the consolidated balance sheet of Samson as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with Samson and its Restricted Subsidiaries, due to a change in accounting treatment or otherwise, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness.

“Cash Equivalents” means:

(1) United States dollars,

(2) Canadian dollars,

(3) (a) euros, pounds sterling or any national currency of any participating member state in the European Union or,

      (b) local currencies held from time to time in the ordinary course of business,

(4) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,

(5) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of foreign banks,

(6) repurchase obligations for underlying securities of the types described in clauses (4) and (5) entered into with any financial institution meeting the qualifications specified in clause (5) above,

(7) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof,

(8) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof,

(9) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (8) above and (10) and (11) below,

(10) readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition, and

(11) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above; provided that such amounts are converted into any currency listed in clauses (1) through (3) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

“Certificate of Designations” means the certificate of designations of Samson Resources Corporation establishing the voting powers, designations, preferences, limitations, restrictions and relative rights of the Cumulative Preferred Stock dated as of December 20, 2011 as in effect on the Issue Date.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Samson and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder in connection with which any Person other than one or more Permitted Holders, is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be, provided that (x) so long as such transferee Person is a Subsidiary of a parent company, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such transferee Person unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such parent company and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in the calculation of any Voting Stock of which any such Person is the beneficial owner; or

(2) at any time, Samson becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of Samson or any direct or indirect parent company of Samson.

“Consolidated Depreciation, Depletion and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation, depletion and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees and expenses, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than or greater than par, as applicable, other than with respect to Indebtedness issued in connection with the Transactions, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (r) non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives (in each case permitted hereunder) under GAAP, (s) any interest attributable to Dollar-Denominated Production Payments, (t) accretion or accrual of discounted liabilities not constituting Indebtedness, (u) interest expense attributable to a parent entity resulting from push-down accounting, (v) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (w) any “additional interest” with respect to other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and original issue discount with respect to Indebtedness issued in connection with the Transactions or any intercompany Indebtedness, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less

(c) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions), severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefits plans, start-up, transition or integration and other restructuring and business optimization costs, charges, reserves or expenses (including (x) related to acquisitions after the Issue Date and to the start-up, closure and/or consolidation of facilities and (y) consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement) and one-time compensation charges, shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets, shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the board of directors of Samson, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of Samson shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the Net Income

for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of Samson will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to Samson or a Restricted Subsidiary in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to Samson and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements required or permitted by ASC 805 and ASC 350 (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase accounting in relation to the Transactions and any acquisition that is consummated after the Issue Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) (i) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid), (ii) any non-cash income (or loss) related to currency gains or losses related to Indebtedness, intercompany balances and other balance sheet items and to Hedging Obligations pursuant to Financial Accounting Standards Codification No. 815—Derivatives and Hedging (formerly SFAS 133) (or such successor provision) and (iii) any non-cash expense, income or loss attributable to the movement in mark to market valuation of Indebtedness or derivative instruments pursuant to GAAP, shall be excluded,

(9) any impairment charge, asset write-off or write-down, including ceiling test write-downs (i) pursuant to ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statement Nos. 142 and 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141) or (ii) on Oil and Gas Properties under GAAP or SEC guidelines, shall be excluded,

(10) (i) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights to officers, directors, managers or employees and (ii) non-cash income (loss) attributable to deferred compensation plans or trusts, shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, shall be excluded,

(12) accruals and reserves that are established or adjusted within 12 months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded,

(13) to the extent covered by insurance or indemnification and actually reimbursed, or, so long as Samson has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (a) not denied by the applicable carrier or indemnifying party in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption, shall be excluded, and

(14) any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such item, shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only (other than clause (c)(4) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by Samson and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from Samson and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by Samson or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(A) for the purchase or payment of any such primary obligation or

(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facilities” means, with respect to Samson or any Restricted Subsidiary, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities with banks or other institutional lenders or investors or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that Refinance any part of the loans, notes or other securities, other credit facilities or commitments thereunder, including any such Refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Cumulative Preferred Stock” means the 180,000 shares of $1,000 liquidation preference cumulative redeemable preferred stock, par value $0.10 per share, of Samson Resources Corporation, authorized by the Certificate of Designations.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by Samson or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by a senior vice president and the principal financial officer of Samson, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means preferred stock of Samson or any direct or indirect parent company of Samson (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by Samson or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed the principal financial officer of Samson or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph of the “Certain Covenants—Limitation on Restricted Payments” covenant.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the notes or the date the notes are no longer outstanding; provided that if such Capital Stock is issued to any plan for the benefit of employees of Samson or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Samson or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, U.S. federal, state, non-U.S., franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted, including any penalties and interest relating to any tax examinations (and not added back) in computing Consolidated Net Income and any payments to any direct or indirect parent in respect of such taxes, plus

(b) Fixed Charges of such Person for such period (including net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses 1(t) through 1(z) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income, plus

(c) Consolidated Depreciation, Depletion and Amortization Expense of such Person for such period to the extent the same were deducted in computing Consolidated Net Income, plus

(d) any expenses or charges (other than depreciation, depletion or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the notes, the Bridge Loan Facility and the Senior Credit Facilities and (ii) any amendment or other modification of the notes, the Bridge Loan Facility, the Senior Credit Facilities or other Indebtedness and, in each case, deducted (and not added back) in computing Consolidated Net Income, plus

(e) any other non-cash charges, including ceiling test write-downs and any other write-off or write-downs, reducing Consolidated Net Income, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

(f) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Investors or any of their respective Affiliates, plus

(g) costs of surety bonds incurred in such period in connection with financing activities, plus

(h) the amount of “run rate” net cost savings and synergies projected by Samson in good faith to be realized as a result of specified actions taken or to be taken (which cost savings or synergies shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and factually supportable and (B) such actions have been taken or are to be taken within 18 months after the date of determination to take such action (provided that such period shall be 36 months until the first anniversary of the Issue Date) (it is understood and agreed that “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken, or expected to be taken, net of the amount of actual benefits realized during such period from such actions), plus

(i) the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility, plus

(j) any costs or expense incurred by Samson or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Samson or net cash proceeds of an issuance of Equity Interest of Samson (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (c) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments”; and have not been relied on for purposes of any incurrence of Indebtedness pursuant to clause (l)(b) of “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock,” plus

(k) the amount of expenses relating to payments made to option holders of any direct or indirect parent company of Samson or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under the Indenture, plus

(l) with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (a) and (c) above relating to such joint venture corresponding to Samson’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), plus

(m) costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Public Company Costs, plus

(n) the amount of any loss attributable to a new plant or facility until the date that is 12 months after commencing construction of or acquiring such plant or facility, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of Samson and (B) losses attributable to such plant or facility after 12 months from the date of commencement of construction of or acquisition of such plant or facility, as the case may be, shall not be included in this clause (n), plus

(o) exploration expenses or costs (to the extent Samson adopts the “successful efforts” method), and

(2) decreased by (without duplication) the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments and (z) other non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period; and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from currency gains or losses related to Indebtedness, intercompany balances and other balance sheet items, plus or minus, as the case may be, and

(b) any net gain or loss resulting in such period from Hedging Obligations, and the application of Financial Accounting Standards Codification No. 815—Derivatives and Hedging.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interest” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or preferred stock of Samson or any direct or indirect parent company of Samson (excluding Disqualified Stock), other than

(1) public offerings with respect to Samson’s or any of its direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of Samson; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“Euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds or the Fair Market Value of Qualified Proceeds received by Samson from

(a) contributions to its common equity capital, and

(b) the sale (other than to a Subsidiary of Samson or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Samson) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of Samson,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate of Samson on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (c) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments.”

“Existing Indebtedness” means Indebtedness of Samson or any Restricted Subsidiary in existence on the Issue Date, plus interest accruing (or the accretion of discount) thereon.

“Fair Market Value” means, with respect to any Investment, asset or property, the fair market value of such Investment, asset or property, determined in good faith by senior management or the board of directors of Samson, whose determination will be conclusive for all purposes under the Indenture and the notes.

“Farm-In Agreement” means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interests therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well as all or a part of the consideration provided in exchange for an ownership interest in an Oil and Gas Property.

“Farm-Out Agreement” means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

“Fixed Charge Coverage Ratio” means, with respect to any Person as of the Applicable Ratio Calculation Date, the ratio of (1) EBITDA of such Person for the Applicable Ratio Measurement Period to (2) the Fixed Charges of such Person for such Applicable Ratio Measurement Period. In the event that Samson or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the Applicable Ratio Measurement Period but prior to or simultaneously with the Applicable Ratio Calculation Date, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the Applicable Ratio Measurement Period.

For purposes of calculating the Fixed Charge Coverage Ratio, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by Samson or any Restricted Subsidiary during the Applicable Ratio Measurement Period or subsequent to such Applicable Ratio Measurement Period and on or prior to or simultaneously with the Applicable Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the Applicable Ratio Measurement Period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Samson or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such Applicable Ratio Measurement Period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the Applicable Ratio Measurement Period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Samson (and may include, for the avoidance of doubt and without duplication, cost savings and operating expense reductions resulting from such Investment, acquisition, merger or consolidation which is being given pro forma effect that have been or are expected to be realized). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Applicable Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Samson to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Samson may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(a) Consolidated Interest Expense of such Person for such period,

(b) all cash dividend payments or distributions (excluding items eliminated in consolidation) on any series of preferred stock (including any Designated Preferred Stock) of such Person made during such period, and

(c) all cash dividend payments or distributions (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“Government Securities” means:

(a) direct obligations of, or obligations guaranteed by, the United States of America for the timely payment of which its full faith and credit is pledged, or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which in either case are not callable or redeemable at the option of the issuers thereof and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of Samson’s Obligations under the Indenture.

“Guarantor” means each Restricted Subsidiary that guarantees the notes under the Indenture.

“Hedging Agreements” means, any and all (a) rate swap transactions, currency and interest rate basis swaps, currency and interest rate credit derivative transactions, forward rate transactions, interest rate options, forward foreign exchange transactions, currency and interest rate cap transactions, currency and interest rate floor transactions, currency and interest rate collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options and (b) commodity swaps, commodity options, forward commodity contracts, basis differential swaps, spot contracts, fixed-price physical delivery contracts or other similar agreements or arrangements in respect of Hydrocarbons, in each case whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Notwithstanding the foregoing, agreements or obligations to physically sell any commodity at any index-based price shall not be considered Hedging Agreements.

For the avoidance of doubt, Hedging Agreements shall not be deemed speculative or entered into for speculative purposes if: (i) any commodity Hedging Agreement is intended in good faith, at inception of execution, to hedge or manage any of the risks related to existing and or forecasted Hydrocarbon production of Samson or its Restricted Subsidiaries (whether or not contracted) and (ii) any Hedging Agreement is intended in good faith, at inception of execution, (A) to hedge or manage the interest rate exposure associated with any debt securities, debt facilities or leases (existing or forecasted) of Samson or its Restricted Subsidiaries, (B) for foreign exchange or currency exchange management, (C) to manage commodity portfolio exposure associated with changes in interest rates or (D) to hedge any exposure that Samson or its Restricted Subsidiaries may have to counterparties under other Hedging Agreements such that the combination of such Hedging Agreements is not speculative taken as a whole.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedging Agreements.

“Holder” means a holder of the notes.

“Hydrocarbons” means oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary; provided, however, that at no time shall the aggregate total assets of all Immaterial Subsidiaries on a consolidated basis, exceed 5.0% of the Total Assets of Samson.

“Indebtedness” means, with respect to any Person,

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent

(a) in respect of borrowed money,

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof),

(c) representing the balance, deferred and unpaid, of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until such obligation, within 60 days of becoming due and payable, has not been paid and such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP, or

(d) representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any direct or indirect parent company appearing upon the balance sheet of Samson solely by reason of push down accounting under GAAP shall be excluded,

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business,

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person, and

(4) to the extent not otherwise included, net obligations of such Person under Hedging Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

Notwithstanding the foregoing, “Indebtedness” shall not include (a) accrued expenses, royalties and trade payables; (b) Contingent Obligations incurred in the ordinary course of business; (c) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 90 days; (d) Production Payments and Reserve Sales; (e) any obligation of a Person in respect of a Farm-In Agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property; (f) any obligations under Hedging Agreements; provided that such agreements are entered into for bona fide hedging purposes of Samson or its Restricted Subsidiaries (as determined in good faith by the board of directors or senior management of Samson, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement, such agreements are related to business transactions of Samson or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement, such agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of Samson or its Restricted Subsidiaries Incurred without violation of the Indenture; (g) in-kind obligations relating to net oil, natural gas liquids or natural gas balancing positions arising in the ordinary course of business; or (h) obligations under or in respect of Receivables Facilities.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of Samson, qualified to perform the task for which it has been engaged.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Samson and its Subsidiaries,

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high-quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of Samson in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments,”

(1) “Investments” shall include the portion (proportionate to Samson’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of Samson at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Samson shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to

(x) Samson’s “Investment” in such Subsidiary at the time of such redesignation less

(y) the portion (proportionate to Samson’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by Samson or a Restricted Subsidiary in respect of such Investment.

“Investors” means Kohlberg Kravis Roberts & Co. LP, Crestview Partners II GP, L.P., ITOCHU Corporation, Natural Gas Partners and each of their respective Affiliates but not including, however, any operating portfolio companies of any of the foregoing.

“Issue Date” means February 8, 2012.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Material Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture; provided, however, that all references to “ten percent” in such definition shall be replaced with “five percent.”

“Minority Interest” means the percentage interest represented by any class of Capital Stock of a Restricted Subsidiary that is not owned by Samson or a Restricted Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Indebtedness to EBITDA Ratio” means, with respect to any Person, the ratio of: (a) the Indebtedness of Samson and its Restricted Subsidiaries for borrowed money, as of the end of the most recently ended fiscal quarter, plus the amount of any Indebtedness for borrowed money incurred subsequent to the end of such fiscal quarter, less the amount of unrestricted cash and Cash Equivalents that would be stated on the balance sheet of Samson and held by Samson as of such date of determination, as determined in accordance with GAAP, to (b) Samson’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (the “Measurement Period”); provided, however, that: (i) in making such computation, Indebtedness shall include the greater of (x) the average daily balance outstanding under any revolving credit facility during the most recently ended fiscal quarter and (y) the actual amount of Indebtedness outstanding under any revolving credit facility as of the date for which such calculation is being made; and (ii) if Samson or any of its Restricted Subsidiaries consummates a material acquisition or an Asset Sale or other disposition of assets subsequent to the commencement of the Measurement Period but prior to the event for which the calculation of the Net Indebtedness to EBITDA Ratio is made, then the Net Indebtedness to EBITDA Ratio shall be calculated giving pro forma effect to such material acquisition or Asset Sale or other disposition of assets as if the same had occurred at the beginning of the applicable period. Any pro forma calculations necessary pursuant to this “Net Indebtedness to EBITDA Ratio” shall be made in accordance with the provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Net Proceeds” means the aggregate cash proceeds and the Fair Market Value of any Cash Equivalents received by Samson or a Restricted Subsidiary in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts paid in connection with the termination of Hedging Agreements related to Indebtedness repaid with Net Proceeds or hedging oil, natural gas and natural gas liquid production in notional volumes corresponding to the Oil and Gas Properties subject of such Asset Sale, amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or Indebtedness of any Restricted Subsidiary required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by Samson or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Samson or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Document” means the offering memorandum dated February 3, 2012, pursuant to which the initial notes were offered to potential purchasers.

“Officer” means the Chairman of the Board, any Manager or Director, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary of Samson or any other Person, as the case may be.

“Officer’s Certificate” means a certificate signed by an Officer of Samson or any other Person, as the case may be, who must be a Manager or Director, the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Samson (or of a Subsidiary of Samson acting in such capacity for Samson and its Subsidiaries, as determined by Samson) or such other Person, that meets the requirements set forth in the Indenture.

“Oil and Gas Business” means:

(1) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, natural gas liquids, liquefied natural gas and other Hydrocarbons and mineral properties or products produced in association with any of the foregoing;

(2) the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons and minerals obtained from unrelated Persons;

(3) any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other Hydrocarbons and minerals produced substantially from properties in which Samson or its Restricted Subsidiaries, directly or indirectly, participate;

(4) any business relating to oil field sales and service; and

(5) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (4) of this definition.

“Oil and Gas Properties” means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain oil and gas reserves.

“Opinion of Counsel” means a written opinion reasonably acceptable to the Trustee from legal counsel. The counsel may be an employee of or counsel to Samson.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Samson or a Restricted Subsidiary and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with the provisions described under “Repurchase at the Option of Holders—Asset Sales.”

“Permitted Business Investment” means any Investment and expenditure made in the ordinary course of business or which are of a nature that is or shall have become customary in the Oil and Gas Business generally or in the geographic region in which such activities occur, including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing, distributing, storing, or transporting oil, natural gas or other Hydrocarbons and minerals (including with respect to plugging and abandonment) through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

(1) Investments in ownership interests in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;

(2) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and

(3) Investments in direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

“Permitted Holders” means each of (i) the Investors and members of management of Samson (or its direct or indirect parent) who are holders of Equity Interests of Samson (or its direct or indirect parent company) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of Samson or any direct or indirect parent company of Samson and (ii) any Permitted Parent. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(a) any Investment in Samson or any Restricted Subsidiary;

(b) any Investment in cash, Cash Equivalents or Investment Grade Securities;

(c) any Investment by Samson or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment

(1) such Person becomes a Restricted Subsidiary or

(2) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Samson or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(d) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(e) any Investment existing on the Issue Date;

(f) any Investment acquired by Samson or any Restricted Subsidiary

(1) in exchange for any other Investment or accounts receivable held by Samson or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or

(2) as a result of a foreclosure by Samson or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(g) Hedging Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(h) any Investment in a Similar Business, joint ventures or Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (h) that are at that time outstanding, not to exceed $100.0 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (h) is made in any Person that is not a Restricted Subsidiary of Samson at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (h) for so long as such Person continues to be a Restricted Subsidiary;

(i) Investments the payment for which consists of Equity Interests of Samson or any direct or indirect parent company of Samson (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph under the covenant described in “Certain Covenants—Limitation on Restricted Payments”;

(j) (x) guarantees of Indebtedness permitted under the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” and (y) guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under Hydrocarbon exploration, development, joint operating and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

(k) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(l) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(m) additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (m) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash), not to exceed the greater of (x) $300.0 million and (y) 2.75% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (m) is made in any Person that is not a Restricted Subsidiary of Samson at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (m) for so long as such Person continues to be a Restricted Subsidiary;

(n) Investments relating to any Receivables Facility that, in the good faith determination of the board of directors of Samson, are necessary or advisable to effect such Receivables Facility or any repurchases in connection therewith;

(o) advances to, or guarantees of Indebtedness of, employees not in excess of $20.0 million outstanding at any one time, in the aggregate;

(p) loans and advances to officers, directors, managers and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of Samson or any direct or indirect parent company thereof; and

(q) Permitted Business Investments.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure plugging and abandonment obligations or public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, materialmens’, repairmens’ and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property Samson or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness of Foreign Subsidiaries and Indebtedness permitted to be incurred pursuant to clause (b), (d), (l) or (r) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”; provided that, (x) in the case of clause (d), such Lien may not extend to any property or equipment (or assets affixed or appurtenant thereto) other than the property or equipment being financed or Refinanced under such clause (d); and (y) in the case of Foreign Subsidiaries and clause (r), such Lien may not extend to any assets other than the assets owned by the Foreign Subsidiaries or the Restricted Subsidiaries incurring such Indebtedness;

(7) Liens existing on the Issue Date (other than Liens incurred in connection with the Senior Credit Facilities);

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by Samson or any Restricted Subsidiary;

(9) Liens on property at the time Samson or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Samson or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation; provided further that the Liens may not extend to any other property owned by Samson or any Restricted Subsidiary;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Samson or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(11) Liens securing Hedging Agreements, Hedging Obligations and Cash Management Services;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses (including intellectual property) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of Samson or any Restricted Subsidiary and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by Samson or any Restricted Subsidiary in the ordinary course of business;

(15) Liens in favor of Samson or any Guarantor;

(16) Liens on equipment of Samson or any Restricted Subsidiary granted in the ordinary course of business to Samson’s or such Restricted Subsidiary’s client at which such equipment is located;

(17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (10), (11), (15), (36), (37), (38) and this clause (18) of the definition of “Permitted Liens”; provided that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of

(A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11), (15), (36), (37), (38) and this clause (18) of the definition of “Permitted Liens” at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(20) Liens securing Indebtedness under Credit Facilities permitted to be incurred pursuant to clause (a) of the second paragraph of the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(21) other Liens securing Indebtedness or other obligations of Samson or any Subsidiary of Samson in the ordinary course of business with respect to Indebtedness and obligations that do not exceed the greater of (x) $150.0 million and (y) 1.25% of Total Assets at any one time outstanding;

(22) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(26) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Samson or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Samson and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Samson or any of its Restricted Subsidiaries in the ordinary course of business;

(28) Liens solely on any cash earnest money deposits made by Samson or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

(29) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by Samson or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(30) restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

(31) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(32) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(33) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Samson or any Restricted Subsidiary in the ordinary course of business;

(34) any Lien granted pursuant to a security agreement between Samson or any Restricted Subsidiary and a licensee of their intellectual property to secure the damages, if any, of such licensee resulting from the rejection by Samson or such Restricted Subsidiary of such licensee in a bankruptcy, reorganization or similar proceeding with respect to Samson or such Restricted Subsidiary; provided that such Liens do not cover any assets other than the intellectual property subject to such license;

(35) Liens in respect of Production Payments and Reserve Sales;

(36) Liens arising under Farm-Out Agreements, Farm-In Agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, royalty trusts, master limited partnerships, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order, trust, partnership or contract;

(37) Liens on pipelines or pipeline facilities that arise by operation of law; and

(38) any (a) interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens and easements); or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b).

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Parent” means any direct or indirect parent of Samson formed not in connection with, or in contemplation of, a transaction (other than the Transactions) that, assuming such parent was not so formed, after giving effect thereto would constitute a Change of Control and any direct or indirect parent of Samson formed in connection with an underwritten public Equity Offering; provided that no Person or group (other than Permitted Holders) owns more than 50% of the total voting power of the Voting Stock of such direct or indirect parent.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Production Payments and Reserve Sales” means the grant or transfer by Samson or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar-denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to Samson or a Restricted Subsidiary.

“Public Company Costs” shall mean costs relating to compliance with the provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Rating Agencies” mean Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Samson which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to Samson and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which Samson or any Restricted Subsidiary sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fee” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Refinance” means, in respect of any Indebtedness, Disqualified Stock or preferred stock, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness, Disqualified Stock or preferred stock in exchange or replacement for, such Indebtedness, Disqualified Stock or preferred stock, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by Samson or the Restricted Subsidiaries in exchange for assets transferred by Samson or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, either (A) such Person would become a Restricted Subsidiary or (B) Samson or a Restricted Subsidiary would otherwise be permitted to make an Investment in such Person in accordance with the covenant described under “Certain Covenants—Limitation on Restricted Payments”.

“Registration Rights Agreement” means the registration rights agreement, dated as of the Issue Date, among Samson, the Guarantors and the initial purchasers identified therein.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of Samson (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s Ratings Services and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by Samson or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by Samson or such Restricted Subsidiary to such Person in contemplation of such leasing.

“Samson Resources Corporation” means Samson Resources Corporation, a Delaware corporation, and its successors.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of Samson or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the credit facilities provided under the credit agreement dated as of December 21, 2011 among Samson and the other borrowers and guarantors party thereto, the lenders party thereto from time to time in their capacities as lenders thereunder, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refunding or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Senior Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, in the case of both clauses (1) and (2), to the extent permitted to be incurred under the terms of the Indenture, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinated in right of payment to the notes or the Guarantee of such Person, as the case may be; provided that Senior Indebtedness shall not include:

(1) any obligation of such Person to Samson or any Subsidiary of Samson;

(2) any liability for Federal, state, local or other taxes owed or owing by such Person;

(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(4) any Capital Stock;

(5) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(6) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Senior Secured Indebtedness” means Senior Indebtedness that is Secured Indebtedness.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any businesses conducted or proposed to be conducted by Samson and the Restricted Subsidiaries on the Issue Date and any other activities that are similar, ancillary or reasonably related to, or a reasonable extension, expansion or development of, such businesses or ancillary thereto.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors and Samson.

“Subordinated Indebtedness” means

(a) with respect to Samson, any Indebtedness of Samson which is by its terms subordinated in right of payment to the notes, and

(b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor under the Indenture.

“Subsidiary” means, with respect to any Person,

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as the case may be, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total assets of Samson and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of Samson or such other person as may be expressly stated, as the case may be.

“Transactions” means the transactions contemplated by the Acquisition Agreement, the issuance of the notes and the borrowings under the Senior Credit Facilities and the Bridge Loan Facility.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 15, 2016; provided that if the period from the redemption date to February 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which the Indenture was executed.

“Unrestricted Subsidiary” means

(1) any Subsidiary of Samson which at the time of determination is an Unrestricted Subsidiary (as designated by the board of directors of Samson, as provided below) and

(2) any Subsidiary of an Unrestricted Subsidiary.

The board of directors of Samson may designate any Subsidiary of Samson (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien (other than pursuant to customary Liens or related arrangements under any oil and gas royalty trust or master limited partnership) on, any property of, Samson or any Subsidiary of Samson (other than any Subsidiary of the Subsidiary to be so designated); provided that

(a) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by Samson,

(b) such designation complies with the covenants described under “Certain Covenants—Limitation on Restricted Payments” and

(c) each of the Subsidiary to be so designated and its Subsidiaries, has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Samson or any Restricted Subsidiary (other than pursuant to customary Liens or related arrangements under any oil and gas royalty trust or master limited partnership).

The board of directors of Samson may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default shall have occurred and be continuing and either:

(1) Samson could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock”, or

(2) the Fixed Charge Coverage Ratio for Samson and the Restricted Subsidiaries would be equal to or greater than such ratio for Samson and the Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the board of directors of Samson shall be notified by Samson to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertaking and obligations in connection therewith.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Certain United States Federal Income Tax Consequences

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

Certain ERISA Considerations

The following is a summary of certain considerations associated with the exchange of outstanding notes for exchange notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering the exchange of outstanding notes for exchange notes with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The exchange of outstanding notes for exchange notes by an ERISA Plan with respect to which the Issuer, the initial purchasers, or the guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the exchange notes and, the exchange of outstanding notes for exchange notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and, provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the exchange notes should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding (and the exchange of notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of an exchange note, each purchaser and holder will be deemed to have represented and warranted that either (i) no portion of the assets used to acquire or hold the exchange notes constitutes assets of any Plan or (ii) the exchange of outstanding notes for exchange notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering exchanging of outstanding notes for exchange notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the exchange notes.

Plan of Distribution

Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit of any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the consummation of the exchange offers, we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Legal Matters

The validity and enforceability of the exchange notes and the related guarantees will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

Experts

Independent Registered Public Accounting Firms

The consolidated financial statements of Samson Resources Corporation and its subsidiaries as of and for the years ended December 31, 2013 and 2012, and for the period from November 14, 2011 to December 31, 2011, and Samson Investment Company and its subsidiaries for the period from July 1, 2011 to December 21, 2011 and the retrospective adjustments to the June 30, 2011 consolidated financial statement disclosures with respect to Note 23 of Samson Investment Company included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the consolidated financial statements of Samson Resources Corporation and its subsidiaries as of and for the years ended December 31, 2013 and 2012, and for the period from November 14, 2011 to December 31, 2011, and Samson Investment Company and its subsidiaries for the period from July 1, 2011 to December 21, 2011 and includes (1) an explanatory paragraph referring to business combinations and (2) expresses an unqualified opinion on the retrospective adjustments to the June 30, 2011 consolidated financial statements with respect to Note 23 of Samson Investment Company and its subsidiaries). Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Samson Investment Company and its subsidiaries for the year ended June 30, 2011 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Independent Petroleum Engineers

Estimates of our oil and natural gas reserves, related future net cash flows and the present values thereof as of December 31, 2013 and 2012 included elsewhere in this prospectus were based in part upon reserve reports prepared by independent petroleum engineers, Netherland, Sewell & Associates, Inc. We have included these estimates in reliance on the authority of such firms as experts in such matters.

Available Information

This prospectus is one part of a registration statement filed on Form S-4 (together with all amendments, supplements, schedules and exhibits to the registration statement, referred to as the “registration statement”) with the SEC under the Securities Act. This prospectus does not contain all of the information described in the registration statement. For further information concerning us, the guarantors, the exchange notes and the related guarantees, you should read the entire registration statement. The registration statement has been filed electronically and may be obtained in any manner listed below.

We are not currently subject to the periodic reporting or other informational requirements of the Exchange Act. As a result of the offering of the exchange notes, we will become subject to certain reporting requirements of the Exchange Act, and in accordance therewith, will file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we have or will file with the SEC at the SEC’s public website (www.sec.gov) or at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, DC 20549. Copies of such materials can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

We and the guarantors have agreed that even if we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will nonetheless file with the SEC or otherwise make available to the trustee and to holders of notes the reports specified in “Description of Notes—Certain Covenants—Reports and Other Information” subject to the provisions described in that section.

You should rely only upon the information provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each statement is qualified in its entirety by the documents incorporated by reference. You should refer to the exhibits filed to the registration statement for copies of the actual document.

You may also obtain a copy of any of these documents at no cost by writing or telephoning us at the following address:

Samson Resources Corporation

Samson Plaza

Two West Second Street

Tulsa, OK 74103-3103

Attention: Investor Relations

Phone: (918) 591-1791

Index to Financial Statements

Page
Unaudited Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheets as of March 31, 2014 and December 31, 2013	F-2
Condensed Consolidated Statements of Loss and Comprehensive Loss for the three months ended March 31, 2014 and 2013	F-3
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2014 and 2013	F-4
Notes to Condensed Consolidated Financial Statements	F-5

Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm—Deloitte & Touche LLP	F-33
Report of Independent Registered Public Accounting Firm—PricewaterhouseCoopers LLP	F-34
Consolidated Balance Sheets as of December 31, 2013 and 2012	F-35

Consolidated Statements of Income (Loss) for the Successor years ended December  31, 2013 and 2012 and for the Successor period from inception (November 14, 2011) through December 31, 2011 and the Predecessor period from July 1, 2011 through December 21, 2011 and for the Predecessor year ended June 30, 2011

F-36

Consolidated Statements of Comprehensive Income (Loss) for the Successor years ended December  31, 2013 and 2012 and for the Successor period from inception (November 14, 2011) through December 31, 2011 and the Predecessor period from July 1, 2011 through December 21, 2011 and for the Predecessor year ended June 30, 2011

F-37

Consolidated Statements of Equity for the Successor years ended December  31, 2013 and 2012 and for the Successor period from inception (November 14, 2011) through December 31, 2011 and the Predecessor period from July 1, 2011 through December 21, 2011 and for the Predecessor year ended June 30, 2011

F-38

Consolidated Statements of Cash Flows for the Successor years ended December  31, 2013 and 2012 and for the Successor period from inception (November 14, 2011) through December 31, 2011 and the Predecessor period from July 1, 2011 through December 21, 2011 and for the Predecessor year ended June 30, 2011

F-39
Notes to Consolidated Financial Statements	F-40

SAMSON RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	As of March 31, 2014	As of December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$644	$727
Accounts receivable, net	225,163	174,989
Prepaid expenses and other	7,231	11,484
Deferred tax assets	47,352	33,152

Total current assets	280,390	220,352
Property, plant and equipment, net:
Oil and gas properties, full cost method:
Proved properties	2,936,465	2,823,171
Unproved properties not being amortized	3,918,466	3,915,068
Other property and equipment	298,097	302,693

Total property, plant and equipment, net	7,153,028	7,040,932
Derivative assets	5,723	7,381
Deferred charges	119,434	125,816
Other noncurrent assets	40,634	43,205

Total assets	$7,599,209	$7,437,686

Liabilities and Equity
Current liabilities:
Accounts payable	$19,927	$36,267
Oil and gas revenues held for distribution	126,254	117,296
Accrued and other current liabilities	293,106	341,234
Derivative liabilities	68,358	40,529

Total current liabilities	507,645	535,326
Long-term debt	3,716,000	3,554,000
Derivative liabilities	10,497	11,241
Deferred credits and other long-term liabilities	74,307	66,117
Deferred income tax liabilities	1,574,475	1,563,975
Cumulative preferred stock subject to mandatory redemption ($0.10 par value, 180,000 shares authorized, issued and outstanding, recorded at redemption value)	193,500	191,035
Puttable common stock ($0.01 par value, 200,000 and 650,000 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively)	1,000	3,250
Commitments and contingencies (Note 12)
Shareholders’ equity:
Common stock ($0.01 par value, 2,000,000,000 shares authorized, with 844,400,000 and 835,400,000 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively)	8,290	8,290
Additional paid-in capital	4,228,712	4,212,793
Accumulated deficit	(2,710,092)	(2,709,070)
Accumulated other comprehensive (loss) income	(5,125)	729

Total shareholders’ equity	1,521,785	1,512,742

Total liabilities and shareholders’ equity	$7,599,209	$7,437,686

The accompanying notes are an integral part of these condensed consolidated financial statements.

SAMSON RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND

COMPREHENSIVE LOSS

(Unaudited)

(In thousands)

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Revenues:
Natural gas and natural gas liquids sales	$196,131	$149,982
Crude oil sales	112,126	112,928
Commodity derivatives, net	(57,329)	(50,009)

Total revenues	250,928	212,901

Operating expenses:
Lease operating	45,478	49,755
Production and ad valorem taxes	20,477	18,492
Depreciation, depletion, and amortization	118,146	127,902
Impairment of oil and gas properties	—	69,269
Asset retirement obligation accretion	1,198	1,161
Related party management fee	5,512	5,250
General and administrative	40,980	30,671

Total operating expenses	231,791	302,500

Operating income (loss)	19,137	(89,599)
Interest expense, net	(20,476)	—
Other expense, net	(132)	(1,015)

Loss before income taxes	(1,471)	(90,614)
Income tax benefit	(449)	(32,385)

Net loss	$(1,022)	$(58,229)

Other comprehensive loss:
Unrealized loss from cash flow hedges, net of tax of $(4,019) and $(11,209), respectively	(7,235)	(19,831)
Reclassification for settled cash flow hedges, net of tax of $768 and $(1,680), respectively	1,381	(3,019)

Other comprehensive loss	(5,854)	(22,850)

Total comprehensive loss	$(6,876)	$(81,079)

The accompanying notes are an integral part of these condensed consolidated financial statements.

SAMSON RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Operating activities:
Net loss	$(1,022)	$(58,229)
Adjustments to reconcile net loss to net cash provided by operating activities:
Commodity derivatives, net	57,329	50,009
Cash settlements of derivative instruments, net	(37,692)	14,066
Stock based compensation expense	13,237	4,961
Depreciation, depletion and amortization	118,146	127,902
Impairment of oil and gas properties	—	69,269
Asset retirement obligation accretion	1,198	1,161
Accretion of preferred stock not capitalized	600	—
Amortization of debt cost not capitalized	1,553	—
Benefit for deferred income taxes	(449)	(32,385)
Other noncash items	162	3,005
Change in operating assets and liabilities:
Accounts receivable	(50,174)	(23,944)
Prepaid expenses and other	4,253	2,000
Other noncurrent assets	—	(8,123)
Accounts payable	(16,340)	1,908
Oil and gas revenues held for distribution	8,958	1,143
Accrued and other current liabilities	(3,801)	(3,147)
Deferred credits and other long-term liabilities	7,245	(2,230)

Net cash provided by operating activities	103,203	147,366

Investing activities:
Capital expenditures—oil and gas properties	(263,566)	(322,036)
Capital expenditures—other property and equipment	(5,035)	(12,970)
Proceeds from divestitures—oil and gas properties	5,502	—
Proceeds from divestitures—other property and equipment	3	3,200

Net cash used in investing activities	(263,096)	(331,806)

Financing activities:
Proceeds from revolver	172,000	185,000
Repayment of revolver	(10,000)	—
Repurchase of puttable common stock	(2,190)	—

Net cash provided by financing activities	159,810	185,000

Net change in cash	(83)	560
Cash and cash equivalents at beginning of period	727	3,039

Cash and cash equivalents at end of period	$644	$3,599

The accompanying notes are an integral part of these condensed consolidated financial statements.

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1.	Organization and Nature of Operations and Summary of Significant Accounting Policies

Organization and Nature of Operations

We are an independent oil and gas company incorporated in the state of Delaware and headquartered in Tulsa, Oklahoma. We also have a corporate office located in Denver, Colorado as well as several field locations throughout our core operating areas. We engage in the exploration, development and production of oil and gas properties located onshore in the United States. We have operations and acreage positions in the Anadarko, Arkoma, Greater Green River, Powder River, San Juan, East Texas and Williston Basins.

Unless the context requires otherwise, in this report references to (i) “Samson,” “Company,” “we,” “our,” and “us” refer to Samson and its subsidiaries and (ii) “natural gas” or “gas” include natural gas liquids, which we may refer to as “NGLs”.

Interim Financial Statements

The accompanying condensed consolidated financial statements are unaudited. The consolidated balance sheet at December 31, 2013 is derived from our audited consolidated financial statements. In the opinion of management, the accompanying condensed consolidated financial statements reflect all adjustments necessary to present fairly our financial position at March 31, 2014 and our results of operations and cash flows for the three months ended March 31, 2014 and 2013. All adjustments are of a normal recurring nature. The results of interim periods are not necessarily indicative of annual results.

Certain disclosures have been condensed or omitted from these condensed consolidated interim financial statements. Accordingly, these consolidated interim financial statements should be read in conjunction with the December 31, 2013 audited consolidated financial statements.

Significant Accounting Policies

As of March 31, 2014, there were no changes in significant accounting policies from those described in the December 31, 2013 audited consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the respective reporting periods. Estimates and assumptions that, in the opinion of management, are significant include oil and natural gas reserves used to compute depletion expense and the full cost ceiling limitation, depletion expense relating to oil and gas properties, allocations of value from unproved properties to proved properties when proved reserves are established or wells are completed, asset retirement obligations, fair value measurements used to record derivatives, employee stock based compensation and business combinations, impairments of unproved property, accruals for revenue, expenses and capital expenditures, assumptions used to account for loss contingencies, projected compliance with debt covenant requirements and income taxes. We base our estimates on historical experience and on assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions about future events and their effects cannot be determined with certainty, and accordingly, these estimates may change as facts and circumstances change. Actual results may differ from the estimates used in the preparation of our consolidated financial statements.

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Reclassifications

Certain amounts previously reported have been reclassified to conform to the current period presentation. These reclassifications were made in the condensed consolidated statements of cash flows. This reclassification did not impact consolidated net loss, shareholders’ equity or total cash flows.

Accumulated Other Comprehensive Income (Loss)

For the three months ended March 31, 2014 and 2013, changes in accumulated other comprehensive income (loss) for cash flow hedges, net of tax, are detailed below (in thousands). The reclassifications out of accumulated other comprehensive income (loss) are included in commodity derivatives, net in the condensed consolidated statements of loss and comprehensive loss.

	Three Months Ended March 31,
	2014	2013
Balance, beginning of period	$729	$6,314
Other comprehensive loss before reclassifications	(7,235)	(19,831)
Cash settlements of cash flow hedges reclassified into earnings from accumulated other comprehensive income (loss)	1,381	(3,019)

Net current period other comprehensive loss	(5,854)	(22,850)

Balance, end of period	$(5,125)	$(16,536)

Oil and Gas Properties

We utilize the full cost method of accounting for oil and gas properties. As all of our operations reside within the United States, we maintain one cost center and therefore have one reportable segment. All costs incurred in connection with the acquisition, exploration and development of oil and gas properties are capitalized. Those costs include any internal costs that are directly related to development and exploration activities, but do not include any costs related to production, general and administrative or similar activities. Sales of proved oil and gas properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved oil and natural gas reserves.

We compute the provision for depletion of proved oil and gas properties using a composite units-of-production method based upon estimates of proved reserve quantities. Proved reserves for barrels of oil and NGLs are converted to equivalent thousand cubic feet (“Mcfe”) using a 6:1 ratio. The full cost amortization rates per Mcfe of natural gas sold for the Company for the three months ended March 31, 2014 and 2013 were $2.33 and $2.32, respectively.

Costs associated with unproved properties that have not been impaired and costs associated with uncompleted capital projects are excluded from the amortization base. Sales of unproved properties are accounted for as adjustments of capitalized costs. Approximately $3.9 billion of costs were excluded from the amortization base at March 31, 2014 and December 31, 2013. As proved reserves are established, costs associated with unproved properties become part of our amortization base. We determine the amount of costs to transfer from unproved properties based on our estimate of the potential drilling locations for each property where proved reserves are established. Costs associated with uncompleted capital projects are transferred to our amortization base upon completion of the related project. Unproved properties are assessed at least annually to ascertain whether impairment has occurred. In addition, impairment assessments are made for interim reporting periods if facts and

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

circumstances exist that suggest impairment may have occurred. The assessment includes consideration of our intent to drill, the remaining lease term, geological and geophysical evaluations, our drilling results and potential drilling locations, the assignment of proved reserves, and the economic viability of development if proved reserves are assigned, among others. During any period in which an impairment is indicated, the accumulated costs incurred to date for the impaired property are transferred to proved properties and are subject to depletion and the full cost ceiling limitation in subsequent periods.

At the end of each reporting period, the unamortized net capitalized cost of oil and gas properties (including capitalized asset retirement costs and considering the impact of deferred income taxes) is limited to the sum of (i) the estimated future net revenues from proved properties (less future development costs of wells to be drilled), calculated using an unweighted arithmetic average of oil and natural gas prices on the first day of each month within the 12-month period prior to the ending date of the quarterly period, discounted at 10% and adjusted for the effects of existing cash flow hedges and (ii) the cost of properties not being amortized (if any), adjusted for the related income tax effects (“ceiling test”). The ceiling values for the dates indicated on our reserves were calculated based upon the following commodity prices:

	March 31, 2014	December 31, 2013
Oil (per barrel) (a)	$98.43	$96.91
Natural gas (per MMBtu) (a)	$3.99	$3.67
NGLs (per barrel)	$35.03	$34.47

(a)	Before adjustment for market differentials.

There are numerous uncertainties inherent in estimating the quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production, subsequent to the date of the estimate, may justify revision of such estimates. Accordingly, reserve estimates will differ from the quantities of oil and gas ultimately recovered.

Capitalized Interest

Interest expense associated with our RBL Revolver, Senior Notes, Second Lien Term Loan, cumulative preferred stock and amortization of loan commitment and other fees is capitalized if exploration or development activities are in progress related to certain undeveloped properties that are excluded from amortization. We capitalized interest costs to unproved oil and gas properties of $63.6 million and $81.5 million during the three months ended March 31, 2014 and 2013, respectively. Interest expense in our condensed consolidated statements of loss and comprehensive loss represents the amount by which our total interest costs exceed the amounts capitalized.

Stock Based Compensation

We apply a fair value-based method of accounting for stock based compensation, which requires compensation cost to be measured based on the fair value of awards on each grant date. Compensation cost is recognized in our financial statements over the vesting period. The amount of compensation cost relating to employees directly involved in oil and gas exploration activities is capitalized to oil and gas properties. Amounts not capitalized to oil and gas properties are recognized in lease operating expense and general and administrative expense.

We utilize the Black-Scholes-Merton option pricing model to estimate the grant date fair value of stock options. The model employs various assumptions, including the risk-free interest rate, expected volatility, expected term

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

and the fair value of underlying shares. We have utilized historical data and analyzed current information to reasonably support these assumptions.

We measure the fair value of restricted stock based upon the value of the underlying share at the time of the grant, adjusted for a discount for marketability. The fair value of the underlying share price is estimated utilizing various internal models that rely upon observable market data that include cash flows, reserve base and production characteristics.

We recognize stock based compensation on a straight-line basis over the requisite service period for the entire award. The expense we recognize is net of estimated forfeitures. We estimate our forfeiture rate based on prior experience and make adjustments as circumstances warrant.

Modifications to our outstanding stock options result in additional compensation cost if the fair value of the modified award immediately after the modification exceeds the fair value of the outstanding award immediately before the modification. For vested awards, the modification results in immediate expense recognition. For unvested awards, the additional compensation cost is recognized over the remaining requisite service period.

Recent Accounting Pronouncements

We are monitoring the joint standard-setting efforts of the FASB and IASB. There are a number of pending accounting standards being targeted for completion in 2014, including, but not limited to, standards relating to revenue recognition and accounting for financial instruments. Because these pending standards have not yet been finalized and the deliberations continue to evolve, at this time we are not able to determine the potential future impact these standards will have, if any, on our financial position, results of operations or cash flows.

Note 2.	Property, Plant and Equipment

Property, plant and equipment consisted of the following (in thousands):

	March 31, 2014	December 31, 2013
Oil and gas properties:
Proved properties	$8,299,123	$8,075,440
Unproved properties excluded from amortization	3,788,954	3,789,432
Uncompleted capital project costs excluded from amortization	129,512	125,636
Accumulated depletion	(5,362,658)	(5,252,269)

Net oil and gas properties	6,854,931	6,738,239

Other property and equipment:	371,543	368,980
Accumulated depreciation	(73,446)	(66,287)

Net other property and equipment	298,097	302,693

Property, plant and equipment, net of accumulated depletion and depreciation	$7,153,028	$7,040,932

Pursuant to the full cost method of accounting, we capitalize internal costs that are directly related to property acquisition, exploration and development of oil and gas properties. We capitalized internal costs of $10.6 million,

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

including $2.6 million of stock compensation expense, and $7.8 million, including $0.6 million of stock compensation expense, for the three months ended March 31, 2014 and 2013, respectively. Capitalized costs are included in proved properties and are subject to depletion.

At March 31, 2014 and December 31, 2013, capitalized costs of approximately $3.9 billion were excluded from amortization. These costs consist of unproved properties and costs associated with wells currently being drilled. Costs associated with unproved properties include leasehold acreage cost, seismic data, and capitalized interest.

During the three months ended March 31, 2014 and 2013, we impaired approximately $62.8 million and $3.8 million, respectively, in unproved property value, which resulted in a transfer of value to proved properties. The primary factors that contributed to impairment of our unproved properties during the three months ended March 31, 2014 and 2013 related to acreage expirations, planned divestitures of unproved properties and our assessment of the likelihood that certain acreage positions will be developed.

During the three months ended March 31, 2013, the net capitalized cost of oil and gas properties subject to depletion exceeded the ceiling amount during the quarterly ceiling test. As a result, we recorded impairment expense associated with our oil and gas properties in the amount of $69.3 million, which is reflected in our condensed consolidated statements of loss and comprehensive loss. Our pre-tax impairment expense associated with our oil and gas properties for the three months ended March 31, 2013 was reduced by $74.2 million as a result of derivatives designated as cash flow hedges.

Note 3.	Other Noncurrent Assets

The following table presents the components of other noncurrent assets (in thousands):

	March 31, 2014	December 31, 2013
Tubular and oil and gas equipment	$33,755	$38,077
Prepaid drilling costs	2,531	1,400
Other	4,348	3,728

	$40,634	$43,205

Note 4.	Accrued and Other Current Liabilities

The following table presents the components of accrued and other current liabilities (in thousands):

	March 31, 2014	December 31, 2013
Accrued interest	$32,382	$90,811
Accrued expenditures	112,680	97,838
Accrued compensation and benefits	35,983	37,394
Production and ad valorem taxes	37,695	41,637
Cash overdrafts	13,117	26,786
Asset retirement obligation (current portion)	11,657	11,617
Advance payments from and payables to partners	41,354	29,766
Other	8,238	5,385

	$293,106	$341,234

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 5.	Asset Retirement Obligations

Asset retirement obligations primarily relate to producing wells and represent the estimated discounted costs for future dismantlement and abandonment of oil and gas properties. The following table provides a reconciliation of the changes in the estimated asset retirement obligations (in thousands):

	Three Months Ended March 31,
	2014	2013
Asset retirement obligations as of beginning of period	$60,408	$55,228
Liabilities incurred	259	390
Liabilities settled	(895)	(1,501)
Disposition of wells	(270)	(577)
Accretion expense	1,198	1,161
Revisions	653	887

Asset retirement obligations as of end of period	$61,353	$55,588

Note 6.	Derivative Financial Instruments

Objectives and Strategies

We are exposed to market risk from changes in energy commodity prices related to our crude oil, natural gas and NGL production activities. We utilize commodity-based derivative instruments to manage our exposure to changes in expected future cash flows from forecasted sales of oil, natural gas and NGLs attributable to commodity price risk. These derivatives include fixed price swap agreements, basis swaps and collars containing extension options.

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Accounting Treatment

We designated a portion of our commodity derivatives as cash flow hedges of the forecasted sales of our oil and natural gas production. The table below summarizes the various methods in which we account for our derivative instruments and the impact on our consolidated financial statements:

Recognition and Measurement
Accounting Treatment	Balance Sheet	Statement of Loss
Normal purchase/normal sale	- Fair value not recorded	- Change in fair value not recognized in earnings

Mark-to-market	- Recorded at fair value	- Change in fair value recognized in earnings

Cash flow hedge	- Recorded at fair value	- Ineffective portion of gain or loss on the derivative instrument is recognized in earnings
	- Effective portion of the gain or loss on the derivative instrument is reported initially as a component of accumulated other comprehensive income (loss)	- Effective portion of the gain or loss on the derivative instrument is reclassified out of accumulated other comprehensive income (loss) into earnings when the forecasted transaction affects earnings

For cash flow hedges, we formally document all relationships between hedging instruments and hedged items as well as risk-management objectives. We specifically identify the forecasted transaction that has been designated as the hedged item. We assess the effectiveness of hedging relationships quarterly to determine whether the hedge relationships are highly effective on a retrospective and prospective basis. The agreements and contracts designated as cash flow hedges are expected to be highly effective in offsetting cash flows attributable to the hedged risk during the term of the hedge. However, ineffectiveness could be recognized as a result of locational differences between the hedging derivative and the hedged item.

Derivatives

Our natural gas derivatives settle against the last day prompt month New York Mercantile Exchange (“NYMEX”) Henry Hub futures price. Our natural gas basis swaps settle against the respective Inside FERC first of the month index. Our crude oil derivatives settle against the calendar month average of the prompt month NYMEX West Texas Intermediate futures price. NGL fixed price swap agreements, indexed to either Mont Belvieu or Conway futures prices, are used to manage the impact of fluctuations in NGL prices.

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The following table sets forth our net open derivative positions as of March 31, 2014 for derivatives designated as cash flow hedging instruments:

	Natural Gas Fixed Price Swaps		Crude Oil Fixed Price Swaps
Period	Volume (MMBtu)	Weighted Average Price ($/MMBtu)	Volume (MBBls)	Average Price ($/BBl)
Remainder of 2014	54,440,600	$4.14	688	$92.23
2015	37,317,000	$4.09	365	$91.30
2016	31,535,800	$4.08	—	$—
2017	14,600,000	$3.92	—	$—

The following tables set forth our net open derivative positions as of March 31, 2014 for derivatives not designated as cash flow hedging instruments:

	Natural Gas Fixed Price Swaps		Crude Oil Fixed Price Swaps
Period	Volume (MMBtu)	Weighted Average Price ($/MMBtu)	Volume (MBBls)	Average Price ($/BBl)
Remainder of 2014	30,250,000	$4.15	3,850	$90.34
2015	900,000	$4.77	913	$90.76

	Natural Gas Collars (a)
Period	Volume (MMBtu)	Weighted Average Floor/Ceiling Price ($/MMBtu)
2015	8,200,000	$4.03/5.20
2016(b)	—	—

	Ethane Fixed Price Swaps		Propane Fixed Price Swaps		Natural Gasoline Fixed Price Swaps		Butane Fixed Price Swaps
Period	Volume (Tgal)	Weighted Avg. Price ($/gal)	Volume (Tgal)	Weighted Avg. Price ($/gal)	Volume (Tgal)	Weighted Avg. Price ($/gal)	Volume (Tgal)	Weighted Avg. Price ($/gal)
Remainder of 2014	38,693	$0.24	23,377	$1.02	11,850	$1.98	12,705	$1.30

(a)	Collar transactions consist of purchased put options and sold call options.
(b)	We have entered into natural gas derivative contracts which give counterparties the option to extend certain option contracts currently in place for 2015 for an additional twelve-month period if elected on December 24, 2015. If extended, options covering a notional volume of 10,980,000 MMBtu will exist during 2016 with a floor price of $4.00/MMBtu and a ceiling price of $5.13/MMBtu.

Financial Statement Presentation

To the extent a legal right to offset exists, we net the value of our derivatives with the same counterparty in the accompanying consolidated balance sheets.

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The following table presents the gross fair value of our derivative instruments (in thousands):

	March 31, 2014
	Gross Assets	Gross Liabilities	Netting (a)	Net Amount Presented in Consolidated Balance Sheets
Derivatives designated as cash flow hedges:
Current derivative assets	$12	$—	$(12)	$—
Noncurrent derivative assets	4,447	—	(672)	3,775
Current derivative liabilities	—	(26,228)	12	(26,216)
Noncurrent derivative liabilities	—	(9,802)	672	(9,130)

Total derivatives designated as cash flow hedges	4,459	(36,030)	—	(31,571)

Derivatives not designated as cash flow hedges:
Current derivative assets	3,659	—	(3,659)	—
Noncurrent derivative assets	6,618	—	(4,670)	1,948
Current derivative liabilities	—	(45,801)	3,659	(42,142)
Noncurrent derivative liabilities	—	(6,037)	4,670	(1,367)

Total derivatives not designated as cash flow hedges	10,277	(51,838)	—	(41,561)

Total derivatives	$14,736	$(87,868)	$—	$(73,132)

	December 31, 2013
	Gross Assets	Gross Liabilities	Netting (a)	Net Amount Presented in Consolidated Balance Sheets
Derivatives designated as cash flow hedges:
Current derivative assets	$788	$—	$(788)	$—
Noncurrent derivative assets	3,070	—	(533)	2,537
Current derivative liabilities	—	(4,484)	788	(3,696)
Noncurrent derivative liabilities	—	(2,725)	533	(2,192)

Total derivatives designated as cash flow hedges	3,858	(7,209)	—	(3,351)

Derivatives not designated as cash flow hedges:
Current derivative assets	4,136	—	(4,136)	—
Noncurrent derivative assets	11,662	—	(6,818)	4,844
Current derivative liabilities	—	(40,969)	4,136	(36,833)
Noncurrent derivative liabilities	—	(15,867)	6,818	(9,049)

Total derivatives not designated as cash flow hedges	15,798	(56,836)	—	(41,038)

Total derivatives	$19,656	$(64,045)	$—	$(44,389)

(a)	Our derivative assets and liabilities are labeled accordingly in the condensed consolidated balance sheets and are presented on a net basis. We net derivative assets and liabilities when a legally enforceable master netting agreement exists between the counterparty to a derivative contract and us. All of our derivatives are entered into with banks that are part of our RBL Revolver or their respective affiliates; therefore, we do not have any margin requirements.

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Cash Flow Hedges

We use derivative instruments to hedge the cash flows associated with the anticipated sales of our oil and natural gas production activities. Accumulated other comprehensive loss at March 31, 2014 includes $5.1 million, net of tax, related to these cash flow hedges that will be recognized over the next four years as the forecasted transactions affect earnings. If prices remain at current levels, we will recognize $5.7 million in losses, net of income tax, over the next twelve months. For derivatives designated as cash flow hedges, the following table presents separately the pretax cash settlements and unrealized gains and losses included in the condensed consolidated statements of loss and comprehensive loss for the periods presented (in thousands):

	Three Months Ended March 31,		Classification
	2014	2013
Net gain (loss) recognized in other comprehensive loss due to the derivative movement of the effective portion of cash flow hedges	$(11,254)	$(30,860)	AOCI
Net gain (loss) reclassified from accumulated other comprehensive loss into income due to realized gains (losses) associated with sales of production	$2,149	$4,699	Commodity Derivatives, net
Net gain (loss) recognized in income due to the movement of the ineffective portion of cash flow hedges	$—	$(55)	Commodity Derivatives, net

Note 7.	Fair Value Measurements

The following table presents, by level within the fair value hierarchy, our commodity derivative assets and liabilities that are measured at fair value on a recurring basis (in thousands):

	Carrying Amount	Fair Value Measurement Using:
		Level 1 Inputs	Level 2 Inputs	Level 3 Inputs
March 31, 2014 assets (liabilities):
Derivative assets	$14,736	$—	$10,485	$4,251
Derivative liabilities	$(87,868)	$—	$(78,908)	$(8,960)
December 31, 2013 assets (liabilities):
Derivative assets	$19,656	$—	$15,731	$3,925
Derivative liabilities	$(64,045)	$—	$(53,539)	$(10,506)

Management evaluates the methods and assumptions in a third party valuation report as part of our process in estimating the fair value of our derivatives. The following methods and assumptions were used to estimate the fair values in the table above:

Level 2 Fair Value Measurements

Derivatives—The fair value of oil and natural gas commodity swaps has been calculated utilizing quoted market prices that are observable.

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Level 3 Fair Value Measurements

Derivatives—The fair value of NGL swaps has been calculated utilizing third party pricing services and discount factors. The fair value of natural gas collars has been calculated utilizing futures prices and market implied volatilities of the underlying futures contracts.

The following table presents a reconciliation of changes in the fair value of our financial assets and liabilities classified as Level 3 fair value measurements in the fair value hierarchy for the indicated periods (in thousands):

Derivatives
Balance at December 31, 2012	$4,738
Total gains or losses:
Included in earnings	(5,479)
Included in other comprehensive loss	161
Settlements	1,184

Balance at March 31, 2013	$604

Balance at December 31, 2013	$(6,581)
Total gains or losses:
Included in earnings	5,823
Included in other comprehensive loss	—
Settlements	(3,951)

Balance at March 31, 2014	$(4,709)

	Three Months Ended March 31,
	2014	2013
Total gains (losses) for the period included in earnings attributable to the change in unrealized gain (loss) of assets still held	$(740)	$443

Other Financial Instruments

Our cash and cash equivalents are comprised of bank and money market accounts. The carrying values of our cash and cash equivalents, accounts receivable and accounts payable approximate fair value, primarily due to the short-term nature of these instruments. At March 31, 2014 and December 31, 2013, the estimated fair value of our long-term debt, including current maturities, was approximately $3.9 billion and $3.8 billion, respectively. Our measurements are based primarily upon quoted trading prices for our Senior Notes and internal models, and therefore include both Level 2 and Level 3 measurements under the fair value hierarchy.

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 8.	Debt

Long-Term Debt

Long-term debt consists of the following (in thousands):

	March 31, 2014	December 31, 2013
RBL Revolver	$466,000	$304,000
Second Lien Term Loan	1,000,000	1,000,000
9.75% Senior Notes	2,250,000	2,250,000

Total	3,716,000	3,554,000
Less: current portion	—	—

Total long-term debt	$3,716,000	$3,554,000

RBL Revolver

Samson Investment Company, a subsidiary of Samson, has a credit agreement providing for a reserve-based revolving credit facility (the “RBL Revolver”) with JPMorgan Chase Bank, N.A., as the administrative agent, and the other agents and lenders party thereto. The RBL Revolver matures on December 21, 2016 and provides for revolving loans, swingline loans and letters of credit. During the three months ended March 31, 2014, the weighted average interest rate for borrowings under the RBL Revolver was 1.8%.

Our borrowing base under the RBL Revolver is based upon our proved reserves and is redetermined semi-annually by our lenders. In addition, the borrowing base may be adjusted pursuant to certain non-scheduled redeterminations, including in connection with certain dispositions of our proved reserves. At March 31, 2014, our borrowing base was approximately $1.8 billion.

RBL Revolver Amendment

In May 2014, we amended the credit agreement governing the RBL Revolver to, among other things, modify the financial performance covenant to provide that we shall maintain:

•

beginning with the first quarter of 2014 and terminating at the end of 2015, a ratio of consolidated total first lien debt to consolidated EBITDA (each as defined in the credit agreement, with consolidated EBITDA measured on a rolling four-quarter basis) of not more than 1.5 to 1.0 as of the end of each fiscal quarter; and

•

beginning with the first quarter of 2016, a ratio of consolidated total debt to consolidated EBITDA (each as defined in the credit agreement, with consolidated EBITDA measured on a rolling four-quarter basis) of not more than 4.5 to 1.0 as of the end of each fiscal quarter.

In addition, the amendment modified the credit agreement governing the RBL Revolver to (i) reduce the borrowing base from approximately $1.8 billion to $1.0 billion and (ii) permit us to incur an additional $500.0 million of second lien debt without a further, related reduction to the borrowing base, subject to certain limitations and conditions. Following this amendment, we had outstanding borrowings of approximately $497.0 million and availability of approximately $501.2 million under the RBL Revolver as of May 12, 2014.

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Senior Notes

On February 8, 2012, Samson Investment Company, a subsidiary of Samson, issued 9.75% Senior Notes due in 2020 (the “Senior Notes”) in the aggregate principal amount of $2.25 billion. Interest on the Senior Notes is payable semi-annually in February and August.

In connection with the issuance of the Senior Notes, we entered into a registration rights agreement, which includes certain provisions requiring that we file a registration statement to exchange the Senior Notes for new registered notes to be declared effective within 450 days of the original issue date of the Senior Notes. In accordance with the terms of the registration rights agreement, if we have not exchanged the Senior Notes or if a shelf registration statement covering the resale of the Senior Notes has not been declared effective by the 450th day after the original issue date of the Senior Notes, additional interest shall accrue on the principal amount of the Senior Notes at a rate of 0.25% per annum. The rate will increase by an additional 0.25% per annum for each subsequent 90-day period that registration default continues. The incremental rate may, in no event, exceed 1.0%. The exchange offer of the Senior Notes was not consummated within 450 days of the original issue date of the Senior Notes and a shelf registration statement covering the resale of the Senior Notes has not been declared effective. As a result, we began incurring additional interest on the Senior Notes in May 2013. Upon the completion of the exchange offer of the Senior Notes, the additional interest will no longer accrue on the Senior Notes. On May 13, 2014, we filed Amendment No. 1 to our Registration Statement on Form S-4 relating to the exchange offer of the Senior Notes, and we expect the exchange offer to be completed during the third quarter of 2014. At March 31, 2014, the interest rate for the Senior Notes was 10.75%.

Second Lien Term Loan

In September 2012, Samson Investment Company, a subsidiary of Samson, entered into a credit agreement providing for a $1.0 billion second lien term loan credit facility (the “Second Lien Term Loan”), with Bank of America, N.A., as administrative agent, and the other agents and lenders party thereto. The Second Lien Term Loan matures on September 25, 2018. For the three months ended March 31, 2014, the weighted average interest rate for the amounts outstanding under the Second Lien Term Loan was 5.0%.

Debt Covenants

Under the RBL Revolver credit agreement, we are subject to the financial performance covenant described above. This covenant could restrict our ability to engage in certain actions, including by potentially limiting our ability to sell assets or make future borrowings under the RBL Revolver or incur other additional indebtedness. Forecasting our compliance with the financial performance covenant in future periods is inherently uncertain. Factors that could impact our future compliance with the financial performance covenant include future realized prices for sales of oil, natural gas and natural gas liquids, estimated future production, returns generated by our capital program, future interest costs, proceeds received from future asset sales, and future equity contributions, among others.

The credit agreements governing the RBL Revolver and the Second Lien Term Loan and the indenture governing the Senior Notes (collectively, “Debt Agreements”) all contain additional customary non-financial covenants that, among other things, restrict our ability to pay dividends, restrict our ability to buy and sell assets, limit our ability to make acquisitions or investments, and restrict our ability to incur additional indebtedness. In addition, the Debt Agreements contain administrative requirements, including but not limited to providing financial statements, compliance certificates, and other documents to our counterparties to the Debt Agreements under prescribed timelines.

Subject to any cure periods, the consequences of non-compliance with our debt covenants generally include, but are not limited to, the ability of our counterparties to the Debt Agreements to accelerate our obligation to repay amounts outstanding under our Debt Agreements.

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Debt Issuance Costs

Costs incurred to obtain debt financing were capitalized as deferred costs and are being amortized over the life of the related debt. The unamortized amounts of debt related costs capitalized at March 31, 2014 and December 31, 2013 are $119.4 million and $125.8 million, respectively, and are included in deferred charges in the condensed consolidated balance sheets.

Note 9.	Puttable Common Stock

In the quarter ended June 30, 2012, certain members of management purchased approximately 2,475,000 shares of common stock for total consideration of $12.4 million. In the first quarter of 2014, current members of management were given the option of selling their puttable common stock to Samson at their initial cost basis of the stock. For the three months ended March 31, 2014, 390,000 shares of common stock were repurchased for approximately $2.0 million. Also in the first quarter of 2014, Samson repurchased 60,000 shares of puttable common stock from two departing members of management for approximately $0.2 million. Certain repurchases were for amounts less than the original cost, as provided for in the terms of the stockholders’ agreement. If the shares are repurchased for amounts less than the original cost, the amount reflected outside of permanent equity is reclassified to common stock and additional paid in capital in the condensed consolidated balance sheets.

Note 10.	Stock Compensation

2011 Stock Incentive Plan

On April 16, 2012, we implemented the Samson Resources Corporation 2011 Stock Incentive Plan (the “2011 Plan”). The 2011 Plan authorizes the grant of awards in the form of restricted shares, phantom stock, warrants or other securities that are convertible or exercisable into shares of common stock. Employees, members of the Board of Directors, consultants and service providers of Samson are eligible to receive awards under the 2011 Plan. In the second quarter of 2013, we amended the 2011 Plan to increase the total number of securities available to be granted from 10% of the common stock on a fully diluted basis to 98,200,000 securities.

Stock Options

The following table provides information about our stock option activity under the 2011 Plan for the three months ended March 31, 2014:

	Number of Stock Options	Range of Exercise Prices	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (years)
Outstanding at December 31, 2013	79,869,650	$4.00 – $7.50	$5.29	9.0
Options granted	2,275,600	$2.50	2.50
Options forfeited	(2,018,450)	$4.00 – $5.00	4.10
Options expired	(1,242,190)	$2.50 – $5.00	4.41

Outstanding at March 31, 2014	78,884,610	$2.50 – $7.50	$3.35	8.8

Vested during period	13,750	$5.00	$5.00	8.0

Exercisable at March 31, 2014	16,666,402	$2.50 – $5.00	$2.81	8.2

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Stock options are valued at the date of award and compensation cost is recognized on a straight-line basis, net of estimated forfeitures, over the requisite service period. The compensation cost associated with stock options impacts our accumulated paid in capital. The following table summarizes information about stock based compensation related to stock options for the three months ended March 31, 2014 and 2013 (in thousands):

	Three Months Ended March 31,
	2014	2013
Grant date fair value for stock options granted during the period	$2,404	$—

Stock based compensation related to stock options:
Expensed during the period	$11,094	$4,961
Capitalized during the period	2,623	598

Total stock based compensation related to stock options during the period	$13,717	$5,559

Income tax benefit related to stock options	$4,898	$1,736

In calculating the compensation expense for stock options, we estimated the fair value of each grant using the Black-Scholes-Merton option pricing model. Assumptions utilized in the model are shown below:

	Awards issued in 2014	Awards issued in 2013
Risk-free interest rate	2.06 – 2.20%	1.35 – 2.25%
Expected term (years)	7.25	7.25
Expected volatility	49.80 – 49.86%	47.91 – 49.4%
Expected dividend yield	—	—

The risk-free interest rate is based on U.S. Treasury zero-coupon security issuances with remaining terms equal to the expected term. The expected term of the options is based on vesting schedules, consideration of contractual terms and expectations of future employee behaviors. Expected volatilities are based on a combination of historical and implied volatilities of comparable companies.

The forfeiture rate for non-officer employee stock options issued under the 2011 Plan is 9%. We assumed no future forfeitures of stock options issued to our executive team and 5% for other officers.

The following table reflects the future stock-based compensation cost to be recognized (either expensed or capitalized) for the nonvested stock option awards that are outstanding at March 31, 2014 (in thousands):

Remainder of 2014	$25,814
2015	33,974
2016	17,596
2017	15,879
2018	4,721
2019	82

$98,066

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

During the first quarter of 2014, we modified the terms of certain stock options issued under the 2011 Plan. The exercise price for all non-officer employee held stock options was changed to $2.50 from the original $5.00 or $4.00 exercise prices established in the original award. In addition, modifications were made to certain stock options held by officers of the Company, which included decreases to the number of stock options held by our Chief Executive Officer and decreases to the exercise prices of certain stock options held by all officers. After the modifications, the exercise prices for a majority of our outstanding stock options was $2.50 while a portion of our stock options held by our Chief Executive Officer had exercise prices of $4.00, $5.00, and $7.50. The stock option modifications will increase stock compensation expense in future periods. The modifications for non-officers and officers increased stock compensation expense by $5.1 million after the effects of capitalization for the three months ended March 31, 2014.

Restricted Stock

Grants of 9,000,000 shares of restricted stock were made to executives during the three months ended March 31, 2014. No restricted stock was granted during the three months ended March 31, 2013. The shares of restricted stock granted in 2014 vest ratably over a five year period beginning in April 2015.

The following table provides information about our restricted stock activity under the 2011 Plan for the three months ended March 31, 2014:

Number of Shares
Outstanding at December 31, 2013	6,400,000
Stock granted	9,000,000
Stock forfeited	—

Shares outstanding at March 31, 2014	15,400,000

Vested during period	—

Restricted stock is valued at the date of award based on the estimated fair value of an unrestricted share reduced by a lack of marketability discount of 15%. Compensation cost is recognized on a straight-line basis, net of estimated forfeitures, over the requisite service period. The compensation cost associated with restricted stock impacts our accumulated paid in capital. The following table summarizes information about stock based compensation related to restricted stock for the three months ended March 31, 2014 (in thousands):

Three Months Ended March 31, 2014
Grant date fair value for restricted stock granted during the period	$19,125

Stock based compensation related to restricted stock:
Expensed during the period	$1,167
Capitalized during the period	—

Total stock based compensation related to restricted stock during the period	$1,167

Income tax benefit related to restricted stock	$417

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The following table reflects the future stock based compensation cost to be recognized (either expensed or capitalized) for the shares of restricted stock that are outstanding at March 31, 2014 (in thousands):

Remainder of 2014	$6,185
2015	8,226
2016	8,238
2017	8,226
2018	4,921
2019	874

$36,670

Long-Term Cash Incentive Awards

During the quarter ended March 31, 2014, the Compensation Committee of the Board of Directors approved providing long-term cash incentive awards of up to $15.0 million. On April 1, 2014, $13.0 million was awarded to then-current employees. These awards will vest on April 1, 2017.

Note 11.	Supplemental Information to Condensed Statements of Cash Flows

The following table summarizes interest and income taxes paid (in thousands):

	Three Months Ended March 31,
	2014	2013
Interest paid (net of capitalized interest of $123,263 and $126,867, respectively)	$10,440	$—
Income taxes paid, net	$582	$96
Supplemental Non-Cash Investing and Financing Activities

Total payables included in accrued liabilities related to acquisition and drilling expenditures for oil and gas properties for the Company were $111.2 million and $118.3 million at March 31, 2014 and 2013, respectively. Non-cash investing activities associated primarily with tubular oil and gas equipment were approximately $1.6 million and $9.9 million for the three months ended March 31, 2014 and 2013, respectively.

Note 12.	Commitments and Contingencies

Commitments

Operating Leases

We lease corporate office space in Tulsa, Oklahoma and Denver, Colorado, as well as a number of other field office locations. We recorded rental expense of approximately $1.6 million and $1.4 million for the three months ended March 31, 2014 and 2013, respectively. Rental expense is included in general and administrative expenses in the condensed consolidated statements of loss and comprehensive loss.

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Other Commercial Commitments

We have commitments for drilling rigs and related equipment with payments under the contracts accounted for as capital additions to our oil and gas properties. As of March 31, 2014, future payments under these agreements, including rig terminations, are approximately $19.5 million for the remainder of 2014.

Letters of Credit and Bonds

As of March 31, 2014, we had outstanding irrevocable letters of credit totaling approximately $1.8 million to guarantee payment of certain drilling and workers compensation insurance obligations. Additionally, at March 31, 2014, we had approximately $9.9 million in outstanding bonds securing various commitments, such as plugging costs and surface damages.

Gathering and Transportation Agreements

We have contractual commitments with midstream service companies and pipeline carriers for future gathering, processing and transportation of our production to market.

Change in Control Agreements

Effective January 1, 2014, the Company adopted a Change in Control Severance Plan for non-officer employees that applies to eligible employees and a Change in Control Severance Plan for officers (collectively, the “Change in Control Severance Plans”) that applies to all officers except the Chief Executive Officer, who is covered by an employment agreement. The Change in Control Severance Plans provide for the payment of cash compensation and certain other benefits to eligible officers and non-officer employees in the event of a change in control and a qualifying termination of employment. The obligations under the Change in Control Severance Plans are generally based on the terminated employee’s cash compensation, employment tenure, and position within the Company.

An employment agreement with our Chief Executive Officer provides for the payment of cash compensation and certain other benefits in the event of a severance or change in control depending upon the circumstance.

Depending on the facts and circumstances associated with a potential change in control, the total payments made pursuant to the Change in Control Severance Plans or employment agreements could be material.

Litigation and Contingencies

We are involved in various matters incidental to our operations and business that might give rise to a loss contingency, including, among other things, legal and regulatory proceedings, commercial disputes, claims from royalty, working interest and surface owners, property damage and personal injury claims and environmental or other matters. In addition, we are subject, from time to time, to customary audits and investigations by governmental and tribal authorities regarding the payment and reporting of various taxes, governmental royalties and fees as well as our compliance with unclaimed property (escheatment) requirements and other laws. Unclaimed property laws generally require us to turn over to certain governmental authorities the property of others held by us that has been unclaimed for a specified period of time. In addition, other parties with an interest in wells operated by us have the ability under various contractual agreements to perform audits of our joint interest billing practices where we receive reimbursements from these owners for their share of the costs incurred in connection with the oil and gas properties that we operate.

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

We vigorously defend ourselves in these matters, including through the retention of outside counsel where appropriate. A loss contingency may take the form of (i) overtly threatened or pending litigation, (ii) a contractually assumed obligation, or (iii) an unasserted possible claim or assessment. For these matters, we review the merits of the asserted claims, consult with internal and outside counsel as appropriate, assess the degree of probability of an unfavorable outcome, consider possible legal, administrative, litigation, and resolution or settlement strategies, and the availability of insurance coverage, subrogation, indemnities and potential third party liabilities.

If we determine that an unfavorable outcome or loss of a particular matter is probable and the amount of the loss can be reasonably estimated, we accrue a liability for the contingent obligation, as well as any expected insurance recovery amounts up to the accrued loss. Recovery of any amount in excess of the related recorded contingent loss is recognized if and when all contingencies related to the recovery have been resolved. As new information becomes available as a result of activities in such matters, legal or administrative rulings in similar matters or a change in applicable law, our conclusions regarding the probability of outcomes and estimated loss may change. The impact of subsequent changes to our accruals may have a material effect on our results of operations reported in a single period. We expense all legal fees in the period the expenses are incurred.

In matters where litigation is pending, it is common and often required for the parties to attend non-binding mediations or settlement conferences. Such mediations or conferences can end in settlement of litigation matters. We have participated in such non-binding mediation and subsequent discussions in an action seeking class certification and damages related to royalty payments for wells located in Oklahoma. In December 2013, a settlement with the plaintiffs was approved by the court. At December 31, 2013, an accrual for this matter was recorded in our consolidated balance sheet. Settlement payments totaling $15.2 million were made in the first quarter of 2014.

In 2014, in connection with an ongoing audit on behalf of a federal regulator, we began a process of reviewing the manner in which our obligations to make royalty payments for natural gas production on federal leases should be determined. The process involves attempting to determine components of certain fees we pay to transport and process some of our natural gas production and evaluate how each component impacts our royalty payment obligations. We estimate that this process will result in additional royalty payments made related to natural gas production on certain federal leases.

Also in 2014, an audit of our unclaimed property (escheat) practices in certain states was commenced. As is customary in the industry, we do not expect preliminary audit results to be known for several months.

As of March 31, 2014, our total accrual for all loss contingencies is $5.4 million, of which $1.3 million is included in oil and natural gas revenues held for distribution and $4.1 million is included in accrued and other current liabilities in our condensed consolidated balance sheet. Because of the uncertainty inherent in estimating probable payments associated with loss contingencies, it is reasonably possible that adjustments to our accrual will change as facts and circumstances change and such changes may be material.

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 13.	Income Taxes

Samson is subject to corporate income taxes. Income tax benefit for the periods presented consisted of the following (in thousands):

	Three Months Ended March 31,
	2014	2013
Deferred taxes:
Federal	$(440)	$(31,715)
State	(9)	(670)

Income tax benefit	$(449)	$(32,385)

Total income tax benefit differed from the amounts computed by applying the U.S. federal income tax rate to net loss from continuing operations before income taxes as a result of the following:

	Three Months Ended March 31,
	2014	2013
U.S. statutory rate	35%	35%
State taxes	1%	1%
Other	(5)%	0%

	31%	36%

We evaluated our tax positions and concluded that we have not taken any uncertain tax positions that require an adjustment to the financial statements. Tax penalties and related interest would be charged to the provision for income taxes when uncertain tax positions are recorded in the financial statements. Therefore, there are no related accruals for interest and penalties related to unrecognized tax benefits at March 31, 2014.

Note 14.	Related Party Transactions

On a quarterly basis, we pay affiliates of KKR, our principal shareholder, and the other initial equity investors a management fee. At the commencement of the agreement in 2012, the aggregate annual fee was $20.0 million, resulting in quarterly payments of $5.0 million. As dictated by the agreement, the aggregate annual fee and corresponding quarterly fee increases 5.0% each fiscal year. We incurred $5.5 million and $5.3 million in the three months ended March 31, 2014 and 2013, respectively. These fees are included in the condensed consolidated statements of loss and comprehensive loss as related party management fee.

Effective February 10, 2012, we entered into a Gas Offtake Rights Agreement (the “Offtake Agreement”) with Trademark Merchant Energy, LLC (“TME”) granting TME the right to acquire a percentage of the natural gas delivered to specified delivery points at an adjusted index price. ITOCHU Corporation (“ITOCHU”), a minority owner of Samson’s common stock, controls TME and is party to the Offtake Agreement. During 2013, the Offtake Agreement was assigned to another affiliate of ITOCHU. Total gross receipts under the Offtake Agreement were approximately $19.7 million for the three months ended March 31, 2013. There were no receipts under the Offtake Agreement for the three months ended March 31, 2014.

KKR Capstone Consulting, LLC (“Capstone”) is a consulting company of operational professionals that works exclusively with KKR’s portfolio company management teams. During the three months ended March 31, 2014

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

and 2013, we incurred costs of approximately $0.1 million and $0.7 million, respectively, to Capstone for consulting services it provided to us. Capstone is an affiliate of our principal shareholder, KKR.

We also, from time to time, purchase pipe and pumping supplies from Bell Supply Company LLC, which is an affiliate of Crestview Partners II GP, L.P. One of our directors serves on the board of directors of the parent to Bell Supply Company LLC. For the three months ended March 31, 2014 and 2013, we incurred approximately $0.3 million and $0.6 million, respectively, for supplies from Bell Supply Company LLC.

The Company is party to an agreement with CoreTrust Purchasing Group (“CoreTrust”), a group purchasing program that maintains relationships with certain vendors, from which participating companies may purchase products or services pursuant to the terms of the purchasing program. Since April 2013, the Company has, from time to time, purchased certain products and services from various vendors through the CoreTrust purchasing program. One or more affiliates of KKR have an indirect ownership interest in CoreTrust.

Note 15.	Subsequent Events

We have evaluated subsequent events through May 15, 2014, the date at which the financial statements were available to be issued, and determined that there were no other subsequent events requiring recognition or disclosure in our consolidated financial statements.

Note 16.	Condensed Consolidating Financial Information

Samson Resources Corporation and specified 100% owned subsidiaries (Geodyne Resources, Inc., Samson Contour Energy Co., Samson Contour Energy E&P, LLC, Samson Holdings, Inc., Samson Lone Star, LLC, Samson Resources Company, and Samson-International, Ltd. (collectively the “Subsidiary Guarantors” and, together with Samson Resources Corporation, the “Guarantors”)) of Samson Investment Company (the “Issuer”), a 100% owned subsidiary of Samson Resources Corporation, fully and unconditionally guarantee obligations under the Senior Notes. These guarantees are joint and several obligations of the Guarantors.

Any guarantee by a Guarantor will be automatically and unconditionally released and discharged upon (1)(A) in the case of any Subsidiary Guarantor, the sale, exchange or transfer of the capital stock of the Subsidiary Guarantor or (B) the sale, exchange or transfer of all, or substantially all, of the assets of such Guarantor, (2) the release or discharge of the guarantee by the Guarantor with respect to the RBL Revolver, (3) in the case of any Subsidiary Guarantor, the designation of it as an “Unrestricted Subsidiary” in compliance with the indenture, (4) the legal or covenant defeasance or discharge of the indenture or (5) the merger or consolidation of any Guarantor with and into the Issuer or another Guarantor, all in compliance with the provisions of the Senior Notes.

Covenants of the Senior Notes limit the ability of the Issuer and the Subsidiary Guarantors to, among other things:

•	incur additional indebtedness, guarantee indebtedness or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of capital stock or make other restricted payments; and

•	enter into certain transactions with affiliates.

We have prepared condensed consolidating financial statements in order to quantify assets, results of operations and cash flows of Samson Resources Corporation, the Issuer, the Subsidiary Guarantors and non-guarantor subsidiaries. The following condensed consolidating balance sheets, condensed consolidating statements of

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

income (loss) and comprehensive income (loss) and condensed consolidating statements of cash flows for the periods presented, present financial information for Samson Resources Corporation, as the parent of Samson Investment Company on a stand-alone basis (carrying any investment in subsidiaries under the equity method), financial information for Samson Investment Company on a stand-alone basis (carrying any investment in subsidiaries under the equity method), financial information for the Subsidiary Guarantors on a stand-alone basis, the financial information of our non-guarantor subsidiaries on a stand-alone basis, and the consolidation and elimination entries necessary to arrive at the financial information on a condensed consolidated basis. As Samson Resources Corporation, Samson Investment Company, and the Subsidiary Guarantors are separate taxable entities, income taxes are provided with respect to the individual operations of each entity (excluding any equity pick up) only, and deferred income taxes are recorded separately.

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Condensed Consolidating Balance Sheet

As of March 31, 2014

(In thousands)

	Samson Resources Corporation (Parent Guarantor)	Samson Investment Company (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash and cash equivalents	$—	$157	$392	$95	$—	$644
Accounts receivable, net	—	—	224,422	741	—	225,163
Intercompany receivables	—	46,240	—	—	(46,240)	—
Other current assets	—	24,460	30,123	—	—	54,583
Oil and gas properties, net	—	—	6,854,931	—	—	6,854,931
Other property and equipment, net	—	—	298,097	—	—	298,097
Investment in subsidiaries	1,703,794	5,077,574	—	—	(6,781,368)	—
Other non-current assets	12,491	303,866	21,903	42,181	(214,650)	165,791

Total assets	$1,716,285	$5,452,297	$7,429,868	$43,017	$(7,042,258)	$7,599,209

Accounts payable	$—	$—	$19,828	$99	$—	$19,927
Intercompany payables	—	—	6,576	39,664	(46,240)	—
Accrued and other current liabilities	—	32,503	258,954	1,649	—	293,106
Other current liabilities	—	—	194,612	—	—	194,612
Long-term debt	—	3,716,000	—	—	—	3,716,000
Deferred income taxes	—	—	1,789,125	—	(214,650)	1,574,475
Cumulative preferred stock subject to mandatory redemption	193,500	—	—	—	—	193,500
Puttable common stock	1,000	—	—	—	—	1,000
Other non-current liabilities	—	—	84,804	—	—	84,804
Shareholders’ equity	1,521,785	1,703,794	5,075,969	1,605	(6,781,368)	1,521,785

Total liabilities and shareholders’ equity	$1,716,285	$5,452,297	$7,429,868	$43,017	$(7,042,258)	$7,599,209

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Condensed Consolidating Balance Sheet

As of December 31, 2013

(In thousands)

	Samson Resources Corporation (Parent Guarantor)	Samson Investment Company (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash and cash equivalents	$—	$238	$399	$90	$—	$727
Accounts receivable, net	10	—	174,979	—	—	174,989
Intercompany receivables	—	22,204	19,791	—	(41,995)	—
Other current assets	—	14,392	30,192	52	—	44,636
Oil and gas properties, net	—	—	6,738,239	—	—	6,738,239
Other property and equipment, net	—	—	302,693	—	—	302,693
Investment in subsidiaries	1,696,448	5,051,279	—	—	(6,747,727)	—
Other non-current assets	10,569	309,373	71,296	53,230	(268,066)	176,402

Total assets	$1,707,027	$5,397,486	$7,337,589	$53,372	$(7,057,788)	$7,437,686

Accounts payable	$—	$—	$36,255	$12	$—	$36,267
Intercompany payables	—	—	—	41,995	(41,995)	—
Accrued and other current liabilities	—	95,268	244,046	1,920	—	341,234
Other current liabilities	—	40,529	117,296	—	—	157,825
Long-term debt	—	3,554,000	—	—	—	3,554,000
Deferred income taxes	—	—	1,824,483	7,558	(268,066)	1,563,975
Cumulative preferred stock subject to mandatory redemption	191,035	—	—	—	—	191,035
Puttable common stock	3,250	—	—	—	—	3,250
Other non-current liabilities	—	11,241	66,117	—	—	77,358
Shareholders’ equity	1,512,742	1,696,448	5,049,392	1,887	(6,747,727)	1,512,742

Total liabilities and shareholders’ equity	$1,707,027	$5,397,486	$7,337,589	$53,372	$(7,057,788)	$7,437,686

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Condensed Consolidating Statement of

Income (Loss) and Comprehensive Income (Loss)

For the Three Months Ended March 31, 2014

(In thousands)

	Samson Resources Corporation (Parent Guarantor)	Samson Investment Company (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenues	$—	$—	$250,928	$—	$—	$250,928
Total operating expenses	5,648	225	225,709	209	—	231,791

Operating income (loss)	(5,648)	(225)	25,219	(209)	—	19,137
Interest expense, net	(600)	(19,846)	(30)	—	—	(20,476)
Equity in earnings of subsidiaries	3,319	17,265	—	—	(20,584)	—
Other income (expense), net	—	—	65	(197)	—	(132)

Income (loss) before income taxes	(2,929)	(2,806)	25,254	(406)	(20,584)	(1,471)
Income tax provision (benefit)	(1,907)	(6,125)	7,707	(124)	—	(449)

Net income (loss)	(1,022)	3,319	17,547	(282)	(20,584)	(1,022)
Total other comprehensive income (loss)	(5,854)	(5,854)	(5,854)	—	11,708	(5,854)

Total comprehensive income (loss)	$(6,876)	$(2,535)	$11,693	$(282)	$(8,876)	$(6,876)

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Condensed Consolidating Statement of

Income (Loss) and Comprehensive Income (Loss)

For the Three Months Ended March 31, 2013

(In thousands)

	Samson Resources Corporation (Parent Guarantor)	Samson Investment Company (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenues	$—	$—	$212,001	$900	$—	$212,901
Total operating expenses	5,271	—	296,201	1,028	—	302,500

Operating loss	(5,271)	—	(84,200)	(128)	—	(89,599)
Equity in earnings of subsidiaries	(54,842)	(54,842)	—	—	109,684	—
Other income (expense), net	—	—	657	(1,672)	—	(1,015)

Income (loss) before income taxes	(60,113)	(54,842)	(83,543)	(1,800)	109,684	(90,614)
Income tax provision (benefit)	(1,884)	—	(29,858)	(643)	—	(32,385)

Net income (loss)	(58,229)	(54,842)	(53,685)	(1,157)	109,684	(58,229)
Total other comprehensive income (loss)	(22,850)	(22,850)	(22,850)	—	45,700	(22,850)

Total comprehensive income (loss)	$(81,079)	$(77,692)	$(76,535)	$(1,157)	$155,384	$(81,079)

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Condensed Consolidating

Statement of Cash Flows

For the Three Months Ended March 31, 2014

(In thousands)

	Samson Resources Corporation (Parent Guarantor)	Samson Investment Company (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$(5,638)	$(10,253)	$119,882	$(788)	$—	$103,203
Investing Activities:
Capital expenditures—oil and gas properties	—	—	(263,566)	—	—	(263,566)
Capital expenditures—other property and equipment	—	—	(5,035)	—	—	(5,035)
Proceeds from divestitures—oil and gas properties	—	—	5,502	—	—	5,502
Proceeds from divestitures—other property and equipment	—	—	3	—	—	3
Advances to parent/subsidiary	—	(151,828)	—	—	151,828	—

Net cash provided by (used in) investing activities	—	(151,828)	(263,096)	—	151,828	(263,096)

Financing activities:
Advances from issuer	7,828	—	143,207	793	(151,828)	—
Proceeds from revolver	—	172,000	—	—	—	172,000
Repayment of revolver	—	(10,000)	—	—	—	(10,000)
Repurchase of puttable common stock	(2,190)	—	—	—	—	(2,190)

Net cash provided by (used in) financing activities	5,638	162,000	143,207	793	(151,828)	159,810

Net change in cash	—	(81)	(7)	5	—	(83)
Cash and cash equivalents at beginning of period	—	238	399	90	—	727

Cash and cash equivalents at end of period	$—	$157	$392	$95	$—	$644

SAMSON RESOURCES CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Condensed Consolidating

Statement of Cash Flows

For the Three Months Ended March 31, 2013

(In thousands)

	Samson Resources Corporation (Parent Guarantor)	Samson Investment Company (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$(5,374)	$(6,846)	$170,480	$(10,894)	$—	$147,366
Investing Activities:
Capital expenditures—oil and gas properties	—	—	(322,036)	—	—	(322,036)
Capital expenditures—other property and equipment	—	—	(12,970)	—	—	(12,970)
Proceeds from divestitures—other property and equipment	—	—	3,200	—	—	3,200
Advances to parent/subsidiary	—	(179,505)	—	—	179,505	—

Net cash provided by (used in) investing activities	—	(179,505)	(331,806)	—	179,505	(331,806)

Financing activities:
Advances from issuer	5,374	—	162,366	11,765	(179,505)	—
Proceeds from revolver	—	185,000	—	—	—	185,000

Net cash provided by financing activities	5,374	185,000	162,366	11,765	(179,505)	185,000

Net change in cash	—	(1,351)	1,040	871	—	560
Cash and cash equivalents at beginning of period	—	1,656	1,155	228	—	3,039

Cash and cash equivalents at end of period	$—	$305	$2,195	$1,099	$—	$3,599

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders Of Samson Resources Corporation

Tulsa, Oklahoma

We have audited the accompanying consolidated balance sheets of Samson Resources Corporation and subsidiaries (the “Successor” or the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of income (loss), comprehensive income (loss), equity, and cash flows for each of the years then ended and for the period from inception (November 14, 2011) to December 31, 2011. We have also audited the consolidated statements of income (loss), comprehensive income (loss), equity, and cash flows of Samson Investment Company (the “Predecessor”) for the period from July 1, 2011 to December 21, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements of the Predecessor for the year ended June 30, 2011 were audited by other auditors whose report, dated September 29, 2011 (January 28, 2012 as to Note 8), expressed an unqualified opinion on those statements.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Samson Resources Corporation and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years ended December 31, 2013 and 2012 and for the period from November 14, 2011 to December 31, 2011, and the results of Samson Investment Company’s operations and cash flows for the period from July 1, 2011 to December 21, 2011, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Successor acquired the Predecessor on December 21, 2011 in a transaction accounted for as a business combination. Accordingly, the assets acquired and liabilities assumed were recorded at fair value on that date by the Successor and are not comparable with those of the Predecessor.

As discussed in Note 23 to the consolidated financial statements, we have also audited the adjustments to the financial statements of Samson Investment Company for the year ended June 30, 2011 to retrospectively present the condensed consolidated financial statements of the subsidiary guarantors and parent company guarantor. Our procedures relating to the presentation of guarantor financial information include (1) comparing the Company’s guarantor schedules to the underlying detailed general ledger records, (2) reconciling the combined amounts to the reported consolidated balances and (3) testing the mathematical accuracy of the guarantor schedules. In our opinion, such retrospective adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the June 30, 2011 financial statements of Samson Investment Company other than with respect to the retrospective presentation, and accordingly, we do not express an opinion or any other form of assurance on the June 30, 2011 financial statements of Samson Investment Company taken as a whole.

/s/ Deloitte & Touche LLP

Tulsa, Oklahoma

March 31, 2014

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Samson Investment Company:

In our opinion, the accompanying consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows of Samson Investment Company and its subsidiaries before inclusion of the condensed consolidating guarantor information in Note 23, present fairly, in all material respects, the results of their operations and their cash flows for the period ended June 30, 2011 in conformity with accounting principles generally accepted in the United States of America ( the 2011 financial statements before the inclusion of the condensed consolidating guarantor information in Note 23 are not presented herein). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

We were not engaged to audit, review, or apply any procedures with respect to the condensed consolidating guarantor information presented in Note 23 and accordingly, we do not express an opinion or any other form of assurance about whether such information and disclosure is appropriate. The condensed consolidating guarantor information and disclosure were audited by other auditors.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

September 29, 2011, except for the effects of the matters described in Note 8 to the consolidated financial statements, as to which the date is January 28, 2012

PricewaterhouseCoopers LLP, Two Warren Place, 6120 South Yale Avenue, Suite 1850, Tulsa, OK 74136

T: (524) 918 1200, F: (918) 524 1300, www.pwc.com/us

SAMSON RESOURCES CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	As of December 31, 2013	As of December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$727	$3,039
Accounts receivable, net	174,989	182,176
Derivative assets	—	29,882
Prepaid expenses and other	11,484	4,332
Deferred tax assets	33,152	—

Total current assets	220,352	219,429
Property, plant and equipment, net:
Oil and gas properties, full cost method:
Proved properties	2,823,171	2,839,211
Unproved properties not being amortized	3,915,068	5,475,249
Other property and equipment	302,693	288,966

Total property, plant and equipment, net	7,040,932	8,603,426
Derivative assets	7,381	—
Deferred charges	125,816	147,484
Other noncurrent assets	43,205	66,318

Total assets	$7,437,686	$9,036,657

Liabilities and Equity
Current liabilities:
Accounts payable	$36,267	$51,669
Oil and gas revenues held for distribution	117,296	120,823
Accrued and other current liabilities	341,234	376,019
Derivative liabilities	40,529	270
Deferred income tax liabilities	—	34,979

Total current liabilities	535,326	583,760
Long-term debt	3,554,000	3,475,000
Derivative liabilities	11,241	23,843
Deferred credits and other long-term liabilities	66,117	70,538
Deferred income tax liabilities	1,563,975	2,113,361
Cumulative preferred stock subject to mandatory redemption ($0.10 par value, 180 shares authorized, issued and outstanding, with a redemption value of $191.0 million and $183.6 million at December 31, 2013 and 2012, respectively)	191,035	173,894
Puttable common stock ($0.01 par value, 650 and 1,255 shares issued and outstanding at December 31, 2013 and 2012, respectively)	3,250	6,275
Commitments and contingencies (Note 17)
Shareholders’ equity:
Common stock ($0.01 par value, 2,000,000 shares authorized, with 835,400 and 829,000 shares issued and outstanding at December 31, 2013 and 2012, respectively)	8,290	8,290
Additional paid-in capital	4,212,793	4,179,078
Accumulated deficit	(2,709,070)	(1,603,696)
Accumulated other comprehensive income	729	6,314

Total shareholders’ equity	1,512,742	2,589,986

Total liabilities and shareholders’ equity	$7,437,686	$9,036,657

The accompanying notes are an integral part of these consolidated financial statements.

SAMSON RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands)

	Successor			Predecessor
	Year Ended December 31, 2013	Year Ended December 31, 2012	From Inception (November 14, 2011) through December 31, 2011	July 1, 2011 through December 21, 2011	Year Ended June 30, 2011
Revenues:
Natural gas and natural gas liquids sales	$648,108	$528,678	$20,932	$439,894	$983,079
Crude oil sales	493,884	517,824	15,473	241,100	446,508
Commodity derivatives, net	(58,411)	121,438	18,496	157,726	(126,874)

Total revenues	1,083,581	1,167,940	54,901	838,720	1,302,713

Operating expenses:
Lease operating	195,918	222,597	5,320	121,834	208,787
Production and ad valorem taxes	76,256	82,651	3,537	60,591	107,144
Depreciation, depletion, and amortization	558,714	682,621	18,233	342,604	536,748
Impairment of oil and gas properties	1,817,670	2,253,527	—	—	—
Related party management fee	21,000	20,000	—	—	—
Restructuring charges	—	46,643	—	—	—
General and administrative	131,305	151,168	142,780	437,511	114,075

Total operating expenses	2,800,863	3,459,207	169,870	962,540	966,754

Operating income (loss)	(1,717,282)	(2,291,267)	(114,969)	(123,820)	335,959
Interest income (expense), net of capitalization	15	157	—	(12,161)	(23,512)
Other income (expense), net	(2,065)	(22)	933	9,243	10,220
Loss on early extinguishment of debt	—	(44,815)	—	(77,413)	—

Income (loss) before income taxes	(1,719,332)	(2,335,947)	(114,036)	(204,151)	322,667
Income tax provision (benefit)	(613,958)	(805,918)	(40,369)	(85,188)	116,979

Net income (loss)	$(1,105,374)	$(1,530,029)	$(73,667)	$(118,963)	$205,688

The accompanying notes are an integral part of these consolidated financial statements.

SAMSON RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

	Successor			Predecessor
	Year Ended December 31, 2013	Year Ended December 31, 2012	From Inception (November 14, 2011) through December 31, 2011	July 1, 2011 through December 21, 2011	Year Ended June 30, 2011
Net income (loss)	$(1,105,374)	$(1,530,029)	$(73,667)	$(118,963)	$205,688
Other comprehensive income (loss):
Unrealized gain (loss) from cash flow hedges, net of tax of $(3,205) and $5,502, respectively	(5,763)	9,893	—	—	—
Reclassification for settled cash flow hedges, net of tax of $99 and $(1,991), respectively	178	(3,579)	—	—	—
Foreign currency translation adjustment, net of tax of $(2) and $(73), respectively	—	—	—	(3)	(130)
Foreign currency reclassification adjustments for realized gains, net of tax of $2 and $147, respectively	—	—	—	3	262
Unrealized holding gains (losses) from short-term investments, net of tax of $(1,081) and $4,747, respectively	—	—	—	(1,493)	8,439
Reclassification adjustments for realized gains (losses) from short-term investments, net of tax of $(2,985)	—	—	—	—	(5,307)

Total other comprehensive income (loss), net of tax	(5,585)	6,314	—	(1,493)	3,264

Total comprehensive income (loss)	$(1,110,959)	$(1,523,715)	$(73,667)	$(120,456)	$208,952

The accompanying notes are an integral part of these consolidated financial statements.

SAMSON RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF EQUITY

(In thousands)

	Common Stock		Treasury Stock, at cost	Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
	Shares	Amount
Predecessor
Balance as of June 30, 2010	257,612	$2,576	$(850,000)	$393	$3,711,878	$2,309	$2,867,156
Net income	—	—	—	—	205,688	—	205,688
Other comprehensive income	—	—	—	—	—	3,264	3,264
Stock repurchased	—	—	(300,000)	—	—	—	(300,000)

Balance as of June 30, 2011	257,612	2,576	(1,150,000)	393	3,917,566	5,573	2,776,108
Net loss	—	—	—	—	(118,963)	—	(118,963)
Other comprehensive loss	—	—	—	—	—	(1,493)	(1,493)
Non-cash distribution of assets to shareholders	—	—	—	—	(201,648)	(4,080)	(205,728)

Balance as of December 21, 2011	257,612	$2,576	$(1,150,000)	$393	$3,596,955	$—	$2,449,924

Successor
Balance as of November 14, 2011 (inception)	—	$—	$—	$—	$—	$—	$—
Issuance of common stock	829,000	8,290	—	4,136,710	—	—	4,145,000
Net loss	—	—	—	—	(73,667)	—	(73,667)
Stock based compensation	—	—	—	2,880	—	—	2,880

Balance as of December 31, 2011	829,000	8,290	—	4,139,590	(73,667)	—	4,074,213
Net loss	—	—	—	—	(1,530,029)	—	(1,530,029)
Stock based compensation	—	—	—	39,488	—	—	39,488
Other comprehensive income	—	—	—	—	—	6,314	6,314

Balance as of December 31, 2012	829,000	8,290	—	4,179,078	(1,603,696)	6,314	2,589,986
Issuance of restricted common stock	6,800	—	—	—	—	—	—
Forfeitures of restricted common stock	(400)	—	—	—	—	—	—
Repurchase of puttable common stock	—	—	—	60	—	—	60
Net loss	—	—	—	—	(1,105,374)	—	(1,105,374)
Stock based compensation	—	—	—	33,655	—	—	33,655
Other comprehensive loss	—	—	—	—	—	(5,585)	(5,585)

Balance as of December 31, 2013	835,400	$8,290	$—	$4,212,793	$(2,709,070)	$729	$1,512,742

The accompanying notes are an integral part of these consolidated financial statements.

SAMSON RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Successor			Predecessor
	Year Ended December 31, 2013	Year Ended December 31, 2012	From Inception (November 14, 2011) through December 31, 2011	July 1, 2011 through December 21, 2011	Year Ended June 30, 2011
Operating activities:
Net income (loss)	$(1,105,374)	$(1,530,029)	$(73,667)	$(118,963)	$205,688
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gain) loss on short-term investments and sale of other assets	—	—	52	1,446	(207)
Commodity derivatives, net	58,411	(121,438)	(18,496)	(157,726)	126,874
Cash settlements of derivative instruments, net	(16,944)	127,142	5,701	63,968	223,414
Stock based compensation expense	29,273	35,606	2,880	—	37,891
Depreciation, depletion, and amortization	558,714	682,621	18,233	342,604	536,748
Impairment of oil and gas properties	1,817,670	2,253,527	—	—	—
Provision (benefit) for deferred income taxes	(614,411)	(805,918)	(40,369)	(85,188)	138,884
Loss on early extinguishment of debt	—	44,815	—	8,579	—
Amortization of debt issuance costs	—	—	1,636	2,367	—
Other noncash items	317	—	—	—	5,277
Change in operating assets and liabilities, net of business combinations:
Accounts receivable and other assets	(12,650)	1,364	(81,437)	70,004	29,364
Prepaid expenses and other	(7,152)	2,074	(711)	975	(258)
Accounts payable	(15,402)	(437,459)	21,253	(73,640)	119,269
Oil and gas revenues held for distribution and accrued liabilities	9,970	278,890	(388,625)	337,705	12,255
Deferred credits and other long-term liabilities	(13,795)	669	30	18,423	(8,554)

Net cash provided by (used in) operating activities	688,627	531,864	(553,520)	410,554	1,426,645

Investing activities:
Purchase of Predecessor business, net of cash	—	(109,452)	(6,893,962)	—	—
Capital expenditures—oil and gas properties	(1,031,644)	(1,074,832)	(2,561)	(909,451)	(1,564,368)
Capital expenditures—other property and equipment	(49,320)	(44,423)	—	(10,197)	(23,387)
Proceeds from divestitures—oil and gas properties	311,612	735,012	—	1,859	562,426
Proceeds from divestitures—other property and equipment	5,071	—	—	—	—
Proceeds from sale of short-term investments	—	—	—	2,028	20,652
Proceeds (purchase) of other assets	—	3,811	—	(9,199)	12,778
Other investing activities	—	—	(652)	174	807

Net cash used in investing activities	(764,281)	(489,884)	(6,897,175)	(924,786)	(991,092)

Financing activities:
Proceeds from borrowings of long-term debt	—	3,250,000	2,250,000	—	100,000
Repayment of long-term debt	—	(2,250,000)	—	(695,000)	(250,000)
Proceeds from revolver	556,000	520,000	1,345,000	600,000	—
Repayment of revolver	(477,000)	(1,640,000)	—	—	—
Debt issuance costs	(2,693)	(51,945)	(162,576)	—	(7,156)
Issuance of common stock	—	—	4,145,000	—	—
Issuance of puttable common stock	—	12,375	—	—	—
Repurchase of puttable common stock	(2,965)	(6,100)	—	—	—

Net cash provided by (used in) financing activities	73,342	(165,670)	7,577,424	(95,000)	(157,156)

Net change in cash	(2,312)	(123,690)	126,729	(609,232)	278,397
Cash and cash equivalents at beginning of period	3,039	126,729	—	631,632	353,235

Cash and cash equivalents at end of period	$727	$3,039	$126,729	$22,400	$631,632

The accompanying notes are an integral part of these consolidated financial statements.

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.	Organization and Nature of Operations, Basis of Presentation, and Summary of Significant Accounting Policies

Organization and Nature of Operations

We are an independent oil and gas company incorporated in the state of Delaware and headquartered in Tulsa, Oklahoma. We also have a corporate office located in Denver, Colorado as well as several field locations throughout our core operating areas. We engage in the acquisition, exploration and development of oil and gas properties in the continental United States. We have operations and acreage positions in the Anadarko, Arkoma, Greater Green River, Powder River, San Juan, East Texas and Williston Basins.

Basis of Presentation

On November 14, 2011, Samson Resources Corporation (“Samson”) was formed for the purpose of acquiring all of the issued and outstanding common stock of Samson Investment Company, which occurred on December 21, 2011 (the “Acquisition”). Unless the context requires otherwise, in this report, the terms “Samson,” “Company,” “we,” “our,” and “us” refer to Samson and its subsidiaries. Immediately prior to the Acquisition, the Predecessor completed a reorganization whereby its Gulf Coast and Offshore assets were transferred to the selling stockholders, and were therefore not acquired by Samson. These assets were transferred at carrying value as a non-cash distribution. No gain or loss was recognized in the Predecessor financial statements for the transaction. The results of operations of the Predecessor for the periods through December 21, 2011 include all of the operations of the Predecessor, including the Gulf Coast and Offshore assets. The results of operations of Samson reflected in the Successor financial statements do not include the Gulf Coast and Offshore assets of the Predecessor.

The Acquisition was accounted for as a business combination and the assets acquired and liabilities assumed were recorded at estimated acquisition date fair value. The assets acquired and liabilities assumed were recorded using a different basis than what was previously recorded by the Predecessor, which impacts the comparability of the financial statements of Samson with the financial statements of the Predecessor. In the fourth quarter of 2012, we recorded certain measurement period adjustments as we finalized the fair value measurements needed to record the business combination. The accompanying 2012 financial statements reflect the effects of final business combination accounting for the Acquisition, which is described in more detail in Note 2.

The accompanying consolidated financial statements for the periods labeled as “Successor” include the accounts of Samson and our subsidiaries for which we consolidate. The accompanying consolidated financial statements for the periods labeled as “Predecessor” include the accounts of the Predecessor including its subsidiaries for which the Predecessor consolidated. All intercompany accounts and transactions have been eliminated in consolidation.

Unless the context requires otherwise, in this report, references to natural gas or gas include natural gas liquids.

Significant Accounting Policies

Fiscal Year

Samson’s fiscal year-end is December 31. The Predecessor reported on a June 30 fiscal year-end. This report includes the Predecessor’s audited financial statements for the period from July 1, 2011 to December 21, 2011 (the “transition period”), as well as the audited financial statements for the year ended June 30, 2011.

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the respective reporting periods. Estimates and assumptions that, in the opinion of management, are significant include oil and natural gas reserves used to compute depletion expense and the full cost ceiling limitation, depletion expense relating to oil and gas properties, allocations of value from unproved properties to proved properties when proved reserves are established or wells are completed, asset retirement obligations, fair value measurements used to record derivatives, employee stock-based compensation and business combinations, impairments of unproved property, accruals for revenue, expenses and capital expenditures, assumptions used to account for loss contingencies, projected compliance with debt covenant requirements and income taxes. We base our estimates on historical experience and on assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions about future events and their effects cannot be determined with certainty, and accordingly, these estimates may change as facts and circumstances change. Actual results may differ from the estimates used in the preparation of our consolidated financial statements.

Reclassifications

Certain amounts previously reported have been reclassified to conform to the current period presentation. These reclassifications were made within total current liabilities in the consolidated balance sheets. This reclassification did not impact consolidated net income (loss), shareholders’ equity or cash flows.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and on deposit, as well as investments in highly liquid debt instruments with maturities of three months or less.

Short-Term Investments

The Predecessor held investments, classified as available for sale, which consisted primarily of marketable securities. These investments were transferred to the selling shareholders in the common control transaction described above. Unrealized holding gains and losses were excluded from current earnings and were included in accumulated other comprehensive income, net of taxes, until realized. In computing realized gains and losses on the sale of short-term investments, the cost of the short-term investment sold was determined using specific identification of the securities at the time of sale. We held no marketable securities subsequent to December 21, 2011.

Accounts Receivable

Accounts receivable are carried on a gross basis, less an allowance for doubtful accounts. We estimate our allowance for doubtful accounts based on existing economic conditions, the financial conditions of our counterparties and the amount and age of past due accounts. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts are generally written off against the allowance for doubtful accounts only after all collection attempts have been exhausted. We have not had significant instances of nonpayment. A portion of our receivables are from joint interest owners of properties we operate. Therefore, we may have the ability to withhold future revenue disbursements to recover any non-payment of joint interest billings.

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Derivative Instruments

We utilize derivative financial instruments including fixed price swap agreements, basis swaps and collars to manage the impact of fluctuations in the market prices of oil, natural gas and NGLs. Our derivatives are entered into with banks that are part of our revolving credit facility, and therefore we do not have any margin requirements. All contracts are settled with cash and do not require the delivery of physical volumes. We do not enter into derivative instruments for speculative or trading purposes.

We recognize all derivatives in the consolidated balance sheets as either an asset or liability measured at fair value unless they qualify for, and we elect, the normal purchase normal sale exemption. Changes in the fair value of our derivative financial instruments that do not qualify for the normal purchase normal sale exemption are reported in the consolidated statements of income (loss) in commodity derivatives, net (a component of total revenues), except for those derivatives designated as cash flow hedges.

For those derivatives designated as cash flow hedges, changes in fair value for the effective portion of the hedge are deferred in accumulated other comprehensive income (loss) until the related physical transactions being hedged occur, at which time the deferred amounts are reclassified to commodity derivatives, net. Any change in fair value resulting from ineffectiveness is recognized in current period operations within commodity derivatives, net. If it is determined that the forecasted physical transaction is no longer probable of occurring or if the derivative otherwise no longer qualifies to be designated as a cash flow hedge, then hedge accounting will be discontinued prospectively and future changes in fair value will be recorded in earnings.

Concentration of Credit Risk

We operate a substantial portion of our oil and gas properties. As the operator of a property, we make full payment of costs associated with the property and seek reimbursement from the other working interest owners in the property for their share of these costs. Consequently, the ability of our joint interest partners to reimburse us could be adversely affected by negative developments in the oil and gas industry and other factors.

The purchasers of our oil and gas production consist primarily of independent marketers, major oil and gas companies and midstream companies. We perform credit evaluations of the purchasers of our production and periodically monitor their financial condition. We obtain cash escrows, letters of credit or parental guarantees from some of our purchasers. Historically, we have sold our oil and gas production to several purchasers. We had one customer who accounted for 10.9% and 12.6% of our oil and gas revenue for the year ended December 31, 2013 and 2012, respectively. No customers exceeded 10% of oil and gas revenues for any of the other financial statement periods presented.

All of our derivative transactions have been executed in the over-the-counter-market with large financial institutions that are part of our revolving credit facility. The use of derivative transactions involves the risk that counterparties will be unable to meet the financial terms of such transactions. We periodically monitor the credit ratings of our derivative counterparties. Although we have entered into derivative contracts with multiple counterparties to mitigate our exposure to any individual counterparty, if any of our counterparties were to default on their obligation to us under the related contracts or seek bankruptcy protection, it could have a materially adverse effect on our ability to fund our planned activities and could result in a larger percentage of our future production being subject to commodity price changes. Additionally, in challenging economic environments and tight financial markets, the risk of a counterparty default is heightened and fewer counterparties may participate in derivative transactions, which could result in greater concentration of our exposure to any one counterparty.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Our total cash balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per bank per depositor. We had cash balances on deposit at December 31, 2013 and 2012 that exceeded the balance insured by the FDIC in the amount of $11.1 million and $32.5 million, respectively.

Accumulated Other Comprehensive Income (Loss)

For the year ended December 31, 2013, changes in accumulated other comprehensive income (loss) for cash flow hedges, net of tax, are detailed below. The reclassifications out of accumulated other comprehensive income (loss) are included in commodity derivatives, net in the consolidated statements of income (loss).

Year Ended December 31, 2013
Balance, beginning of period	$6,314
Other comprehensive loss before reclassifications	(5,763)
Cash settlements of cash flow hedges reclassified into earnings from accumulated other comprehensive income	178

Net current period other comprehensive loss	(5,585)

Balance, end of period	$729

Oil and Gas Properties

We utilize the full cost method of accounting for oil and gas properties. As all of our operations reside within the United States, we maintain one cost center and therefore have one reportable segment. All costs incurred in connection with the acquisition, exploration and development of oil and gas properties are capitalized. Those costs include any internal costs that are directly related to development and exploration activities, but do not include any costs related to production, general and administrative or similar activities. Sales of proved oil and gas properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved oil and natural gas reserves.

We compute the provision for depletion of proved oil and gas properties using a composite units-of-production method based upon estimates of proved reserve quantities. Proved reserves for barrels of oil and NGLs are converted to equivalent thousand cubic feet (“Mcfe”) using a 6:1 ratio. The full cost amortization rates per Mcfe of natural gas sold for the Successor for the years ended December 31, 2013 and 2012 and the period from inception (November 14, 2011) through December 31, 2011, were $2.50, $3.17 and $2.39, respectively. The full cost amortization rates per Mcfe of natural gas sold for the Predecessor during the period ended December 21, 2011 and the year ended June 30, 2011 were $2.59 and $1.79, respectively.

Costs associated with unproved properties that have not been impaired and costs associated with uncompleted capital projects are excluded from the amortization base. Sales of unproved properties are accounted for as adjustments of capitalized costs. Approximately $3.9 billion and $5.5 billion of costs were excluded from the amortization base at December 31, 2013 and 2012, respectively. As proved reserves are established, costs associated with unproved properties become part of our amortization base. We determine the amount of costs to transfer from unproved properties based on our estimate of the potential drilling locations for each property where proved reserves are established. Costs associated with uncompleted capital projects are transferred to our amortization base upon completion of the related project. Unproved properties are assessed at least annually to ascertain whether impairment has occurred. In addition, impairment assessments are made for interim reporting

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

periods if facts and circumstances exist that suggest impairment may have occurred. The assessment includes consideration of our intent to drill, the remaining lease term, geological and geophysical evaluations, our drilling results and potential drilling locations, the assignment of proved reserves, and the economic viability of development if proved reserves are assigned, among others. During any period in which an impairment is indicated, the accumulated costs incurred to date for the impaired property are transferred to the full cost pool and are then subject to depletion and the full cost ceiling limitation.

At the end of each reporting period, the unamortized net capitalized cost of oil and gas properties (including capitalized asset retirement costs and considering the impact of deferred income taxes) is limited to the sum of (i) the estimated future net revenues from proved properties (less future development costs of wells to be drilled), calculated using an unweighted arithmetic average of oil and natural gas prices on the first day of each month within the 12-month period prior to the ending date of the quarterly period, discounted at 10% and adjusted for the effects of existing cash flow hedges and (ii) the cost of properties not being amortized (if any), adjusted for the related income tax effects (“Ceiling Test”). The ceiling value on our reserves was calculated based upon the following commodity prices:

	Successor			Predecessor
	December 31, 2013	December 31, 2012	December 31, 2011	December 21, 2011	June 30, 2011
Oil (per barrel)(a)	$96.91	$94.71	$95.84	$95.84	$90.09
Natural gas (per MMBtu)(a)	$3.67	$2.76	$4.12	$4.12	$4.21
NGLs (per barrel)(b)	$34.47	$38.15	$—	$—	$—

(a)	Before adjustment for market differentials.
(b)	Our reserve report included NGLs beginning at December 31, 2012 as we then had sufficient historical engineering and accounting data necessary to accurately report such information.

There are numerous uncertainties inherent in estimating the quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production, subsequent to the date of the estimate, may justify revision of such estimates. Accordingly, reserve estimates will differ from the quantities of oil and gas ultimately recovered.

Other Property and Equipment

Other property and equipment, including gathering systems, saltwater disposal wells, information technology assets, and other field and corporate assets, are recorded at historical cost and are depreciated using the straight-line method over estimated useful lives ranging from 3 to 32 years. As assets are disposed of, the cost and related accumulated depreciation are removed and any resulting gain or loss is included in earnings. Depreciation expense for the Successor years ended December 31, 2013 and 2012 and the period from inception (November 14, 2011) through December 31, 2011 was $33.4 million, $32.4 million and $0.9 million, respectively. Depreciation expense for the Predecessor period from July 1, 2011 through December 21, 2011, and for the year ended June 30, 2011 was $17.6 million and $61.6 million, respectively.

Long-lived assets are tested for impairment when events or circumstances indicate that their carrying value may not be recoverable. The carrying value of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value exceeds the sum of the undiscounted cash flows, an impairment loss equal to the amount by which the carrying value exceeds the fair value of the asset is recognized. There were no impairments of our other property and equipment for any of the periods presented.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deferred Charges

Deferred charges consist of loan origination costs associated with our long term debt. These costs are amortized to interest expense over the life of the related debt agreements using the effective interest method, except for those costs associated with our revolving credit facility, which are amortized straight-line over the life of the facility.

Asset Retirement Obligation

We record a liability for asset retirement obligations and increase the carrying value of our oil and gas properties in the period in which the liability is incurred. Asset retirement obligations primarily relate to the abandonment of oil and natural gas producing facilities and include costs to dismantle and relocate or dispose of wells and related structures. Depletion of capitalized asset retirement costs and accretion of asset retirement obligations are recorded over time. The long term portion of our asset retirement obligations is recorded in deferred credits and other long-term liabilities in our consolidated balance sheets. The current portion of our asset retirement obligations is recorded in accrued and other current liabilities in our consolidated balance sheets. Accretion expense is recorded in depreciation, depletion, and amortization in our consolidated statements of income (loss) and was $4.7 million, $4.6 million and $0.3 million for the Successor years ended December 31, 2013 and 2012 and the period from inception (November 14, 2011) through December 31, 2011, respectively, and $4.7 million and $8.7 million for the Predecessor period from July 1, 2011 through December 31, 2011 and the year ended June 30, 2011, respectively.

Cumulative Preferred Stock Subject to Mandatory Redemption

Cumulative preferred stock was recorded at estimated fair value as part of the consideration exchanged in the business combination described in Note 2. The shares are redeemable by the Successor at any time, with mandatory redemption upon the earliest of the consummation of an initial public offering of equity, a change in control or July 1, 2022. The preferred shares are accreted through interest expense to redemption value using the interest method.

Stock-Based Compensation

We apply a fair value-based method of accounting for stock-based compensation, which requires compensation cost to be measured based on the fair value of awards on each grant date. Compensation cost is recognized in our financial statements over the vesting period. The amount of compensation cost relating to employees directly involved in oil and gas exploration activities is capitalized to oil and gas properties. Amounts not capitalized to oil and gas properties are recognized in lease operating expense and general and administrative expense.

We utilize the Black-Scholes-Merton option pricing model to estimate the grant date fair value of stock options. The model employs various assumptions, including the risk-free interest rate, expected volatility, expected term and the fair value of underlying shares. We have utilized historical data and analyzed current information to reasonably support these assumptions.

We measure the fair value of restricted stock based upon the value of the underlying share at the time of the grant, adjusted for a discount for marketability. The fair value of the underlying share price is estimated utilizing various internal models that rely upon observable market data that include cash flows, reserve base and production characteristics.

We recognize stock-based compensation on a straight-line basis over the requisite service period for the entire award. The expense we recognize is net of estimated forfeitures. We estimate our forfeiture rate based on prior experience and make adjustments as circumstances warrant.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Predecessor recognized in the financial statements the cost of employee services rendered in exchange for awards of equity instruments (stock appreciation rights) based on the intrinsic value of those awards. The amount of compensation cost relating to employees directly involved in oil and gas exploration activities was capitalized to oil and gas properties. Amounts not capitalized to oil and gas properties were recognized in general and administrative expense. The intrinsic value of the Predecessor’s stock appreciation rights was measured based on the amount by which the plan-defined tender price exceeded the grant price. All outstanding stock appreciation rights were vested as a result of a change in control and settled prior to the business combination described in Note 2.

Capitalized Interest

Interest expense associated with our RBL Revolver, Senior Notes, Second Lien Term Loan, Cumulative Preferred Stock, bank and insurance company loans, and amortization of loan commitment and other fees is capitalized based on the cost of unproved oil and gas properties excluded from amortization. We capitalized interest costs to unproved oil and gas properties of $341.7 million, $279.7 million, and $7.7 million during the Successor years ended December 31, 2013 and 2012 and the period ended December 31, 2011, respectively. We capitalized interest costs of $27.0 million and $55.1 million for the Predecessor period ended December 21, 2011 and the year ended June 30, 2011, respectively.

Oil and Gas Revenues Held for Distribution

We recognize revenue from product sales from both operated and non-operated oil and gas properties. For certain of our operated oil and gas properties we collect sales proceeds on behalf of other parties who have an interest in the production. These amounts are subsequently distributed based on interests in the well and are included in oil and gas revenues held for distribution in our consolidated balance sheets.

Revenue Recognition

Oil and gas revenues are recognized when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and collectability of the revenue is reasonably assured. A significant portion of our oil and gas production is sold, with title passing and revenue recognized, at or near our wells under short-term purchase contracts at prevailing prices in accordance with arrangements which are customary in the oil and gas industry. Revenue from the production of oil, natural gas and NGLs on properties in which we have joint ownership is recorded under the sales method. The sales method requires revenue recognition when title is transferred pursuant to the contracts covering our interest in the reserves. Our method of recording natural gas sales allows for recognition of revenue that may be more or less than our share of proportionate production from certain wells. During such times as our sales exceed our proportionate ownership in a well, such sales are recorded as revenues unless total sales from the well have exceeded our share of estimated total remaining reserves underlying the property at which time such excess is recorded as a deferred credit. We have recorded a liability relating to our overproduced position of $14.6 million (8.1 Bcf) and $17.4 million (8.7 Bcf) at December 31, 2013 and 2012, respectively, which is included in deferred credits and other long-term liabilities in our consolidated balance sheets.

Fair Value Measurements

Certain of our assets and liabilities are measured at fair value at each reporting date. Fair value represents the price that would be received to sell the asset or paid to transfer the liability in an orderly transaction between market participants at the reporting date. Fair value measurements are classified according to a hierarchy that

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

prioritizes the inputs and assumptions underlying the valuation techniques. This hierarchy consists of three broad levels:

•

Level 1 – Inputs consist of unadjusted quoted prices in active markets for identical assets and liabilities. We consider active markets to be those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis. When available, we measure our assets and liabilities using Level 1 inputs as they generally provide the most reliable evidence of fair value.

•

Level 2 – Inputs consist of quoted prices that are generally observable for the asset or liability, either directly or indirectly. Common examples of these inputs include quoted prices for similar assets and liabilities in active markets or quoted prices for identical assets and liabilities in markets not considered to be active that are nonetheless observable by correlation to observable market pricing or executed transactions. This category includes those derivative instruments that we value using observable market data. Substantially all of these inputs are observable in the marketplace throughout the full term of the derivative instrument, can be derived from observable data, or supported observable data levels at which transactions are executed in the marketplace. Level 2 instruments primarily include non-exchange traded derivatives such as over-the-counter commodity price swaps. Our valuation models consider various inputs including: (i) quoted forward prices for commodities, (ii) time value and (iii) current market and contractual prices for the underlying instrument, as well as other relevant economic measures.

•

Level 3 – Inputs are not observable from objective sources and have the lowest priority. Unobservable inputs are used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. Level 3 instruments primarily include over-the-counter basis swaps and collars. Our valuation models consider various inputs including: (i) quoted forward prices for commodities, (ii) time value, (iii) volatility factors and (iv) current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Although we utilize our counterparties’ valuations to assess the reasonableness of our prices and valuation techniques, we do not have sufficient corroborating market evidence to support classifying these assets and liabilities as Level 2.

Income Taxes

We account for deferred tax assets and liabilities based on the difference between the financial statement and tax basis of assets and liabilities using enacted rates expected to be in effect during the year in which the basis differences reverse. The realizability of deferred tax assets are evaluated and a valuation allowance is established to reduce the deferred tax assets if it is more likely than not that the related tax benefits will not be realized in our tax returns. We routinely assess potential uncertain tax positions and, if required, estimate and establish accruals for such amounts.

Recent Accounting Pronouncements

In July 2013, the FASB issued ASU No. 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (a consensus of the FASB Emerging Issues Task Force)”. This ASU requires an unrecognized tax benefit or a portion of an unrecognized tax benefit to be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. It also provides an exception to this provision in which the unrecognized tax benefit would be presented in the financial statements as a liability and should not be combined with deferred tax assets. For public companies, the new standard is effective for fiscal years and

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

interim periods within those years beginning after December 15, 2013. The amendments will be applied prospectively to all unrecognized tax benefits that exist at the effective date. The adoption of ASU 2013-11 is not expected to have a material impact on our consolidated financial statements or disclosures.

We are monitoring the joint standard-setting efforts of the FASB and IASB. There are a number of pending accounting standards being targeted for completion in 2014, including, but not limited to, standards relating to revenue recognition, accounting for leases and accounting for financial instruments and hedging activities. Because these pending standards have not yet been finalized and the deliberations continue to evolve, at this time we are not able to determine the potential future impact these standards will have, if any, on our financial position, results of operations or cash flows.

Note 2.	Business Combination

During 2011, a group of investors led by Kohlberg Kravis Roberts & Co., L.P. (“KKR”) formed Samson to acquire all of the issued and outstanding common stock of Samson Investment Company. The Acquisition was accounted for as a business combination with the assets acquired and the liabilities assumed recorded at estimated fair value. In the fourth quarter of 2012, management finalized the accounting for the Acquisition and made certain measurement period adjustments, which affected the acquisition date fair values of the assets acquired. The adjustments were based on the process undertaken by management to evaluate the final valuation report received from a third party valuation firm and revisions to our estimate of fair value measurements based on information learned regarding facts and circumstances that existed as of the acquisition date.

The following table summarizes the final estimated fair value of the consideration exchanged for the Acquisition (in thousands):

Cash, less cash acquired	$7,003,414
Preferred stock of Samson	161,503

Total consideration transferred	$7,164,917

The following table shows the final estimated fair values of the assets acquired and liabilities assumed as follows (in thousands):

Accounts receivable	$96,859
Prepaid expenses and other	5,579
Oil and gas properties	10,639,229
Derivative assets (net)	3,703
Other property and equipment	276,751
Other assets	225,196
Accounts payable	(496,243)
Oil and gas revenues held for distribution	(103,879)
Accrued liabilities	(425,417)
Deferred credits and other long-term liabilities	(65,687)
Deferred income taxes	(2,991,174)

Total identified net assets	$7,164,917

We estimated the fair value of our asset retirement obligations using acquisition date assumptions of future retirement costs, the timing of those costs and a credit adjusted discount rate. The estimated fair value of our oil

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

and gas properties was developed using a discounted cash flow method. We developed the estimated fair value of our other property and equipment using the cost approach. The estimated fair value of the preferred stock was determined by estimating the present value of the redemption amount (including estimated future interest payments) at the date of acquisition. The fair value measurements associated with the business combination are classified as Level 3 in the fair value hierarchy discussed above in Note 1. The carrying value of current assets and liabilities approximated fair value at the time of the Acquisition.

As a result of the successful completion of the Acquisition, a bonus became due and payable to all eligible employees of the Predecessor calculated as 50% of each employee’s base salary. Total bonuses accrued were $78.1 million for the period July 1, 2011 through December 21, 2011 and were included in general and administrative expenses in the Predecessor consolidated statement of income (loss). The bonuses were paid on December 28, 2011.

Acquisition related transaction fees were expensed as incurred. These fees include the value of 1,200,000 stock options issued to consultants, pursuant to a separate stock incentive plan, for work performed in connection with the Acquisition. The plan is further discussed in Note 13. The amount of transaction fees recorded as general and administrative expense in the Successor’s consolidated statement of income (loss) for the period from inception (November 14, 2011) through December 31, 2011, was $137.4 million.

Pro Forma Financial Information (unaudited)

The following unaudited pro forma financial information is presented to reflect the operations of the assets acquired as if the Acquisition had been completed on July 1, 2010. The unaudited pro forma information was derived from historical accounting records of the Predecessor and adjusted for interest expense related to the RBL Revolver, Senior Notes, and Cumulative Preferred Stock; capitalized interest; and the elimination of historical debt issuance costs, related-party management fees, depletion, transaction-related expenses and income tax rates.

The unaudited pro forma information does not purport to be indicative of results of operations had the transaction occurred on the basis assumed above, nor is such information indicative of our expected future results of operations. The unaudited pro forma results of operations do not include any cost savings that may result from the Acquisition. Future results may vary significantly from the results reflected in this unaudited pro forma financial information because of future events and transactions, as well as other factors.

	Six Months Ended December 31, 2011	Year Ended June 30, 2011
Pro forma (unaudited):
Revenues	$790,130	$1,067,141
Net income (loss)	$(100,851)	$60,585

Note 3.	Divestitures

Permian Divestitures

In June 2013, we completed the sale of certain oil and gas properties in the Permian Basin for approximately $68.0 million. The net sales proceeds have been reflected as a reduction of oil and gas properties, with no gain or loss recognized.

The Predecessor sold a significant portion of its oil and gas properties located in the Permian Basin in two separate sales, each of which closed in January 2011. The aggregate total sales price was approximately

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

$468.1 million. The net sales proceeds were reflected as a reduction of oil and gas properties, with no gain or loss recognized.

Williston Divestitures

In December 2012, we closed a transaction in which we sold certain Bakken producing and undeveloped properties in North Dakota, for approximately $650.0 million plus certain customary post-closing adjustments. At the same time, we closed a transaction with a separate counterparty to sell certain Bakken producing and undeveloped properties for $30.0 million plus certain customary post-closing adjustments. The net sales proceeds from these divestitures have been reflected as a reduction of oil and gas properties, with no gain or loss recognized. Approximately $137.8 million of unproved property value was transferred to the full cost pool as a result of these transactions.

Other Divestitures

In September 2013, we completed the sale of certain oil and gas properties in the Trail Unit of Wyoming’s Vermillion Basin for approximately $106.7 million. The net sales proceeds have been reflected as a reduction of oil and gas properties, with no gain or loss recognized.

For the year ended December 31, 2013, we had further divestitures of oil and gas properties in various regions and received total additional proceeds of approximately $136.9 million with no gain or loss recognized.

Note 4.	Property, Plant and Equipment

Property, plant and equipment consisted of the following (in thousands):

	December 31, 2013	December 31, 2012
Oil and gas properties:
Proved properties	$8,075,440	$5,760,381
Unproved properties excluded from amortization	3,789,432	5,379,870
Uncompleted capital project costs excluded from amortization	125,636	95,379
Accumulated depletion	(5,252,269)	(2,921,170)

Net oil and gas properties	6,738,239	8,314,460

Other property and equipment:	368,980	321,945
Accumulated depreciation	(66,287)	(32,979)

Net other property and equipment	302,693	288,966

Property, plant and equipment, net of accumulated depletion and depreciation	$7,040,932	$8,603,426

Pursuant to the full cost method of accounting, we capitalize internal costs that are directly related to property acquisition, exploration and development of oil and gas properties. We capitalized internal costs of $37.6 million and $35.8 million for the Successor years ended December 31, 2013 and 2012, respectively. No internal costs were capitalized for the Successor period ended December 31, 2011 or the Predecessor period ended

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 21, 2011. We capitalized internal costs of $86.9 million for the Predecessor period ended June 30, 2011. Capitalized costs are included in proved properties and are subject to depletion.

At December 31, 2013 and 2012, capitalized costs of approximately $3.9 billion and $5.5 billion, respectively, were excluded from amortization. These costs consist primarily of unproved properties and costs associated with wells currently being drilled. Costs associated with unproved properties include leasehold acreage cost, seismic data, and capitalized interest. Most of the costs recorded as unproved properties were recorded as part of the business combination accounting for the Acquisition, which resulted in our unproved properties being recorded at estimated fair value on the acquisition date.

During the years ended December 31, 2013 and 2012, we impaired approximately $1.6 billion and $1.3 billion, respectively, in unproved property value, which resulted in a transfer of value to proved properties, and increased depletion expense and our full cost ceiling impairment expense (described below). The primary factors that contributed to impairment of our unproved properties during the years ended December 31, 2013 and 2012 related to acreage expirations, planned divestitures of unproved properties and changes in our estimate of the likelihood that certain acreage positions will be developed as further evaluations of our unproved properties have occurred. No impairment of unproved properties occurred in the Predecessor financial statements presented.

During the years ended December 31, 2013 and 2012, the net capitalized cost of oil and gas properties subject to depletion exceeded the ceiling amount during quarterly ceiling tests. As a result, we recorded impairment expense associated with our oil and gas properties in the amount of $1.8 billion and $2.3 billion, respectively, which is reflected in our consolidated statements of income (loss). Our pre-tax impairment expense associated with our oil and gas properties for the years ended December 31, 2013 and 2012 was reduced by $11.1 million and $99.2 million, respectively, as a result of derivatives designated as cash flow hedges at December 31, 2013 and 2012.

Note 5.	Other Noncurrent Assets

The following table presents the components of other noncurrent assets (in thousands):

	December 31, 2013	December 31, 2012
Tubular and oil and gas equipment	$38,077	$63,115
Prepaid drilling costs	1,400	1,951
Other	3,728	1,252

	$43,205	$66,318

Tubular and oil and gas equipment consists of materials and supplies, primarily pipe, held for use in our oil and gas production activities. Tubular and oil and gas equipment is carried at cost.

Prepaid drilling costs are amounts charged to us by our joint venture operators for our working interest share of costs related to anticipated future drilling. The prepaid balance is decreased as drilling occurs and wells are moved to producing status and into our full cost pool.

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6.	Accrued and Other Current Liabilities

The following table presents the components of accrued and other current liabilities (in thousands):

	December 31, 2013	December 31, 2012
Accrued interest	$90,811	$83,365
Accrued expenditures	122,905	184,514
Accrued compensation and benefits	37,388	27,758
Production and ad valorem taxes	41,637	29,488
Cash overdrafts	26,786	17,675
Asset retirement obligation	11,617	7,423
Prepayments received from customers	4,705	23,371
Other	5,385	2,425

	$341,234	$376,019

Note 7.	Asset Retirement Obligations

Asset retirement obligations relate to producing wells, gas gathering well connections and related facilities and represent the estimated discounted costs for future dismantlement and abandonment of oil and gas properties. The following table provides a reconciliation of the changes in the estimated asset retirement obligations (in thousands):

	Successor			Predecessor
	Year Ended December 31, 2013	Year Ended December 31, 2012	From Inception (November 14, 2011) through December 31, 2011	July 1, 2011 through December 21, 2011	Year Ended June 30, 2011
Asset retirement obligations as of beginning of period	$55,228	$141,200	$—	$176,866	$253,176
Liabilities incurred	4,328	1,096	—	4,638	5,412
Estimated fair value in acquisition	—	—	140,940	—	—
Liabilities settled	(4,194)	(985)	—	(1,204)	(7,521)
Disposition of wells	(2,831)	(1,410)	—	(1,432)	(116,242)
Accretion expense	4,704	4,643	260	4,683	8,747
Distribution of Gulf Coast and Offshore assets	—	—	—	(4,714)	—
Change in estimate	—	(88,903)	—	2,449	33,294
Revisions	3,173	(413)	—	—	—

Asset retirement obligations as of end of period	$60,408	$55,228	$141,200	$181,286	$176,866

Changes in estimates used to record asset retirement obligations occur when new information becomes available or if our plans change with respect to future retirement activities. Changes may relate to expected future retirement costs or the timing of when retirement activities may occur. For the Successor year ended December 31, 2012, the change in estimate relates to measurement period adjustments made to the initial business combination accounting resulting in a decrease in our asset retirement obligations. For the Predecessor year ended June 30, 2011, the change in estimate relates to revisions of prior year reserve lives.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8.	Derivative Financial Instruments

Objectives and Strategies

We are exposed to market risk from changes in energy commodity prices related to our crude oil, natural gas and NGL production activities. We utilize commodity-based derivative instruments to manage our exposure to changes in expected future cash flows from forecasted sales of oil, natural gas and NGLs attributable to commodity price risk. These derivatives include fixed price swap agreements, basis swaps and collars.

Accounting Treatment

During July 2012, we designated a portion of our commodity derivatives as cash flow hedges of the forecasted sales of our oil and natural gas production. The table below summarizes the various methods in which we account for our derivative instruments and the impact on our consolidated financial statements:

Recognition and Measurement
Accounting Treatment	Balance Sheet	Statement of Income (Loss)

Normal purchase/normal sale	- Fair value not recorded	- Change in fair value not recognized in earnings

Mark-to-market	- Recorded at fair value	- Change in fair value recognized in earnings

Cash flow hedge	- Recorded at fair value	- Ineffective portion of gain or loss on the derivative instrument is recognized in earnings
	- Effective portion of the gain or loss on the derivative instrument is reported initially as a component of accumulated other comprehensive income (loss)	- Effective portion of the gain or loss on the derivative instrument is reclassified out of accumulated other comprehensive income (loss) into earnings when the forecasted transaction affects earnings

We formally document all relationships between hedging instruments and hedged items as well as risk-management objectives. We specifically identify the forecasted transaction that has been designated as the hedged item. We assess the effectiveness of hedging relationships quarterly to determine whether the hedge relationships are highly effective on a retrospective and prospective basis. The agreements and contracts designated as cash flow hedges are expected to be highly effective in offsetting cash flows attributable to the hedged risk during the term of the hedge. However, ineffectiveness could be recognized as a result of locational differences between the hedging derivative and the hedged item.

Derivatives

Our natural gas derivatives settle against the last day prompt month New York Mercantile Exchange (“NYMEX”) Henry Hub futures price. Our natural gas basis swaps settle against the respective Inside FERC first of the month index. Our crude oil derivatives settle against the calendar month average of the prompt month NYMEX West Texas Intermediate futures price. In 2012, we expanded our hedge program to include NGLs.

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NGL fixed price swap agreements, indexed to either Mont Belvieu or Conway futures prices, are used to manage the impact of fluctuations in NGL prices.

The following table sets forth our net open derivative positions as of December 31, 2013 for derivatives designated as cash flow hedging instruments:

	Natural Gas Fixed Price Swaps		Crude Oil Fixed Price Swaps
Period	Volume (MMBtu)	Weighted Average Price ($/MMBtu)	Volume (MBBls)	Average Price ($/BBl)
2014	14,473,000	$4.15	913	$92.23
2015	13,184,000	$4.14	365	$91.30
2016	12,108,000	$4.13	—	$—
2017	3,650,000	$3.93	—	$—

The following tables set forth our net open derivative positions as of December 31, 2013 for derivatives not designated as cash flow hedging instruments:

	Natural Gas Fixed Price Swaps		Crude Oil Fixed Price Swaps
Period	Volume (MMBtu)	Weighted Average Price ($/MMBtu)	Volume (MBBls)	Average Price ($/BBl)
2014	98,423,000	$4.15	5,110	$90.34
2015	24,134,000	$4.06	913	$90.76
2016	19,428,000	$4.05	—	$—
2017	10,950,000	$3.92	—	$—

	Natural Gas Collars(a)
Period	Volume (MMBtu)	Weighted Average Floor/Ceiling Price ($/MMBtu)
2015	7,300,000	$4.00/5.13
2016(b)	—	—

	Ethane Fixed Price Swaps		Propane Fixed Price Swaps		Natural Gasoline Fixed Price Swaps		Butane Fixed Price Swaps
Period	Volume (Tgal)	Weighted Avg. Price ($/gal)	Volume (Tgal)	Weighted Avg. Price ($/gal)	Volume (Tgal)	Weighted Avg. Price ($/gal)	Volume (Tgal)	Weighted Avg. Price ($/gal)
2014	41,084	$0.23	24,819	$1.00	12,586	$1.99	13,490	$1.28

(a)	Collar transactions consist of purchased put options and sold call options.
(b)	We have entered into natural gas derivative contracts which give counterparties the option to extend certain option contracts currently in place for 2015 for an additional twelve-month period if elected on December 24, 2015. If extended, options covering a notional volume of 10,980,000 MMBtu will exist during 2016 with a floor price of $4.00/MMBtu and a ceiling price of $5.13/MMBtu.

Financial Statement Presentation

To the extent a legal right to offset exists, we net the value of our derivatives with the same counterparty in the accompanying consolidated balance sheets.

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the fair gross value of our derivative instruments (in thousands):

	December 31, 2013
	Gross Assets	Gross Liabilities	Netting(a)	Net Amount Presented in Consolidated Balance Sheets
Derivatives designated as cash flow hedges:
Current derivative assets	$788	$—	$(788)	$—
Noncurrent derivative assets	3,070	—	(533)	2,537
Current derivative liabilities	—	(4,484)	788	(3,696)
Noncurrent derivative liabilities	—	(2,725)	533	(2,192)

Total derivatives designated as cash flow hedges	3,858	(7,209)	—	(3,351)

Derivatives not designated as cash flow hedges:
Current derivative assets	4,136	—	(4,136)	—
Noncurrent derivative assets	11,662	—	(6,818)	4,844
Current derivative liabilities	—	(40,969)	4,136	(36,833)
Noncurrent derivative liabilities	—	(15,867)	6,818	(9,049)

Total derivatives not designated as cash flow hedges	15,798	(56,836)	—	(41,038)

Total derivatives	$19,656	$(64,045)	$—	$(44,389)

	December 31, 2012
	Gross Assets	Gross Liabilities	Netting(a)	Net Amount Presented in Consolidated Balance Sheets
Derivatives designated as cash flow hedges:
Current derivative assets	$14,490	$—	$(4,592)	$9,898
Noncurrent derivative assets	3,925	—	(3,925)	—
Current derivative liabilities	—	(4,592)	4,592	—
Noncurrent derivative liabilities	—	(7,757)	3,925	(3,832)

Total derivatives designated as cash flow hedges	18,415	(12,349)	—	6,066

Derivatives not designated as cash flow hedges:
Current derivative assets	35,393	—	(15,409)	19,984
Noncurrent derivative assets	10,599	—	(10,599)	—
Current derivative liabilities	—	(15,679)	15,409	(270)
Noncurrent derivative liabilities	—	(30,610)	10,599	(20,011)

Total derivatives not designated as cash flow hedges	45,992	(46,289)	—	(297)

Total derivatives	$64,407	$(58,638)	$—	$5,769

(a)

Our derivative assets and liabilities are labeled accordingly on the consolidated balance sheets and are presented on a net basis. We net derivative assets and liabilities when a legally enforceable master netting

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

agreement exists between the counterparty to a derivative contract and us. All of our derivatives are entered into with banks that are part of our revolving credit facility or their respective affiliates; therefore, we do not have any margin requirements.

Cash Flow Hedges

We use derivative instruments to hedge the cash flows associated with the anticipated sales of our oil and natural gas production activities. Accumulated other comprehensive income at December 31, 2013 includes $0.7 million, net of tax, related to these cash flow hedges that will be recognized over the next four years as the forecasted transactions affect earnings. If prices remain at current levels, we will recognize $3.7 million in losses, net of income tax, over the next twelve months. For derivatives designated as cash flow hedges, the following table presents separately the pretax cash settlements and unrealized gains and losses included in the consolidated statements of income (loss) and the consolidated statements of comprehensive income (loss) for the periods presented (in thousands):

	Year Ended December 31, 2013	Year Ended December 31, 2012	Classification
Net gain (loss) recognized in other comprehensive income due to the derivative movement of the effective portion of cash flow hedges	$(8,968)	$15,395	AOCI
Net gain (loss) reclassified from accumulated other comprehensive income into income due to realized gains (losses) associated with sales of production	$(277)	$5,570	Commodity Derivatives, net
Net gain (loss) recognized in income due to the movement of the ineffective portion of cash flow hedges	$—	$1,648	Commodity Derivatives, net

On January 28, 2012, the Predecessor corrected its consolidated statements of income (loss), comprehensive income (loss), cash flows and equity for the year ended June 30, 2011 related to natural gas and crude oil derivatives that were previously accounted for as cash flow hedges that did not qualify to be accounted for as cash flow hedges because documentation standards required to account for derivatives as accounting hedges were not met. Consequently, all changes in derivative fair values for the year ended June 30, 2011 are reported in commodity derivatives, net in the statement of income (loss). In addition, the Predecessor also corrected its consolidated financial statements to include adjustments related to the change in derivative accounting and to include previously unrecorded adjustments that were considered immaterial to the previously issued financial statements.

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9.	Fair Value Measurements

The following table presents, by level within the fair value hierarchy, our commodity derivative assets and liabilities that are measured at fair value on a recurring basis (in thousands):

		Fair Value Measurement Using:
	Carrying Amount	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs
December 31, 2013 assets (liabilities):
Derivative assets	$19,656	$—	$15,731	$3,925
Derivative liabilities	$(64,045)	$—	$(53,539)	$(10,506)
December 31, 2012 assets (liabilities):
Derivative assets	$29,882	$—	$57,693	$6,714
Derivative liabilities	$(24,113)	$—	$(56,662)	$(1,976)

Management evaluates the methods and assumptions in a third party valuation report as part of our process in estimating the fair value of our derivatives. The following methods and assumptions were used to estimate the fair values in the table above:

Level 2 Fair Value Measurements

Derivatives—The fair value of oil and natural gas commodity swaps has been calculated utilizing quoted market prices that are observable.

Level 3 Fair Value Measurements

Derivatives—The fair value of basis swaps has been calculated utilizing established index prices and discount factors. The fair value of NGL swaps has been calculated utilizing third party pricing services and discount factors. The fair value of natural gas collars has been calculated utilizing futures prices and market implied volatilities of the underlying futures contracts.

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents a reconciliation of changes in the fair value of our financial assets and liabilities classified as Level 3 fair value measurements in the fair value hierarchy for the indicated periods (in thousands):

Derivatives
Balance at June 30, 2011	$(16,839)
Total gains or losses:
Included in earnings	20,560
Included in other comprehensive income (loss)	—
Settlements	(11,828)

Balance at December 21, 2011	$(8,107)
Total gains or losses:
Included in earnings	1,144
Included in other comprehensive income (loss)	—
Settlements	(810)

Balance at December 31, 2011	$(7,773)
Total gains or losses:
Included in earnings	17,739
Included in other comprehensive income (loss)	(1,035)
Settlements	(4,193)

Balance at December 31, 2012	$4,738
Total gains or losses:

Included in earnings	(12,695)
Included in other comprehensive income (loss)	160
Settlements	1,216

Balance at December 31, 2013	$(6,581)

	Successor			Predecessor
	Year Ended December 31, 2013	Year Ended December 31, 2012	From Inception (November 14, 2011) through December 31, 2011	July 1, 2011 through December 21, 2011	Year Ended June 30, 2011
Total gains (losses) for the period included in earnings attributable to the change in unrealized gain (loss) of assets still held	$3,691	$(4,056)	$293	$(2,521)	$(350,288)

Other Financial Instruments

Our cash and cash equivalents are comprised of bank and money market accounts. The carrying values of our cash and cash equivalents, accounts receivable and accounts payable approximate fair value, primarily due to the short-term nature of these instruments. At December 31, 2013 and 2012, the estimated fair value of our long-term debt, including current maturities, was approximately $3.8 billion and $3.6 billion, respectively. Our measurements are based primarily upon quoted trading prices for our Senior Notes and internal models, and therefore include both Level 2 and Level 3 measurements under the fair value hierarchy.

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10.	Debt

Long-Term Debt

Long-term debt consists of the following (in thousands):

	December 31, 2013	December 31, 2012
RBL Revolver	$304,000	$225,000
Second Lien Term Loan	1,000,000	1,000,000
9.75% Senior Notes	2,250,000	2,250,000

Total	3,554,000	3,475,000
Less: current portion	—	—

Total long-term debt	$3,554,000	$3,475,000

RBL Revolver

In connection with the Acquisition, in December 2011, our subsidiary, Samson Investment Company, entered into a credit agreement providing for a reserve-based revolving credit facility (the “RBL Revolver”) with JPMorgan Chase Bank, N.A., as the administrative agent, and the other agents and lenders party thereto. The RBL Revolver matures on December 21, 2016 and provides for revolving loans, swingline loans and letters of credit. In September 2012, we amended the RBL Revolver credit agreement to, among other things, permit the borrowing of the Second Lien Term Loan and increase the maximum ratios permitted under the financial performance covenant. As of December 31, 2013, we had approximately $304.0 million of outstanding borrowings and approximately $1.5 billion of availability under the RBL Revolver.

Under the RBL Revolver credit agreement, we have a choice of borrowing at an interest rate equal to either (i) the then-current LIBOR for the applicable interest period or (ii) an alternative base rate, in each case, plus an applicable margin. The applicable margin varies depending on the percentage of our borrowing base utilized at a given time and ranges from 1.5% to 2.5% for LIBOR based borrowings and 0.5% to 1.5% for alternative base rate borrowings. During the year ended December 31, 2013, the weighted average interest rate for borrowings under the RBL Revolver was 2.1%.

Our borrowing base under the RBL Revolver is based upon our proved reserves and is redetermined semi-annually by our lenders. In addition, the borrowing base may be adjusted pursuant to certain non-scheduled redeterminations, including in connection with certain dispositions of our proved reserves. At December 31, 2013, our borrowing base was approximately $1.8 billion. Our lenders are currently in the process of making their semi-annual redetermination of our borrowing base, and we expect such redetermination to be effective during the second quarter of 2014.

Senior Notes

On February 8, 2012, our subsidiary, Samson Investment Company, issued 9.75% Senior Notes due in 2020 (the “Senior Notes”) in the aggregate principal amount of $2.25 billion. The proceeds from the Senior Notes, together with cash on hand, were used to repay, in full, the outstanding borrowings under our senior unsecured bridge facility (the “Bridge Facility”), plus any accrued and unpaid interest, and to pay related fees and expenses. Interest on the Senior Notes is payable semi-annually in February and August.

In connection with the issuance of the Senior Notes, we entered into a registration rights agreement, which includes certain provisions requiring that we file a registration statement to exchange the Senior Notes for new

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

registered notes to be declared effective within 450 days of the original issue date of the Senior Notes. In accordance with the terms of the registration rights agreement, if we have not exchanged the Senior Notes or if a shelf registration statement covering the resale of the Senior Notes has not been declared effective by the 450th day after the original issue date of the Senior Notes, additional interest shall accrue on the principal amount of the Senior Notes at a rate of 0.25% per annum. The rate will increase by an additional 0.25% per annum for each subsequent 90-day period that registration default continues. The incremental rate may, in no event, exceed 1.0%. The exchange offer of the Senior Notes was not consummated within 450 days of the original issue date of the Senior Notes and a shelf registration statement covering the resale of the Senior Notes has not been declared effective. As a result, we began incurring additional interest on the Senior Notes in May 2013. Upon the completion of the exchange offer of the Senior Notes, the additional interest will no longer accrue on the Senior Notes. At December 31, 2013, the interest rate for the Senior Notes was 10.5%.

Second Lien Term Loan

In September 2012, our subsidiary, Samson Investment Company, entered into a credit agreement providing for a $1.0 billion second lien term loan credit facility (the “Second Lien Term Loan”), with Bank of America, N.A., as administrative agent, and the other agents and lenders party thereto. We used approximately $853.0 million of the proceeds of our borrowing under the Second Lien Term Loan to pay down amounts outstanding under the RBL Revolver, with the balance of the proceeds used to pay expenses associated with the financing and for general corporate purposes. The Second Lien Term Loan matures on September 25, 2018.

In December 2013, we amended the credit agreement governing the Second Lien Term Loan to, among other things, effect a refinancing transaction of the Second Lien Term Loan. As a result of this amendment, borrowings outstanding under the Second Lien Term Loan bear interest, at our option, at a rate equal to (i) the then-current LIBOR for the applicable interest period, subject to a 1.00% floor, plus an applicable margin of 4.00% or (ii) an alternative base rate, subject to a 2.00% floor, plus an applicable margin of 3.00%. Prior to the amendment, LIBOR and alternative base rate borrowings were subject to a floor of 1.25% and 2.25%, respectively, and an applicable margin of 4.75% and 3.75%, respectively. For the year ended December 31, 2013, the weighted average interest rate for the amounts outstanding under the Second Lien Term Loan was 6.0%.

Bridge Facility

In connection with the Acquisition, we entered into the Bridge Facility, pursuant to which we borrowed an aggregate of $2.25 billion to partially fund the Acquisition and pay related transaction costs. In February 2012, we repaid the outstanding borrowings under the Bridge Facility using proceeds from the Senior Notes, discussed above. In February 2012, we recorded a loss of approximately $44.8 million on the early extinguishment of debt related to the write-off of unamortized debt issuance costs associated with the Bridge Facility.

Maturities of Long-Term Debt

Maturities of long-term debt outstanding at December 31, 2013 are as follows (in thousands):

2014	$—
2015	—
2016	304,000
2017	—
2018	1,000,000
Thereafter	2,250,000

$3,554,000

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Debt Covenants

Under the RBL Revolver credit agreement, we are required to maintain a ratio of our consolidated total debt to consolidated EBITDA (each as defined in the credit agreement, with EBITDA measured on a rolling four-quarter basis) of not more than 5.75 to 1.00, which becomes more restrictive with step-downs to 5.50 to 1.00 beginning with the first quarter of 2014 to 5.00 to 1.00 beginning with the first quarter of 2015 and a final step down to 4.50 to 1.00 beginning with the first quarter of 2016. Forecasting our compliance with the financial covenant in future periods is inherently uncertain. Factors that could impact our total debt to consolidated EBITDA in future periods include future realized prices for sales of oil, natural gas and natural gas liquids, estimated future production, returns generated by our capital program, future interest costs, proceeds received from future asset sales, and future equity contributions, among others.

The credit agreements governing the RBL Revolver and the Second Lien Term Loan and the indenture governing the Senior Notes (collectively, “Debt Agreements”) all contain additional customary non-financial covenants that, among other things, restrict our ability to pay dividends, restrict our ability to buy and sell assets, limit our ability to make acquisitions or investments, and restrict our ability to incur additional indebtedness. In addition, the Debt Agreements contain administrative requirements, including but not limited to providing financial statements, compliance certificates, and other documents to our counterparties to the Debt Agreements under prescribed timelines.

Subject to any cure periods, the consequences of non-compliance with our debt covenants generally include, but are not limited to, the ability of our counterparties to the Debt Agreements to accelerate our obligation to repay amounts outstanding under our Debt Agreements.

Guarantees and Security

The Senior Notes and the obligations under the RBL Revolver and Second Lien Term Loan credit agreements are guaranteed by Samson Resources Corporation and certain of our subsidiaries. In addition, the obligations under the RBL Revolver and Second Lien Term Loan credit agreements are secured by (i) the pledge of capital stock of Samson Investment Company and the subsidiary guarantors, (ii) real property mortgages on a substantial portion of our oil and gas properties and (iii) security interests in substantially all of our other tangible and intangible assets, except with respect to Samson Resources Corporation whose guarantee is secured solely by the pledge of stock of Samson Investment Company.

Debt Issuance Costs

Costs incurred to obtain debt financing were capitalized as deferred costs and are being amortized over the life of the related debt. The unamortized amounts of debt related costs capitalized at December 31, 2013 and 2012 are $125.8 million and $147.5 million, respectively, and are included in deferred charges in the consolidated balance sheets.

Future amortization of these costs as of December 31, 2013 is as follows (in thousands):

2014	$25,904
2015	26,972
2016	27,769
2017	15,315
2018	15,332
Thereafter	14,524

$125,816

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11.	Puttable Common Stock

In the quarter ended June 30, 2012, certain members of management purchased approximately 2,475,000 shares of common stock for total consideration of $12.4 million. The common stock purchased by management contains certain put rights that allow the management purchasers to require the Company to repurchase the common stock at either the current fair value of the common stock or the management purchasers’ initial cost basis of the stock depending on the circumstances. Additionally, the common stock purchased by management contains certain call rights that allow the Company to repurchase the stock. The proceeds received from the sale of the common stock are presented outside of permanent equity in the consolidated balance sheets.

In accordance with the terms of the stock purchase agreements, 605,000 and 1,220,000 shares of our common stock were repurchased for approximately $3.0 million and $6.0 million, respectively, during the years ended December 31, 2013 and 2012, respectively. Certain repurchases were for amounts less than the original cost, as dictated in the terms of the agreement. If the shares are repurchased for amounts less than the original cost, the amount reflected outside of permanent equity is reclassified to common stock and additional paid in capital in the consolidated balance sheets.

In the first quarter of 2014, current members of management were given the option of selling their puttable common stock to Samson at their initial cost basis of the stock. As of March 31, 2014, 390,000 shares of common stock were repurchased for approximately $2.0 million. Also in the first quarter of 2014, Samson repurchased 60,000 shares of puttable common stock from two departing members of management for approximately $0.2 million. As of March 31, 2014, 200,000 shares of puttable common stock remain outstanding.

Note 12.	Shareholders’ Equity

Successor Common Stock

At the formation of Samson, 2,000,000,000 shares of common stock were authorized to be issued. On December 21, 2011, 829,000,000 shares of Samson’s common stock were sold for total consideration of $4.1 billion. Each share of our common stock entitles its holder to one vote in the election of each director. No share of our common stock affords any cumulative voting rights. Holders of common stock will be entitled to dividends in such amounts and at such times as our Board of Directors, in its discretion, may declare out of funds legally available for the payment of dividends. No dividends have been declared or paid through December 31, 2013. No shares of common stock are subject to redemption, except those with put and call features described above, or have preemptive rights to purchase additional shares of our common stock or other securities. The number of authorized shares of common stock available for future issuance is reduced by the number of outstanding shares of common stock and the number of outstanding shares of puttable common stock.

Predecessor Common Stock Repurchase

On June 28, 2011, the Predecessor’s board of directors approved the repurchase of 15,329,586 shares of the Predecessor’s common stock for total consideration of $300.0 million from two related party shareholders. The purchase consideration was paid by the issuance of subordinated promissory notes by the Predecessor to the shareholders in the amounts of $150.0 million each. One promissory note was repaid during the year ended June 30, 2011, and the other promissory note was extinguished in full at December 21, 2011 as part of the common control transaction described in Note 2.

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13.	Stock Compensation

2011 Stock Incentive Plan

On April 16, 2012, we implemented the Samson Resources Corporation 2011 Stock Incentive Plan (the “2011 Plan”). The 2011 Plan authorizes the grant of awards in the form of restricted shares, phantom stock, warrants or other securities that are convertible or exercisable into shares of common stock. Employees, members of the Board of Directors, consultants and service providers of Samson are eligible to receive awards under the 2011 Plan. In the second quarter of 2013, we amended the 2011 Plan to increase the total number of securities available to be granted from 10% of the common stock on a fully diluted basis to 98,200,000 securities.

Stock Options

All stock option awards granted under the 2011 Plan were in the form of options to purchase common stock subject to the terms and conditions of the 2011 Plan. All options granted through December 31, 2012 under the 2011 Plan vest ratably over four years and expire ten years after the grant. All options granted during the year ended December 31, 2013 vest ratably over a five year period and expire ten years after the grant date. All stock options granted through December 31, 2013 become fully vested upon a change of control as defined in the 2011 Plan.

The following table provides information about our stock option activity under the 2011 Plan for the year ended December 31, 2013:

	Number of Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (years)
Outstanding at December 31, 2011	—	$—	—
Options granted	61,642,700	5.00
Options forfeited	(14,965,950)	5.00

Outstanding at December 31, 2012	46,676,750	$5.00	9.3

Vested during period	13,613,350	$5.00	—

Exercisable at December 31, 2012	11,744,600	$—	—

Outstanding at December 31, 2012	46,676,750	$5.00	9.3
Options granted	50,049,800	5.41
Options forfeited	(10,028,950)	4.70
Options expired	(6,827,950)	5.00

Outstanding at December 31, 2013	79,869,650	$5.29	9.0

Vested during period	11,874,290	$4.81	8.6

Exercisable at December 31, 2013	17,894,840	$4.88	8.5

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock options are valued at the date of award and compensation cost is recognized on a straight-line basis, net of estimated forfeitures, over the requisite service period. The following table summarizes information about stock-based compensation for the years ended December 31, 2013 and 2012 (in thousands):

	Year Ended December 31, 2013	Year Ended December 31, 2012
Grant date fair value for stock options granted during the period	$68,673	$148,250

Stock based compensation related to stock options:
Expensed during the period	$26,728	$35,606
Capitalized during the period	4,382	3,882

Total stock based compensation during the period	$31,110	$39,488

Income tax benefit related to stock options	$11,169	$12,464

In calculating the compensation expense for stock options, we estimated the fair value of each grant using the Black-Scholes-Merton option pricing model. Assumptions utilized in the model are shown below:

	Awards issued in 2013	Awards issued in 2012
Weighted-average risk-free interest rate	1.35-2.25%	0.86-1.14%
Expected term (years)	7.25	6.25
Expected volatility	47.91-49.4%	49.3%
Expected dividend yield	—	—

The risk-free interest rate is based on U.S. Treasury zero-coupon security issuances with remaining terms equal to the expected term. The expected term of the options is based on vesting schedules, consideration of contractual terms and expectations of future employee behaviors. Expected volatilities are based on a combination of historical and implied volatilities of comparable companies.

The forfeiture rate for employee stock options issued under the 2011 Plan is 9.0%. We assumed no future forfeitures of stock options issued to senior executives.

In conjunction with our restructuring, 12,330,300 options were forfeited. In addition, in December 2012 one award was modified, resulting in additional compensation expense of approximately $3.4 million. See Note 14 for further discussion of our restructuring.

The following table reflects the future stock-based compensation cost to be recognized (either expensed or capitalized) for the nonvested stock option awards that are outstanding at December 31, 2013 (in thousands):

2014	$29,044
2015	28,631
2016	13,996
2017	12,465
2018	3,482

$87,618

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Subsequent to December 31, 2013, we modified the terms of certain stock options issued under the 2011 Plan. The exercise price for all non-officer employee held stock options was changed to $2.50 from the original $5.00 or $4.00 exercise prices established in the original award. In addition, modifications were made to certain stock options held by officers of the Company, which included decreases to the number of stock options held by an officer and decreases to the exercise prices of certain stock options held by officers. After the modifications, the exercise prices for a majority of our outstanding stock options was $2.50 while a portion of our stock options held by an officer had exercise prices of $4.00, $5.00, and $7.50. The stock option modifications will increase stock compensation expense in future periods.

Restricted Stock

Shares of restricted stock were granted to executives during the year ended December 31, 2013. The shares of restricted stock granted vest ratably over a three year period beginning in 2016.

The following table provides information about our restricted stock activity under the 2011 Plan for the year ended December 31, 2013:

Number of Shares
Outstanding at December 31, 2012	—
Stock granted	6,800,000
Stock forfeited	(400,000)

Shares outstanding at December 31, 2013	6,400,000

Vested during period	—

Restricted stock is valued at the date of award based on the estimated fair value of an unrestricted share reduced by a lack of marketability discount of 15%. Compensation cost is recognized on a straight-line basis, net of estimated forfeitures, over the requisite service period. The following table summarizes information about stock-based compensation for the year ended December 31, 2013 (in thousands):

Year Ended December 31, 2013
Grant date fair value for restricted stock granted during the period	$22,865

Stock based compensation related to restricted stock:
Expensed during the period	$2,545
Capitalized during the period	—

Total stock based compensation during the period	$2,545

Income tax benefit related to restricted stock	$914

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table reflects the future stock-based compensation cost to be recognized (either expensed or capitalized) for the shares of restricted stock that are outstanding at December 31, 2013 (in thousands):

2014	$4,372
2015	4,372
2016	4,383
2017	4,373
2018	1,460

$18,960

Subsequent to December 31, 2013, we granted 9,000,000 shares of restricted stock to certain officers of the Company. The shares of restricted stock vest ratably over 5 years from the date of grant.

Long-Term Cash Incentive Awards

Subsequent to December 31, 2013, the Board of Directors approved providing long-term incentive awards to certain employees. These awards, which will be granted on April 1, 2014, will be denominated in cash and will cliff vest three years from the grant date.

Consultant Plan

In addition to the stock options issued under the 2011 Plan, we have also issued 1,200,000 options under a separate plan (the “Consultant Plan”) established to provide stock options to consultants for services rendered in connection with the Acquisition. For the period from inception (November 14, 2011) through December 31, 2011, approximately $2.9 million was expensed related to these options. At December 31, 2013, 600,000 options were exercisable and no additional options were available for future issuance under the Consultant Plan.

Predecessor Stock Appreciation Rights

Effective July 1, 2008, the Predecessor’s Samson Investment Company First Amended 1988 Employee Non-Qualified Stock Option Plan was converted to the Samson Investment Company 2008 Stock Appreciation Rights Plan (the “2008 Plan”). All stock options outstanding under the 1988 plan were converted to Stock Appreciation Rights (“SARs”) on a one for one basis. SARs did not grant the holder any right to acquire shares of the Predecessor’s common stock.

Under the 2008 Plan, SARs were granted to certain employees and officers at the Grant Price (as defined in the 2008 Plan) established by the board of directors as of the effective date of the grant. SARs expired ten years and one day from the effective date of the grant. All SARs could be tendered in exchange for an Appreciation Payment (as defined by the 2008 Plan) as determined by each grant or upon the employee’s termination of employment.

After one year from the effective date of each grant of SARs, such SARs could be tendered at the rate of 20% per year. Compensation was measured at the end of each period as the amount by which the Tender Price (as defined in the 2008 Plan) exceeded the Grant Price for SARs, with expense recognized over the vesting period. The Predecessor valued SARs using the intrinsic value method.

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SARs activity during the year ended June 30, 2011 was as follows (in thousands, except SARs and per SARs data):

	Number of SARs	Weighted- Average Grant Price	Intrinsic Value
SARs outstanding at June 30, 2010	16,956,765	$15.43
SARs tendered	(1,123,890)	9.61	$9,331
SARs forfeited	(257,190)	21.09
SARs granted	2,788,905	19.57

SARs outstanding at June 30, 2011	18,364,590	$16.35

During the year ended June 30, 2011, various employees and officers of the Predecessor tendered 1,123,890 SARs. Appreciation payments for SARs tendered during the year ended June 30, 2011 were $9.3 million. In connection with the closing of the Acquisition, all unvested SARs were fully vested and all outstanding SARs were tendered in exchange for an Appreciation Payment (as defined in the 2008 Plan) and the 2008 Plan was terminated on December 21, 2011. The appreciation payment for SARs tendered during the period July 1, 2011 through December 21, 2011 was $362.0 million, net of outstanding loans made against the SARs.

As the Plan was terminated on December 21, 2011, no additional activity occurred after that time.

Amounts related to SARs are reflected in the financial statements as follows (in thousands):

	General and Administrative Expenses	Proved Oil and Gas Properties	Total
Period ended:
December 21, 2011	$275,131	$—	$275,131
Year ended:
June 30, 2011	$22,751	$7,584	$30,335

Note 14.	Restructuring

In December 2012, we initiated a restructuring plan (the “Restructuring Plan”) to reduce operating costs and improve profitability. Under the Restructuring Plan, we closed our Midland, Texas office and implemented a reduction in force of approximately 120 employees across multiple functions throughout the Company.

The corresponding liability as of December 31, 2012 was approximately $5.0 million and was included in accrued and other current liabilities in the consolidated balance sheet. In February 2013, we announced that we had completed the Restructuring Plan. As of December 31, 2013, no liability remained in our consolidated balance sheet related to the restructuring.

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following is a reconciliation of the beginning and ending liability balances associated with the Restructuring Plan (in thousands):

Severance and other termination benefits
Liability at December 31, 2011	$—
Additions	46,643
Payments	(41,682)

Liability at December 31, 2012	$4,961
Additions	—
Payments	(4,961)

Liability at December 31, 2013	$—

Note 15.	Supplemental Information to Statements of Cash Flows

	Successor			Predecessor
	Year Ended December 31, 2013	Year Ended December 31, 2012	From Inception (November 14, 2011) through December 31, 2011	July 1, 2011 through December 21, 2011	Year Ended June 30, 2011
Interest paid (net of capitalized interest of $341,719, $279,659, $7,718, $26,957, and $55,098, respectively)	$—	$—	$—	$19,545	$24,017
Income taxes paid (refunded), net	$243	$(2,937)	$—	$(20,369)	$(18,088)

Supplemental Non-Cash Investing and Financing Activities

The Predecessor issued subordinated promissory notes to two shareholders totaling $300.0 million during the year ended June 30, 2011.

Total payables included in accrued liabilities related to acquisition and drilling expenditures for oil and gas properties for the Successor were $77.0 million, $143.4 million and $51.9 million as of December 31, 2013, 2012 and 2011, respectively. For the Predecessor, accounts payable included acquisition and drilling expenditures for oil and gas properties of $13.1 million and $23.7 million as of December 21, 2011 and June 30, 2011, respectively. Non-cash investing activities were approximately $44.2 million for the year ended December 31, 2013.

The transfer of Gulf Coast and Offshore assets to the Predecessor’s former shareholders as described in Note 2 represents a non-cash transaction of $205.7 million during the period from July 1, 2011 through December 21, 2011.

Note 16.	Employee Benefits

Employee Benefit Programs

We have an employee healthcare plan which provides health and death benefits to substantially all employees. Death benefits are provided by an employer-funded policy held with an insurance company. Samson’s

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

contributions charged to expense for the Successor were $10.5 million, $11.2 million and $0.3 million for the years ended December 31, 2013 and 2012 and for the period from inception (November 14, 2011) through December 31, 2011, respectively. Amounts charged to the Predecessor were $5.8 million and $12.8 million for the period from July 1, 2011 through December 21, 2011 and the year ended June 30, 2011, respectively. These expenses are included in general and administrative expenses in the consolidated statements of income (loss).

401(k) Plan

We have a voluntary defined contribution plan, which becomes effective for all new, regular full-time employees upon the first day of employment, as defined in the plan document. Participants may make voluntary contributions to the plan from 1% to 100% of their monthly compensation up to IRS limitations. We make matching contributions equal to the participants’ first 6% in contributions and an additional 2% non-matching contribution. Employer contributions for the Successor were $7.3 million, $8.2 million and $0.2 million for the years ended December 31, 2013 and 2012 and for the period from inception (November 14, 2011) through December 31, 2011, respectively. Employer contributions for the Predecessor were $4.0 million and $8.6 million for the period July 1, 2011 through December 21, 2011 and the year ended June 30, 2011, respectively. Employer contributions are included in general and administrative expenses in the consolidated statements of income (loss).

Note 17.	Commitments and Contingencies

Commitments

Operating Leases

We lease corporate office space in Tulsa, Oklahoma and Denver, Colorado, as well as a number of other field office locations. The Successor recorded rental expense of approximately $5.9 million, $5.4 million and $0.1 million for the years ended December 31, 2013 and 2012 and for the period from inception (November 14, 2011) through December 31, 2011, respectively. The Predecessor recorded rental expense of approximately $2.8 million for the period July 1, 2011 through December 21, 2011 and $6.0 million for the year ended June 30, 2011. Rental expense is included in general and administrative expenses in the consolidated statements of income (loss).

Future minimum annual payments under non-cancelable operating leases as of December 31, 2013, are as follows (in thousands):

2014	$7,051
2015	6,799
2016	6,749
2017	6,782
2018	6,397
Thereafter	32,736

$66,514

Other Commercial Commitments

We have commitments for drilling rigs and related equipment with payments under the contracts accounted for as capital additions to our oil and gas properties. As of December 31, 2013, future payments under these agreements, including rig terminations, are approximately $26.5 million for 2014.

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Letters of Credit and Bonds

As of December 31, 2013, we had outstanding irrevocable letters of credit totaling approximately $2.2 million to guarantee payment of certain drilling and workers compensation insurance obligations. Additionally, at December 31, 2013, we had approximately $9.7 million in outstanding bonds securing various commitments, such as plugging costs and surface damages.

Gathering and Transportation Agreements

We have contractual commitments with midstream service companies and pipeline carriers for future gathering and transportation of our production to market.

Net aggregate undiscounted commitments under our gathering and transportation agreements at December 31, 2013 are presented below (in thousands):

2014	$7,680
2015	11,696
2016	14,729
2017	12,852
2018	12,525
Thereafter	47,384

$106,866

Change of Control Agreements

We had Change of Control Agreements (“CC Agreements”) with a large portion of our employees through December 2013. Severance benefits payable are recorded when it is probable that the obligation has been incurred and the amount can be reasonably estimated. In December 2012, $46.6 million of restructuring charges were recognized under our CC Agreements in conjunction with our restructuring. The restructuring is further discussed in Note 14. In addition, approximately $9.4 million in severance related costs were incurred during the year ended December 31, 2013 due to the departure of certain members of our management team. The 2013 severance costs were recorded as lease operating and general and administrative expense in our consolidated statement of income (loss).

The Company is adopting a Change-in-Control Severance Plan for non-officer employees that applies to eligible employees and a Change-in-Control Severance Plan for officers that applies to all officers except the Chief Executive Officer, who is covered by an employment agreement, (collectively, the “Change-in-Control Severance Plans”) effective as of January 1, 2014. The Change-in-Control Severance Plans provide for the payment of cash compensation and certain other benefits to eligible officers and non-officer employees in the event of a change-in-control and a qualifying termination of employment. The obligations under the Change-in-Control Severance Plans are generally based on the terminated employee’s cash compensation, employment tenure, and position within the Company.

An employment agreement with our Chief Executive Officer provides for the payment of cash compensation based on our Chief Executive Officer’s annual total cash compensation in the event of a severance or change-in-control depending upon the circumstance.

Depending on the facts and circumstances associated with a potential change-in-control, the total payments made pursuant to the Change-in-Control Severance Plans or employment agreements could be material.

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Litigation and Contingencies

We are involved in various matters incidental to our operations and business that might give rise to a loss contingency, including, among other things, legal and regulatory proceedings, commercial disputes, claims from royalty and surface owners, property damage and personal injury claims and environmental or other matters. In addition, we are subject, from time to time, to customary audits and investigations by governmental and tribal authorities regarding the payment and reporting of various taxes, governmental royalties and fees as well as our compliance with unclaimed property (escheatment) requirements and other laws. Unclaimed property laws generally require us to turn over to certain governmental authorities the property of others held by us that has been unclaimed for a specified period of time. In addition, other parties with an interest in wells operated by us have the ability under our joint operating agreements to perform audits of our joint interest billing practices where we receive reimbursements from these owners for their share of the costs incurred in connection with the oil and gas properties that we operate.

We vigorously defend ourselves in these matters, including through the retention of outside counsel where appropriate. A loss contingency may take the form of (i) overtly threatened or pending litigation, (ii) a contractually assumed obligation, or (iii) an unasserted possible claim or assessment. For these matters, we review the merits of the asserted claims, consult with internal and outside counsel as appropriate, assess the degree of probability of an unfavorable outcome, consider possible legal, administrative, litigation, and resolution or settlement strategies, and the availability of insurance coverage, subrogation, indemnities and potential third party liabilities.

If we determine that an unfavorable outcome or loss of a particular matter is probable and the amount of the loss can be reasonably estimated, we accrue a liability for the contingent obligation, as well as any expected insurance recovery amounts up to the accrued loss. Recovery of any amount in excess of the related recorded contingent loss is recognized if and when all contingencies related to the recovery have been resolved. As new information becomes available as a result of activities in such matters, legal or administrative rulings in similar matters or a change in applicable law, our conclusions regarding the probability of outcomes and estimated loss may change. The impact of subsequent changes to our accruals may have a material effect on our results of operations reported in a single period.

In such matters where litigation is pending, it is common and often required for the parties to attend non-binding mediations or settlement conferences. Such mediations or conferences can end in settlement of litigation matters. One litigation matter where we have participated in non-binding mediation and subsequent discussions is an action seeking class certification and damages related to royalty payments for wells located in Oklahoma. The plaintiffs brought a wide variety of contract and tort claims seeking unspecified actual and punitive damages. We engaged outside legal counsel to represent us in connection with this matter. In December 2013, a settlement with the plaintiffs was reached. Payments totaling $15.2 million were made in the first quarter of 2014. At December 31, 2013, an accrual for this matter is recorded in our consolidated balance sheet.

As of December 31, 2013, our total accrual for all loss contingencies is $17.4 million, of which $16.5 million is included in oil and natural gas revenues held for distribution and $0.9 million is included in accrued and other current liabilities in our consolidated balance sheet. We expense all legal fees in the period the expenses are incurred.

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 18.	Income Taxes

Samson is subject to corporate income taxes. Income tax expense (benefit) for the periods presented consisted of the following (in thousands):

	Successor			Predecessor
	Year Ended December 31, 2013	Year Ended December 31, 2012	From Inception (November 14, 2011) through December 31, 2011	July 1, 2011 through December 21, 2011	Year Ended June 30, 2011
Current taxes:
Federal	$—	$—	$—	$—	$(22,793)
Foreign	—	58	—	—	—
State	453	—	—	—	889
Deferred taxes:
Federal	(600,428)	(817,043)	(39,913)	(71,453)	136,205
State	(13,983)	11,067	(456)	(13,735)	2,678

Income tax expense (benefit)	$(613,958)	$(805,918)	$(40,369)	$(85,188)	$116,979

Total income tax expense differed from the amounts computed by applying the U.S. federal income tax rate to net income from continuing operations before income taxes as a result of the following:

	Successor			Predecessor
	Year Ended December 31, 2013	Year Ended December 31, 2012	From Inception (November 14, 2011) through December 31, 2011	July 1, 2011 through December 21, 2011	Year Ended June 30, 2011
U.S. statutory rate	35%	35%	35%	35%	35%
State taxes	1%	0%	0%	7%	1%
Other	0%	0%	0%	0%	0%

	36%	35%	35%	42%	36%

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The tax effects of temporary differences between the tax basis of assets and liabilities and their financial reporting amounts and the tax credits and other items that give rise to the deferred tax assets and deferred tax liabilities are as follows (in thousands):

	December 31, 2013	December 31, 2012
Deferred tax liabilities:
Oil and gas properties	$(2,003,119)	$(2,496,881)
Other property and equipment	(116,691)	(100,854)
Unrealized gains on commodity hedges	—	(2,062)
Other accruals	—	(25,374)

Total deferred tax liabilities	$(2,119,810)	$(2,625,171)

Deferred tax assets:
Asset retirement obligation	$21,571	$19,738
Unrealized losses on commodity hedges	15,851	—
Capitalized transaction costs	35,142	63,398
Net operating loss	461,701	371,073
Gas balancing obligation	5,454	6,450
Other accruals	34,232	—
Other credits and carryovers	15,036	16,172

Total deferred tax assets	$588,987	$476,831

Net deferred tax liabilities	$(1,530,823)	$(2,148,340)

Samson has recognized approximately $474.1 million of net deferred tax assets related to various carryforwards available to offset future income taxes which expire between 2014 and 2033. These carryforwards are primarily related to expensing intangible drilling costs and accelerated depreciation deductions. We expect all tax benefits to be utilized and therefore have no valuation allowance. Such expectations are based upon current estimates of taxable income during future periods, considering limitations on utilization of these benefits as set forth by tax regulations. Significant changes in such estimates caused by variables such as future oil, gas and natural gas liquids prices or capital expenditures could alter the timing of the eventual utilization of such carryforwards. There can be no assurance that Samson will generate any specific level of continuing taxable earnings. However, management believes that Samson’s future taxable income will more likely than not be sufficient to utilize substantially all of its tax carryforwards prior to their expiration.

We evaluated our tax positions and concluded that we have not taken any uncertain tax positions that require an adjustment to the financial statements. Tax penalties and related interest would be charged to the provision for income taxes when uncertain tax positions are recorded in the financial statements. Therefore, there are no related accruals for interest and penalties related to unrecognized tax benefits at December 31, 2013.

At December 31, 2013, we are subject to U.S. Federal, state and local income tax examinations for all Successor tax years (beginning with the stub period ended December 31, 2011), and for all Predecessor tax years ending on or after June 30, 2010 (June 30, 2009 for state and local examinations). Non-U.S. income tax examinations for the Predecessor tax years ended June 30, 2011 and 2010 are also subject to examination.

Note 19.	Redeemable Preferred Stock

In December 2011, Samson issued 180,000 shares of cumulative redeemable preferred stock (the “Cumulative Preferred Stock”) as partial consideration in the Acquisition described in Note 2. The Cumulative Preferred Stock

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

accrues distributions quarterly at a specified per annum dividend rate times the stated redemption amount of $1,000 per share, subject to adjustment for accrual and accumulation of dividends not paid in cash. Distributions can be in cash or in-kind. The dividend rate was 2% for calendar year 2012, escalating 2% each calendar year until reaching 12%, where it remains until the mandatory redemption date. After the mandatory redemption date, the dividend rate is 15%. The total amount of dividends accrued at December 31, 2013 and 2012 were $10.8 million and $3.6 million, respectively. The Cumulative Preferred Stock does not provide the holders with general voting rights but do provide the right to vote as a separate class on certain matters relating to the nature and rights of the Cumulative Preferred Stock.

The Cumulative Preferred Stock is redeemable at the option of Samson at any time at a per share redemption price equal to the liquidation amount of the share plus any accrued and unpaid dividends at the time of redemption and are mandatorily redeemable on the earliest to occur of the mandatory redemption date of July 1, 2022 or the consummation of an initial public equity offering or a change in control.

Note 20.	Related Party Transactions

On a quarterly basis, we pay affiliates of KKR, our principal shareholder, and the other initial equity investors a management fee. At the commencement of the agreement in 2012, the aggregate annual fee was $20.0 million, resulting in quarterly payments of $5.0 million. As dictated by the agreement, the aggregate annual fee and corresponding quarterly fee increases 5.0% each fiscal year. We incurred $21.0 million and $20.0 million in the years ended December 31, 2013 and 2012, respectively. These fees are included in the consolidated statements of income (loss) as related party management fee. During 2011, we also paid affiliates of KKR and the other initial equity investors transaction fees in the amount of approximately $89.4 million for services provided in connection with the Acquisition and certain related transactions.

Effective February 10, 2012, we entered into a Gas Offtake Rights Agreement (the “Offtake Agreement”) with Trademark Merchant Energy, LLC (“TME”) granting TME the right to acquire a percentage of the natural gas delivered to specified delivery points at an adjusted index price. ITOCHU Corporation (“ITOCHU”), a minority owner of Samson’s common stock, controls TME and is party to the Offtake Agreement. During 2013, the Offtake Agreement was assigned to another affiliate of ITOCHU. Total gross receipts under the Offtake Agreement were approximately $59.4 million and $43.0 million for the years ended December 31, 2013 and 2012, respectively.

KKR Capstone Consulting, LLC (“Capstone”) is a consulting company of operational professionals that works exclusively with KKR’s portfolio company management teams. During the years ended December 31, 2013 and 2012, we incurred costs of approximately $1.9 million and $0.7 million, respectively, to Capstone for consulting services it provided to us. Capstone is an affiliate of our principal shareholder KKR.

We engage the services of Alliant Insurance Services, Inc. (“Alliant”), an insurance brokerage firm. In 2012, one or more affiliates of KKR acquired a controlling ownership interest in Alliant. During the years ended December 31, 2013 and 2012, we incurred approximately $0.3 million each year in fees to Alliant for insurance brokerage services.

An affiliate of KKR served as joint manager and arranger for the original financing of the Second Lien Term Loan in September 2012 and in the refinancing of the Second Lien Term Loan in December 2013 and also served as an initial purchaser of the Senior Notes in February 2012. The affiliate received customary fees and expenses and for which it is indemnified by us against certain liabilities.

We have, from time to time, engaged Select Energy Services, LLC and its subsidiary, Peak Oilfield Services LLC, for water hauling, tank rental and other well-site water management and equipment rental services. Select

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Energy Services, LLC is an affiliate of Crestview Partners II GP, L.P. One of our directors is an executive of an affiliate of Crestview Partners II GP, L.P., which has an ownership interest in Samson Aggregator, and serves as a director of Select Energy Services, LLC. For the years ended December 31, 2013 and 2012, we paid approximately $0.2 million and $0.6 million, respectively, in the aggregate to Select Energy Services, LLC and Peak Oilfield Services LLC.

We also, from time to time, purchase pipe and pumping supplies from Bell Supply Company LLC, which is an affiliate of Crestview Partners II GP, L.P. One of our directors serves on the board of directors of the parent to Bell Supply Company LLC. For the years ended December 31, 2013 and 2012, we paid approximately $2.3 million and $3.1 million, respectively, to Bell Supply Company LLC.

The Company is party to an agreement with CoreTrust Purchasing Group (“CoreTrust”), a group purchasing program that maintains relationships with certain vendors, from which participating companies may purchase products or services pursuant to the terms of the purchasing program. Since April 2013, the Company has, from time to time, purchased certain products and services from various vendors through the CoreTrust purchasing program. One or more affiliates of KKR have an indirect ownership interest in CoreTrust.

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 21.	Transition Period Comparative Data

For comparative purposes, consolidated statements of income (loss) and selected statements of cash flows data for the transition period and the six months ended December 31, 2010 are presented as follows (in thousands):

	Successor	Predecessor
	From Inception (November 14, 2011) through December 31, 2011	July 1, 2011 through December 21, 2011	Six Months Ended December 31, 2010
			(unaudited)
Statements of income (loss) and comprehensive income (loss) data:
Revenues:
Natural gas and natural gas liquids sales	$20,932	$439,894	$459,572
Crude oil sales	15,473	241,100	196,718
Commodity derivatives, net	18,496	157,726	(47,482)

Total revenues	54,901	838,720	608,808

Operating expenses:
Lease operating	5,320	121,834	124,379
Production and ad valorem taxes	3,537	60,591	52,626
Depreciation, depletion, and amortization	18,233	342,604	262,572
General and administrative	142,780	437,511	57,502

Total operating expenses	169,870	962,540	497,079

Operating income (loss)	(114,969)	(123,820)	111,729
Interest expense, net of capitalization	—	(12,161)	(17,303)
Investment income and other	933	9,243	1,631
Loss on early extinguishment of debt	—	(77,413)	—

Income (loss) from continuing operations before income taxes	(114,036)	(204,151)	96,057
Income tax provision (benefit)	(40,369)	(85,188)	38,423

Net income (loss)	(73,667)	(118,963)	57,634
Other comprehensive income (loss):
Foreign currency translation adjustment	—	(3)	3
Foreign currency reclassification adjustments for realized gains	—	3	—
Unrealized holding gains (losses) from short-term investments, net of tax	—	(1,493)	6,126

Total other comprehensive income (loss)	—	(1,493)	6,129

Total comprehensive income (loss)	$(73,667)	$(120,456)	$63,763

Statements of cash flows data:
Net cash (used in) provided by operating activities	$(553,520)	$410,554	$490,676
Net cash used in investing activities	(6,897,175)	(924,786)	(356,179)
Net cash provided by (used in) financing activities	7,577,424	(95,000)	92,872

Net change in cash	$126,729	$(609,232)	$227,369

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Included in general and administrative expenses during the period from July 1, 2011 through December 21, 2011 were expenses of $275.1 million related to the vesting and tendering of all SARs of the Predecessor in contemplation of the Acquisition and $78.1 million success bonuses paid to employees of the Predecessor upon completion of the Acquisition. Payment of these expenses occurred in the period from inception (November 14, 2011) through December 31, 2011 and were reflected as operating cash outflows.

Note 22.	Subsequent Events

We have evaluated subsequent events through March 31, 2014, the date at which the financial statements were available to be issued, and determined that there were no other subsequent events requiring recognition or disclosure in our consolidated financial statements.

Note 23. Condensed Consolidating Financial Information

Samson Resources Corporation and specified 100% owned subsidiaries (Geodyne Resources, Inc., Samson Contour Energy Co., Samson Contour Energy E&P, LLC, Samson Holdings, Inc., Samson Lone Star, LLC, Samson Resources Company, and Samson-International, Ltd. (collectively the “Subsidiary Guarantors” and, together with Samson Resources Corporation, the “Guarantors”)) of Samson Investment Company (the “Issuer”), a 100% owned subsidiary of Samson Resources Corporation, fully and unconditionally guarantee obligations under the Senior Notes. These guarantees are joint and several obligations of the Guarantors.

Any guarantee by a Guarantor will be automatically and unconditionally released and discharged upon (1)(A) in the case of any Subsidiary Guarantor, the sale, exchange or transfer of the capital stock of the Subsidiary Guarantor or (B) the sale, exchange or transfer of all, or substantially all, of the assets of such Guarantor, (2) the release or discharge of the guarantee by the Guarantor with respect to the RBL Revolver, (3) in the case of any Subsidiary Guarantor, the designation of it as an “Unrestricted Subsidiary” in compliance with the indenture, (4) the legal or covenant defeasance or discharge of the indenture or (5) the merger or consolidation of any Guarantor with and into the Issuer or another Guarantor, all in compliance with the provisions of the Senior Notes.

Covenants of the Senior Notes limit the ability of the Issuer and the Subsidiary Guarantors to, among other things:

•	incur additional indebtedness, guarantee indebtedness or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of capital stock or make other restricted payments; and

•	enter into certain transactions with affiliates.

We have prepared condensed consolidating financial statements in order to quantify assets, results of operations and cash flows of Samson Resources Corporation, the Issuer, the Subsidiary Guarantors and non-guarantor subsidiaries. The following condensed consolidating balance sheets, condensed consolidating statements of income (loss) and comprehensive income (loss) and condensed consolidating statements of cash flows for the periods presented, present financial information for Samson Resources Corporation, as the parent of Samson Investment Company on a stand-alone basis (carrying any investment in subsidiaries under the equity method), financial information for Samson Investment Company on a stand-alone basis (carrying any investment in subsidiaries under the equity method), financial information for the Subsidiary Guarantors on a stand-alone basis, the financial information of our non-guarantor subsidiaries on a stand-alone basis, and the consolidation and elimination entries necessary to arrive at the financial information on a condensed consolidated basis. As Samson Resources Corporation, Samson Investment Company, and the Subsidiary Guarantors are separate taxable entities, deferred income taxes are recorded separately. Information presented for the Predecessor periods reflects comparative information for the Issuer, Subsidiary Guarantors and non-guarantors of Senior Notes and is not necessarily applicable to the Predecessor’s outstanding debt.

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Successor Condensed Consolidating Balance Sheet

As of December 31, 2013

(In thousands)

	Samson Resources Corporation (Parent Guarantor)	Samson Investment Company (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash and cash equivalents	$—	$238	$399	$90	$—	$727
Accounts receivable, net	10	—	174,979	—	—	174,989
Intercompany receivables	—	22,204	19,791	—	(41,995)	—
Other current assets	—	14,392	30,192	52	—	44,636
Oil and gas properties, net	—	—	6,738,239	—	—	6,738,239
Other property and equipment, net	—	—	302,693	—	—	302,693
Investment in subsidiaries	1,696,448	5,051,279	—	—	(6,747,727)	—
Other non-current assets	10,569	309,373	71,296	53,230	(268,066)	176,402

Total assets	$1,707,027	$5,397,486	$7,337,589	$53,372	$(7,057,788)	$7,437,686

Accounts payable	$—	$—	$36,255	$12	$—	$36,267
Intercompany payables	—	—	—	41,995	(41,995)	—
Accrued and other current liabilities	—	95,268	244,046	1,920	—	341,234
Other current liabilities	—	40,529	117,296	—	—	157,825
Long-term debt	—	3,554,000	—	—	—	3,554,000
Deferred income taxes	—	—	1,824,483	7,558	(268,066)	1,563,975
Cumulative preferred stock subject to mandatory redemption	191,035	—	—	—	—	191,035
Puttable common stock	3,250	—	—	—	—	3,250
Other non-current liabilities	—	11,241	66,117	—	—	77,358
Shareholders’ equity	1,512,742	1,696,448	5,049,392	1,887	(6,747,727)	1,512,742

Total liabilities and shareholders’ equity	$1,707,027	$5,397,486	$7,337,589	$53,372	$(7,057,788)	$7,437,686

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Successor Condensed Consolidating Balance Sheet

As of December 31, 2012

(In thousands)

	Samson Resources Corporation (Parent Guarantor)	Samson Investment Company (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash and cash equivalents	$—	$1,656	$1,155	$228	$—	$3,039
Accounts receivable, net	126	2,888	178,132	1,030	—	182,176
Intercompany receivables	—	153,008	—	—	(153,008)	—
Other current assets	—	29,881	4,321	12	—	34,214
Oil and gas properties, net	—	—	8,314,460	—	—	8,314,460
Other property and equipment, net	—	—	288,966	—	—	288,966
Investment in subsidiaries	2,764,781	5,900,610	—	—	(8,665,391)	—
Other non-current assets	5,248	279,983	3,247	95,790	(170,466)	213,802

Total assets	$2,770,155	$6,368,026	$8,790,281	$97,060	$(8,988,865)	$9,036,657

Accounts payable	$—	$—	$51,669	$—	$—	$51,669
Intercompany payables	—	—	60,355	92,653	(153,008)	—
Accrued and other current liabilities	—	95,387	280,615	17	—	376,019
Other current liabilities	—	9,015	146,555	502	—	156,072
Long-term debt	—	3,475,000	—	—	—	3,475,000
Deferred income taxes	—	—	2,283,826	1	(170,466)	2,113,361
Cumulative preferred stock subject to mandatory redemption	173,894	—	—	—	—	173,894
Puttable common stock	6,275	—	—	—	—	6,275
Other non-current liabilities	—	23,843	70,538	—	—	94,381
Shareholders’ equity	2,589,986	2,764,781	5,896,723	3,887	(8,665,391)	2,589,986

Total liabilities and shareholders’ equity	$2,770,155	$6,368,026	$8,790,281	$97,060	$(8,988,865)	$9,036,657

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Successor Condensed Consolidating Statement of

Income (Loss) and Comprehensive Income (Loss)

For the year ended December 31, 2013

(In thousands)

	Samson Resources Corporation (Parent Guarantor)	Samson Investment Company (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenues	$—	$—	$1,082,220	$1,361	$—	$1,083,581
Total operating expenses	21,734	7	2,777,378	1,744	—	2,800,863

Operating income (loss)	(21,734)	(7)	(1,695,158)	(383)	—	(1,717,282)
Interest income (expense), net of capitalization	—	2	—	13	—	15
Equity in earnings of subsidiaries	(1,091,401)	(1,091,366)	—	—	2,182,767	—
Other income (expense), net	—	(49)	(194)	(1,822)	—	(2,065)

Income (loss) before income taxes	(1,113,135)	(1,091,420)	(1,695,352)	(2,192)	2,182,767	(1,719,332)
Income tax provision (benefit)	(7,761)	(19)	(605,395)	(783)	—	(613,958)

Net income (loss)	(1,105,374)	(1,091,401)	(1,089,957)	(1,409)	2,182,767	(1,105,374)
Total other comprehensive income (loss)	(5,585)	(5,585)	—	—	5,585	(5,585)

Total comprehensive income (loss)	$(1,110,959)	$(1,096,986)	$(1,089,957)	$(1,409)	$2,188,352	$(1,110,959)

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Successor Condensed Consolidating Statement of

Income (Loss) and Comprehensive Income (Loss)

For the year ended December 31, 2012

(In thousands)

	Samson Resources Corporation (Parent Guarantor)	Samson Investment Company (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenues	$—	$—	$1,156,331	$11,609	$—	$1,167,940
Total operating expenses	20,564	96,489	3,336,343	5,811	—	3,459,207

Operating income (loss)	(20,564)	(96,489)	(2,180,012)	5,798	—	(2,291,267)
Interest income (expense), net of capitalization	—	30	127	—	—	157
Equity in earnings of subsidiaries	(1,516,808)	(1,427,079)	—	—	2,943,887	—
Loss on early extinguishment of debt	—	(44,815)	—	—	—	(44,815)
Other income (expense), net	—	1,705	(996)	(731)	—	(22)

Income (loss) before income taxes	(1,537,372)	(1,566,648)	(2,180,881)	5,067	2,943,887	(2,335,947)
Income tax provision (benefit)	(7,343)	(49,840)	(750,544)	1,809	—	(805,918)

Net income (loss)	(1,530,029)	(1,516,808)	(1,430,337)	3,258	2,943,887	(1,530,029)
Total other comprehensive income (loss)	6,314	6,314	—	—	(6,314)	6,314

Total comprehensive income (loss)	$(1,523,715)	$(1,510,494)	$(1,430,337)	$3,258	$2,937,573	$(1,523,715)

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Successor Condensed Consolidating Statement of

Income (Loss) and Comprehensive Income (Loss)

For the period from inception (November 14, 2011) through December 31, 2011

(In thousands)

	Samson Resources Corporation (Parent Guarantor)	Samson Investment Company (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenues	$—	$—	$54,757	$144	$—	$54,901
Total operating expenses	137,390	2,018	30,337	125	—	169,870

Operating income (loss)	(137,390)	(2,018)	24,420	19	—	(114,969)
Interest income (expense), net of capitalization	—	(2)	2	—	—	—
Equity in earnings of subsidiaries	15,088	16,393	—	—	(31,481)	—
Other income (expense), net	—	—	990	(57)	—	933

Income (loss) before income taxes	(122,302)	14,373	25,412	(38)	(31,481)	(114,036)
Income tax provision (benefit)	(48,635)	(715)	8,995	(14)	—	(40,369)

Net income (loss)	(73,667)	15,088	16,417	(24)	(31,481)	(73,667)
Total other comprehensive income (loss)	—	—	—	—	—	—

Total comprehensive income (loss)	$(73,667)	$15,088	$16,417	$(24)	$(31,481)	$(73,667)

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Predecessor Condensed Consolidating Statement of

Income (Loss) and Comprehensive Income (Loss)

For the period from July 1, 2011 through December 21, 2011

(In thousands)

	Samson Investment Company (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenues	$—	$830,920	$7,800	$—	$838,720
Total operating expenses	16,574	938,392	7,574	—	962,540

Operating income (loss)	(16,574)	(107,472)	226	—	(123,820)
Interest income (expense), net of capitalization	(12,228)	43	24	—	(12,161)
Equity in earnings of subsidiaries	(57,162)	—	—	57,162	—
Loss on early extinguishment of debt	(77,413)	—	—	—	(77,413)
Other income (expense), net	160	8,004	1,079	—	9,243

Income (loss) before income taxes	(163,217)	(99,425)	1,329	57,162	(204,151)
Income tax provision (benefit)	(44,254)	(41,487)	553	—	(85,188)

Net income (loss)	(118,963)	(57,938)	776	57,162	(118,963)
Total other comprehensive income (loss)	(1,493)	(1,493)	—	1,493	(1,493)

Total comprehensive income (loss)	$(120,456)	$(59,431)	$776	$58,655	$(120,456)

Predecessor Condensed Consolidating Statement of

Income (Loss) and Comprehensive Income (Loss)

For the year ended June 30, 2011

(In thousands)

	Samson Investment Company (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenues	$—	$1,262,568	$40,145	$—	$1,302,713
Total operating expenses	68,670	874,509	23,575	—	966,754

Operating income (loss)	(68,670)	388,059	16,570	—	335,959
Interest income (expense), net of capitalization	(23,888)	262	114	—	(23,512)
Equity in earnings of subsidiaries	264,603	—	—	(264,603)	—
Other income (expense), net	136	13,722	(3,638)	—	10,220

Income (loss) before income taxes	172,181	402,043	13,046	(264,603)	322,667
Income tax provision (benefit)	(33,507)	145,756	4,730	—	116,979

Net income (loss)	205,688	256,287	8,316	(264,603)	205,688
Total other comprehensive income (loss)	3,264	3,132	132	(3,264)	3,264

Total comprehensive income (loss)	$208,952	$259,419	$8,448	$(267,867)	$208,952

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Successor Condensed Consolidating

Statement of Cash Flows

For the year ended December 31, 2013

(In thousands)

	Samson Resources Corporation (Parent Guarantor)	Samson Investment Company (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$(21,734)	$(7)	$715,560	$(15,512)	$10,320	$688,627
Investing Activities:
Capital expenditures—oil and gas properties	—	—	(990,780)	(40,864)	—	(1,031,644)
Capital expenditures—other property and equipment	(7,847)	—	(41,471)	(2)	—	(49,320)
Proceeds from divestitures—oil and gas properties	—	—	311,612	—	—	311,612
Proceeds from divestitures— other property and equipment	—	—	5,071	—	—	5,071

Net cash used in investing activities	(7,847)	—	(715,568)	(40,866)	—	(764,281)

Financing activities:
Proceeds from revolver	—	556,000	—	—	—	556,000
Repayment of revolver	—	(477,000)	—	—	—	(477,000)
Debt issuance costs	—	(2,693)	—	—	—	(2,693)
Advances to/from parent/subsidiary	32,546	(77,718)	(748)	56,240	(10,320)	—
Repurchase of puttable common stock	(2,965)	—	—	—	—	(2,965)

Net cash provided by (used in) financing activities	29,581	(1,411)	(748)	56,240	(10,320)	73,342

Net change in cash	—	(1,418)	(756)	(138)	—	(2,312)
Cash and cash equivalents at beginning of period	—	1,656	1,155	228	—	3,039

Cash and cash equivalents at end of period	$—	$238	$399	$90	$—	$727

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Successor Condensed Consolidating

Statement of Cash Flows

For the year ended December 31, 2012

(In thousands)

	Samson Resources Corporation (Parent Guarantor)	Samson Investment Company (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$(20,564)	$(96,489)	$654,797	$(15,937)	$10,057	$531,864
Investing Activities:
Purchase of Predecessor business, net of cash	(109,452)	—	—	—	—	(109,452)
Capital expenditures—oil and gas properties	—	—	(1,074,832)	—	—	(1,074,832)
Capital expenditures—other property and equipment	—	—	(44,423)	—	—	(44,423)
Proceeds from divestitures—oil and gas properties	—	—	735,012	—	—	735,012
Proceeds (purchase) of other assets	—	—	3,811	—	—	3,811

Net cash used in investing activities	(109,452)	—	(380,432)	—	—	(489,884)

Financing activities:
Proceeds from borrowings of long-term debt	—	3,250,000	—	—	—	3,250,000
Repayment of long-term debt	—	(2,250,000)	—	—	—	(2,250,000)
Proceeds from revolver	—	520,000	—	—	—	520,000
Repayment of revolver	—	(1,640,000)	—	—	—	(1,640,000)
Debt issuance costs	—	(51,945)	—	—	—	(51,945)
Advances to/from parent/subsidiary	123,741	160,951	(290,800)	16,165	(10,057)	—
Issuance of puttable common stock	12,375	—	—	—	—	12,375
Repurchase of puttable common stock	(6,100)	—	—	—	—	(6,100)

Net cash provided by (used in) financing activities	130,016	(10,994)	(290,800)	16,165	(10,057)	(165,670)

Net change in cash	—	(107,483)	(16,435)	228	—	(123,690)
Cash and cash equivalents at beginning of period	—	109,139	17,590	—	—	126,729

Cash and cash equivalents at end of period	$—	$1,656	$1,155	$228	$—	$3,039

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Successor Condensed Consolidating

Statement of Cash Flows

For the period from inception (November 14, 2011) through December 31, 2011

(In thousands)

	Samson Resources Corporation (Parent Guarantor)	Samson Investment Company (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$(137,390)	$(2,018)	$(414,522)	$20	$390	$(553,520)
Investing Activities:
Purchase of Predecessor business, net of cash	(6,893,962)	—	—	—	—	(6,893,962)
Capital expenditures—oil and gas properties	—	—	(2,561)	—	—	(2,561)
Other investing activities	—	—	(652)	—	—	(652)

Net cash used in investing activities	(6,893,962)	—	(3,213)	—	—	(6,897,175)

Financing activities:
Proceeds from borrowings of long-term debt	—	2,250,000	—	—	—	2,250,000
Proceeds from revolver	—	1,345,000	—	—	—	1,345,000
Debt issuance costs	—	(162,576)	—	—	—	(162,576)
Advances to/from parent/subsidiary	2,886,352	(3,321,267)	435,325	(20)	(390)	—
Issuance of common stock	4,145,000	—	—	—	—	4,145,000

Net cash provided by (used in) financing activities	7,031,352	111,157	435,325	(20)	(390)	7,577,424

Net change in cash	—	109,139	17,590	—	—	126,729
Cash and cash equivalents at beginning of period	—	—	—	—	—	—

Cash and cash equivalents at end of period	$—	$109,139	$17,590	$—	$—	$126,729

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Predecessor Condensed Consolidating

Statement of Cash Flows

For the period from July 1, 2011 through December 21, 2011

(In thousands)

	Samson Investment Company (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$(36,191)	$451,368	$(4,623)	$—	$410,554
Investing Activities:
Capital expenditures—oil and gas properties	—	(909,451)	—	—	(909,451)
Capital expenditures—other property and equipment	—	(10,197)	—	—	(10,197)
Proceeds from divestitures—oil and gas properties	—	1,859	—	—	1,859
Proceeds (purchase) of other assets	—	(9,199)	—	—	(9,199)
Proceeds from sale of short-term investments	—	2,028	—	—	2,028
Other investing activities	—	174	—	—	174

Net cash used in investing activities	—	(924,786)	—	—	(924,786)

Financing activities:
Proceeds from borrowings of long-term debt	600,000	—	—	—	600,000
Repayment of long-term debt	(695,000)	—	—	—	(695,000)
Advances to/from parent/subsidiary	111,421	(118,539)	7,118	—	—

Net cash provided by (used in) financing activities	16,421	(118,539)	7,118	—	(95,000)

Net change in cash	(19,770)	(591,957)	2,495	—	(609,232)
Cash and cash equivalents at beginning of period	19,770	611,113	749	—	631,632

Cash and cash equivalents at end of period	$—	$19,156	$3,244	$—	$22,400

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Predecessor Condensed Consolidating

Statement of Cash Flows

For the year ended June 30, 2011

(In thousands)

	Samson Investment Company (Issuer)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$(193,805)	$1,604,645	$15,805	$—	$1,426,645
Investing Activities:
Capital expenditures—oil and gas properties	—	(1,403,111)	(161,257)	—	(1,564,368)
Capital expenditures—other property and equipment	—	(23,387)	—	—	(23,387)
Proceeds from divestitures—oil and gas properties	—	472,426	90,000	—	562,426
Proceeds (purchase) of other assets	—	12,778	—	—	12,778
Proceeds from sale of short-term investments	—	20,652	—	—	20,652
Other investing activities	—	807	—	—	807

Net cash used in investing activities	—	(919,835)	(71,257)	—	(991,092)

Financing activities:
Proceeds from borrowings of long-term debt	100,000	—	—	—	100,000
Debt issuance costs	(7,156)	—	—	—	(7,156)
Repayment of long-term debt	(250,000)	—	—	—	(250,000)
Advances to/from parent/subsidiary	354,177	(410,378)	56,201	—	—

Net cash provided by (used in) financing activities	197,021	(410,378)	56,201	—	(157,156)

Net change in cash	3,216	274,432	749	—	278,397
Cash and cash equivalents at beginning of period	16,554	336,681	—	—	353,235

Cash and cash equivalents at end of period	$19,770	$611,113	$749	$—	$631,632

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 24.	Supplemental Oil and Gas Disclosures (Unaudited)

Costs Incurred in Oil and Gas Property Acquisitions, Exploration and Development Activities

Costs incurred in the acquisition, exploration and development activities were as follows for the specified periods (in thousands):

	Successor			Predecessor
	Year Ended December 31, 2013	Year Ended December 31, 2012	From Inception (November 14, 2011) through December 31, 2011	July 1, 2011 through December 21, 2011	Year Ended June 30, 2011
Acquisition of properties:
Proved	$3,638	$9,538	$3,486,109	$708	$42,001
Unproved	1,925	69,969	7,117,919	28,001	40,298
Exploration	55,525	45,133	25,954	396,698	173,546
Development	1,034,994	1,299,629	5,567	127,556	1,081,656

Total costs incurred(a)	$1,096,082	$1,424,269	$10,635,549	$552,963	$1,337,501

(a)	Total costs incurred for the Successor include fair values of acquired assets associated with the Acquisition.

Capitalized interest of $341.7 million and $279.7 million and $7.7 million for the Successor years ended December 31, 2013 and 2012 and for the period from inception (November 14, 2011) through December 31, 2011, respectively, and $27.0 million and $55.1 million for the Predecessor period from July 1, 2011 through December 21, 2011 and for the year ended June 30, 2011, respectively, were included as part of the cost of oil and gas properties.

Internal costs directly related to property acquisition, exploration and development of oil and gas properties totaled $37.6 million and $35.8 million for the Successor years ended December 31, 2013 and 2012, respectively. No internal costs were capitalized for the Successor period from inception (November 14, 2011) through December 31, 2011 or for the Predecessor period ended December 21, 2011. We capitalized internal costs of $86.9 million for the Predecessor year ended June 30, 2011. All capitalized internal costs were included as part of the cost of oil and gas properties and included in proved properties in the consolidated balance sheets.

Capitalized Costs

Aggregate capitalized costs and accumulated depletion and impairment were as follows (in thousands):

	December 31, 2013	December 31, 2012
Proved properties	$8,075,440	$5,760,381
Unproved properties excluded from amortization	3,789,432	5,379,870
Uncompleted capital project costs excluded from amortization	125,636	95,379

Gross capitalized costs	11,990,508	11,235,630
Less: Accumulated depletion and impairment	(5,252,269)	(2,921,170)

Net capitalized costs	$6,738,239	$8,314,460

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The composition of net costs excluded from amortization as of December 31, 2013 was as follows (in thousands):

	Costs incurred:
	Year Ended December 31, 2013	Year Ended December 31, 2012	From Inception (November 14, 2011) through December 31, 2011	Total
Acquisition costs	$1,925	$69,969	$3,206,266	$3,278,160
Exploration and development costs	54,591	149,286	22,879	226,756
Capitalized interest	341,719	66,631	1,802	410,152

	$398,235	$285,886	$3,230,947	$3,915,068

The table above shows the costs excluded from amortization at December 31, 2013, by the year in which such costs were incurred since Inception (November 14, 2011). Included in unproved costs excluded from amortization are approximately $1.3 billion in costs associated with our Fort Union project and $747.6 million in costs associated with our Granite Wash project. We consider each of these projects to be individually significant projects. We have approximately 32,000 net acres in the Cepo Field, where we are targeting multiple intervals of stacked sand in the liquids-rich Ft. Union reservoir. Our operations in the Texas Panhandle currently target the Granite Wash formation, which has multiple producing intervals and the potential for pad drilling. We expect the majority of the costs associated with these individually significant projects will be evaluated and either impaired or become subject to depletion within ten years.

Oil and Gas Reserve Quantities

Netherland, Sewell & Associates, Inc. (“NSAI”), our independent reserve engineers, estimated the reserves that were to be purchased by the Successor at September 30, 2011, and NSAI estimated 100% of the Successor’s reserves at December 31, 2013 and 2012. Internal reserve engineering staff estimated Successor reserves at December 31, 2011 and Predecessor reserves at December 21, 2011 and June 30, 2011. In accordance with SEC regulations, reserves at December 31, 2013, 2012 and 2011, December 21, 2011 and June 30, 2011 were estimated using the unweighted arithmetic average first-of-the-month pricing for the preceding 12-month period. For the years ended December 31, 2013 and 2012, our reserve report was prepared on a three stream basis (oil, gas and natural gas liquids), as we then had sufficient historical data to estimate NGL revenues. We emphasize that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates may change as future information becomes available.

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following is an analysis of the change in estimated quantities of oil and natural gas reserves, all of which are located in the United States for the specified Successor periods:

	Year Ended December 31, 2013
	Oil (MBbl)	Natural Gas (MMcf)	Natural Gas Liquids (MBbl)	Total (MMcfe)
Proved developed and undeveloped reserves:
Beginning of period	68,309	1,323,484	46,854	2,014,462
Purchases of reserves in place	37	82	2	316
Sales of reserves	(2,895)	(28,712)	(826)	(51,038)
Extensions and discoveries	13,754	124,063	9,524	263,731
Revisions of previous estimates	(22,293)	(21,714)	(703)	(159,690)
Production	(5,318)	(150,900)	(4,678)	(210,876)

Balance as of December 31, 2013	51,594	1,246,303	50,173	1,856,905

Proved developed reserves:
Beginning of period	24,039	1,030,583	22,184	1,307,921
End of period	20,480	953,254	25,956	1,231,870
Proved undeveloped reserves:
Beginning of period	44,270	292,901	24,670	706,541
End of period	31,114	293,049	24,217	625,035

For the year ended December 31, 2013, extensions and discoveries of proved reserves were primarily due to extensions with respect to our assets in the Mid-Continent and East Texas regions of approximately 100,700 MMcfe and 50,200 MMcfe, respectively, and extensions relating to our assets in the Greater Green River and Powder River basins of approximately 37,100 MMcfe and 33,700 MMcfe, respectively. For the year ended December 31, 2013, revisions of previously estimated reserve quantities of oil are primarily due to revisions of our proved undeveloped reserves in the Sussex formation of the Powder River business unit of approximately 10,700 MBbls. The performance of new wells in the Sussex formation have been below expectations due to lower than anticipated initial production rates and high water rates. As a result, we had downward technical revisions in both proved developed and proved undeveloped oil reserves in the Powder River business unit. The amounts in the above table reflect adjustments made to amounts disclosed in previously issued financial statements as a result of certain misclassifications within the analysis of the change in estimated reserve quantities. Sales of reserves were revised downward by 5.3 Bcfe, extensions and discoveries were revised upward by 219.0 Bcfe and revisions of previous estimates were lowered by 224.3 Bcfe.

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Year Ended December 31, 2012
	Oil (MBbl)	Natural Gas (MMcf)	Natural Gas Liquids (MBbl)	Total (MMcfe)
Proved developed and undeveloped reserves:
Beginning of period	55,996	2,003,805	—	2,339,781
Purchases of reserves in place	4,841	3,834	614	36,564
Sales of reserves	(15,873)	(16,375)	(128)	(112,381)
Extensions and discoveries	37,189	260,396	20,651	607,436
Revisions of previous estimates	(7,678)	(749,378)	29,741	(617,000)
Production	(6,166)	(178,798)	(4,024)	(239,938)

Balance as of December 31, 2012	68,309	1,323,484	46,854	2,014,462

Proved developed reserves:
Beginning of period	27,003	1,327,053	—	1,489,071
End of period	24,039	1,030,583	22,184	1,307,921
Proved undeveloped reserves:
Beginning of period	28,993	676,752	—	850,710
End of period	44,270	292,901	24,670	706,541

For the year ended December 31, 2012, extensions and discoveries of proved reserves were primarily due to extensions with respect to our assets in the Mid-Continent region and the Powder River and Williston basins of approximately 164,700 MMcfe, 110,500 MMcfe and 92,900 MMcfe, respectively, as well as extensions with respect to our Cotton Valley Sand and Ft. Union assets of approximately 116,900 MMcfe and 93,100 MMcfe, respectively. For the year ended December 31, 2012, revisions of previously estimated reserve quantities of natural gas and NGLs were impacted by the reserve report being completed on a three stream basis rather than a two stream basis as in prior periods, which created a positive revision to our NGL volumes and an equivalent negative revision to our natural gas reserves. NGLs had previously been included within the natural gas stream. Additionally, revisions to our natural gas reserves were significantly impacted by a reduction in natural gas prices during the year ended December 31, 2012, which negatively impacted proved natural gas reserves by approximately 561,900 MMcfe.

	From Inception (November 14, 2011) through December 31, 2011
	Crude Oil (MBbl)	Natural Gas(1) (MMcf)	Total (MMcfe)
Proved developed and undeveloped reserves:
Beginning of period	—	—	—
Purchases of reserves in place	56,169	2,009,910	2,346,924
Sales of reserves	—	—	—
Extensions and discoveries	—	—	—
Revisions of previous estimates	—	—	—
Production	(173)	(6,105)	(7,143)

Balance as of December 31, 2011	55,996	2,003,805	2,339,781

Proved developed reserves:
Beginning of period	—	—	—
End of period	27,003	1,327,053	1,489,071
Proved undeveloped reserves:
Beginning of period	—	—	—
End of period	28,993	676,752	850,710

(1)	Natural gas volumes include natural gas liquids for the period indicated.

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Following is an analysis of the change in estimated quantities of oil and natural gas reserves, all of which were located in the United States (including the Gulf of Mexico) for the specified Predecessor periods:

	From July 1, 2011 through December 21, 2011
	Crude Oil (MBbl)	Natural Gas(1) (MMcf)	Total (MMcfe)
Proved developed and undeveloped reserves:
Beginning of period	82,239	2,095,123	2,588,557
Purchases of reserves in place	—	—	—
Sales of reserves	(5,110)	(104,234)	(134,894)
Extensions and discoveries	34,021	712,110	916,236
Revisions of previous estimates	(52,255)	(585,746)	(899,276)
Production	(2,726)	(107,343)	(123,699)

Balance as of December 21, 2011	56,169	2,009,910	2,346,924

Proved developed reserves:
Beginning of period	35,855	1,711,889	1,927,019
End of period	27,176	1,333,158	1,496,214
Proved undeveloped reserves:
Beginning of period	46,384	383,234	661,538
End of period	28,993	676,752	850,710

(1)	Natural gas volumes include natural gas liquids for the period indicated.

For the period ended December 21, 2011, revisions of previously estimated reserve quantities of oil and natural gas are primarily due to a technical reserve study that indicated proved developed non-producing reserves had a higher risk profile than previously presented. Extensions and discoveries consist of the drilling of new wells and new proved undeveloped locations added during the period throughout the areas in which our business units operate.

	Year Ended June 30, 2011
	Crude Oil (MBbl)	Natural Gas(1) (MMcf)	Total (MMcfe)
Proved developed and undeveloped reserves:
Beginning of year	59,010	1,702,023	2,056,083
Purchases of reserves in place	732	10,516	14,908
Sales of reserves	(9,196)	(70,228)	(125,404)
Extensions and discoveries	13,710	231,293	313,553
Revisions of previous estimates	23,196	450,765	589,941
Production	(5,213)	(229,246)	(260,524)

Balance as of June 30, 2011	82,239	2,095,123	2,588,557

Proved developed reserves:
Beginning of year	28,212	1,348,322	1,517,594
End of year	35,855	1,711,889	1,927,019
Proved undeveloped reserves:
Beginning of year	30,798	353,701	538,489
End of year	46,384	383,234	661,538

(1)	Natural gas volumes include natural gas liquids for the period indicated.

For the year ended June 30, 2011, extensions and discoveries of proved reserves were primarily due to extensions with respect to our Haynesville Shale assets of approximately 104,700 MMcfe and extensions relating to our

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

assets in the Mid-Continent region and the Greater Green River and Williston basins of approximately 34,800 MMcfe, 34,300 MMcfe and 62,400 MMcfe, respectively. For the year ended June 30, 2011, revisions of proved reserves were primarily associated with revisions relating to assets in the East Texas and Mid-Continent regions of approximately 129,300 MMcfe and 142,900 MMcfe, respectively, as well as revisions affecting assets in the San Juan, Greater Green River and Williston basins and the Gulf Coast area of approximately 39,100 MMcfe, 27,500 MMcfe, 35,300 MMcfe and 33,500 MMcfe, respectively.

Standardized Measure of Discounted Future Net Cash Flows

The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the oil, natural gas and NGLs reserves of the property. An estimate of fair value would take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

The estimates of future cash flows and future production and development costs for the Successor years ended December 31, 2013 and 2012, the Successor period from inception (November 14, 2011) through December 31, 2011, the Predecessor period from July 1, 2011 through December 21, 2011, and the year ended June 30, 2011 are based on the unweighted arithmetic average first-of-the-month price for the preceding 12-month period. Estimated future production of proved reserves and estimated future production and development costs of proved reserves are based on current costs and economic conditions. Future income tax expenses are computed using the appropriate year-end statutory tax rates applied to the future pretax net cash flows from proved oil and natural gas reserves. The reference prices used were as follows:

	Successor			Predecessor
	December 31, 2013	December 31, 2012	December 31, 2011	December 21, 2011	June 30, 2011
Oil (per barrel)(a)	$96.91	$94.71	$95.84	$95.84	$90.09
Natural gas (per MMBtu)(a)	$3.67	$2.76	$4.12	$4.12	$4.21
NGLs (per barrel)(b)	$34.47	$38.15	$—	$—	$—

(a)	Before adjustment for market differentials.
(b)	Our reserve report included NGLs beginning at December 31, 2012 as we then had sufficient historical engineering and accounting data necessary to accurately report such information.

All wellhead prices, capital costs and operating expenses are held flat over the forecast period for all reserve categories. The estimated future net cash flows are then discounted at a rate of 10%.

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The standardized measure of discounted future net cash flows related to proved oil and natural gas are as follows (in thousands):

	Successor			Predecessor
	Year Ended December 31, 2013	Year Ended December 31, 2012	From Inception (November 14, 2011) through December 31, 2011	July 1, 2011 through December 21, 2011	Year Ended June 30, 2011
Future cash inflows	$10,446,318	$10,518,203	$13,907,014	$13,943,419	$15,556,600
Future production costs	(3,713,708)	(3,410,276)	(4,938,795)	(4,947,652)	(4,546,871)
Future development costs	(1,675,611)	(1,978,262)	(2,077,953)	(2,077,953)	(1,441,520)
Future income tax expense	(420,246)	(599,431)	(1,592,487)	(1,592,487)	(2,541,650)

Future net cash flows	4,636,753	4,530,234	5,297,779	5,325,327	7,026,559
10% discount for estimated timing of cash flows	(2,024,066)	(2,056,928)	(2,400,934)	(2,400,934)	(3,340,889)

Standardized measure of discounted future net cash flows	$2,612,687	$2,473,306	$2,896,845	$2,924,393	$3,685,670

SAMSON RESOURCES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Changes in the standardized measure of discounted future net cash flows related to proved oil and natural gas are as follows (in thousands):

	Successor			Predecessor
	Year Ended December 31, 2013	Year Ended December 31, 2012	From Inception (November 14, 2011) through December 31, 2011	July 1, 2011 through December 21, 2011	Year Ended June 30, 2011
Standardized measure of discounted future cash flows, beginning of year	$2,473,306	$2,896,845	$—	$3,685,670	$2,445,537
Sales and transfers of oil and gas produced, net of production costs(a)	(869,818)	(741,254)	(27,548)	(562,697)	(1,113,685)
Extensions, discoveries, and improved recoveries, net of future production and development costs	496,926	1,006,145	—	1,123,712	1,254,657
Purchases and sales of reserves in place	(84,957)	(349,933)	2,924,393	(566,792)	(185,188)
Revisions of quantity estimates	(215,244)	(961,484)	—	(1,665,563)	1,311,124
Net changes in prices and cost rates	473,493	(371,885)	—	(179,330)	645,961
Previously estimated development costs incurred during the period	172,129	43,472	—	67,683	799,285
Changes in estimated future development costs	17,557	(108,375)	—	(9,714)	(1,030,256)
Accretion of discount	271,499	364,615	—	247,117	274,006
Net change in income taxes	68,393	507,618	—	507,364	(715,771)
Other	(190,597)	187,542	—	276,943	—

Standardized measure of discounted future cash flows, end of year	$2,612,687	$2,473,306	$2,896,845	$2,924,393	$3,685,670

(a)	Excluding gains and losses on derivatives.

The amounts in the above table reflect adjustments made to amounts disclosed in previously issued financial statements as a result of certain misclassifications within changes in the standardized measure of discounted future net cash flows related to proved reserves. Extensions, discoveries and improved recoveries were increased by $310.2 million, purchases and sales of reserves in place were decreased $22.1 million, revisions of quantity estimates were adjusted to $(215.2 million) from $97.0 million, net changes in prices and cost rates were increased by $291.2 million, changes in estimated future development costs decreased $18.6 million and other was lowered by $292.7 million.

Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree subjective and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil, natural gas and NGLs may differ materially from the amounts estimated.

Annex A: Glossary of Oil and Natural Gas Terms

The terms defined in this section are used throughout this prospectus:

“Basin.” A large natural depression on the earth’s surface in which sediments generally brought by water accumulate.

“Bbl.” One stock tank barrel, of 42 U.S. gallons liquid volume, used herein in reference to crude oil, condensate or natural gas liquids.

“Bcf.” One billion cubic feet of natural gas.

“Bcfe.” One billion cubic feet equivalent, determined using a ratio of six Mcf of natural gas to one Bbl of oil, condensate or natural gas liquids.

“Bcfe/d.” Bcfe per day.

“Btu.” One British thermal unit, which is the quantity of heat required to raise the temperature of a one pound mass of water by one degree Fahrenheit.

“Completion.” The process of treating a drilled well followed by the installation of permanent equipment for the production of oil and/or natural gas, or in the case of a dry hole, the reporting of abandonment to the appropriate agency.

“Delay rental.” A payment under an oil and gas lease by the lessee to the lessor for the privilege of deferring the commencement of drilling operations or the commencement of production during the primary term of the lease.

“Developed acreage.” The number of acres that are allocated or assignable to productive wells or wells capable of production.

“Development well.” A well drilled within the proved area of an oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

“Dry hole.” A well found to be incapable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

“Exploratory well.” A well drilled to find a new field or to find a new reservoir in a field previously found to be productive of oil or natural gas in another reservoir.

“Field.” An area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature and/or stratigraphic condition. There may be two or more reservoirs in a field that are separated vertically by intervening impervious, strata, or laterally by local geologic barriers, or by both. Reservoirs that are associated by being in overlapping or adjacent fields may be treated as a single or common operational field. The geological terms structural feature and stratigraphic condition are intended to identify localized geological features as opposed to the broader terms of basins, trends, provinces, plays, areas-of-interest, etc.

“Formation.” A layer of rock which has distinct characteristics that differs from nearby rock.

“Gross acres or gross wells.” The total acres or wells, as the case may be, in which a working interest is owned.

“Horizontal drilling.” A drilling technique used in certain formations where a well is drilled vertically to a certain depth and then drilled horizontally within a specified interval.

“Mcf.” One thousand cubic feet of natural gas.

“Mcfe.” One thousand cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

“MMBbl.” One million barrels of crude oil, condensate or natural gas liquids.

“MMBtu.” One million British thermal units.

“MMcfe.” One million cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

“MMcfe/d.” Mmcfe per day.

“Natural gas liquids or NGLs.” Hydrocarbons found in natural gas which may be extracted as liquefied petroleum gas and natural gasoline.

“Net acres or net wells.” The sum of the fractional working interest owned in gross acres or gross wells. An owner who has 50% interest in 100 acres has 50 net acres.

“NYMEX.” The New York Mercantile Exchange.

“Potential drilling locations.” The gross resource play locations that we potentially may be able to drill on our existing acreage. Our actual drilling activities may change depending on the availability of capital, regulatory approvals, seasonal restrictions, oil and natural gas prices, costs, drilling results and other factors.

“Productive well.” A well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of the production exceed production expenses and taxes. Productive wells include producing wells and wells that are mechanically capable of production.

“Prospect.” A specific geographic area which, based on supporting geological, geophysical or other data and also preliminary economic analysis using reasonably anticipated prices and costs, is deemed to have potential for the discovery of commercial hydrocarbons.

“Proved developed reserves.” Proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

“Proved reserves.” Those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation.

“Proved undeveloped reserves (‘PUD’).” Proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

“Recompletion.” The process of re-entering an existing wellbore that is either producing or not producing and completing new reservoirs in an attempt to establish or increase existing production.

“Reserves.” Estimated remaining quantities of oil and natural gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations.

“Reservoir.” A porous and permeable underground formation containing a natural accumulation of producible oil and/or natural gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

“Spacing.” The distance between wells producing from the same reservoir. Spacing is often expressed in terms of acres, e.g., 40-acre spacing, and is often established by regulatory agencies.

“Spud.” The commencement of drilling operations of a new well.

“Standardized measure of discounted future net cash flows.” The standardized measure provides value-based information about proved oil and gas reserves based on estimates of future cash flows from production of proved reserves assuming continuation of year-end economic and operating conditions.

“Tcfe.” One trillion cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

“Undeveloped acreage.” Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

“Unit.” The joining of all or substantially all interests in a particular spacing or development area or section, rather than a single tract, to provide for development and operation without regard to separate property interests. Also, the area covered by a unitization agreement or pooling order.

“Wellbore.” The hole drilled by the bit that is equipped for oil or natural gas production on a completed well. Also called well or borehole.

“Working interest.” The right granted to the lessee of a property to explore for and to produce and own oil, natural gas or other minerals. The working interest owners bear the exploration, development, and operating costs on either a cash, penalty, or carried basis.

SAMSON INVESTMENT COMPANY,

as the Issuer

SAMSON RESOURCES CORPORATION,

as the Parent Guarantor

Offer to Exchange

$2,250,000,000 aggregate principal amount of 9.750% Senior Notes due 2020, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding unregistered 9.750% Senior Notes due 2020

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In Prospectus

Item 20. Indemnification	of Directors and Officers.

Delaware Registrants

(a) Geodyne Resources, Inc., Samson Contour Energy Co., Samson Resources Corporation, and Samson Holdings, Inc. are incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify directors and officers in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The bylaws and certificate of incorporation of Geodyne Resources, Inc., Samson Contour Energy Co., Samson Resources Corporation, and Samson Holdings, Inc. in this section (a) provide, in relevant part, that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was a director, officer, or employee of the corporation serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with their defense of such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe their conduct was unlawful.

The corporation shall pay the actual and reasonable expenses incurred in investigating or defending a threatened or pending action, suit or proceeding, in advance of its final disposition if the corporation determines that the person likely will satisfy the requirements above and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

The bylaws of Geodyne Resources, Inc., Samson Contour Energy Co., Samson Resources Corporation, and Samson Holdings, Inc. in this section (a) provide, in relevant part, that the corporation shall indemnify each person who is or was a director or officer of the corporation (including the heirs, executors, administrators or estate of such person) and is permitted to indemnify each person who is or was an employee or agent of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under Section 145 of the DGCL or any successor provisions of the laws of the State of Delaware, including without limitation the payment of fees and expenses of defense as incurred.

Expenses incurred by a person who is or was a director, officer, employee or agent of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, to the full extent permitted by and in accordance with Section 145 of the DGCL or any successor provisions of the laws of the State of Delaware.

(b) Samson Contour Energy E&P, LLC and Samson Lone Star, LLC are registered under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

The operating agreements of Samson Contour Energy E&P, LLC and Samson Lone Star, LLC in this section (b) provide, in relevant part, that each Person (“Indemnified Person”) who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (“Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, or a Person of whom he is the legal representative, is or was a Member shall be indemnified by the Company against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable costs and expenses (including, without limitation, attorneys’ fees) actually incurred by such Indemnified Person in connection with such Proceeding except to the extent such indemnification is prohibited by law.

The operating agreements of Samson Contour Energy E&P, LLC and Samson Lone Star, LLC in this section (b) provide, in relevant part, that the Members shall not have any liability for the debts, obligations or liabilities of the Company except to the extent provided by the Act.

The operating agreement of Samson Contour Energy E&P, LLC and Samson Lone Star, LLC in this section (b) provide, in relevant part, that no manager or liquidator shall be liable for any monetary damages to the LLC or any Member for any breach of any duties.

The operating agreement of Samson Contour Energy E&P, LLC and Samson Lone Star, LLC in this section (b) provide, in relevant part, that the Member shall not be personally liable for any debts, obligations or losses of the Company beyond its capital contributions to the Company and the undistributed profits.

Nevada Registrant

Samson Investment Company is incorporated under the laws of Nevada.

Under Section 78.7502(1) of the Nevada Revised Statutes, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.7502(2) of the Nevada Revised Statutes further provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a Nevada corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

The Amended and Restated Articles of Incorporation of Samson Investment Company provide, in relevant part, that Samson Investment Company shall reimburse or indemnify its directors and officer for or against all loss, expenses (including amounts paid to others and the Corporation in settlement or to secure the termination of litigation), costs and counsel fees which may be paid by, or imposed upon, or reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved or to which he may be a party, by reason of his being or having been such director or officer, or by reason of any action alleged to have been taken or omitted by him in either such capacity, under such terms and conditions as may be specified in the bylaws of the Corporation and/or as provided by the laws of the State of Nevada.

The Amended Bylaws of Samson Investment Company provide for mandatory indemnification of its directors and officers as provided in the provisions of Nevada Revised Statutes Section 78.7502(1) and 78.7502(2) set forth above.

Expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

Oklahoma Registrants

Samson Resources Company and Samson-International, Ltd. are incorporated under the laws of Oklahoma.

Section 1031.A of the Oklahoma General Corporation Act (the “OGCA”) provides that a corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful.

Section 1031.B of the OGCA provides that a corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of an action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation and, except that, no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation.

Section 1031.C of the OGCA provides that to the extent a present or former director or officer of a corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to Section 1031.A or 1031.B of the OGCA, or in defense of any claim, issue or matter therein, such corporation must indemnify him or her against the expenses, including attorneys’ fees, which such director or officer actually and reasonably incurred.

The bylaws of each of Samson Resources Company and Samson-International, Ltd. provide for mandatory indemnification of its directors, officers, employees and agents as provided in Section 1031.A, 1031.B and 1031.C of the OGCA.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

Exhibit Number	Description
2.1*	Stock Purchase Agreement among Samson Resources Corporation (f/k/a Tulip Acquisition Corporation), Samson Investment Company and the selling stockholders named therein, dated as of November 22, 2011.

2.2*	Amendment No. 1 dated December 12, 2011, to Stock Purchase Agreement dated as of November 22, 2011 among Samson Resources Corporation (f/k/a Tulip Acquisition Corporation) and Samson Investment Company and the selling stockholders named therein.

2.3*	Letter Agreement dated March 19, 2012, to Stock Purchase Agreement dated as of November 22, 2011 among Samson Resources Corporation (f/k/a Tulip Acquisition Corporation) and Samson Investment Company and the selling stockholders named therein.

2.4*	Letter Agreement dated June 21, 2012, to Stock Purchase Agreement dated as of November 22, 2011 among Samson Resources Corporation (f/k/a Tulip Acquisition Corporation) and Samson Investment Company and the selling stockholders named therein.

3.1*	Amended and Restated Certificate of Incorporation of Samson Resources Corporation dated December 20, 2011.

3.2*	Amended and Restated Articles of Incorporation of Samson Investment Company dated December 21, 2011.

3.3*	Restated Certificate of Incorporation of Geodyne Resources, Inc. dated February 27, 1984.

3.4*	Restated Certificate of Incorporation of Contour Energy Co. (n/k/a Samson Contour Energy Co.) dated December 31, 2002.

3.5*	Certificate of Amendment of Certificate of Incorporation of Contour Energy Co. (n/k/a Samson Contour Energy Co.) dated August 19, 2003.

3.6*	Certificate of Amendment of Certificate of Incorporation of Samson Contour Energy Co. (f/k/a Contour Energy Co.) dated March 1, 2004.

3.7*	Certificate of Fact from Delaware Secretary of State for Contour Energy E&P, Inc. (n/k/a Samson Contour Energy E&P, LLC) dated August 13, 2001.

3.8*	Certificate of Conversion of Contour Energy E&P, LLC (n/k/a Samson Contour Energy E&P, LLC) dated December 26, 2001.

3.9*	Certificate of Formation of Contour Energy E&P, LLC (n/k/a Samson Contour Energy E&P, LLC) dated December 26, 2001.

3.10*	Certificate of Amendment of Certificate of Formation of Contour Energy E&P, LLC (n/k/a Samson Contour Energy E&P, LLC) dated January 15, 2003.

3.11*	Certificate of Amendment of Contour Energy E&P, LLC (n/k/a Samson Contour Energy E&P, LLC) dated August 19, 2003.

3.12*	Certificate of Formation of Samson LS, LLC (n/k/a Samson Lone Star, LLC) dated November 28, 2011.

3.13*	Certificate of Amendment to Certificate of Formation of Samson LS, LLC (n/k/a Samson Lone Star, LLC) dated January 9, 2012.

3.14*	Articles of Incorporation of Samson Resources Company dated November 19, 1971.

Exhibit Number	Description
3.15*	First Amended Articles of Incorporation of Samson Resources Company dated January 20, 1984.

3.16*	Amended Certificate of Incorporation of Samson Resources Company dated June 30, 2004.

3.17*	Certificate of Incorporation of Samson-International, Ltd. dated January 23, 1992.

3.18*	Amended and Restated Bylaws of Samson Resources Corporation as of August 1, 2012.

3.19*	Amended Bylaws of Samson Investment Company as of December 30, 2011.

3.20*	Amended and Restated Bylaws of Geodyne Resources, Inc. as of August 1, 2012.

3.21*	Amended and Restated Bylaws of Samson Contour Energy Co. (f/k/a Contour Energy Co.) as of December 31, 2002

3.22*	Limited Liability Company Agreement of Contour Energy E&P, LLC (n/k/a Samson Contour Energy E&P, LLC) dated December 31, 2001.

3.23*	First Amendment to Limited Liability Company Agreement of Contour Energy E&P, LLC (n/k/a Samson Contour Energy E&P, LLC) dated January 15, 2003.

3.24*	Second Amendment to Limited Liability Company Agreement of Samson Contour Energy E&P, LLC (f/k/a Contour Energy E&P, LLC) dated March 9, 2006.

3.25*	Amended and Restated Limited Liability Company Operating Agreement of Samson Lone Star, LLC (f/k/a Samson LS, LLC) dated January 9, 2012.

3.26*	By-laws of Samson Resources Company as of August 1, 2006.

3.27*	By-laws of Samson-International, Ltd. as of April 22, 1992.

3.28*	Amended and Restated Stockholders’ Agreement among Samson Resources Corporation, Samson Aggregator, L.P., JD Rockies Resources Limited and ITOCHU Corporation dated January 25, 2012.

3.29*	Samson Resources Corporation Certificate of Designations dated December 20, 2011.

3.30*	Certificate of Incorporation of Samson Texas Holdings, Inc. (n/k/a Samson Holdings, Inc.) dated June 17, 1996 and Amendment of Certificate of Incorporation of Samson Holdings, Inc. dated March 1, 2006.

3.31*	By-laws of Samson Holdings, Inc. as of March 1, 2009.

4.1*	Indenture dated as of February 8, 2012 among Samson Investment Company, the several guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

4.2*	First Supplemental Indenture, dated as of January 29, 2013, among Samson Resources Corporation, Samson Investment Company and Wells Fargo, National Association, as trustee.

4.3*	Registration Rights Agreement, dated as of February 8, 2012, by and among Samson Investment Company, the several guarantors named therein and J.P. Morgan Securities LLC as representative of the initial purchasers named therein.

5.1	Opinion of Simpson Thacher & Bartlett LLP.

5.2	Opinion of Woodburn and Wedge.

5.3*	Opinion of Conner & Winters, LLP.

10.1*	Credit Agreement, dated as of December 21, 2011, among Samson Investment Company, as the Borrower, the several Lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and a Letter of Credit Issuer, Wells Fargo

Exhibit Number	Description

Bank, N.A., as Syndication Agent, and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as Lead Arrangers and J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., Barclays Capital, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Mizuho Corporate Bank, Ltd. and RBC Capital Markets as Joint Bookrunners, KKR Capital Markets LLC, as Joint Manager and Arranger.

10.2*	First Amendment to Credit Agreement among Samson Investment Company, as the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, dated as of August 6, 2012.

10.3*	Second Amendment Agreement to Credit Agreement among Samson Investment Company, as the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and a Letter of Credit Issuer, and the several Lenders party thereto, dated as of September 7, 2012.

10.4*	Third Amendment Agreement to Credit Agreement among Samson Investment Company, as the Borrower, the Guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the several Lenders party thereto, dated as of November 14, 2013.

10.5*	Fourth Amendment Agreement to Credit Agreement among Samson Investment Company, as the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the several Lenders party thereto, dated as of May 9, 2014.

10.6*	Second Lien Term Loan Credit Agreement, dated as of September 25, 2012, among Samson Investment Company, as the Borrower, the several lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent, Credit Suisse Securities (USA) LLC, as Syndication Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Credit Suisse Securities (USA) LLC, as Joint Lead Arrangers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BMO Capital Markets Corp., Barclays Bank PLC, Citigroup Global Markets Inc., RBC Capital Markets and Mizuho Corporate Bank, Ltd., as Joint Bookrunners, and KKR Capital Markets LLC, as Joint Manager and Arranger.

10.7*	Amendment No. 1, dated as of December 18, 2013, to the Second Lien Term Loan Credit Agreement, dated as of September 25, 2012, among Samson Investment Company, as the Borrower, the Lenders party thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent, and the various other parties thereto.

10.8*	Letter Agreement between Samson Resources Corporation, Kohlberg Kravis Roberts & Co. L.P., NGP Energy Capital Management, L.L.C., Crestview Advisors, L.L.C. and JD Rockies Resources Limited, dated December 21, 2011.

10.9*	Syndication Fee Agreement, dated as of December 21, 2011, between KKR Capital Markets LLC and Samson Resources Corporation.

10.10*	Indemnification Agreement, dated as of December 21, 2011, among Samson Resources Corporation, Samson Investment Company, Samson Aggregator L.P., Samson Aggregator GP LLC, JD Rockies Resources Limited, Kohlberg Kravis Roberts & Co. L.P., NGP Energy Capital Management, L.L.C. and Crestview Advisors, L.L.C.

10.11*	Purchase and Sale Agreement between Samson Resources Company, as seller, and Continental Resources, Inc., as buyer, dated as of November 6, 2012.

10.12*	Samson Resources Corporation 2011 Stock Incentive Plan.

10.13*	Samson Resources Corporation 2011 Stock Incentive Plan, as amended on May 13, 2013.

Exhibit Number	Description
10.14*	Samson Investment Company Form of Change of Control Agreement.

10.15*	Samson Resources Corporation Form of Management Stockholder’s Agreement (2012).

10.16*	Samson Resources Corporation Form of Employee Stockholder’s Agreement (2012).

10.17*	Samson Resources Corporation Form of Option Award Agreement (2012).

10.18*	Samson Resources Corporation Form of Sale Participation Agreement (2012).

10.19*	Letter Agreement between Samson Resources Corporation, Samson Investment Company and Michael G. Daniel, dated December 10, 2012.

10.20*	Samson Resources Special Agreement between Samson Resources Company and Brian Trimble, effective October 1, 2012.

10.21*	Samson Resources Special Agreement between Samson Resources Company and Philip W. Cook, effective April 16, 2012.

10.22*	Letter Agreement between Samson Resources Corporation, Samson Investment Company and David J. Adams, dated December 18, 2012.

10.23*	Employment Agreement, effective as of April 18, 2013, between Samson Resources Corporation, Samson Investment Company and Randy L. Limbacher.

10.24*	Option Award Agreement, dated as of May 20, 2013, between Samson Resources Corporation and Randy L. Limbacher.

10.25*	Restricted Stock Award Agreement, dated as of May 20, 2013, between Samson Resources Corporation and Randy L. Limbacher.

10.26*	Executive Stockholder’s Agreement, dated as of April 18, 2013, between Samson Resources Corporation and Randy L. Limbacher.

10.27*	Sale Participation Agreement, dated as of April 18, 2013, between Samson Aggregator L.P. and Randy L. Limbacher.

10.28*	Special Agreement, effective as of August 1, 2013, by and between Samson Resources Company and Richard E. Fraley.

10.29*	Special Agreement, effective as of August 5, 2013, by and between Samson Resources Company and Louis D. Jones.

10.30*	Samson Resources Corporation Form of Executive Stockholder’s Agreement.

10.31*	Samson Resources Corporation Form of Option Award Agreement.

10.32*	Samson Resources Corporation Form of Restricted Stock Award Agreement.

10.33*	Samson Resources Corporation Form of Sale Participation Agreement.

10.34	Amendment to Employment Agreement, effective as of April 1, 2014, between Samson Resources Corporation, Samson Investment Company and Randy L. Limbacher.

10.35	Amended Option Award Agreement, dated as of March 24, 2014, by and between Samson Resources Corporation and Randy L. Limbacher.

10.36	Amended Restricted Stock Award Agreement, dated as of March 24, 2014, by and between Samson Resources Corporation and Randy L. Limbacher.

10.37	Restricted Stock Award Agreement, dated as of March 24, 2014, by and between Samson Resources Corporation and Randy L. Limbacher.

Exhibit Number	Description

10.38	Special Agreement, effective as of April 1, 2014, between Samson Resources Corporation and Louis Jones.

10.39	Samson Resources Corporation Change in Control Severance Plan for Officers, effective as of January 1, 2014.

10.40	Form of Amendment to 2013 Restricted Stock Award Agreements.

10.41	Form of Amendment to 2013 and 2012 Stock Option Award Agreements.

10.42	Samson Resources Corporation Form of Restricted Stock Award Agreement (2014).

12.1	Computation of Ratio of Earnings to Fixed Charges.

21.1*	Subsidiaries of Samson Resources Corporation.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
23.5	Consent of Woodburn and Wedge (included in Exhibit 5.2).

23.6*	Consent of Conner & Winters, LLP (included in Exhibit 5.3).

24.1*	Omnibus Powers of Attorney.

25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3*	Form of Letter to Clients.

99.4*	Form of Notice of Guaranteed Delivery

99.5*	Summary Report of Netherland, Sewall & Associates, Inc. relating to December 31, 2013 Reserve Report.

99.6*	Summary Report of Netherland, Sewall & Associates, Inc. relating to December 31, 2012 Reserve Report.

*	Previously filed.

(b)	Financial Data Schedules

Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

Item 22. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, Oklahoma on June 30, 2014.

SAMSON RESOURCES CORPORATION

By:	/s/ Philip W. Cook
Philip W. Cook
Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Randy L. Limbacher	Director, Chief Executive Officer and President (Principal Executive Officer)	June 30, 2014

/s/ Philip W. Cook Philip W. Cook	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 30, 2014

* Brian A. Trimble	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 30, 2014

* Jonathan D. Smidt	Director	June 30, 2014

Ashwini Upadhyaya	Director	June 30, 2014

* Claire S. Farley	Director	June 30, 2014

* David C. Rockecharlie	Director	June 30, 2014

* Scott A. Gieselman	Director	June 30, 2014

* Robert V. Delaney, Jr.	Director	June 30, 2014

* Akihiro Watanabe	Director	June 30, 2014

Signature	Title	Date

* Toshiyuki Mori	Director	June 30, 2014

* Brandon A. Freiman	Director	June 30, 2014

*By:	/s/ Philip W. Cook
Philip W. Cook Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, Oklahoma on June 30, 2014.

SAMSON INVESTMENT COMPANY

By:	/s/ Philip W. Cook
Philip W. Cook
Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Randy L. Limbacher	Director, Chief Executive Officer and President (Principal Executive Officer)	June 30, 2014

/s/ Philip W. Cook Philip W. Cook	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 30, 2014

* Brian A. Trimble	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 30, 2014

* Jonathan D. Smidt	Director	June 30, 2014

Ashwini Upadhyaya	Director	June 30, 2014

* Claire S. Farley	Director	June 30, 2014

* David C. Rockecharlie	Director	June 30, 2014

* Scott A. Gieselman	Director	June 30, 2014

* Robert V. Delaney, Jr.	Director	June 30, 2014

* Akihiro Watanabe	Director	June 30, 2014

Signature	Title	Date

* Toshiyuki Mori	Director	June 30, 2014

* Brandon A. Freiman	Director	June 30, 2014

*By:	/s/ Philip W. Cook
Philip W. Cook Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, Oklahoma on June 30, 2014.

GEODYNE RESOURCES, INC.

By:	/s/ Philip W. Cook
Philip W. Cook
Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard E. Fraley	Director and President (Principal Executive Officer)	June 30, 2014

/s/ Philip W. Cook Philip W. Cook	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 30, 2014

* Brian A. Trimble	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 30, 2014

* Andrew C. Kidd	Director, Senior Vice President and General Counsel	June 30, 2014

*By:	/s/ Philip W. Cook
Philip W. Cook Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, Oklahoma on June 30, 2014.

SAMSON CONTOUR ENERGY CO.

By:	/s/ Philip W. Cook
Philip W. Cook
Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Randy L. Limbacher	Director, Chief Executive Officer and President (Principal Executive Officer)	June 30, 2014

/s/ Philip W. Cook Philip W. Cook	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 30, 2014

* Brian A. Trimble	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 30, 2014

* Richard E. Fraley	Director, Executive Vice President and Chief Operating Officer	June 30, 2014

* Louis D. Jones	Director and Executive Vice President—Business Development and New Ventures	June 30, 2014

*By:	/s/ Philip W. Cook
Philip W. Cook Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, Oklahoma on June 30, 2014.

SAMSON CONTOUR ENERGY E&P, LLC

By:	/s/ Philip W. Cook
Philip W. Cook
Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Randy L. Limbacher	President and Chief Executive Officer of the registrant and Director of Samson Contour Energy Co., the sole member of the registrant (Principal Executive Officer)	June 30, 2014

/s/ Philip W. Cook Philip W. Cook	Executive Vice President and Chief Financial Officer of the registrant (Principal Financial Officer)	June 30, 2014

* Brian A. Trimble	Vice President and Chief Accounting Officer of the registrant (Principal Accounting Officer)	June 30, 2014

* Richard E. Fraley	Executive Vice President and Chief Operating Officer of the registrant and Director of Samson Contour Energy Co., the sole member of the registrant	June 30, 2014

* Louis D. Jones	Executive Vice President—Business Development and New Ventures of the registrant and Director of Samson Contour Energy Co., the sole member of the registrant	June 30, 2014

*By:	/s/ Philip W. Cook
Philip W. Cook Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, Oklahoma on June 30, 2014.

SAMSON HOLDINGS, INC.

By:	/s/ Philip W. Cook
Philip W. Cook
Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Randy L. Limbacher	Director and President (Principal Executive Officer)	June 30, 2014

/s/ Philip W. Cook Philip W. Cook	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 30, 2014

* Brian A. Trimble	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 30, 2014

* Andrew C. Kidd	Director, Senior Vice President and General Counsel	June 30, 2014

*By:	/s/ Philip W. Cook
Philip W. Cook Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, Oklahoma on June 30, 2014.

SAMSON LONE STAR, LLC

By:	/s/ Philip W. Cook
Philip W. Cook
Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Randy L. Limbacher	Chief Executive Officer and President of the registrant and Director of Samson Holdings, Inc. and Samson Resources Company, the managing members of the registrant (Principal Executive Officer)	June 30, 2014

/s/ Philip W. Cook Philip W. Cook	Executive Vice President and Chief Financial Officer of the registrant (Principal Financial Officer)	June 30, 2014

* Brian A. Trimble	Vice President and Chief Accounting Officer of the registrant (Principal Accounting Officer)	June 30, 2014

* Richard E. Fraley	Executive Vice President and Chief Operating Officer of the registrant and Director of Samson Resources Company, a managing member of the registrant	June 30, 2014

* Louis D. Jones	Executive Vice President—Business Development and New Ventures of the registrant and Director of Samson Resources Company, a managing member of the registrant	June 30, 2014

* Andrew C. Kidd	Senior Vice President and General Counsel of the registrant and Director of Samson Holdings, Inc., a managing member of the registrant	June 30, 2014

*By:	/s/ Philip W. Cook
Philip W. Cook Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, Oklahoma on June 30, 2014.

SAMSON RESOURCES COMPANY

By:	/s/ Philip W. Cook
Philip W. Cook
Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Randy L. Limbacher	Director, Chief Executive Officer and President (Principal Executive Officer)	June 30, 2014

/s/ Philip W. Cook Philip W. Cook	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 30, 2014

* Brian A. Trimble	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 30, 2014

* Richard E. Fraley	Director, Executive Vice President and Chief Operating Officer	June 30, 2014

* Louis D. Jones	Director and Executive Vice President—Business Development and New Ventures	June 30, 2014

*By:	/s/ Philip W. Cook
Philip W. Cook Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa, Oklahoma on June 30, 2014.

SAMSON-INTERNATIONAL, LTD.

By:	/s/ Philip W. Cook
Philip W. Cook
Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Randy L. Limbacher	Director and President (Principal Executive Officer)	June 30, 2014

/s/ Philip W. Cook Philip W. Cook	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 30, 2014

* Brian A. Trimble	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 30, 2014

* Louis D. Jones	Director	June 30, 2014

*By:	/s/ Philip W. Cook
Philip W. Cook Attorney-in-Fact